   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 2004

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               PAV REPUBLIC, INC.
               TO BE KNOWN AS REPUBLIC ENGINEERED PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                               3312                              13-4268940
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)             Identification Number)

                             ---------------------
                              3770 EMBASSY PARKWAY
                           FAIRLAWN, OHIO 44333-8367
                                 (330) 670-3000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                             ---------------------
                               JOSEPH F. LAPINSKY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       REPUBLIC ENGINEERED PRODUCTS, INC.
                              3770 EMBASSY PARKWAY
                           FAIRLAWN, OHIO 44333-8367
                                 (330) 670-3000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             ---------------------
                                   COPIES TO:

                JOSHUA N. KORFF, ESQ.                                 ROBERT A. ZUCCARO, ESQ.
                 KIRKLAND & ELLIS LLP                                   LATHAM & WATKINS LLP
                   CITIGROUP CENTER                                       885 THIRD AVENUE
                 153 EAST 53RD STREET                              NEW YORK, NEW YORK 10022-4834
            NEW YORK, NEW YORK 10022-4611                                  (212) 906-1200
                    (212) 446-4800

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                           AGGREGATE                AMOUNT OF
                SECURITIES TO BE REGISTERED                     OFFERING PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share......................       $115,000,000              $14,570.50
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Includes shares that the underwriter has the option to purchase from the Registrant to cover over-allotments, if any. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS          Subject to completion          November 24, 2004
--------------------------------------------------------------------------------

              Shares

(REPUBLIC LOGO)

Common Stock
--------------------------------------------------------------------------------

We are offering           shares of our common stock. This is our initial public
offering of our common stock. Prior to this offering, there has been no public market for shares of our common stock. We expect the public offering price to be
between $     and $     per share.

We intend to apply to list our common stock on the Nasdaq National Market under the symbol "RSBQ."

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER SHARE    TOTAL
----------------------------------------------------------------------------------
Public offering price                                         $           $
----------------------------------------------------------------------------------
Underwriting discounts and commissions                        $           $
----------------------------------------------------------------------------------
Proceeds, before expenses, to us                              $           $
----------------------------------------------------------------------------------

The underwriter may also purchase up to an additional           shares of our
common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus. If the underwriter exercises this option in full, the total
underwriting discounts and commissions will be $     , and the total proceeds,
before expenses, to us will be $     .

The underwriter is offering the common stock as set forth under "Underwriting."
Delivery of the shares will be made on or about           , 2004.

                              UBS INVESTMENT BANK

                The date of this prospectus is           , 2004.

          [MAP GRAPHIC DEMONSTRATING FLEXIBLE MANUFACTURING FOOTPRINT]

FLEXIBLE MANUFACTURING FOOTPRINT

      LORAIN, OH                 HAMILTON, ONT              LACKAWANNA, NY
      ----------                 -------------              --------------
- Blast Furnace and          - Cold Drawing            - 13" Rolling Mill
  Leaded Steel Production
  Facility                   - Turning                 - Bar Inspection &
                                                         Finishing Operations
- Bloom and Billet           - Thermal Treatment
  Casting
                             - Short Cutting
- Billet Inspection and
  Conditioning


      LORAIN, OH                   [MAP]                      CANTON, OH
      ----------                                              ----------
- 9"/10" Rolling Mill                                  - Electric Arc Furnace
                                                         Melt Shop
- 20" Rolling Mill
                                                       - Bloom Casting and
                                                         Billet Rolling

                                                       - Billet Inspection and
                                                         Conditioning


       GARY, IN                                              MASSILLON, OH
       --------                                              -------------
- Cold Drawing                                         - Cold Drawing

- Turning                                              - Turning

- Grinding                                             - Grinding

- Thermal Treating                                     - Thermal Treating

------------
* Corporate Headquarters [in Fairlawn, OH]
[ ] Over 70% of PAV Republic's products are shipped to 12 states

--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than the information contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Prospectus summary....................    1
Summary consolidated financial and
  operating data......................    6
Risk factors..........................    9
Special note regarding forward-looking
  statements..........................   19
Industry and market data..............   19
Dividend policy.......................   20
Use of proceeds.......................   21
Capitalization........................   22
Dilution..............................   23
Selected historical consolidated
  financial and other data............   24
Management's discussion and analysis
  of financial condition and results
  of operations.......................   26
Business..............................   48
Management............................   63
Related party transactions............   71
Description of indebtedness...........   72
Principal stockholders................   76
Description of capital stock..........   78
Shares eligible for future sale.......   81
Material US federal tax considerations
  to non-US holders...................   83
Underwriting..........................   86
Legal matters.........................   89
Experts...............................   89
Where you can find additional
  information.........................   90
Index to financial statements.........  F-1

--------------------------------------------------------------------------------

Through and including           , 2004, (the 25th date after the date of this
prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      (This page intentionally left blank)

Prospectus summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. Although this summary contains important information about our company, our predecessors, and this offering, you should read the entire prospectus carefully, including the risk factors, our audited and unaudited financial statements and related notes and other financial and operating data to understand this offering fully. In this prospectus, "Republic," "we," "us," "our company" and "our" refer to PAV Republic, Inc., to be known as Republic Engineered Products, Inc. upon the consummation of the transactions described below under "Prospectus summary -- Corporate Reorganization" and its consolidated subsidiaries and predecessors unless the context otherwise requires.

COMPANY OVERVIEW

We are the leading domestic producer of special bar quality steel, or "SBQ," products with shipments of approximately 1.4 million tons for the nine months ended September 30, 2004 and we have an aggregate annual steel making capacity of 2.3 million tons. Through our predecessors, we have been producing SBQ products for over 100 years. We are the only U.S.-based SBQ producer to employ both electric arc furnace, or "EAF," and integrated blast furnace technology. We expect to begin installing equipment at our Canton facility by the end of 2004 which we expect will further enhance our EAF flexibility by the end of 2005. This addition will allow for significant manufacturing flexibility and enable us to proactively manage our product mix and more efficiently utilize raw material inputs.

We have long-standing customer relationships with nearly all of our more than 250 customers, including all leading domestic and U.S.-based Japanese transplant automotive and industrial equipment manufacturers and their first tier suppliers. We supply high quality, value-added SBQ products to our customers and provide the most complete range available in the industry. We offer over 5,000 combinations of grades, finishes, sizes, shapes and end uses, including hot-rolled bars, cold finished bars, semi-finished bars and tube rounds. Our SBQ products are used across a broad range of highly engineered end-user applications, including axles, hubs and crankshafts for automobiles and light trucks, machine tools and off-highway equipment.

As a result of our significant capital investments, we operate seven modern and well-maintained facilities in the U.S. and Canada. The proximity of our strategically located facilities to the majority of our customers provides us with a significant competitive advantage to other SBQ producers. These facilities include electric arc furnace and blast furnace melt shops located in Canton and Lorain, Ohio, respectively, hot-rolling and processing mills located in Canton and Lorain, Ohio and Lackawanna, New York, cold finishing facilities located in Massillon, Ohio, Gary, Indiana and Hamilton, Ontario, and a machine shop located in Massillon, Ohio. In addition to our steelmaking capacity, we have aggregate annual hot-rolling production capacity of approximately 1.5 million tons, tube casting semi-finished capacity of approximately 0.8 million tons and cold finishing production capacity of approximately 0.3 million tons. For the nine months ended September 30, 2004, our sales and operating income totaled $839.8 million and $32.6 million, respectively.

INDUSTRY OVERVIEW

SBQ products are high quality hot-rolled and cold finished carbon, alloy and leaded steel products used primarily for critical safety applications in automotive and industrial equipment. The market for these products in the U.S. totaled approximately 8.0 million tons shipped in 2003. SBQ products sell at a substantial premium to merchant or commodity grade steel products and are sold to customers who require precise metallurgical content and compliance with rigorous quality specifications and pre-qualification requirements. As a result of these factors, there is a tremendous investment of capital required to start up operations and the barriers to entry in this niche market are high. Moreover, imports have represented less of a threat to SBQ producers than to commodity steel producers. Based in part on industry data, we believe that demand for SBQ steel over the last ten years has increased more steadily than the more volatile demand for commodity steel and that this trend will continue.

COMPETITIVE STRENGTHS

Leading market position and long-standing customer relationships. We believe we have maintained the leading market position in the SBQ steel industry for over 20 years. In 2003, we supplied approximately 30% and 85% of all high quality, critical safety application SBQ products consumed by domestic and U.S.-based Japanese transplant automotive manufacturers, respectively. Our leading market position, along with our long-standing customer relationships, is largely the result of our customer service, our comprehensive product offerings and our technology agreements with other international steel producers.

Higher value added products with enhanced margins and pricing policy that mitigates margin volatility. We actively focus our production on higher value added products that increase operating margins. The demand for our higher value added products has enabled us to implement a pricing policy that allows for annual price adjustments and stabilizes operating margins against raw material price fluctuations. Over 75% of our customer base is covered by pricing agreements, which are typically for one year. These agreements provide for certain raw material cost recoveries in the form of surcharges, some of which have been in place for over fifteen years. In the first six months of 2004, we enacted additional surcharges for key alloys and other key raw materials, providing further operating margin stability.

Flexible manufacturing operations. In conjunction with the two EAFs located in Canton, the planned additional caster at this facility and the blast furnace operation located in Lorain will provide us with the operational flexibility to alternate between EAF production and traditional integrated blast furnace production. This flexibility will allow us to respond to changes in raw material input prices and utilize the lowest production cost structure available.

Absence of onerous legacy liabilities. We have limited environmental legacy liabilities arising from facilities we currently own and are not liable for environmental liabilities of former or shut down facilities owned by our predecessor companies. In addition, under our labor agreements with the United Steelworkers of America, or "USWA," AFL-CIO and CLC, we do not have legacy pension plan or other post retirement benefit obligations. Coupled with the debt reduction expected from this transaction, we believe that the absence of legacy liabilities will provide us with one of the strongest balance sheets in the SBQ industry.

Favorable labor agreements. Our favorable labor agreements have enhanced our ability to maximize workforce flexibility and reduce costs by providing flexible scheduling of our workforce and eliminating contingency costs. We believe our labor agreements are among the best in the industry and allow us to maintain low cost labor operations.

Modern, well-maintained facilities with modest capital expenditures going forward. We believe our strategically located plants are among the most modern and well-maintained SBQ steelmaking facilities in North America. Over the past ten years, we have invested over $650 million to refurbish and modernize our existing facilities. On October 11, 2004, our Board of Directors approved the installation of a caster at our Canton facility which we estimate will cost approximately $50 million. As a result of these investments, we believe modest capital expenditures will be required to support our ongoing operations.

Strong and experienced management team and sponsor. Our senior management team has an average of approximately 25 years experience in both integrated and mini-mill steel production. Perry Capital, our equity sponsor, provides additional industry expertise through investments in other industrial portfolio companies as well as in-depth knowledge of and relationships with our customer end-markets.

OUR BUSINESS STRATEGY

Our business strategy focuses on achieving operational flexibility, enhancing margins, strengthening our customer relationships and maintaining a conservative capital management policy.

Enhance EAF production capability to provide additional operational flexibility. We plan to increase operating flexibility by installing a new caster at our Canton facility which should be completed by the end of 2005. This addition, in conjunction with our blast furnace capability, will allow us to allocate production more efficiently and minimize the cost of raw material inputs.

Focus on products with higher engineering content to command premium margins. We will continue to manage our product mix by focusing on higher-value added products with more engineering content and metallurgical specificity which command premium margins.

Build upon our strong customer relationships. We intend to strengthen our long-standing customer relationships by maintaining strong customer service and proactively responding to changing customer needs. We will continue to work with our customers to design and manufacture products to meet their specific needs and to create new, innovative product solutions.

Maintain financial flexibility. Through this offering, we expect to repay debt, increase liquidity and achieve one of the lowest debt to total capitalization levels in the SBQ industry. This flexible financial position will permit us to prudently invest in internal and external strategic growth opportunities. Looking forward, we will continue to focus on proactively managing our working capital needs and maintaining a conservative capital structure.

RECENT DEVELOPMENTS

On October 11, 2004, as a result of expected continued strong demand for our products and in an effort to further enhance our operating flexibility, our Board of Directors approved the installation of a new five-strand combination billet/bloom caster and associated equipment at our Canton facility. We expect to receive the requisite permit to begin the installation of this new equipment in the fourth quarter of 2004. We anticipate that this project will cost approximately $50 million to complete and that the facility will begin production by the end of 2005.

On November 10, 2004, we and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million and to provide for a possible further increase in borrowing capacity of $100.0 million in the future. In addition, the amended revolving credit facility contains a lower interest rate than our original revolving credit facility.

CORPORATE REORGANIZATION

Concurrent with this offering, we will merge our wholly-owned subsidiary, Republic Engineered Products, Inc. with and into us. We will survive this merger and continue to operate our business. Upon consummation of the merger, we will adopt the name Republic Engineered Products, Inc. Unless the context indicates otherwise, the information in this prospectus relating to us assumes that the merger transaction described above has been completed.

Our company was formed on October 7, 2003 and purchased substantially all of the operating assets of REPH LLC pursuant to Section 363 of the Bankruptcy Code in December 2003. In August 2002, REPL LLC, a wholly owned subsidiary of REPH LLC, had purchased certain of the operating assets of Republic Technologies International, LLC ("RTI") pursuant to Section 363 of the Bankruptcy Code.

OUR PRINCIPAL INVESTOR

Perry Partners LP, which we refer to as "Perry Partners" and Perry Partners International, Inc., which we refer to as "Perry International," (collectively, "Perry Capital") own substantially all of our capital stock. Perry Capital is a private investment firm formed in 1988 to focus on alternative investments. Perry Capital currently manages over $9.0 billion allocated across a variety of asset classes including publicly traded equity and debt securities, private equity, and real estate. The firm manages dedicated industry-focused portfolios and seeks to develop strong relationships with management of companies in which it invests. Perry Capital employs over 95 professionals and support staff in offices in New York and London.

PRINCIPAL EXECUTIVE OFFICES

PAV Republic, Inc. is a Delaware corporation. Our corporate headquarters are located at 3770 Embassy Parkway, Fairlawn, Ohio 44333-8367 and our telephone number is (330) 670-3000. Our internet address is www.republicengineered.com. The information found on our website is not a part of this prospectus. We were incorporated on October 7, 2003 under Delaware law.

The offering

Common stock offered by us..........               shares.

Common stock to be outstanding after
the offering........................               shares.

Proposed Nasdaq National Market
symbol..............................     "RSBQ."

Use of proceeds.....................     We estimate that the net proceeds of
                                         this offering will be $     million. We
                                         intend to use the net proceeds from
                                         this offering to repay all amounts
                                         outstanding under our 11% Senior
                                         Secured Promissory Note due 2009 (which
                                         is held by an affiliate of Perry
                                         Capital) and our 10% Senior Secured
                                         Notes due 2009 (a portion of which is
                                         held by an affiliate of Perry Capital).
                                         We expect to use the remaining net
                                         proceeds to repay amounts outstanding
                                         under our revolving credit facility.
                                         See "Use of Proceeds."

Over-allotment option...............     We have granted the underwriter a
                                         30-day option to purchase up to
                                              additional shares of our common
                                         stock to cover over-allotments.

The number of shares of our common stock to be outstanding after this offering is based on 50,000 shares of our common stock outstanding as of September 30,
2004, and has been adjusted to reflect a   -for-1 stock split. This number does
not include:

+ options to acquire an aggregate of 4,167 shares outstanding as of October 15, 2004; and

+            shares that may be purchased by the underwriter to cover
   over-allotments, if any.

Unless we indicate otherwise, the share information in this prospectus assumes the underwriter's over-allotment option is not exercised. See "Underwriting."

Summary consolidated financial and operating data

The following table presents summary historical consolidated financial information for PAV Republic, Inc. ("PAV Republic") and its predecessors REPH LLC, (formerly known as Republic Engineered Products Holdings, LLC) ("REPH LLC") and Republic Technologies International Holdings, LLC, which has been derived from PAV Republic's, REPH LLC's, and Republic Technologies International Holdings, LLC's consolidated financial statements appearing elsewhere in this prospectus. In October 2003, REPH LLC filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. In April 2001, RTI filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The following financial information should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations," "Selected historical consolidated financial and other data" and PAV Republic's, REPH LLC's and Republic Technologies International Holdings, LLC's consolidated and combined financial statements included elsewhere in this prospectus.

The summary financial data presented below under the captions "Consolidated statement of operations data", "Consolidated balance sheet data", and "Other Financial Data" for, and as of the end of, the period ended December 31, 2003, is derived from the consolidated financial statements of PAV Republic and subsidiaries, which financial statements have been audited by KPMG LLP, Independent Registered Public Accounting Firm, unless otherwise noted. The consolidated financial statements as of December 31, 2003, and for the period October 7, 2003 (inception) through December 31, 2003, and the report thereon, are included elsewhere in this prospectus. The summary unaudited data presented below for the nine-month period ended September 30, 2004, and as of September 30, 2004, are derived from the unaudited consolidated financial statements of PAV Republic and subsidiaries included elsewhere in this prospectus.

The summary financial data presented below under the caption "Consolidated statement of operations data" and "Other Financial Data" for the period from January 1, 2003 through December 18, 2003, is derived from the consolidated statement of operations REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings LLC), which financial statement has been audited by KPMG LLP, Independent Registered Public Accounting Firm, unless otherwise noted. The consolidated statement of operations, members' interest, and cash flows, and the report thereon, are included elsewhere in this prospectus. The summary data should be read in conjunction with the consolidated financial statements for the period January 1, 2003 through December 18, 2003, and the related notes, and the Independent Registered Public Accounting Firm's report which contains an explanatory paragraph. The Independent Registered Public Accounting Firm's report states that as of December 19, 2003, REPH LLC sold substantially all of its operating assets to PAV Republic and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets. The summary unaudited data presented below for the nine-month period ended September 30, 2003, is derived from the unaudited consolidated financial statements of REPH LLC and subsidiaries included elsewhere in this prospectus.

The summary consolidated financial data of REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings, LLC) for the period August 16, 2002 to December 31, 2002 is derived from the consolidated financial statements appearing elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm. The summary consolidated financial information of Republic Technologies International Holdings, LLC and subsidiaries for the year ended December 31, 2001 and for the period from January 1, 2002 to August 15, 2002 are derived from the consolidated financial statements appearing elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP.

On December 19, 2003, PAV Republic's wholly-owned subsidiary, Republic Engineered Products, Inc. acquired all of the operating assets and assumed certain liabilities of REPH LLC. The historical consolidated financial information for REPH LLC may not be comparable to the consolidated financial information of PAV Republic and may be of limited value in evaluating our financial and operating prospects in the future. Furthermore, the historical information for Republic Technologies International Holdings, LLC may not be comparable to the historical financial information of REPH LLC, as REPH LLC acquired certain specified assets and assumed certain liabilities of Republic Technologies International Holdings, LLC in August 2002.

                                                PREDECESSOR COMPANIES
                                    ---------------------------------
                                                 RTI                 ------------
                                                     PERIOD FROM       REPH LLC
                                                   JANUARY 1, 2002   PERIOD FROM
                                                    TO AUGUST 15,     AUGUST 16,
                                     YEAR ENDED         2002           2002 TO
                                    DECEMBER 31,    (LIQUIDATION     DECEMBER 31,
                                        2001           BASIS)            2002
    CONSOLIDATED STATEMENT OF        (AUDITED)        (AUDITED)       (AUDITED)
         OPERATIONS DATA:            (DOLLARS IN THOUSANDS EXCEPT PER TON DATA)
---------------------------------------------------------------------------------
Net sales.........................     $ 993,707          $611,983       $300,131
Cost of goods sold(1).............       985,640           588,841        293,824
                                    ------------   ---------------   ------------
Gross profit(1)...................         8,067            23,142          6,307
Selling, general and
 administrative expense...........        44,440            23,401         15,558
Depreciation and amortization
 expense(2).......................        56,846            28,345          2,586
Special charges(3)................        11,633            10,541             --
Goodwill impairment charge........            --                --             --
Asset impairment charge...........            --                --             --
Insurance recoveries, net.........            --                --             --
Other operating expense, net......         5,145               615            423
                                    ------------   ---------------   ------------
Operating income (loss)(1)........      (109,997)          (39,760)       (12,260)
Interest expense, net.............        56,052            17,721          8,551
Reorganization items..............        16,031             2,377             --
                                    ------------   ---------------   ------------
Income (loss) before income
 taxes............................      (182,080)          (59,858)       (20,811)
Provisions for income taxes.......            18                45             --
                                    ------------   ---------------   ------------
Income (loss) from continuing
 operations.......................      (182,098)          (59,903)       (20,811)
Loss from disposition of
 discontinued operations..........           457                --             --
                                    ------------   ---------------   ------------
Income (loss) before extraordinary
 items............................      (182,555)          (59,903)       (20,811)
Extraordinary income, net of tax
 due to purchase price
 accounting.......................            --                --             --
                                    ------------   ---------------   ------------
Net income (loss)(1)..............     $(182,555)        $ (59,903)     $ (20,811)
                                    ============   ===============   ============

                                       PREDECESSOR COMPANIES                PAV REPUBLIC
                                                                   -------------------------------
                                    ----------------------------
                                              REPH LLC
                                    PERIOD FROM                      PERIOD FROM
                                     JANUARY 1,     NINE MONTHS    OCTOBER 7, 2003    NINE MONTHS
                                      2003 TO          ENDED       (INCEPTION) TO        ENDED
                                    DECEMBER 18,   SEPTEMBER 30,    DECEMBER 31,     SEPTEMBER 30,
                                        2003           2003             2003             2004
    CONSOLIDATED STATEMENT OF        (AUDITED)      (UNAUDITED)       (AUDITED)       (UNAUDITED)
         OPERATIONS DATA:                     (DOLLARS IN THOUSANDS EXCEPT PER TON DATA)
----------------------------------  --------------------------------------------------------------
Net sales.........................     $ 723,730       $ 560,734           $11,688        $839,844
Cost of goods sold(1).............       698,672         547,394            10,321         771,332
                                    ------------   -------------   ---------------   -------------
Gross profit(1)...................        25,058          13,340             1,367          68,512
Selling, general and
 administrative expense...........        38,006          30,045               894          32,656
Depreciation and amortization
 expense(2).......................         9,467           7,168               234             260
Special charges(3)................            --              --                --              --
Goodwill impairment charge........        58,910          58,910                --              --
Asset impairment charge...........        53,885              --                --              --
Insurance recoveries, net.........       (14,616)             --                --              --
Other operating expense, net......         7,072           5,198               380           2,972
                                    ------------   -------------   ---------------   -------------
Operating income (loss)(1)........      (127,666)        (87,981)             (141)         32,624
Interest expense, net.............        24,356          17,286               617          14,734
Reorganization items..............         9,704             209                --              --
                                    ------------   -------------   ---------------   -------------
Income (loss) before income
 taxes............................      (161,726)       (105,476)             (758)         17,890
Provisions for income taxes.......            --              --                --           6,624
                                    ------------   -------------   ---------------   -------------
Income (loss) from continuing
 operations.......................      (161,726)       (105,476)             (758)         11,266
Loss from disposition of
 discontinued operations..........            --              --                --              --
                                    ------------   -------------   ---------------   -------------
Income (loss) before extraordinary
 items............................      (161,726)       (105,476)             (758)         11,266
Extraordinary income, net of tax
 due to purchase price
 accounting.......................            --              --                --           8,420
                                    ------------   -------------   ---------------   -------------
Net income (loss)(1)..............     $(161,726)      $(105,476)           $ (758)       $ 19,686
                                    ============   =============   ===============   =============

                                                              AS OF SEPTEMBER 30, 2004
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
              CONSOLIDATED BALANCE SHEET DATA:                 (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------------
Working capital (deficit)...................................  $243,262       $
Total assets(2).............................................   370,732
Debt........................................................   188,405
Other liabilities(4)........................................    18,791
Shareholders equity.........................................    68,928

                                                PREDECESSOR COMPANIES
                                    ---------------------------------
                                                 RTI                 ------------
                                                     PERIOD FROM       REPH LLC
                                                   JANUARY 1, 2002   PERIOD FROM
                                                    TO AUGUST 15,     AUGUST 16,
                                     YEAR ENDED         2002           2002 TO
                                    DECEMBER 31,    (LIQUIDATION     DECEMBER 31,
                                        2001           BASIS)            2002
                                     (AUDITED)        (AUDITED)       (AUDITED)
                                     (dollars in thousands except per ton data)
---------------------------------------------------------------------------------
OTHER FINANCIAL DATA:
Gross margin per ton shipped
 (unaudited)(1)...................       $    4           $   19         $    11
EBITDA(1)(5)......................      (69,639)         (13,792)         (9,674)
EBITDA per ton shipped
 (unaudited)(1)...................          (35)             (11)            (17)
Capital expenditures..............        3,589            8,180          17,297
Net cash flow provided/ (utilized)
 by:
 Operating activities.............        7,872           17,889          23,817
 Investing activities.............        2,324           (1,175)       (340,896)
 Financing activities.............       (5,385)         (20,718)        319,186
OPERATING DATA (unaudited):
Tons shipped......................      1,980.0          1,238.5           587.5
Tons produced (raw steel).........      2,111.5          1,353.1           648.3
Employees (at end of period)(6)...        4,254            2,347           2,494

                                       PREDECESSOR COMPANIES                PAV REPUBLIC
                                                                   -------------------------------
                                    ----------------------------
                                              REPH LLC
                                    PERIOD FROM                      PERIOD FROM
                                     JANUARY 1,     NINE MONTHS    OCTOBER 7, 2003    NINE MONTHS
                                      2003 TO          ENDED       (INCEPTION) TO        ENDED
                                    DECEMBER 18,   SEPTEMBER 30,    DECEMBER 31,     SEPTEMBER 30,
                                        2003           2003             2003             2004
                                     (AUDITED)      (UNAUDITED)       (AUDITED)       (UNAUDITED)
                                              (dollars in thousands except per ton data)
----------------------------------  --------------------------------------------------------------
OTHER FINANCIAL DATA:
Gross margin per ton shipped
 (unaudited)(1)...................      $    18          $   12          $    53           $   51
EBITDA(1)(5)......................     (127,903)        (81,022)              93           41,304
EBITDA per ton shipped
 (unaudited)(1)...................          (91)            (75)               4               30
Capital expenditures..............        8,032           6,809               24            8,804
Net cash flow provided/ (utilized)
 by:
 Operating activities.............       15,486          26,996          (12,099)         (19,936)
 Investing activities.............       (8,032)         (6,809)        (102,556)          (8,804)
 Financing activities.............       (8,715)        (17,713)         120,327           23,093
OPERATING DATA (unaudited):
Tons shipped......................        1,405         1,077.5             25.8          1,354.5
Tons produced (raw steel).........      1,411.0         1,033.6             70.2          1,508.1
Employees (at end of period)(6)...        2,266           2,055            2,266            2,465

------------
(1) PAV Republic has elected to change its method of accounting for inventory from first-in, first-out (FIFO) to last-in, first-out (LIFO) effective January 1, 2004. The adoption of the LIFO method of accounting for inventory more accurately matches current revenues with current costs. As of September 30, 2004, the LIFO inventory reserve was $37.3 million. This change in accounting method affects the comparability of the costs of goods sold and the operating results of PAV Republic as compared to our predecessor companies.

(2) PAV Republic's property, plant and equipment, which was acquired on December 19, 2003 from REPH, LLC, included in total assets as of September 30, 2004 is recorded at zero book value as a result of purchase price accounting.

(3)  Includes workforce reduction and facility shutdown charges.

(4)  Includes other accrued liabilities and accrued environmental liabilities.

(5) PAV Republic, RTI and REPH LLC define EBITDA as net income (loss) before net interest expense, income taxes, and depreciation and amortization expense. PAV Republic presents EBITDA because PAV Republic considers it an important supplemental measure of performance and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in PAV Republic's industry, many of which present EBITDA when reporting their results.

     PAV Republic's revolving credit facility uses EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. Further, EBITDA is a common method of valuing companies in the steel industry.

     EBITDA is a non-GAAP measure used by management as a comparative measure, in particular on a per ton basis, with respect to the operating results of other companies in the same industry. Significant differences between companies relative to capital investment and financial leverage often render comparisons based on other measures difficult. EBITDA comparisons allow management to eliminate or minimize the effect of these potentially non-comparable variables. PAV Republic believes investors also find EBITDA to be a useful measure to compare operating results of companies in PAV Republic's industry.

     EBITDA is a non-GAAP measure that does not include interest expense, taxes on income and depreciation and amortization expense. Because PAV Republic relies on debt to finance operations, interest is a necessary and ongoing cost of operations and any measure that excludes interest expense has material limitations. Because operations are capital intensive, depreciation and amortization expense is a significant, necessary and ongoing cost of operations and any measure that excludes them has material limitations. Additionally, EBITDA does not include changes in working capital, which can have a material effect on cash flows.

     EBITDA should not be considered in isolation or as a substitute for net income, net cash flow from operating activities or net cash flow from investing and financing activities. In addition, investors should exercise caution comparing similarly titled measures used by other companies as other companies define and calculate EBITDA differently.

     Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to PAV Republic to invest in the growth of PAV Republic's business. These limitations are compensated for by relying primarily on GAAP results and using EBITDA only supplementally. See the consolidated financial statements and related footnotes located elsewhere in this prospectus.

The following table reconciles net income (loss) to EBITDA:

                                                                   PREDECESSOR COMPANIES
                                         -------------------------------------------------------------------------
                                                     RTI                                REPH LLC
                                                         PERIOD FROM
                                                          JANUARY 1,
                                                             2002 TO    PERIOD FROM    PERIOD FROM
                                                          AUGUST 15,     AUGUST 16,     JANUARY 1,     NINE MONTHS
                                          YEAR ENDED            2002        2002 TO        2003 TO           ENDED
                                         DECEMBER 31,   (LIQUIDATION   DECEMBER 31,   DECEMBER 18,   SEPTEMBER 30,
                                             2001             BASIS)           2002           2003            2003
                                          (AUDITED)        (AUDITED)      (AUDITED)      (AUDITED)     (UNAUDITED)
                                                                  (dollars in thousands)
------------------------------------------------------------------------------------------------------------------
Net income (loss)(a)...................     $(182,555)     $(59,903)       $(20,811)     $(161,726)      $(105,476)
Depreciation and amortization
 expenses(b)...........................        56,846        28,345           2,586          9,467           7,168
Interest expense, net..................        56,052        17,721           8,551         24,356          17,286
Income tax expense, net................            18            45              --             --              --
                                         ------------   -----------    ------------   ------------   -------------
EBITDA(a)..............................     $ (69,639)     $(13,792)       $ (9,674)     $(127,903)      $ (81,022)
                                         ============   ===========    ============   ============   =============

                                                  PAV REPUBLIC
                                         ------------------------------

                                            PERIOD FROM
                                             OCTOBER 7,
                                                   2003     NINE MONTHS
                                         (INCEPTION) TO           ENDED
                                           DECEMBER 31,   SEPTEMBER 30,
                                                   2003            2004
                                              (AUDITED)     (UNAUDITED)
                                             (dollars in thousands)
---------------------------------------  ------------------------------
Net income (loss)(a)...................          $(758)         $19,686
Depreciation and amortization
 expenses(b)...........................            234              260
Interest expense, net..................            617           14,734
Income tax expense, net................             --            6,624
                                          ------------    -------------
EBITDA(a)..............................           $ 93          $41,304
                                          ============    =============

------------
(a) PAV Republic has elected to change its method of accounting for inventory from first-in, first-out (FIFO) to last-in, first-out (LIFO) effective January 1, 2004. The adoption of the LIFO method of accounting for inventory more accurately matches current revenues with current costs. As of September 30, 2004, the LIFO inventory reserve was $37.3 million. This change in accounting method affects the comparability of the costs of goods sold and the operating results of PAV Republic as compared to our predecessor companies.

(b) PAV Republic's property, plant and equipment, which was acquired on December 19, 2003 from REPH, LLC, included in total assets as of September 30, 2004 is recorded at zero book value as a result of purchase price accounting.

(6) The number of employees in 2003 was low due to layoffs resulting from the outages at the Lorain, Ohio #3 blast furnace. The number of employees increases in subsequent periods due to the recalling of laid off employees. See "Management's discussion and analysis of financial condition and results of operations -- Our Predecessors."

--------------------------------------------------------------------------------

Risk factors

You should carefully consider each of the risks described below and all of the other information contained in this prospectus before deciding to invest in our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In such an event, the trading price of our common stock could decline, and you may lose all or part of your investment. See "Special note regarding forward looking statements."

RISK FACTORS RELATED TO OUR BUSINESS

THE RAW MATERIALS USED IN OUR PRODUCTION PROCESS ARE SUBJECT TO PRICE AND SUPPLY FLUCTUATIONS THAT COULD INCREASE OUR COSTS OF PRODUCTION AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.
Our supply of raw materials could be interrupted for a variety of reasons, including availability, pricing, the operation of force majeure provisions in supply agreements and expiration of contracts. In addition, to the extent alternative supplies of raw materials exist on the open market, the terms of such purchases may be less favorable and the quality of such materials may be lower. For example, in 2004, we have experienced some supply interruption in our coke supply agreement with US Steel which has resulted in purchases of lower quality coke at higher prices from alternative suppliers.

Earlier in 2004, we were informed by US Steel that they did not intend to renew their current supply agreement with us, which expires at the end of December 2004. On October 22, 2004, we executed supply contracts with US Steel which will provide us with our iron ore requirements and a portion of our coke requirements from January 1, 2005 through June 30, 2005. We cannot assure you that we will be able to extend our agreements with US Steel beyond June 30, 2005 and our failure to do so may have a material adverse effect on our operations. Our current contract with US Steel contains pricing terms that have been beneficial to us and we cannot assure you that we will be able to obtain these raw materials on similarly advantageous terms in the future. If we are unable to extend our supply agreements with US Steel beyond June 30, 2005, we will be forced to obtain iron ore and coke in the open market. We cannot guarantee that we will be able to find a supplier of these raw materials or that the prices at which we obtain these materials on the open market or the quality of these materials will be on substantially the same terms and quality as those previously offered by US Steel.

WE MAY NOT BE ABLE TO PASS ALONG PRICE INCREASES FOR RAW MATERIALS TO OUR CUSTOMERS TO COMPENSATE FOR FLUCTUATIONS IN PRICE AND SUPPLY.
Prices for raw materials necessary for production have fluctuated significantly in the past and significant increases could adversely affect our margins. During periods when prices for scrap metal, iron ore, alloys, coke and other important raw materials have increased, our industry historically has sought to maintain profit margins and pass along increased raw materials costs to customers by means of surcharges. We have experienced substantially higher prices for scrap metal and other raw materials in recent months and have implemented surcharges to offset this increased raw materials cost.

If we are unable to pass along these and other possible cost increases in the future, our margins and profitability may be adversely affected. Even when we can successfully apply surcharges, interim reductions in profit margins frequently occur due to a time lag between the increase in raw material prices and the market acceptance of higher selling prices for finished steel products. We cannot assure you that any of our future customers will agree to pay increased prices based on surcharges or that any of our current customers will continue to pay such surcharges.

We do not currently engage in commodity price hedging transactions with respect to any of the raw materials discussed above.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

THE ENERGY COSTS INVOLVED IN OUR PRODUCTION PROCESSES ARE SUBJECT TO FLUCTUATIONS THAT ARE BEYOND OUR CONTROL AND COULD SIGNIFICANTLY INCREASE OUR COSTS OF PRODUCTION.
Steel manufacturing is an energy intensive industry. Our manufacturing processes are dependent on adequate supplies of electricity and natural gas. A substantial increase in the cost of natural gas or electricity could have a material adverse effect on our margins. We have experienced substantially higher natural gas costs in 2003 and in 2004. We could continue to experience higher than anticipated gas costs for the remainder of 2004 and in the future, which could adversely affect our results of operations. In addition, a disruption or curtailment in supply could have a material adverse effect on our production and sales levels. See "Business--Energy sources."

THE INSTALLATION OF NEW EQUIPMENT AT OUR CANTON FACILITY MAY NOT PRODUCE EXPECTED RESULTS.
On October 11, 2004, our Board of Directors authorized the installation of a new five-strand combination billet/bloom caster and associated equipment at our Canton facility. We submitted an application for a state construction permit to the Canton Air Pollution Control Department on October 15, 2004. Upon approval, this permit would allow us to begin the installation of the new billet/bloom caster in the fourth quarter of 2004 and continuing into 2005. We cannot assure you that all necessary permits or approvals will be received from the regulatory authorities on the expedited basis requested in our application, that we will be able to install this new equipment on schedule, or at all. We also cannot assure you that this new equipment will result in the anticipated increased operational flexibility at the facility. In addition, we cannot assure you that a significant shutdown of this new equipment will not occur in the future or that such a shutdown would not have a material adverse effect on our results of operations. We cannot assure you that a shutdown of the new equipment resulting from equipment damage will be covered by any warranty or business interruption insurance. Such damage could result in significant cost to us and have a material adverse effect on our results of operations.

BECAUSE A SIGNIFICANT PORTION OF OUR SALES IS TO THE AUTOMOTIVE INDUSTRY, A DECREASE IN THE DEMAND OF THIS INDUSTRY COULD REDUCE OUR CASH FLOW AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.
Demand for our products is affected by, among other things, the relative strength or weakness of the U.S. automotive industry. The U.S. automotive industry is highly cyclical and may be adversely affected by international competition. In addition, the U.S. automotive industry is significantly unionized and subject to work slowdowns and stoppages resulting from labor disputes. Direct sales of products to automotive assemblers and manufacturers accounted for approximately 29% of our total net sales for the nine months ended September 30, 2004. We also sell to independent forgers, components suppliers and steel service centers, all of which sell to the automotive market as well as other markets. Considering both direct and indirect sales, approximately 44% of our total net sales were to the U.S. automotive market for the nine months ended September 30, 2004. In addition, five of our ten largest customers are in the automotive industry. Direct sales of our products to these customers accounted for approximately 23% of our total net sales during the nine months ended September 30, 2004. A disruption of sales to any of these customers could adversely affect our cash flow and results of operations.

OUR SALES ARE HIGHLY CONCENTRATED AND COULD BE SIGNIFICANTLY REDUCED IF ONE OF OUR MAJOR CUSTOMERS REDUCED ITS PURCHASES OF OUR PRODUCTS OR WAS UNABLE TO FULFILL ITS FINANCIAL OBLIGATIONS TO US.
Our sales are concentrated among a relatively small number of customers. Any of our major customers can stop purchasing our products or significantly reduce their purchases at any time. For the nine months ended September 30, 2004, direct sales of our products to two of our customers, US Steel and American Axle & Manufacturing, each accounted for approximately 10% of our revenue. A

--------------------------------------------------------------------------------
 10

RISK FACTORS
--------------------------------------------------------------------------------

disruption in sales to either of these customers could adversely effect our cash flow and results of operations.

There can be no assurance that we will be able to maintain our current level of sales to these customers or that we will be able to sell our products to other customers on terms that will be favorable. The loss of, or substantial decrease in the amount of purchases by, or a write-off of any significant receivables from, any of our major customers would adversely affect our business, results of operations, liquidity and financial condition.

A SIGNIFICANT INTERRUPTION OR CASUALTY LOSS AT ANY OF OUR FACILITIES COULD INCREASE OUR PRODUCTION COSTS AND REDUCE OUR SALES AND EARNINGS.
Our steel making facilities may experience interruptions or major accidents and may be subject to unplanned events such as explosions, fires, inclement weather, acts of God, terrorism, accidents and transportation interruptions. A significant portion of our capacity is generated by each of our six steel making facilities and a shutdown, interruption or casualty loss at any of our facilities could substantially impair our business. Interruptions in production capabilities will inevitably increase production costs and reduce our sales and earnings. In addition to the revenue losses, longer term business disruption could result in a loss of customers. Although we have insurance to protect us against losses and delays and disruptions in our operations, to the extent these events are not covered by insurance, or we are unable to recover insurance proceeds due to us to reimburse for losses, or there are delays in the receipt of such reimbursements, our cash flows may be adversely impacted by events of this type.

WE CANNOT GUARANTEE THAT WE WILL RECOVER ANY ADDITIONAL INSURANCE PROCEEDS ARISING FROM THE OUTAGES WE EXPERIENCED AT OUR LORAIN FACILITY.
We experienced unscheduled outages at our blast furnace facility in Lorain, Ohio in January, June and August of 2003. We are currently seeking reimbursement from business interruption and property insurance in respect of such unscheduled outages. As of September 30, 2004, we had recovered $63.2 million in insurance proceeds ($7.0 million of which were used to repay principal under the 10% Senior Secured Notes as of September 30, 2004 and $3.0 million of which were used to repay principal under such notes subsequent to September 30, 2004). We will continue to seek reimbursement on the full amount of our business interruption and property damage insurance claims. However, we can offer no assurances as to the timing of the receipt of any of the insurance proceeds or that we will receive such proceeds at all.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS OVER FINANCIAL REPORTING, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS.
During their SAS 100 review of our interim consolidated financial statements for the nine months ended September 30, 2004, our Independent Registered Public Accounting Firm identified certain significant deficiencies that constituted material weaknesses in our internal controls over our financial reporting, including material weaknesses related to the accrual of contingent liabilities and in the monitoring and oversight of third party specialists engaged by us. On November 13, 2004, our audit committee reviewed the findings of our Independent Registered Public Accounting Firm with management. In response to the matters described in these communications from our Independent Registered Public Accounting Firm, we have initiated corrective actions to address these control deficiencies and will continue to evaluate the effectiveness of our internal controls and procedures on an ongoing basis, taking corrective action as appropriate. These actions are designed to strengthen our internal control over financial reporting and address the material weaknesses identified by our Independent Registered Public Accounting Firm. Our audit committee resolved to monitor closely the progress of these corrective measures and mandated that each subsequent audit committee meeting

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

would commence with a report from management on the progress of the corrective actions. Our board of directors and management team are committed to evaluating and continuing to improve our procedures relating to internal controls over our financial reporting as we complete our transition from a private to a publicly-traded company.

WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN BECAUSE WE MAY BE UNABLE TO FUND THE SUBSTANTIAL ON-GOING CAPITAL AND MAINTENANCE EXPENDITURES THAT OUR OPERATIONS REQUIRE.
Our operations are capital intensive. We require capital for, among other purposes, acquiring new equipment, maintaining the condition of existing equipment and maintaining compliance with environmental laws and regulations. We may not be able to fund our capital expenditures from operating cash flow or from the proceeds of borrowings available for capital expenditures under our revolving credit agreement. If we are unable to fund our capital requirements, we may be unable to implement our business plan.

OPERATIONS AT OUR LACKAWANNA, NEW YORK FACILITY DEPEND ON OUR RIGHT TO USE CERTAIN PROPERTY AND ASSETS OF AN ADJOINING FACILITY OWNED BY THE INTERNATIONAL STEEL GROUP INC. THE TERMINATION OF ANY SUCH RIGHTS COULD INTERRUPT OUR OPERATIONS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
The operations at our Lackawanna, New York facility are dependent on certain easements and other recorded agreements made by the International Steel Group Inc. in favor of us relating to, among other things, use of certain oxygen pipelines, engine rooms, water pipelines, natural gas and compressed air distribution systems and electrical equipment. These rights are essential to the use and operation of the Lackawanna facility. In the event of a termination of any of these rights, we could be required to cease some or all of our operations at the Lackawanna facility. The Lackawanna facility produces certain types of products that are not produced by our other facilities. As a result, an interruption of production at the Lackawanna facility would not only result in a material loss of revenue but, if such interruption were prolonged, could also damage our relationships with customers.

IF WE ARE UNABLE TO OBTAIN OR MAINTAIN QUALITY AND ENVIRONMENTAL MANAGEMENT CERTIFICATIONS FOR OUR FACILITIES, WE MAY LOSE EXISTING CUSTOMERS AND FAIL TO ATTRACT NEW CUSTOMERS.
In order to continue to serve the premium part of the SBQ products market, we will need to maintain existing quality certifications such as QS-9000, the quality system standard established by The Chrysler, Ford and General Motors Supplier Quality Requirements Task Force, and to update our certification standards where necessary to remain current. The QS-9000 standard will no longer be a certification standard as of December 15, 2006. Suppliers currently certified under QS-9000 will need to update their certifications to comply with the ISO/TS 16949 standard, which was developed by the International Automotive Task Force and provides for a single quality management system of continuous improvement, defect prevention and reduction of variation and waste in the supply chain. We are currently working toward transitioning to this standard.

ISO 14001 is the international standard defining the organizational structure, responsibilities, procedures, processes and resources for implementing environmental management systems. Most of our automotive customers require that we have this certification. All of our U.S. facilities are currently ISO 14001 certified and we have implemented a program to certify our Hamilton, Ontario plant by the end of 2004.

If our certifications are canceled or approvals withdrawn, or if necessary additional standards are not obtained in a timely fashion, our ability to continue to serve our targeted market, retain our customers or attract new customers may be impaired. For example, most of our automotive customers require that we maintain these certifications; our failure to do so could cause them to refuse our shipments, which could materially affect our revenue and results of operations.

--------------------------------------------------------------------------------
 12

RISK FACTORS
--------------------------------------------------------------------------------

OUR PREDECESSORS, REPL LLC AND RTI, SOUGHT PROTECTION UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE AND HAVE, IN THE PAST, SUSTAINED LOSSES. FURTHERMORE, YOU MAY NOT BE ABLE TO COMPARE OUR PREDECESSORS' HISTORICAL FINANCIAL INFORMATION TO OUR CURRENT FINANCIAL INFORMATION.
Because our predecessors, REPL LLC and RTI, sought protection under Chapter 11 of the U.S. Bankruptcy Code and have in the past sustained substantial net losses, we cannot assure you that we will, in the future, be able to achieve the profitability that our predecessors were unable to achieve. In August 2002, REPL LLC purchased certain of the operating assets of RTI pursuant to Section 363 of the Bankruptcy Code. In December 2003, we purchased substantially all of REPL LLC's operating assets pursuant to Section 363 of the Bankruptcy Code after REPL LLC filed for bankruptcy in October 2003 and we are currently operating our business under a new capital structure. As a result, our financial condition and results of operations are not comparable in some material respects to the financial condition and results of operations reflected in our predecessors' historical financial statements appearing elsewhere in this prospectus. This may make it difficult to assess our future prospects based on historical performance.

ORGANIZED LABOR ACTION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS. As of September 30, 2004, approximately 2,000 of our employees were unionized. We cannot provide you with any assurances that organized labor action at one or more of our facilities will not occur, or that any such activities or any other labor difficulties at our facilities or the facilities of any company upon which we are dependent for raw materials or other services, would not materially affect us. See "Business--Employees."

OCCUPATIONAL HEALTH AND SAFETY LAWS AND REGULATIONS COULD BECOME MORE STRINGENT AND NECESSITATE ADDITIONAL COSTS.
We are subject to, among other laws and regulations, comprehensive U.S. and Canadian occupational health and safety laws and regulations. Such laws and regulations may become more stringent and result in necessary modifications to our current practices and facilities that could force us to incur additional costs that could materially affect us.

IN THE EVENT OF ENVIRONMENTAL VIOLATIONS OR CONTAMINATION AT OUR FACILITIES, WE MAY INCUR SIGNIFICANT LIABILITIES.
Our operations are subject to a broad range of environmental laws and regulations regulating our impact on air, water, soil and groundwater and exposure to hazardous substances. We cannot assure you that we will at all times operate in compliance with environmental laws and regulations. If we fail to comply with these laws and regulations, we may be assessed fines or penalties, which could have a material adverse effect on us. You should also consider that environmental laws and regulations are becoming increasingly stringent and it is possible that future laws and regulations may require us to incur material environmental compliance liabilities and costs. In addition, we need to maintain existing and obtain future environmental permits in order to operate our facilities. The failure to obtain necessary permits or consents or the loss of any permits could result in significant fines or penalties or prevent us from operating our facilities.

We may also be required to remediate contamination at our facilities. Our reserve to cover environmental remediation liabilities that are probable and estimable was approximately $5.0 million as of September 30, 2004. However, we cannot assure you that our environmental reserves will be adequate to cover such liabilities or that our environmental expenditures will not differ significantly from our estimates or materially increase in the future.

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RISK FACTORS
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WE COULD INCUR LOSSES DUE TO PRODUCT LIABILITY CLAIMS, AND WE MAY BE UNABLE TO
MAINTAIN PRODUCT LIABILITY INSURANCE AT ACCEPTABLE COSTS.
We could experience losses from defects or alleged defects in our steel products that subject us to claims for damages. In accordance with normal commercial sales, some of our products include implied warranties that such products are free from defect, are suitable for their intended purposes and meet certain agreed upon manufacturing specifications. We cannot provide you with any assurance that future product liability claims will not be made against us, that we will not incur product liability in excess of our insurance coverage, or that we will be able to maintain product liability insurance with adequate coverage levels and at acceptable costs.

WE DEPEND HEAVILY ON OUR SENIOR MANAGEMENT, AND WE MAY BE UNABLE TO REPLACE KEY EXECUTIVES IF THEY LEAVE.
The loss of the services of one or more members of our senior management team or our inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our senior management team, including Joseph F. Lapinsky, our president and chief executive officer. We may not be able to find qualified replacements for any of these individuals if their services are no longer available. Of all of the members of our management team, only Mr. Lapinsky is subject to an employment agreement. Mr. Lapinsky's employment agreement is scheduled to expire on December 31, 2007 and provides for automatic one-year extensions unless either party terminates by written notice by September 30 of any given year.

FINANCIAL AND OPERATING COVENANTS IN OUR DEBT INSTRUMENTS LIMIT OUR FLEXIBILITY AND OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.
Our revolving credit agreement contains financial and operating covenants including, but not limited to, provisions that limit our ability to make capital expenditures, incur additional indebtedness, create liens, make investments, sell assets and enter into transaction with affiliates. In addition, we are required to maintain a specified fixed charge coverage ratio and are subject to a minimum availability covenant under our revolving credit facility.

RISKS RELATING TO OUR INDUSTRY

OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED BY THE CYCLICAL NATURE OF THE STEEL INDUSTRY AND THE INDUSTRIES WE SERVE.
The steel industry is highly cyclical, sensitive to general economic conditions and dependent on the condition of certain other industries. As a result, the prices of steel and steel products may fluctuate significantly due to many factors beyond our control. The demand for steel products is generally affected by macroeconomic fluctuations in the U.S. and global markets in which steel companies sell their products. Future economic downturns, stagnant economies or currency fluctuations in the U.S. or globally could have an adverse impact on our results of operations.

In the recent past, the steel industry faced weakened demand, overcapacity and low prices for products. These conditions caused a significant number of companies in the steel industry to file for bankruptcy, including some that are substantially larger than us. We believe that a number of factors contributed to the substantial losses of many U.S. steel producers since 1998, including the following:

+  a high level of steel imports;

+  currency fluctuations;

+  worldwide production overcapacity;

+  increased domestic and international competition in the industry;

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RISK FACTORS
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+  high labor costs, including pension and retiree healthcare;

+  environmental compliance and remediation costs;

+  inefficient physical plants; and

+  high maintenance and capital costs.

If the domestic steel industry experiences weak demand and overcapacity in the future, competitive pricing will further intensify and result in additional pressures on capacity utilization and profit margins. In addition, service centers, which play a significant role in determining steel prices in the spot market, could look to liquidate inventories in the face of weakened demand, thereby causing prices to drop quickly and sharply. Price decreases also could result from the liquidation of inventory by bankrupt steel manufacturers. As a result of these factors, the price of our steel products will likely decrease and our ability to realize our target profit margins will be impaired.

In addition, we are particularly sensitive to changing conditions and adverse events, including strikes and labor unrest, that may impact the automotive and industrial equipment industries. These industries are significant markets for our products and are themselves highly cyclical. A disruption or downturn in the business of any of these industries could have a material adverse effect upon our production, sales, financial condition and results of operations.

WE FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES IN THE STEEL INDUSTRY, MANY OF WHICH MAY HAVE GREATER RESOURCES OR LOWER COST STRUCTURES THAN WE HAVE.
We compete in areas of the steel industry that are highly competitive and that include a number of companies with greater financial and other resources. In addition, many of our competitors have invested heavily in new plants and equipment, which have improved their efficiency and increased their productivity. These improvements together with the achievement of other production efficiencies, such as man-power utilization and other work rule changes, provide cost savings to these competitors.

We face competitive pressures from mini-mills, which are generally smaller volume electric furnace steel producers serving regional markets. A number of mini-mills have begun to improve their products in an attempt to penetrate the SBQ market. The product costs faced by electric arc furnace steel producers are more sensitive to fluctuations in scrap prices than those faced by blast furnace steel producers. Mini-mills enjoy a cost advantage in periods of depressed scrap prices and a cost disadvantage when scrap prices are high.

New participants in, or producers expanding into, our product markets could materially adversely affect the prices and sales volumes of our products. This competition could exert significant pressure on us to lower prices for our products. Foreign competition also can be significant in segments of the SBQ market, particularly where certifications are not required and during periods of currency fluctuation. We may also face competition from producers of other products, particularly in cases where technological developments permit product substitution.

Due primarily to declining market prices and under-utilization of capacity, over the past few years, more than 42 domestic steel companies have entered bankruptcy proceedings. A few of these companies are producers of SBQ products and have idled their operations. If a buyer is found for the assets of these SBQ producers, it is possible that the assets could be restarted with lower and more competitive cost structures. If this happens, it may further increase the competitive environment in the SBQ industry and contribute to price declines for our products.

If our competitors are able to offer steel products at lower costs than us or the general overall supply of steel products is significantly increased, our sales and margins may be adversely affected.

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                                                                              15
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RISK FACTORS
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RISK FACTORS RELATED TO THIS OFFERING

FUTURE SALES OF OUR COMMON STOCK BY PERRY CAPITAL, OR OTHER EXISTING OR FUTURE STOCKHOLDERS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND ISSUANCES BY US MAY DILUTE YOUR OWNERSHIP INTEREST IN US.
Prior to the offering, our largest stockholder, Perry Capital, beneficially owned 96.3% of our outstanding common stock. We are unable to predict whether significant amounts of our common stock will be sold by Perry Capital after this offering. Sales of our common stock in the public market, or the perception that such sales might occur, could lower the market price of our common stock. These factors could also make it difficult for us to raise funds through future offerings of our common stock. If one or more of our existing or future stockholders sells or offers to sell a significant number of shares of common stock, the market price of our stock could decline substantially. In this
regard, Perry Capital, which is expected to own   % of our common stock
immediately upon completion of this offering, may sell its shares of our common stock over time. Any resulting increase to the selling volume of shares of our common stock may adversely affect the trading price of our common stock. Upon
completion of this offering, there will be approximately           million
shares of our common stock outstanding,           of which have been registered
under the Securities Act and sold to the public. A total of 5,556 shares of our common stock may be issued pursuant to the 2004 Equity Incentive Plan. Further, if we issue additional common stock to raise additional capital, your ownership interest in our company may be diluted and the value of your investment reduced.

TRANSFERS OF OUR COMMON STOCK BY PERRY CAPITAL COULD ADVERSELY AFFECT YOUR RIGHTS AS A STOCKHOLDER AND CAUSE OUR STOCK PRICE TO DECLINE.
Perry Capital will be permitted to transfer a controlling interest in us without allowing you to participate or realize a premium for your shares of common stock. A sale of a controlling interest to a third party may adversely affect the market price of our common stock and our business and results of operations because the change in control may result in a change of management decisions and business policy.

THE MARKET FOR OUR COMMON STOCK MAY BE VOLATILE.
The market price of our common stock could be subject to significant fluctuations after this offering and may decline below the initial public offering price. You may not be able to resell your shares at or above the initial public offering price. Among the factors that are likely to affect our common stock price are:

+  our operating and financial performance and prospects;

+ quarterly variations in the rate of growth of our financial indicators, such as revenues, net sales and operating results;

+ volatility in spot market prices for our steel products or raw materials and energy costs;

+ changes in revenue or earnings estimates or publication of research reports by analysts;

+  speculation in the press or investment community;

+  global and domestic economic conditions;

+  unanticipated interruptions of our operations for any reason;

+ variations in the maintenance needs for our facilities and steel making operations;

+  unanticipated changes in our labor relations;

+  seasonal aspects impacting demand for our steel products;

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RISK FACTORS
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+  sales of our common stock by stockholders; and

+  actions by institutional investors or by Perry Capital.

The stock markets in general have experienced extreme volatility that has, at times, been unrelated to the operating performance of particular companies. These broad market fluctuations may lower the trading price of our common stock.

THERE HAS BEEN NO PUBLIC MARKET, AND IT IS POSSIBLE THAT NO TRADING MARKET WILL DEVELOP OR BE MAINTAINED, FOR OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK FOR AN AMOUNT EQUAL TO OR MORE THAN YOUR PURCHASE PRICE.
Prior to this offering there has not been a public market for our common stock. We cannot predict the extent to which a trading market will develop, how liquid that market might become or whether it will be maintained. Future trading prices of our common stock will depend on many factors, including, among other things, our operating results and the market for similar securities. The initial public offering price will be determined by negotiation between the underwriter and us and may not be indicative of prices that will prevail in the trading market. This price may not be indicative of the market price at which our common stock will trade after this initial public offering. If an active trading market fails to develop or be maintained, you may be unable to sell the shares of common stock purchased in this offering at an acceptable price or at all.

PURCHASERS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE.
Dilution per share represents the difference between the initial public offering price and the net consolidated tangible book value per share immediately after this offering. Purchasers of our common stock in this offering will experience
immediate dilution of $     in pro forma net tangible book value per share as of
September 30, 2004.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK.
Since our inception, we have not declared or paid dividends on our common stock and we do not intend to pay dividends on our common stock for the foreseeable future. The payment of any future dividends will be determined by our Board of Directors and will depend upon our financial condition and requirements, future prospects, business conditions and other factors our Board of Directors deems relevant. In addition, our existing indebtedness contains provisions that restrict the payment of dividends. Consequently, investors must rely on price appreciation on sales of their common stock in order to realize any gain on their investment. There is no guarantee that the price of our common stock will increase after the offering or ever exceed the price you pay.

WE ARE AND WILL CONTINUE TO BE CONTROLLED BY PERRY CAPITAL AND ITS AFFILIATES AS LONG AS THEY OWN A MAJORITY OF OUR OUTSTANDING COMMON STOCK. YOU WILL BE UNABLE TO AFFECT THE OUTCOME OF STOCKHOLDER VOTING DURING THAT TIME AND THE INTERESTS OF PERRY CAPITAL MAY DIFFER FROM OUR INTERESTS OR THE INTERESTS OF OTHER STOCKHOLDERS.
Prior to the offering, our largest stockholder, Perry Capital, beneficially
owned           shares or 96.3% of our outstanding common stock, and following
the offering, Perry Capital will own           shares or   % of our outstanding
common stock, assuming no exercise of the underwriters' over-allotment option. As long as Perry Capital and its affiliates own, directly or indirectly, a majority of our outstanding common stock, they will be able to exert significant control over us, including the ability to elect all of our Board of Directors other than the director that is elected by the USWA pursuant to our labor agreement with the USWA. Investors in this offering, by themselves, will not be able to affect the outcome of any stockholder vote. As a result, Perry Capital, subject to any fiduciary

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                                                                              17
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RISK FACTORS
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duty owed to our minority stockholders under Delaware law, will be able to control all matters affecting us, including:

+ the composition of our Board of Directors, which has the authority to direct our business and to appoint and remove our officers;

+ the determination of incentive compensation which may affect our ability to retain key employees;

+  approving or rejecting a merger, consolidation or other business combination;

+  our acquisition or disposition of assets;

+  the payment of dividends on our common stock;

+  our financing decisions and our capital raising activities; and

+ amendments to our certificate of incorporation or bylaws, which govern the rights associated with our common stock.

This concentration of ownership of our common stock could delay or prevent proxy contests, mergers, tender offers, open-market purchase programs or other purchases of our common stock that might otherwise give you the opportunity to realize a premium over the then-prevailing market price of our common stock. Perry Capital is a private investment firm whose purpose is to maximize the value of its assets and, as a result, the interests of Perry Capital may be different from our interests or the interests of other holders of our common stock, including investors who purchase common stock in this offering.

PROVISIONS OF OUR GOVERNING DOCUMENTS AND DELAWARE LAW COULD DISCOURAGE ACQUISITION PROPOSALS OR DELAY A CHANGE IN CONTROL INVOLVING US, EVEN IF THAT CHANGE OF CONTROL WOULD BE BENEFICIAL.
Our certificate of incorporation and by-laws, as well as Delaware corporate law, contain provisions that could delay or prevent a change in control or changes in management that a stockholder might consider favorable. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline.

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

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Special note regarding forward-looking statements

This prospectus contains statements that are "forward-looking statements." These statements often include words such as "anticipate," "believe," "continue," "ongoing," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project" or similar expressions or the negatives thereof, and may contain projections or other statements regarding future events or our future financial performance that involves risks and uncertainties. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to, among other things:

+  domestic and international economic market conditions;

+  industry trends;

+  restrictions contained in our debt agreements;

+ our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future;

+  increased competition in the markets in which we operate;

+  changes in the supply and demand for steel and our specific products;

+  changes in business strategy, development plans or cost savings plans;

+  availability, terms and deployment of capital;

+  changes in the supply and demand of our raw materials;

+  changes in industry standard certifications and regulations;

+  changes in rights regarding our use of property not owned by us;

+  compliance with environmental regulations;

+ liabilities stemming from damage caused by us, including environmental liabilities;

+  our ability to achieve the specific goals of our business plan; and

+  other risks described under "Risk factors."

You are cautioned that these forward looking statements are based on current expectations and projections about future events, and are subject to various risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. You are referred to the discussion in this prospectus under the heading "Risk factors," which identifies certain risk factors that could cause actual results to differ materially from those contained in any forward looking statements. These risk factors include the risks enumerated under "Risk factors."

Forward-looking statements represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. While we may elect to update these forward-looking statements from time to time, we specifically disclaim any obligation to do so.

Industry and market data

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

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                                                                              19
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Dividend policy

Since our inception on October 7, 2003, we have not declared or paid any dividends on our common stock and we do not intend to do so for the foreseeable future. The payment of any future dividends will be determined by our Board of Directors and will depend upon our financial condition and requirements, future prospects, business conditions and other factors our Board of Directors deems relevant. In addition, our existing indebtedness contains provisions that restrict the payment of dividends.

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

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Use of proceeds

We estimate that the net proceeds from the sale of           shares of common
stock will be approximately $     million or approximately $     million if the
underwriter exercises its over-allotment option in full, and after deducting all of the underwriting discounts and commissions and estimated offering expenses which are payable by us.

We intend to use the net proceeds of this offering in the following manner and priority:

+ To repay all amounts outstanding under our 11% Senior Secured Promissory Note due 2009, held by Perry Principals Investments, L.L.C., an affiliate of Perry Capital, our principal stockholder, as required under the terms of the 11% Senior Secured Promissory Note due 2009. As of September 30, 2004, $61.8 million was outstanding under our 11% Senior Secured Promissory Note due 2009. We are required to pay a $1.9 million prepayment premium in connection with the repayment of our 11% Senior Secured Promissory Note due 2009;

+ To repay all amounts outstanding under our 10% Senior Secured Notes due 2009, a portion of which is held by Perry Principals, L.L.C., an affiliate of Perry Capital, our principal stockholder. As of September 30, 2004, $13.9 million was outstanding under our 10% Senior Secured Notes due 2009 (of which, $3.0 million of principal was paid on October 7, 2004); and

+ To repay indebtedness outstanding under our revolving credit facility. As of September 30, 2004, borrowings of $107.7 million were outstanding under the revolver. An affiliate of UBS Securities LLC is a lender under our revolving credit facility and will receive its proportionate share of the net proceeds used to repay indebtedness under our revolving credit facility.

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                                                                              21

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Capitalization

The following table sets forth our capitalization as of September 30, 2004:

+  on an actual basis; and

+  on an as adjusted basis to give effect to (i) the sale of           shares of
   common stock at an assumed public offering price of $     per share, after
   deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the application of the estimated net proceeds as described under "Use of proceeds."

You should read this table together with the "Selected historical consolidated financial data," "Management's discussion and analysis of financial condition and results of operations," "Description of indebtedness" and our consolidated financial statements and related notes, included elsewhere in this prospectus.

                                                               AS OF SEPTEMBER 30, 2004
                                                              -------------------------
                                                               ACTUAL       AS ADJUSTED
---------------------------------------------------------------------------------------
                                                                (DOLLARS IN MILLIONS)
Debt (including current installments):
  Revolving credit facility(1)..............................  $107.7       $
  11% Senior Secured Promissory Note due 2009(2)............    61.8
  10% Senior Secured Notes due 2009(3)......................    13.9
  Ohio Department of Development Loan.......................     5.0
                                                              ------       -----------
     Total debt.............................................   188.4
Shareholder's equity:
  Common Stock, par value $0.01 per share, 50,000(4) shares
     authorized, 50,000 shares outstanding,      shares
     outstanding as adjusted................................
  Preferred Stock, par value $0.01 per share, no shares
     authorized,      shares outstanding actual and as
     adjusted...............................................
  Additional paid-in capital................................    50.0
  Retained earnings.........................................    18.9
                                                              ------       -----------
Total shareholder's equity..................................    68.9
                                                              ------       -----------
Total capitalization........................................  $257.3       $
                                                              ======       ===========

------------
(1) On November 10, 2004, we and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million.

(2)  Does not include $1.9 million prepayment premium.

(3)  On October 7, 2004 we paid $3.0 million of principal on these notes.

(4)  On October 5, 2004 we increased the amount of authorized shares to 60,000.

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Dilution

Dilution is the amount by which the offering price paid by the purchasers of the common stock offered hereby will exceed the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our net tangible book value as of September 30, 2004 was $61.9 million, or $1.24 per share outstanding immediately prior to the offering. After giving effect to
the receipt of approximately $     million of estimated net proceeds from the
sale of      shares of common stock in this offering, our net tangible book
value at September 30, 2004 would have been approximately $     million, or
$     per share. Net tangible book value per share after the offering gives
effect to the issuance of           shares in the offering at the public
offering price of $     per share. This amount represents an immediate increase
in net tangible book value of $     per share to existing stockholders and an
immediate dilution of $     per share to new investors purchasing shares of
common stock in this offering. The following table illustrates the substantial and immediate per share dilution to new investors.

Public offering price per share.............................            $
  Net tangible book value per share before this offering....
  Increase per share attributable to this offering..........
Net tangible book value per share after this offering.......
Pro forma as adjusted net tangible book value per share
  after this offering.......................................
                                                              -------   --------
Dilution per share to new investors.........................  $         $
                                                              =======   ========

The following table summarizes, as of September 30, 2004, the differences between existing stockholders and the new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors purchasing common stock in this offering, after adjustment for our
sale of           shares of common stock at the initial public offering price of
$     per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

                                                                                   AVERAGE
                                           TOTAL SHARES   TOTAL CONSIDERATION       PRICE
                                     NUMBER           %    AMOUNT           %     PER SHARE
---------------------------------------------------------------------------------------------
Existing stockholders.............                     %  $                  %    $
New investors.....................
                                    --------   --------   --------   --------     --------
  Total...........................                     %  $                  %    $
                                    ========   ========   ========   ========     ========

The preceding tables assume no issuance of shares of common stock under our
stock plans after           , 2004. As of           , 2004, shares were subject
to outstanding options at an exercise price of $     per share. To the extent
outstanding options are exercised, there will be further dilution to new investors.

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                                                                              23

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Selected historical consolidated financial and other data

The following table presents selected historical consolidated financial information for PAV Republic, Inc. ("PAV Republic") and its predecessors REPH LLC (formerly known as Republic Engineered Products Holdings, LLC) ("REPH LLC") and Republic Technologies International Holdings, LLC, which has been derived from PAV Republic's, REPH LLC's, and Republic Technologies International Holdings, LLC's consolidated financial statements. In October 2003, REPH LLC filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. In April 2001, RTI filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The following financial information should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations", "Selected historical consolidated financial and other data" and PAV Republic's, REPH LLC's and Republic Technologies International Holdings, LLC's consolidated and combined financial statements included elsewhere in this prospectus.

The selected financial data presented below under the captions "Consolidated statement of operations data" and "Consolidated balance sheet data" for, and as of the end of, the period ended December 31, 2003, is derived from the consolidated financial statements of PAV Republic and subsidiaries, which financial statements have been audited by KPMG LLP, Independent Registered Public Accounting Firm, unless otherwise noted. The consolidated financial statements as of December 31, 2003, and for the period October 7, 2003 (inception) through December 31, 2003, and the report thereon, are included elsewhere in this prospectus. The selected unaudited data presented below for the nine-month period ended September 30, 2004, and as of September 30, 2004, are derived from the unaudited consolidated financial statements of PAV Republic and subsidiaries included elsewhere in this prospectus.

The selected financial data presented below under the caption "Consolidated statement of operations data" for the period from January 1, 2003 through December 18, 2003, is derived from the consolidated statement of operations of REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings LLC), which financial statement has been audited by KPMG LLP, Independent Registered Public Accounting Firm, unless otherwise noted. The consolidated statement of operations, members' interest, and cash flows, and the report thereon, are included elsewhere in this prospectus. The selected data should be read in conjunction with the consolidated financial statements for the period January 1, 2003 through December 18, 2003, and the related notes, and the Independent Registered Public Accounting Firm's report which contains an explanatory paragraph. The Independent Registered Public Accounting Firm's report states that as of December 19, 2003, REPH LLC sold substantially all of its operating assets to PAV Republic and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets. The selected unaudited data presented below for the nine-month period ended September 30, 2003, is derived from the unaudited consolidated financial statements of REPH LLC and subsidiaries included elsewhere in this prospectus.

The selected consolidated financial data of REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings, LLC) for the period August 16, 2002 to December 31, 2002 is derived from the consolidated financial statements appearing elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm. The selected consolidated statement of operations data of Republic Technologies International Holdings, LLC and subsidiaries for the year ended December 31, 2001 and for the period from January 1, 2002 to August 15, 2002 are derived from the consolidated financial statements appearing elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP.

On December 19, 2003, PAV Republic's wholly-owned subsidiary, Republic Engineered Products, Inc. acquired all of the operating assets and assumed certain liabilities of REPH LLC. The historical consolidated financial information for REPH LLC may not be comparable to the consolidated financial information of our company and may be of limited value in evaluating our financial and operating prospects in the future. Furthermore, the historical information for Republic Technologies International Holdings, LLC may not be comparable to the historical financial information of REPH LLC, as REPH LLC acquired certain specified assets and assumed certain liabilities of Republic Technologies International Holdings, LLC in August 2002.

--------------------------------------------------------------------------------
 24

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
--------------------------------------------------------------------------------

                                                                  PREDECESSOR COMPANIES
                           --------------------------------------------------------------------------------------
                                  RESI                              RTI                                REPH LLC
                              BAR TECH                                                      PERIOD
                                PERIOD                                                        FROM
                                  FROM                                                  JANUARY 1,
                             JANUARY 1                                                     2002 TO    PERIOD FROM
                                    TO    PERIOD FROM                                   AUGUST 15,     AUGUST 16,
                            AUGUST 12,   AUGUST 13 TO     YEAR ENDED     YEAR ENDED           2002        2002 TO
                                  1999   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   (LIQUIDATION   DECEMBER 31,
 CONSOLIDATED STATEMENT     (COMBINED)           1999           2000           2001         BASIS)           2002
   OF OPERATIONS DATA        (AUDITED)      (AUDITED)      (AUDITED)      (AUDITED)      (AUDITED)      (AUDITED)
-----------------------------------------------------------------------------------------------------------------
Net sales................    $ 525,326     $ 527,580     $1,265,401      $ 993,707       $611,983       $300,131
Cost of goods sold(1)....      498,342       550,435      1,140,750        985,640        588,841        293,824
                           -----------   -----------    -----------    -----------    -----------    -----------
Gross profit (loss)(1)...       26,984       (22,855)       124,651          8,067         23,142          6,307
Selling, general and
 administrative
 expense.................       32,491        50,013         58,709         44,440         23,401         15,558
Depreciation and
 amortization
 expense(2)..............       21,889        20,492         61,475         56,846         28,345          2,586
Special charges(3).......       42,065        35,180        155,019         11,633         10,541             --
Goodwill impairment
 charges.................           --            --             --             --             --             --
Asset impairment
 charges.................           --            --             --             --             --             --
Insurance recoveries,
 net.....................           --            --             --             --             --             --
Other operating expense,
 net.....................        1,187         8,733          1,888          5,145            615            423
                           -----------   -----------    -----------    -----------    -----------    -----------
Operating income
 (loss)(1)...............      (70,648)     (137,273)      (152,440)      (109,997)       (39,760)       (12,260)
Interest expense, net....       43,845        45,317        117,495         56,052         17,721          8,551
Reorganization items.....           --            --             --         16,031          2,377             --
                           -----------   -----------    -----------    -----------    -----------    -----------
Income (loss) before
 income taxes............     (114,493)     (182,590)      (269,935)      (182,080)       (59,858)       (20,811)
Provisions for income
 taxes...................          420           434            468             18             45             --
                           -----------   -----------    -----------    -----------    -----------    -----------
Income (loss) from
 continuing operations...     (114,913)     (183,024)      (270,403)      (182,098)       (59,903)       (20,811)
Loss from disposition of
 discontinued
 operations..............           --         6,378         16,831            457             --             --
                           -----------   -----------    -----------    -----------    -----------    -----------
Income (loss) before
 extraordinary items.....     (114,913)     (189,402)      (287,234)      (182,555)       (59,903)       (20,811)
Extraordinary loss early
 extinguishment of
 debt....................           --        23,874             --             --             --             --
Extraordinary income, net
 of tax due to purchase
 price accounting........           --            --             --             --             --             --
                           -----------   -----------    -----------    -----------    -----------    -----------
Net income (loss)(1).....    $(114,913)    $(213,276)    $ (287,234)     $(182,555)      $(59,903)      $(20,811)
                           ===========   ===========    ===========    ===========    ===========    ===========
Gross margin per ton
 shipped
 (unaudited)(1)..........      $    18     $     (21)     $      49      $       4        $    19      $      11

                              PREDECESSOR COMPANIES
                           ----------------------------           PAV REPUBLIC
                                     REPH LLC             ----------------------------
                                                                PERIOD
                                                                  FROM
                                                            OCTOBER 7,
                                                   NINE           2003            NINE
                             JANUARY 1,          MONTHS    (INCEPTION)          MONTHS
                                2003 TO           ENDED             TO           ENDED
                           DECEMBER 18,   SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
 CONSOLIDATED STATEMENT            2003            2003           2003            2004
   OF OPERATIONS DATA         (AUDITED)     (UNAUDITED)      (AUDITED)     (UNAUDITED)
-------------------------  -----------------------------------------------------------
Net sales................    $ 723,730       $ 560,734        $11,688        $839,844
Cost of goods sold(1)....      698,672         547,394         10,321         771,332
                           -----------     -----------    -----------     -----------
Gross profit (loss)(1)...       25,058          13,340          1,367          68,512
Selling, general and
 administrative
 expense.................       38,006          30,045            894          32,656
Depreciation and
 amortization
 expense(2)..............        9,467           7,168            234             260
Special charges(3).......           --              --             --              --
Goodwill impairment
 charges.................       58,910          58,910             --              --
Asset impairment
 charges.................       53,885              --             --              --
Insurance recoveries,
 net.....................      (14,616)             --             --              --
Other operating expense,
 net.....................        7,072           5,198            380           2,972
                           -----------     -----------    -----------     -----------
Operating income
 (loss)(1)...............     (127,666)        (87,981)          (141)         32,624
Interest expense, net....       24,356          17,286            617          14,734
Reorganization items.....        9,704             209             --              --
                           -----------     -----------    -----------     -----------
Income (loss) before
 income taxes............     (161,726)       (105,476)          (758)         17,890
Provisions for income
 taxes...................           --              --             --           6,624
                           -----------     -----------    -----------     -----------
Income (loss) from
 continuing operations...     (161,726)       (105,476)          (758)         11,266
Loss from disposition of
 discontinued
 operations..............           --              --             --              --
                           -----------     -----------    -----------     -----------
Income (loss) before
 extraordinary items.....     (161,726)       (105,476)          (758)         11,266
Extraordinary loss early
 extinguishment of
 debt....................           --              --             --              --
Extraordinary income, net
 of tax due to purchase
 price accounting........           --              --             --           8,420
                           -----------     -----------    -----------     -----------
Net income (loss)(1).....    $(161,726)      $(105,476)        $ (758)       $ 19,686
                           ===========     ===========    ===========     ===========
Gross margin per ton
 shipped
 (unaudited)(1)..........    $      18       $      12      $      53       $      51

                                                         PREDECESSOR COMPANIES
                               -------------------------------------------------------------------------
                                                  RTI                                 REPH LLC
                                      AS OF          AS OF          AS OF          AS OF           AS OF
                               DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
    CONSOLIDATED BALANCE               1999           2000           2001           2002            2003
         SHEET DATA:              (AUDITED)      (AUDITED)      (AUDITED)      (AUDITED)     (UNAUDITED)
--------------------------------------------------------------------------------------------------------
Working capital (deficit)....  $   (256,861)  $   (328,578)  $    (88,370)  $   (116,965)  $    (219,604)
Total assets(2)..............     1,415,257      1,197,084      1,049,559        474,398         357,840
Debt.........................       819,850        842,970        838,393        348,378         332,987
Other liabilities(4).........       111,695        107,821         62,349         25,020          30,250
Members'
 interest/Shareholders'
 equity (deficit)............      (116,642)      (406,213)      (674,832)        31,189         (74,288)

                                           PAV REPUBLIC
                               -------------------------------------
                                                      AS OF
                                      AS OF       SEPTEMBER 30,
                               DECEMBER 31,            2004
    CONSOLIDATED BALANCE               2003        (UNAUDITED)
         SHEET DATA:              (AUDITED)    ACTUAL    AS ADJUSTED
-----------------------------  -------------------------------------
Working capital (deficit)....  $    177,318   $243,262    $
Total assets(2)..............       272,412    370,732
Debt.........................       197,852    188,405
Other liabilities(4).........        17,100     18,791
Members'
 interest/Shareholders'
 equity (deficit)............        29,242     68,928

------------

(1) PAV Republic has elected to change its method of accounting for inventory from first-in, first-out (FIFO) to last-in, first-out (LIFO) effective January 1, 2004. The adoption of the LIFO method of accounting for inventory more accurately matches current revenues with current costs. As of September 30, 2004, the LIFO inventory reserve was $37.3 million. This change in accounting method affects the comparability of the costs of goods sold and the operating results of PAV Republic as compared to our predecessor companies.

(2) PAV Republic's property, plant and equipment, which was acquired on December 19, 2003 from REPH LLC, included in total assets as of September 30, 2004 is recorded at zero book value as a result of purchase price accounting.

(3)  Includes workforce reduction and facility shutdown charges.

(4)  Includes other accrued liabilities and accrued environmental liabilities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Management's discussion and analysis of financial condition and results of operations

The following discussion should be read in conjunction with "Selected historical consolidated financial and other data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

GENERAL

We are the leading domestic producer of special bar quality steel, or "SBQ," products with shipments of approximately 1.4 million tons for the nine months ended September 30, 2004 and we have an aggregate annual steel making capacity of 2.3 million tons. Through our predecessors, we have been producing SBQ products for over 100 years. We are the only U.S.-based SBQ producer to employ both electric arc furnace, or "EAF," and integrated blast furnace technology. We expect to begin installing equipment at our Canton facility by the end of 2004 which we expect will further enhance our EAF flexibility by the end of 2005. This addition will allow for significant manufacturing flexibility and enable us to proactively manage our product mix and more efficiently utilize raw material inputs.

We have long-standing customer relationships with nearly all of our more than 250 customers, including all leading domestic and U.S.-based Japanese transplant automotive and industrial equipment manufacturers and their first tier suppliers. We supply high quality, value-added SBQ products to our customers and provide the most complete range available in the industry. We offer over 5,000 combinations of grades, finishes, sizes, shapes and end uses, including hot-rolled bars, cold finished bars, semi-finished bars and tube rounds. Our SBQ products are used across a broad range of highly engineered end-user applications, including axles, hubs and crankshafts for automobiles and light trucks, machine tools and off-highway equipment.

As a result of our significant capital investments, we operate seven modern and well-maintained facilities in the U.S. and Canada. The proximity of our strategically located facilities to the majority of our customers provides us with a significant competitive advantage to other SBQ producers. These facilities include electric arc furnace and blast furnace melt shops located in Canton and Lorain, Ohio, respectively, hot-rolling and processing mills located in Canton and Lorain, Ohio and Lackawanna, New York, cold finishing facilities located in Massillon, Ohio, Gary, Indiana and Hamilton, Ontario, and a machine shop located in Massillon, Ohio. In addition to our steelmaking capacity, we have aggregate annual hot-rolling production capacity of approximately 1.5 million tons, tube casting semi-finished capacity of approximately 0.8 million tons and cold finishing production capacity of approximately 0.3 million tons. For the nine months ended September 30, 2004, our sales and operating income totaled $839.8 million and $32.6 million, respectively.

FORMATION OF THE COMPANY

In December 2003, Republic Engineered Products, Inc., our wholly-owned subsidiary, acquired substantially all of the operating assets and assumed certain liabilities of REPL LLC. Specifically, we acquired the following assets from REPL LLC: melt shops located in Canton and Lorain, Ohio, hot-rolling and processing mills located in Canton and Lorain, Ohio and Lackawanna, New York, cold finishing facilities located in Massillon, Ohio and Gary, Indiana, and a machine shop located in Massillon, Ohio, each of which are among the most modern and well-maintained SBQ steelmaking facilities in North America, as well as other related assets used in or necessary for the operation of our business. We also acquired the rights to significant proceeds from business interruption and property

--------------------------------------------------------------------------------
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
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

insurance claims and an option to purchase certain assets associated with a cold finishing plant in Hamilton, Ontario (which we subsequently exercised in January
2004). See "Management's discussion and analysis of financial condition and results of operations--Our Predecessors."

We agreed to hire all of the approximately 2,370 employees of REPL LLC active at the time of the acquisition (including approximately 70 active employees of Canadian Drawn Steel Inc., which we refer to as "Canadian Drawn Steel," through our exercise of an option relating to the Hamilton, Ontario facility). As of September 30, 2004, we had approximately 2,000 hourly employees and approximately 465 salaried employees, which includes our employees at our plant in Hamilton, Ontario. We assumed very competitive labor agreements with respect to those employees with the USWA and other unions that contain terms favorable to us. In particular, these agreements maintain reduced labor costs; permit flexible use of our workforce to meet our operating requirements; eliminate legacy costs; reserve and retain strong and expanded rights, functions and prerogatives of management; and reduce administrative expense.

The labor agreement with the USWA limited our obligations for pension and other post-retirement benefits, or OPEB, to a contribution of $3.50 per worker per hour worked beginning in August 2004 and, in August 2005, increases to $3.80 for the remainder of the labor agreement. This contribution is directed to one of two trusts, in which the contribution is applied to pension and other post-retirement benefits. We did not assume legacy pension and OPEB costs of our predecessors. We expect our labor agreements to more closely link our business plan performance with our variable compensation through the profit sharing and performance based incentive plans for unionized employees. In addition, our labor agreements have simplified labor administration, which we expect will contribute to the success of our business. See "Business--Employees."

The acquisition eliminated significant liabilities that had been associated with the business of REPL LLC, including $28.1 million of trade accounts payable and approximately $137.1 million of REPL LLC's revolving credit facility. Pursuant to the order of the Bankruptcy Court, we purchased the assets free and clear of any liabilities, except for those liabilities that we explicitly assumed pursuant to the terms of the asset purchase agreement. These assumed liabilities include a $5.0 million Ohio Department of Development Loan; obligations under the contracts that we purchased from REPL LLC; $45.0 million of other liabilities; and all liabilities arising after the closing of the acquisition from or under the purchased assets.

We incurred significant indebtedness in connection with the consummation of the acquisition, including $60.0 million aggregate principal balance ($80.0 million aggregate face amount) of 10% Senior Secured Notes in favor of U.S. Bank National Association, $21.0 million aggregate principal amount of the 10% Senior Secured Notes in favor of various holders of REPL LLC's revolving credit facility and borrowings of $74.9 million under a $150.0 million revolving credit facility provided to us by Perry Partners. Subsequently, on May 20, 2004, we redeemed the 10% Senior Secured Notes in favor of U.S. Bank National Association at 75% of the then outstanding face amount and we repaid all amounts outstanding under the revolving credit facility provided to us by Perry Partners with proceeds we received from our issuance of a $61.8 million principal amount 11% Senior Secured Promissory Note and $20.0 million of additional paid-in capital, as well as $123.7 million in funds borrowed under our $200.0 million revolving credit facility. On November 10, 2004, we and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million and to provide for a possible further increase in borrowing capacity of $100.0 million in the future. In addition, the amended revolving credit facility contains a lower interest rate than our original revolving credit facility. Pursuant to a preliminary commitment of assistance dated November 5, 2004, the Ohio Department of Development is prepared to grant us a loan of up to $2.0 million. This financing is contingent upon us meeting certain program guidelines, our capital investment in a new caster at our Canton facility, completion of due diligence, satisfactory review of

--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

our financial statements and the approval of the Development Financing Advisory Council and the State Controlling Board. This commitment is also based on certain assumptions such as the creation of new jobs and the maintenance of certain existing jobs by us. In addition, through the Ohio Investment in Training Program, the State of Ohio has offered a preliminary commitment of up to $350,000 to help us with specific training and other workforce development needs. This commitment is contingent upon the future appropriations to this program by the Ohio General Assembly.

OUR PREDECESSORS

REPH LLC

In August 2002, REPL LLC, a wholly-owned subsidiary of REPH LLC, purchased certain of the operating assets of RTI, a wholly owned subsidiary of Republic Technologies International Holdings, LLC pursuant to Section 363 of the Bankruptcy Code after RTI had sought protection under the Bankruptcy Code in April 2001. REPL LLC subsequently sought such protection in October 2003 and, in December 2003, we purchased substantially all of REPL LLC's operating assets pursuant to Section 363 of the Bankruptcy Code.

REPL LLC's predecessor, RTI, was bound by a labor agreement that guaranteed employment to employees at its facilities whether or not those facilities operated. As the condition of the steel industry worsened and demand for its products decreased, RTI used less of its production capacity but, because of its constraints under the labor agreement, continued to operate certain facilities that it would not have otherwise operated. RTI attempted to rationalize its operations by reducing production capacity but was unable to do so before it filed for bankruptcy protection.

REPL LLC commenced operations in August 2002 after it acquired certain operating assets and assumed certain liabilities of RTI in a sale of assets under Section 363 of the Bankruptcy Code. REPL LLC selected the assets and properties of RTI according to management's plan to create a more efficient, higher quality network of production facilities operated by a smaller and more flexible workforce. Of the steel-making and finishing facilities owned and operated by RTI at August 16, 2002, REPL LLC acquired all or part of the property and assets associated with five facilities and an option to acquire the Hamilton, Ontario plant. The assets and properties acquired in the sale represented the core operating assets associated with REPL LLC's steel melting and hot-rolled and cold finishing production. The acquired operating assets accounted for all of REPL LLC's steel melting capacity and approximately two-thirds of its hot-rolling capacity and cold finishing production capacity. REPL LLC hired approximately 2,500 of RTI's approximately 3,700 employees, and negotiated a labor agreement with USWA, which we assumed. The assets and properties acquired represented the core operating assets associated with RTI's steel melting and hot-rolled and cold finishing production. The acquired operating assets accounted for all of RTI's steel melting capacity, over one-half of its hot-rolling capacity and approximately two-thirds of its cold finishing production capacity.

In 2003, REPL LLC's operations were negatively impacted by three unplanned outages resulting in the loss of the #3 blast furnace at Lorain, Ohio. The first of these outages occurred in January 2003 when debris from the Black River damaged barrier screens that protect the cooling water intake at the #3 blast furnace. The second outage occurred in June 2003 when cooling circuits throughout the #3 blast furnace failed at a rate in excess of normal due to the stress associated with the January outage. The third outage was a fire and explosion at the #3 blast furnace on August 14, 2003. We acquired the right to reimbursement from business interruption and property insurance for damage incurred to the #3 blast furnace and the loss of production caused by these outages. As of September 30, 2004, we have submitted claims in excess of $160.0 million to our insurance companies, such amount representing an estimate of our overall insurance claims through May 2004. This estimate is based on the work of retained professionals. There can be no assurance that we will receive reimbursement for all of these losses. As of September 30, 2004, we have recovered $63.2 million in insurance proceeds ($7.0 million of which were used to repay principal under the 10% Senior Secured Notes as of

--------------------------------------------------------------------------------
 28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

September 30, 2004 and $3.0 million of which were used to repay principal under such notes subsequent to September 30, 2004). Subsequent to September 30, 2004, we have received an additional $2.7 million in insurance proceeds. We will continue to seek reimbursement on the full amount of our business interruption and property damage insurance claims, and anticipate that the remaining amounts on each will be received in the course of this year. In the interim, in order to compensate for the shortfall in production capacity of the #3 blast furnace, we made significant capital expenditures to start-up our reserve blast furnace, the #4 blast furnace in Lorain, Ohio, in October 2003. To date, the reserve blast furnace has operated at production levels consistent with our business plan.

RTI

RTI was formed in a combination completed on August 13, 1999. The combination was completed through a series of mergers, asset transfers and related steps as set forth in a Master Restructuring Agreement among Bar Technologies Inc., Republic Engineered Steels, Inc., USS/Kobe Steel Company and various of their affiliates.

BAR TECHNOLOGIES, INC./REPUBLIC ENGINEERED STEELS, INC./USS/KOBE STEEL COMPANY

Bar Technologies, Inc. ("Bar Technologies") was formed in September 1994 to acquire and restart specific melt shop and hot-rolling assets of the former Bar, Rod and Wire Division of Bethlehem Steel Corporation. In April 1996, Blackstone Capital Partners II Merchant Banking Fund L.P. acquired control of Bar Technologies concurrently with Bar Technologies' acquisition of Bliss and Laughlin Industries, Inc., one of the largest processors of cold finished SBQ in North America. Republic Engineered Steels, Inc. ("Republic Engineered Steels") was a leading U.S. manufacturer of SBQ products, which was formed in 1989 to own and operate the former assets of the Bar Division of LTV Steel Company, Inc. In September 1998, Blackstone and other investors acquired control of Republic Engineered Steels through RES Holding Corporation with the intention of combining it with Bar Technologies. USS/Kobe Steel Company was a 50/50 joint venture formed in July 1989 between subsidiaries of US Steel Corporation and Kobe Steel, Ltd. to hold the SBQ production facilities and related operations division of US Steel Corporation and Kobe Steel Ltd. The aforementioned companies joined to become RTI after the combination on August 13, 1999.

INTERNAL REMEDIATION OF INTERNAL CONTROLS OVER FINANCIAL REPORTING

During their SAS 100 review of our interim consolidated financial statements for the nine months ended September 30, 2004, our Independent Registered Public Accounting Firm identified certain significant deficiencies that constituted material weaknesses in our internal controls over our financial reporting, including material weaknesses related to the accrual of contingent liabilities and in the monitoring and oversight of third party specialists engaged by us. On November 13, 2004, our audit committee reviewed the findings of our Independent Registered Public Accounting Firm with management. In response to the matters described in these communications from our Independent Registered Public Accounting Firm, we have initiated corrective actions to address deficiencies and will continue to evaluate the effectiveness of our internal controls and procedures on an ongoing basis, taking corrective actions as appropriate. These actions are designed to strengthen our internal control over financial reporting and address the material weaknesses identified by our Independent Registered Public Accounting Firm. Our audit committee resolved to monitor closely the progress of these corrective measures and mandated that each subsequent audit committee meeting would commence with a report from management on the progress of the corrective actions. Our board of directors and management team are committed to evaluating and continuing to improve our procedures relating to internal controls over our financial reporting as we complete our transition from a private to a publicly-traded company.

--------------------------------------------------------------------------------
                                                                              29
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accounting estimates are an integral part of the financial statements prepared by management and are based on management's current judgments. Those judgments are based on knowledge and experience about past and current events and on assumptions about future events.

We believe the following to be our critical accounting policies because they are both important to the portrayal of our financial condition and results of operations and they require critical management judgments and estimates about matters that are uncertain. If actual results or events differ materially from those contemplated by us in making these estimates, our results of operations for future periods could be materially affected.

INVENTORIES
Inventories are valued at the lower of cost or market applied on a last-in, first out (LIFO) method of inventory costing which was adopted as of January 1, 2004. This method was applied to 99% of inventories as of September 30, 2004. Slow moving and inactive inventories are also identified and their value is decreased to approximate their scrap value.

GOODWILL
Goodwill represents the excess of costs over fair values of assets of businesses acquired. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Negative goodwill is created by the fair values of net assets of businesses acquired exceeding the purchase prices. Accordingly, the negative goodwill created should be first allocated to the remaining non-current assets acquired which are principally property, plant, and equipment. Any remaining unallocated negative goodwill is written off as an extraordinary gain.

INCOME TAXES
We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ENVIRONMENTAL COSTS
We and other steel companies have in recent years become subject to increasingly stringent environmental laws and regulations, including requirements relating to environmental remediation. It is our policy to comply with applicable environmental laws and regulations. We establish a liability for an amount which we believe is appropriate based on information currently available, to cover estimable costs of environmental remediation liabilities we deem probable to comply with environmental laws and regulations.

--------------------------------------------------------------------------------
 30
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

The recorded amounts represent estimates of the environmental remediation costs associated with future events confirming the costs that, in management's judgment, are probable. These estimates are based on currently available facts, existing technology and presently enacted laws and regulations, and take into consideration the likely effects of inflation and other societal and economic factors. The precise timing of such events cannot be reliably determined at this time due to the absence of detailed deadlines for remediation under the applicable environmental laws and regulations pursuant to which such remediation costs will be expended; hence we do not discount the recorded amounts to the present value of estimated future payments. No claims for recovery are netted against the stated amount.

REVENUE RECOGNITION
We recognize revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed and determinable. Our customers have no rights to return product, other than for defective materials. As sales are recognized, reserves for defective materials are recorded as a percentage of sales. This percentage is based on historical experience. The adequacy of reserve estimates is periodically reviewed by comparison to actual experience.

ALLOWANCES FOR DOUBTFUL ACCOUNTS
Allowances for doubtful accounts are maintained to provide for estimated losses resulting from the inability of customers to make required payments. If the financial condition of these customers deteriorates, resulting in their inability to make payments, additional allowances may be required. We also record allowance for accounts receivable for all other customers based on a variety of factors, including pricing discrepancies, length of time the receivables are past due, and historical experience.

COMPENSATION COSTS
Incentive compensation costs are significant expense categories that are highly dependent upon management estimates and judgments, particularly at each interim reporting date. In arriving at the amount of expense to recognize, management believes it makes reasonable estimates and judgments using all significant information available. Incentive compensation costs are accrued on a monthly basis, and the ultimate determination is made after our year-end results are finalized; thus, estimates are subject to change.

RESULTS OF OPERATIONS OF OUR COMPANY AND OUR PREDECESSORS

The historical consolidated financial information of RTI, REPH LLC and PAV Republic may not be comparable and may be of limited value in evaluating our financial and operating prospects in the future.

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2003
The following discussion provides a comparison of the results of operations of PAV Republic for the nine month period ended September 30, 2004 with the results of operations of REPH LLC for the nine month period ended September 30, 2003. The discussion is provided for comparative purposes only, but the value of such a comparison may be limited.

--------------------------------------------------------------------------------
                                                                              31
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

The following table sets forth a comparison of certain financial information of PAV Republic for the nine month period ended September 30, 2004 with certain financial information of REPH LLC for the nine month period ended September 30, 2003.

                                                                       REPH LLC           PAV REPUBLIC
                                                              NINE MONTHS ENDED      NINE MONTHS ENDED
                                                                  SEPTEMBER 30,          SEPTEMBER 30,
                                                                           2003                   2004
                                                                    (UNAUDITED)            (UNAUDITED)
------------------------------------------------------------------------------------------------------
Net sales................................................             $ 560,734               $839,844
Cost of goods sold.......................................               547,394                771,332
                                                           --------------------   --------------------
Gross profit.............................................                13,340                 68,512
Selling, general and administrative expense..............                30,045                 32,656
Depreciation and amortization expense....................                 7,168                    260
Goodwill impairment charge...............................                58,910                     --
Other operating expense, net.............................                 5,198                  2,972
                                                           --------------------   --------------------
Operating income (loss)..................................              (87,981)                 32,624
Interest expense, net....................................                17,286                 14,734
Reorganization items--expense, net.......................                   209                     --
                                                           --------------------   --------------------
Income (loss) before income taxes........................             (105,476)                 17,890
Provision for income taxes...............................                    --                  6,624
                                                           --------------------   --------------------
Income (loss) before extraordinary gain..................             (105,476)                 11,266
Extraordinary income, net of tax due to purchase price
  accounting.............................................                    --                  8,420
                                                           --------------------   --------------------
Net income (loss)........................................            $(105,476)               $ 19,686
                                                           ====================   ====================

Net Sales. Net sales increased by $279.1 million, or 49.8%, for the nine month period ended September 30, 2004 compared to the nine month period ended September 30, 2003. Net sales for the nine month period ended September 30, 2004 totaled $839.8 million on shipments of approximately 1.4 million net tons compared with REPH LLC's net sales of $560.7 million for the nine month period ended September 30, 2003 on shipments of approximately 1.1 million net tons on a combined basis. Net sales for the nine months ended September 30, 2004 were comprised of $726.7 million, or 86.5% of hot-rolled net sales and $113.1 million, or 13.5% of cold finish net sales on a combined basis. Net sales for the nine months ended September 30, 2003 were comprised of $464.8 million, or 82.9% of hot-rolled net sales and $95.9 million, or 17.1% of cold finish net sales on a combined basis. The higher sales volume of 0.3 million tons resulted in increased net sales of $123.9 million. Net sales increased $19.1 million due to higher selling prices. Increased raw material price surcharges invoiced to customers amounted to $136.1 million.

Cost of Sales. Cost of sales increased by $224.0 million, or 40.9%, for the nine month period ended September 30, 2004 compared to the nine month period ended September 30, 2003. Cost of sales totaled $771.3 million, or 91.8% of net sales, for the nine months ended September 30, 2004 compared with cost of sales of $547.4 million, or 97.6% of net sales, for the similar period ended September 30, 2003 on a combined basis. Costs of sales for the nine months ended September 30, 2004 consisted of $664.7 million, or 86.2% of hot-rolled products and $106.6 million, or 13.8% of cold finish products on a combined basis. Cost of sales for the nine months ended September 30, 2003 consisted of $454.8 million, or 83.1% of hot-rolled products and $92.6 million, or 16.9% of cold finish products on a combined basis. We have elected to change our method of accounting for inventory from the first in, first out (FIFO) method to the last-in, first-out (LIFO) effective January 1, 2004 because we have experienced inflation in raw material prices for the commodities we purchase and use to produce steel products. We have adopted the LIFO method to more accurately match

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

revenues with current costs. This change in accounting method affects the comparability of the costs of goods sold and the operating results of PAV Republic as compared to our predecessor companies.

The change in cost of sales as a percentage of net sales from the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003 was due to increased costs of sales associated with higher sales volume of $137.2 million offset by $45.5 million in decreased costs resulting from operating efficiencies due to higher facility utilization. PAV Republic experienced an increase of $133.3 million in liquid steel costs resulting from increased raw material and fuel prices. In 2004, PAV Republic has implemented surcharges to offset increased raw material costs. The results for the nine months ended September 30, 2003, were negatively impacted by unplanned outages at the Lorain, Ohio blast furnace.

Selling, general and administrative expense. Selling, general and administrative expense increased by $2.6 million, or 8.7%, for the nine month period ended September 30, 2004 compared to the nine month period ended September 30, 2003. Selling, general and administrative expenses were $32.7 million, or 3.9% of net sales, for the nine months ended September 30, 2004 compared with $30.0 million, or 5.4% of net sales, for the nine months ended September 30, 2003. The increase in selling, general and administrative expenses for the nine months ended September 30, 2004 was primarily due to $1.5 million in legal expenses and $0.7 million of a profit sharing contribution for salaried employees. However the current period selling, general and administrative expenses decreased as a percentage of sales due to increased sales and tons shipped as discussed above.

Depreciation and amortization. Depreciation expense decreased by $6.9 million, or 96.4%, for the nine month period ended September 30, 2004 compared to the nine month period ended September 30, 2003. Depreciation expenses were $0.3 million for the nine months ended September 30, 2004, compared with $7.2 million for the nine months ended September 30, 2003. The reduction in depreciation in the current period is primarily a result of the valuation of property, plant and equipment to fair market value at the time of the acquisition.

Goodwill impairment charges. REPH LLC recorded goodwill impairment charges of $58.9 million for the nine months ended September 30, 2003. PAV Republic recorded no such charges in the nine months ended September 30, 2004.

Net interest expense. Net interest expense decreased by $2.6 million, or 14.8%, for the nine month period ended September 30, 2004 compared to the nine month period ended September 30, 2003. Net interest expense was $14.7 million for the nine months ended September 30, 2004 compared with $17.3 million for the nine months ended September 30, 2003. The decrease in net interest expense was primarily a result of PAV Republic maintaining a lower average balance in its revolving credit facility in the nine months ended September 30, 2004 as compared to REPH LLC in the nine months ended September 30, 2003.

Reorganization items. REPH LLC recorded reorganization items of $0.2 million in the nine months ended September 30, 2003. PAV Republic recorded no such charges in the nine months ended September 30, 2004.

Income taxes. During the nine months ended September 30, 2004, PAV Republic recorded a $6.6 million provision for income taxes. PAV Republic's effective tax rate the nine months ended September 30, 2004 was 37.0%. REPH LLC was a limited liability company that was treated as a partnership for federal and state income tax purposes and, accordingly, in the nine months ended September 30, 2003, no such provision was recorded.

--------------------------------------------------------------------------------
                                                                              33
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

Extraordinary Gains. In 2003, REPH LLC, as a result of a fire and explosion, lost its #3 blast furnace located in Lorain, Ohio. PAV Republic acquired the right to any insurance proceeds resulting from the damage incurred to the #3 blast furnace under the terms of the asset purchase agreement. During the nine months ended September 30, 2004, PAV Republic received $31.5 million from insurance proceeds. The insurance proceeds were recorded as a $17.7 million reduction of the remaining opening property, plant and equipment and $8.4 million extraordinary gain which is net of $5.4 million of income taxes.

As a result of the above, PAV Republic reported net income of $19.7 million for the nine months ended September 30, 2004 compared with REPH LLC's net loss of $105.5 million for the nine months ended September 30, 2003.

YEAR ENDED DECEMBER 31, 2003 COMPARED WITH YEAR ENDED DECEMBER 31, 2002
The following discussion provides a comparison of the results of operations of PAV Republic and REPH LLC on a combined basis for the year ended December 31, 2003 with the historical results of operations of REPH LLC and RTI on a combined basis for the year ended December 31, 2002. The discussion is provided for comparative purposes only, but the value of such a comparison may be limited. The results of operations for the year ended December 31, 2003 combines the results of operations for REPH LLC for the period from January 1, 2003 to December 18, 2003 with the results of operations of PAV Republic for the period from October 7, 2003 (inception) to December 31, 2003. Such combined financial information does not reflect the results of operations that either PAV Republic or REPH LLC would have achieved during the period. The combined financial information for the year ended December 31, 2003 is merely additive and does not give pro forma effect to the acquisition of assets of REPH LLC and the related transactions. In addition, although PAV Republic acquired all of the operating assets of REPH LLC and PAV Republic hired all of its active employees, PAV Republic has significantly fewer liabilities than REPH LLC. You should not interpret the combined financial information for the year ended December 31, 2003 as the results of operations that PAV Republic would have achieved had the acquisition occurred prior to January 1, 2003. The results of operations for the year ended December 31, 2002 combines the results of operations for RTI for the period from January 1, 2002 to August 15, 2002 with the results of operations of REPH LLC for the period from August 16, 2002 to December 31, 2002. Such combined financial information does not reflect the results of operations that either REPH LLC or RTI would have achieved during the period. The combined financial information for the year ended December 31, 2002 is merely additive and does not give pro forma effect to REPH LLC's acquisition of assets of RTI and the related transactions. You should not interpret the combined financial information for the year ended December 31, 2002 as the results of operations that PAV Republic would have achieved had the acquisition occurred prior to January 1, 2002.

--------------------------------------------------------------------------------
 34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The following table sets forth a comparison of the historical financial information of PAV Republic and REPH LLC on a combined basis for the year ended December 31, 2003 with the historical financial information of REPH LLC and RTI on a combined basis for the year ended December 31, 2002.

                                                                REPH LLC/RTI     PAV REPUBLIC/REPH LLC
                                                         COMBINED YEAR ENDED       COMBINED YEAR ENDED
                                                           DECEMBER 31, 2002         DECEMBER 31, 2003
                                                                 (UNAUDITED)               (UNAUDITED)
------------------------------------------------------------------------------------------------------
Net sales..........................................               $  912,114                 $ 735,418
Cost of goods sold.................................                  882,665                   708,993
                                                     -----------------------   -----------------------
Gross profit.......................................                   29,449                    26,425
Selling, general and administrative expense........                   38,959                    38,900
Depreciation and amortization expense..............                   30,931                     9,701
Special charges....................................                   10,541                        --
Goodwill impairment charge.........................                       --                    58,910
Asset impairment charge............................                       --                    53,885
Insurance recoveries...............................                       --                  (14,616)
Other operating expense, net.......................                    1,038                     7,452
                                                     -----------------------   -----------------------
Operating loss.....................................                 (52,020)                 (127,807)
Interest expense, net..............................                   26,272                    24,973
Reorganization items--expense, net.................                    2,377                     9,704
                                                     -----------------------   -----------------------
Loss before income taxes...........................                 (80,669)                 (162,484)
Provision for income taxes.........................                       45                        --
                                                     -----------------------   -----------------------
Net loss...........................................                 (80,714)                $(162,484)
                                                                               =======================
Net liabilities at January 1, 2002 (going concern
  basis)...........................................                (671,132)
Adjustment to liquidation basis....................                (458,371)
Foreign currency translation adjustment............                      230
                                                     -----------------------
Net liabilities in liquidation at August 15,
  2002.............................................             $(1,189,176)
                                                     =======================

Net sales. Net sales decreased by $176.7 million, or 19.4%, for the year ended December 31, 2003 compared to the year ended December 31, 2002. Net sales on a combined basis for the year ended December 31, 2003 totaled $735.4 million on shipments of approximately 1.4 million net tons on a combined basis. Net sales on a combined basis for the year ended December 31, 2002 were $912.1 million on shipments of approximately 1.8 million net tons on a combined basis. Net sales for the year ended December 31, 2003 were comprised of $612.2 million, or 83.3% of hot-rolled net sales and $123.2 million, or 16.7% of cold finished net sales on a combined basis. Hot-rolled sales were $749.5 million, or 82.2% and cold finished net sales were $162.6 million, or 17.8% for the year ended December 31, 2002 on a combined basis. The decrease in net sales and tons shipped reflects the elimination of bar capacity resulting from the idling or sale of two rolling mills and four bar facilities. Net sales and shipments were also adversely impacted by the lost production related to the loss of our blast furnace at the Lorain, Ohio facility in 2003, as described below.

Cost of Sales. Cost of sales decreased by $173.7 million, or 19.7%, for the year ended December 31, 2003 compared to the year ended December 31, 2002. Cost of sales totaled $709.0 million, or 96.4% of net sales, on a combined basis for the year ended December 31, 2003, compared with cost of sales

--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

of $882.7 million, or 96.8% of net sales, for the year ended December 31, 2002. Cost of sales for the year ended December 31, 2003 consisted of $589.4 million on hot-rolled products and $119.6 million on cold finished products on a combined basis, compared with $717.1 million on hot-rolled products and $165.6 million on cold finished products for the year ended December 31, 2002. Increased natural gas and scrap prices and the loss of one of the two blast furnaces at our Lorain, Ohio facility offset the benefits of increased utilization of production facilities and reduced labor costs associated with REPH LLC's new labor contract implemented in August 2002. During 2003, REPH LLC recorded a $17.0 million reduction to cost of goods sold as a result of the partial reimbursement from business interruption and property insurance claims. These claims were filed due to the following unplanned outages at the Lorain, Ohio #3 blast furnace: (a) an outage in the first fiscal quarter of 2003 caused by debris from the Black River which damaged barrier screens that protect cooling water intake; (b) a second outage in June 2003 associated with cooling circuits throughout the blast furnace failing at a rate in excess of normal due to the stress associated with the January outage; and (c) a fire and explosion on August 14, 2003.

Selling, general and administrative expense. Selling, general and administrative expenses decreased by $0.1 million, or 0.3%, for the year ended December 31, 2003 compared to the year ended December 31, 2002. Selling, general and administrative expenses were $38.9 million, or 5.3% of net sales, on a combined basis for the year ended December 31, 2003, compared with $39.0 million, or 4.3% of net sales, on a combined basis for the year ended December 31, 2002. While the costs of selling, general and administrative costs were consistent for the two periods, the increase as a percentage of net sales is primarily related to a decrease in net sales and tons shipped as result of the reduced capacity and the unplanned outages discussed previously.

Depreciation and amortization. Depreciation and amortization expense decreased by $21.2 million, or 68.7%, for the year ended December 31, 2003 compared to the year ended December 31, 2002. Depreciation and amortization expense was $9.7 million for the year ended December 31, 2003 on a combined basis, compared with $30.9 million on a combined basis for the year ended December 31, 2002. The decrease in depreciation and amortization expense in the year ended December 31, 2003 as compared to the year ended December 31, 2002 is primarily a result of the change in basis of fixed assets and intangible assets of RTI to the fair market value of fixed assets acquired by REPH LLC in August of 2002 and subsequently assumed by PAV Republic in December of 2003. RTI recorded depreciation expense at the higher basis for the first six months of 2002 before changing to the liquidation basis of accounting as of June 30, 2002, and under this method, no depreciation was recorded from July 1, 2002 to August 15, 2002.

Special charges. Special charges, recorded by RTI, were $10.5 million for the year ended December 31, 2002. These charges included $8.8 million relating to 43 voluntary early retirement buyouts being accepted during 2002. The remaining 2002 charges consisted of $1.9 million of severance-related costs and $0.6 million of miscellaneous facility closure costs. A gain of $0.8 million as a result of RTI's sale of its Willimantic, Connecticut plant and the reversal of a substantial portion of RTI's related shutdown reserve offset these charges.

During the third quarter of 2003, REPH LLC recognized a non-cash impairment charge of $58.9 million related to the write-off of its goodwill balance. REPH LLC's liquidity position had been negatively impacted by the loss of the Lorain, Ohio #3 blast furnace. On October 6, 2003, REPH LLC filed petitions for reorganization under Chapter 11. Accordingly, the carrying value of the REPH LLC's goodwill balance was reduced to zero.

Net interest expense. Net interest expense was $25.0 million on a combined basis for the year ended December 31, 2003 and $26.3 million on a combined basis for the year ended December 31, 2002.

--------------------------------------------------------------------------------
 36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Income taxes. PAV Republic's effective tax rate for fiscal 2003 was zero. PAV Republic is a new taxpayer and did not acquire any tax attributes associated with REPH LLC or RTI. REPH LLC was a limited liability company that was treated as a partnership for federal and state income tax purposes and, accordingly, had no income tax provision or deferred income tax assets or liabilities related to taxes imposed by these jurisdictions. RTI was a limited liability company that was treated as a partnership for federal and state income tax purposes and accordingly had no income tax provision or deferred income tax assets or liabilities related to taxes imposed by these jurisdictions. Amounts for income taxes consisted primarily of a provision for foreign taxes relating to RTI's Canadian Subsidiary, Canadian Drawn Steel Company, Inc.

Reorganization items. Reorganization items represent costs relating to REPH LLC's and RTI's Chapter 11 proceedings. These costs amounted to $9.7 million for the year ended December 31, 2003 for REPH LLC and $2.4 million for the year ended December 31, 2002 for RTI. The amounts were primarily incurred for various consulting and legal fees that are related to the bankruptcy proceedings.

The results of operations of our company and REPH LLC on a combined basis indicate a net loss of $162.5 million for the year ended December 31, 2003 compared with REPH LLC and RTI's net loss on a combined basis of $80.7 million for the year ended December 31, 2002.

YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001
The following discussion provides a comparison of the results of operations of REPH LLC and RTI on a combined basis for the year ended December 31, 2002 with the historical results of operations of RTI for the year ended December 31, 2001. The discussion is provided for comparative purposes only, but the value of such a comparison may be limited. The results of operations for the year ended December 31, 2002 combines the results of operations for RTI for the period from January 1, 2002 to August 15, 2002 with the results of operations of REPH LLC for the period from August 16, 2002 to December 31, 2002. Such combined financial information does not reflect the results of operations that either REPH LLC or RTI would have achieved during the period. The combined financial information for the year ended December 31, 2002 is merely additive and does not give pro forma effect to REPH LLC's acquisition of assets of RTI and the related transactions. You should not interpret the combined financial information for the year ended December 31, 2002 as the results of operations that PAV Republic would have achieved had the acquisition occurred prior to January 1, 2002.

--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The following table sets forth a comparison of the historical financial information of REPH LLC and RTI on a combined basis for the year ended December 31, 2002 with the historical financial information of RTI for the year ended December 31, 2001.

                                                                 RTI            REPH LLC/RTI
                                                              YEAR ENDED     COMBINED YEAR ENDED
                                                             DECEMBER 31,       DECEMBER 31,
                                                                 2001               2002
                                                              (AUDITED)          (UNAUDITED)
------------------------------------------------------------------------------------------------
Net sales..................................................     $ 993,707             $  912,114
Cost of goods sold.........................................       985,640                882,665
                                                             ------------    -------------------
Gross profit...............................................         8,067                 29,449
Selling, general and administrative expense................        44,440                 38,959
Depreciation and amortization expense......................        56,846                 30,931
Special charges............................................        11,633                 10,541
Other operating expense, net...............................         5,145                  1,038
                                                             ------------    -------------------
Operating loss.............................................      (109,997)               (52,020)
Interest expense, net......................................        56,052                 26,272
Reorganization items--expense, net.........................        16,031                  2,377
                                                             ------------    -------------------
Loss before income taxes...................................      (182,080)               (80,669)
Provision for income taxes.................................            18                     45
                                                             ------------    -------------------
Loss from continuing operations............................      (182,098)               (80,714)
Loss from disposition of discontinued operations...........           457                     --
                                                             ------------    -------------------
Net loss...................................................     $(182,555)               (80,714)
                                                             ============
Net liabilities at January 1, 2002 (going concern basis)...                             (671,132)
Adjustment to liquidation basis............................                             (458,371)
Foreign currency translation adjustment....................                                  230
                                                                             -------------------
Net liabilities in liquidation at August 15, 2002..........                          $(1,189,176)
                                                                             ===================

Net Sales. Net sales decreased by $81.6 million, or 8.2%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Net sales on a combined basis for the year ended December 31, 2002 totaled $912.1 million on shipments of approximately 1.8 million net tons on a combined basis compared with RTI's net sales of $993.7 million for the year ended December 31, 2001 on shipments of approximately 2.0 million net tons. The decrease in net sales and tons shipped resulted from decreased tubular round requirements and reduced bar sales due to the sale or idling by RTI of four facilities. Net sales for the year ended December 31, 2002 were comprised of $749.5 million, or 82.2% of hot-rolled net sales and $162.6 million, or 17.8% of cold finished net sales on a combined basis, compared with RTI's hot-rolled net sales of $779.9 million, or 78.5% and cold finished net sales of $213.8 million, or 21.5% for the year ended December 31, 2001.

Cost of Sales. Cost of sales decreased by $102.9 million, or 10.4%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Cost of sales totaled $882.7 million, or 96.8% of net sales, on a combined basis for the year ended December 31, 2002, compared with RTI's cost of sales of $985.6 million, or 99.2% of net sales, for the year ended December 31, 2001. Cost of sales for the year ended December 31, 2002 consisted of $717.1 million on hot-rolled products and $165.6 million on cold finished products on a combined basis, compared with $775.3 million on hot-rolled products and $210.3 million on cold finished products for the year ended December 31, 2001.

--------------------------------------------------------------------------------
 38
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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
--------------------------------------------------------------------------------

The overall decrease in cost of sales was primarily related to the reduction of sales caused by decreased tubular round and bar shipments. Cost of sales as a percentage of net sales decreased primarily due to an improved product mix and the benefit of reduced manufacturing overhead resulting from the idling of facilities.

Selling, general and administrative expense. Selling, general and administrative expenses decreased by $5.4 million, or 12.2%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Selling, general and administrative expenses were $39.0 million, or 4.3% of net sales, on a combined basis for the year ended December 31, 2002, compared with $44.4 million, or 4.5% of net sales, for the year ended December 31, 2001. The overall decrease in selling, general and administrative expenses was due in part to a $3.6 million reduction in salary and benefits due to a smaller workforce in 2002, a $2.5 million reduction in information technology spending and a $1.3 million reduction in professional fees and other items. These reductions were offset by a $3.0 million increase in the cost of property insurance in 2002 as compared with 2001. There was also a $1.0 million monitoring fee recorded in the year ended December 31, 2001 compared to $0.4 million recorded in the year ended December 31, 2002.

Depreciation and amortization. Depreciation and amortization expense decreased by $25.9 million, or 45.6%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Depreciation and amortization expense was $30.9 million for the year ended December 31, 2002 on a combined basis, compared with $56.8 million for the year ended December 31, 2001, which represented a decrease of 45.6%. The decrease in the year ended December 31, 2002 as compared to the year ended December 31, 2001 was primarily related to RTI's change to the liquidation basis of accounting as of June 30, 2002. Since property, plant and equipment and intangible assets are stated at fair value under this method of accounting, RTI recorded no depreciation expense for the period from July 1, 2002 to August 15, 2002. REPH LLC reported $2.6 million of depreciation for the period from August 16, 2002 to December 31, 2002 related to the assets acquired from RTI. This reduction in depreciation and amortization results from the change in basis of fixed assets and intangible assets to fair market value of fixed assets acquired.

Special charges. Special charges decreased by $1.1 million, or 9.5%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Special charges recorded by RTI, were $10.5 million for the year ended December 31, 2002, compared with $11.6 million for the year ended December 31, 2001. The 2002 charges included $8.8 million relating to 43 voluntary early retirement buyouts being accepted during 2002. The remaining 2002 charges consisted of $1.9 million of severance-related costs for administrative staff reductions and $0.6 million of miscellaneous facility closure costs, which were partially offset by a gain of $0.8 million as a result of RTI's Willimantic, Connecticut plant sale and the reversal of a substantial portion of RTI's related shutdown reserve. Workforce reduction charges were $8.0 million from pension and other post-retirement benefits curtailment charges related to early retirement buyouts during the year ended December 31, 2001. Also during the year ended December 31, 2001, RTI shut down its Willimantic, Connecticut cold finishing facility as part of a continued attempt to reduce costs and improve efficiency. As a result of this action, net of adjustments to previously recorded reserves, RTI recorded restructuring charges of $3.6 million during 2001.

Net interest expense. Net interest expense decreased by $29.8 million, or 53.1%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Net interest expense was $26.3 million for the year ended December 31, 2002 on a combined basis compared with RTI's net interest expense of $56.1 million for the year ended December 31, 2001. The decrease was primarily due to RTI's Chapter 11 filings suspending the accrual of interest expense as of April 2, 2001 on all debt other than RTI's debtor-in-possession credit facility and the industrial revenue bond held with the Development Authority of Cartersville, Georgia.

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Income taxes.  REPH LLC was a limited liability company that was treated as a partnership for federal and state income tax purposes and, accordingly, had no income tax provision or deferred income tax assets or liabilities related to taxes imposed by these jurisdictions. RTI was a limited liability company that was treated as a partnership for federal and state income tax purposes and, accordingly had no income tax provision or deferred income tax assets or liabilities related to taxes imposed by these jurisdictions. Amounts for income taxes consisted primarily of a provision for foreign taxes relating to RTI's Canadian subsidiary, Canadian Drawn Steel Company, Inc.

Reorganization items. Reorganization items decreased by $13.6 million, or 85.0%, for the year ended December 31, 2002 compared to the year ended December 31, 2001. Reorganization items represent costs relating to RTI's Chapter 11 proceedings. These costs amounted to $2.4 million and $16.0 million for the years ended December 31, 2002 and 2001, respectively. The amounts were primarily incurred for various consulting and legal fees related to bankruptcy proceedings.

The results of operations of REPH LLC and RTI on a combined basis indicate a net loss of $80.7 million for the year ended December 31, 2002 compared with RTI's net loss of $182.6 million for the year ended December 31, 2001.

OUR LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY
Our liquidity is comprised of cash, cash equivalents and funds available under our revolving credit facility. At September 30, 2004, we had approximately $59.3 million of availability under our revolving credit facility in excess of the $25.7 million minimum availability requirement, compared to $30.5 million of availability at December 31, 2003. The increase in liquidity is primarily the result of the replacement of our $150.0 million revolving working capital credit facility with Perry Partners LP with our $200.0 million revolving credit facility with General Electric Capital Corporation on May 20, 2004. Other items affecting our liquidity as of September 30, 2004 compared to December 31, 2003 include a decrease in cash on hand of $5.6 million, an increase in the borrowing under our revolving credit facility of $15.8 million and an increase in our outstanding letters of credit of $7.1 million. On November 10, 2004, we and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million and to provide for a possible further increase in borrowing capacity of $100.0 million in the future. In addition, the amended revolving credit facility contains a lower interest rate than our original revolving credit facility.

Cash flow used in operations for the nine months ended September 30, 2004 was $19.9 million. For the nine months ended September 30, 2004 we generated cash flow from net income of $19.7 million. In 2003, REPH LLC, as a result of a fire and explosion, lost its #3 blast furnace located in Lorain, Ohio. We acquired the right to any insurance proceeds resulting from the damage incurred to the #3 blast furnace under the terms of the asset purchase agreement pursuant to which we acquired substantially all of REPH LLC's operating assets. During the nine months ended September 30, 2004, we received $31.5 million from insurance proceeds. The insurance proceeds were recorded as a $17.7 million reduction of the remaining opening property, plant and equipment and an $8.4 million extraordinary gain which is net of $5.4 million of income taxes. This increase in cash flow was offset by changes in working capital including an increase in accounts receivable of $87.0 million, an increase in inventory of $48.0 million and an increase in accounts payable of $48.5 million.

Net working capital at September 30, 2004 increased $65.9 million compared to December 31, 2003, reflecting a $131.8 million increase in current assets and a $65.9 million increase in current liabilities. The increase in current assets was primarily due to an increase in accounts receivable of $87.0 million and an increase in inventories of $48.0 million. The increase in accounts receivable was primarily due to increased sales and sales prices during the nine months ended September 30, 2004. We have reduced

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our average days outstanding during fiscal 2003 from 51 to 46 in fiscal 2004.
The increase in inventory is due to higher inventory levels required to support our increased sales volume. We have elected to change our method of accounting for inventory from the first in, first out (FIFO) method to the last-in, first-out (LIFO) effective January 1, 2004 because we have experienced inflation in raw material prices for the commodities we purchase and use to produce steel products. We have adopted the LIFO method to more accurately match revenues with current costs. The inventory value at September 30, 2004 reflects a $37.3 million LIFO reserve. The change in current liabilities was due primarily to an increase in accounts payable of $48.5 million and an increase in accrued compensation of $9.5 million. The increase in accounts payable is the result of improved credit terms from our vendors. The increase in accrued compensation is primary due to the accrual of profit sharing for union and salary employees and management and executive bonuses amounting to $6.5 million.

Net cash used by investing activities to acquire property and equipment during the nine months ended September 30, 2004 totaled $8.8 million.

Net cash provided by financing activities during the nine months ended September 30, 2004 was $23.1 million. During the nine months ended September 30, 2004, we entered into our revolving credit facility with General Electric Capital Corporation, issued the 11% Senior Secured Promissory Note in favor of Perry Principals Investments, L.L.C. and issued a $8.4 million Senior Subordinated Promissory Note in favor of Perry Principals Investments, L.L.C. (which was repaid in full in July 2004). In addition, we received a total of $20.0 million equity contribution from Perry Partners and Perry Partners International, repaid the outstanding revolving working capital credit facility with Perry Partners and exercised our option to redeem the $80.0 million aggregate face amount of our 10% Senior Secured Notes held by U.S. Bank National Association for 75% of the aggregate face amount. As a result of redeeming these notes, $14.1 million of insurance proceeds held as collateral became available to us. We received additional insurance proceeds during the nine months ended September 30, 2004. In accordance with the terms of our 10% Senior Secured Notes due 2009, $7.0 million of the insurance proceeds were applied to the outstanding principal balance of these notes during the nine months ended September 30, 2004 and an additional $3.0 million were applied to the outstanding principal balance of these notes subsequent to September 30, 2004.

CAPITAL EXPENDITURES
REPH LLC invested $8.0 million in capital expenditures during the period from January 1, 2003 to December 18, 2003. The capital expenditures limit under our existing credit facility for the period from December 19, 2003 to December 31, 2003 was $4.5 million. Current planned capital expenditures for 2004 are $19.4 million, which includes the initial costs associated with approximately $50.0 million investment in a new five strand combined billet/bloom caster at our Canton facility. This project will be completed in 2005. These expenditures are expected to be funded using cash from operations and borrowings under our revolving credit facility. Capital expenditures for the nine months ended September 30, 2004 amounted to $8.8 million. Capital expenditures for any fiscal year are limited under our revolving credit facility to $25.0 million, excluding capital expenditures financed by proceeds of any insurance recoveries received. The amendment to our revolving credit facility dated November 10, 2004 increased the capital expenditures for any fiscal year to an amount not to exceed $40.0 million, excluding capital expenditures financed by proceeds of any insurance recoveries received.

DEBT SERVICE REQUIREMENTS
Republic Engineered Products, Inc., our wholly-owned subsidiary, currently has significant debt repayment obligations under its revolving credit facility, the 11% Senior Secured Promissory Note and the 10% Senior Secured Notes. The 11% Senior Secured Promissory Note due August 20, 2009 and the 10% Senior Secured Notes due August 31, 2009 will be repaid with the proceeds of this offering.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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The 11% Senior Secured Promissory Note requires interest payments monthly, in arrears, on the last day of each month. The purchase agreement governing the notes contains significant affirmative and negative covenants including separate provisions imposing restrictions on Republic Engineered Products, Inc.'s ability to pay dividends on, redeem or repurchase its capital stock; make investments and other restricted payments; incur additional indebtedness or issue preferred stock; create liens; permit dividend or other payment restrictions on restricted subsidiaries; sell all or substantially all of its assets or consolidate or merge with or into other companies; engage in transactions with affiliates; and engage in sale-leaseback transactions in each case, subject to certain exceptions. The notes are secured, subject to exceptions and limitations, by a first priority lien on, and security interest lien on certain personal property or other assets of each of Republic Engineered Products, Inc., PAV Republic, Inc., Republic N&T Railroad, Inc. and Republic Machine LLC as specified in the security agreement executed in connection with the issuance of the senior secured promissory note. Republic Engineered Products, Inc.'s obligations under the notes are unconditionally and fully guaranteed jointly and severally on a senior secured basis by us and each of Republic Engineered Products, Inc.'s direct domestic subsidiaries.

The 10% Senior Secured Notes require interest payments on March 31, June 30, September 30 and December 31 of each year. Pursuant to the terms of the senior secured notes, provided that Republic Engineered Products, Inc. has not repaid at least $1.0 million of principal under the senior secured notes, on the last day of each quarter up to and including June 30, 2009, Republic Engineered Products, Inc. is required to pay 0.25% of the original principal amount (or such lesser principal amount as shall then be outstanding) of the senior secured notes at par and without payment of any premium. In addition, pursuant to the terms of the senior secured notes, 50% of any insurance proceeds related to the loss events at the Lorain facility greater than $5.0 million and less than $25.0 million must be directly applied toward the reduction of the aggregate principal amount of the senior secured notes upon receipt of such proceeds. As of September 30, 2004, Republic Engineered Products, Inc. had applied $7.0 million of such proceeds toward reduction of the principal amount of the senior secured notes. Subsequent to September 30, 2004, Republic Engineered Products, Inc. had applied $3.0 million of such proceeds toward reduction of the principal amount of the senior secured notes and, therefore, is no longer required to make any repayments of principal under the senior secured notes until August 31, 2009. The purchase agreement governing the notes also contains significant affirmative and negative covenants including separate provisions imposing restrictions on Republic Engineered Products, Inc.'s ability to pay dividends on, redeem or repurchase its capital stock; make investments and other restricted payments; incur additional indebtedness or issue preferred stock; create liens; permit dividend or other payment restrictions on restricted subsidiaries; sell all or substantially all of its assets or consolidate or merge with or into other companies; engage in transactions with affiliates; and engage in sale-leaseback transactions in each case, subject to certain exceptions. The notes are secured, subject to exceptions and limitations, by (i) a first priority interest in the real estate and fixtures related to our Canton cast roll facility and related properties, rights and assets subject to the mortgage under the related security agreement and (ii) 50% of business interruption insurance proceeds related to the loss events at the Lorain facility greater than $5.0 million and less than $25.0 million provided that such security interest in business interruption insurance proceeds shall in no event exceed $10.0 million. This $10.0 million threshold was satisfied on October 7, 2004 and, therefore, we are no longer required to make any repayments of principal under the senior secured notes until August 31, 2009.

On May 20, 2004, Republic Engineered Products, Inc. entered into its revolving credit facility with General Electric Capital Corporation. On November 10, 2004, we and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million and to provide for a possible further increase in borrowing capacity of $100.0 million in the future. In

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
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addition, the amended revolving credit facility contains a lower interest rate than our original revolving credit facility. The facility consists of a 5-year revolving credit facility of up to $250.0 million (containing sub-facilities available for the issuance of letters of credit of up to $25.0 million and a swing line of up to $25.0 million) and requires us to maintain borrowing availability of at least $25.7 million. The revolving credit facility may be terminated at any time, and if it is terminated prior to May 20, 2008, the termination may result in certain early termination fees. After giving effect to our use of the proceeds of this offering, the amount available under our
revolving credit facility is expected to be approximately $     million.
Concurrent with this offering and upon the consummation of the merger of Republic Engineered Products, Inc. into PAV Republic, Inc., we will assume Republic Engineered Products, Inc.'s obligations under the revolving credit facility.

All of the obligations under the senior credit facility are unconditionally guaranteed on a senior secured basis by each of Republic Engineered Products, Inc.'s domestic subsidiaries and by us. The obligations under the senior credit facility (including the guarantees) are secured by a first priority lien on substantially all of Republic Engineered Products, Inc.'s and the guarantors' accounts receivable and inventory and by a second priority lien on all of Republic Engineered Products, Inc.'s property, plants and equipment, subject to certain exceptions.

Revolving loans under the senior credit facilities bear interest, at Republic Engineered Products, Inc.'s option, either at a floating rate equal to the reserve adjusted London Interbank Offered Rate ("LIBOR") plus a margin of 2.75% per year, or the base rate equal to the higher of the prime rate as reported by The Wall Street Journal or the overnight federal funds rate plus 50 basis points plus a margin of 1.00% per year. Commencing on April 1, 2005, the margins may be adjusted based on the average availability quarterly on a prospective basis. The base rate margins may be reduced to an amount between 0.00% and 1.00%, and the LIBOR margins may be adjusted to an amount between 1.75% and 2.75%. In addition, the lenders under the revolving credit facility are paid a monthly fee on a proportion of the unused commitments under that facility at a rate of 0.50% per annum. For so long as any default under the credit agreement continues, interest on the revolving loans will increase by 2.00% per year.

The credit agreement contains customary representations and warranties and customary covenants restricting Republic Engineered Products, Inc.'s and its subsidiaries' ability to, among other things and subject to various exceptions,
(i) alter the nature of its business, (ii) engage in mergers, acquisitions and asset sales, (iii) permit the creation of any security interests on any of its assets, (iv) incur additional indebtedness, (v) declare dividends, make distributions or redeem or repurchase capital stock, (vi) prepay, redeem or repurchase other debt, (vii) make loans and investments, or (viii) conduct transactions with affiliates. Republic Engineered Products, Inc. and its subsidiaries also are required to comply with specified financial covenants and customary affirmative covenants.

Events of default under the credit agreement include, but are not limited to,
(i) failure to pay principal, interest, fees or other amounts under the credit agreement when due or after expiration of a grace period, (ii) covenant defaults, (iii) any representation or warranty proving to have been materially incorrect when made, (iii) the revocation or purported revocation of any guarantee by any of the guarantors, (v) unsatisfied final judgments over a threshold, (vi) bankruptcy events, (vii) the invalidity or impairment of any loan document or any security interest, (viii) a cross default to certain other debt, (ix) a change of control, and (x) certain ERISA defaults.

Republic Engineered Products, Inc. assumed a $5.0 million loan from the Ohio Department of Development through the acquisition. The term of the loan is five years, and the interest rate is 3%, payable monthly. Principal payments begin on August 6, 2005. Republic Engineered Products, Inc. continues to accrue interest on this debt. The loan is collateralized by the 20" mill modernization project at the Lorain facility by a first priority lien to the extent of the principal amount of the loan.

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Pursuant to a preliminary commitment of assistance dated November 5, 2004, the
Ohio Department of Development is prepared to grant us a loan of up to $2.0 million. This financing is contingent upon us meeting certain program guidelines, our capital investment in a new caster at our Canton facility, completion of due diligence, satisfactory review of our financial statements and the approval of the Development Financing Advisory Council and the State Controlling Board. This commitment is also based on certain assumptions such as the creation of new jobs and the maintenance of certain existing jobs by us. In addition, through the Ohio Investment in Training Program, the State of Ohio has offered a preliminary commitment of up to $350,000 to help us with specific training and other workforce development needs. This commitment is contingent upon the future appropriations to this program by the Ohio General Assembly.

Our ability to meet our debt service obligations and reduce our total debt will depend upon our future performance, which in turn, will depend upon general economic, financial and business conditions, along with competition, legislation and regulation -- factors that are largely beyond our control. We believe that cash flow from operations, together with other available sources of funds including additional borrowings under our credit facility will be adequate for at least the next twelve months for making required payments of principal and interest on our indebtedness and for funding anticipated capital expenditures and working capital requirements. However, we cannot assure you that our operating results, cash flow and capital resources will be sufficient for repayment of our debt in the future.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. SFAS No. 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after December 15, 2002. The adoption of SFAS No. 143 did not impact our consolidated financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities. The scope of SFAS No. 146 includes (1) costs to terminate contracts that are not capital leases; (2) costs to consolidate facilities or relocate employees; and (3) termination benefits provided to employees who are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. The provisions of this Statement became effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 did not impact our consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123. SFAS No. 148 provides alternative methods of transition from a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of

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the method used on reported results. The adoption of SFAS No. 148 did not impact our consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation No. 46 as revised in December 2003, requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. It is based on the concept that companies that control another entity through interests other than voting interests should consolidate the controlled entity. Interpretation No. 46 and its revision did not impact our consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an effect on our consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares of stock in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not impact our consolidated financial statements.

In December 2003, the FASB revised SFAS No. 132 (revised 2003), Employers' Disclosures about Pensions and Other Postemployment Benefits. SFAS No. 132 (revised 2003) requires additional disclosure on the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans in the notes to consolidated financial statements. The disclosures include describing the types of plan assets, investment strategy, measurement dates, plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. We adopted SFAS No. 132 (revised 2003) in the fourth quarter of 2003 and since this Statement requires changes in disclosure only, it did not impact our consolidated financial statements.

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COMMITMENTS AND CONTINGENCIES

The following table summarizes our contractual obligations at December 31, 2003, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

                                                    LESS THAN                           MORE THAN
                                          TOTAL      1 YEAR     1-3 YEARS   3-5 YEARS    5 YEARS
                                                          (dollars in thousands)
-------------------------------------------------------------------------------------------------
Revolving credit facility(1)...........  $ 91,904    $    --     $    --     $    --    $ 91,904
Existing senior notes(2)...............   100,948         --          --          --     100,948
Ohio Dept. of Dev. Loan................     5,000         --       2,306       2,694          --
Operating leases.......................     3,911      1,049       1,516         897         449
Purchase obligations...................   139,788     43,737      66,191       9,480      20,380
                                         --------    -------     -------     -------    --------
Total contractual obligations..........  $331,110    $45,306     $71,226     $13,350    $201,228
                                         ========    =======     =======     =======    ========

------------
(1) As of December 31, 2003, borrowings under the revolving credit facility are accruing interest at the rate of 5.5% per year.

(2)  10% Senior Secured Notes and 10% Senior Secured Bank Notes.

The following table summarizes our contractual obligations at December 31, 2003, as adjusted for this offering, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

                                                     LESS THAN                           MORE THAN
                                             TOTAL    1 YEAR     1-3 YEARS   3-5 YEARS    5 YEARS
                                                            (dollars in thousands)
--------------------------------------------------------------------------------------------------
Revolving credit facility..................  $       $            $           $          $
Existing senior notes......................
Ohio Dept. of Dev. Loan....................
Operating/capital leases...................
Purchase obligations.......................
                                             -----   --------     -------     -------    --------
Total contractual obligations..............  $       $            $           $          $
                                             =====   ========     =======     =======    ========

In addition to the above, we are, in the ordinary course of business, the subject of or party to various pending or threatened legal and environmental actions. We provide for the costs related to these matters when a loss is probable and the amount is reasonably estimable. Based on information presently known to us, management believes that any ultimate liability resulting from these actions will not have a material adverse affect on our consolidated financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our interest expense is sensitive to changes in the general level of interest rates in the U.S. At September 30, 2004, we had $61.8 million aggregate principal amount of our 11% Senior Secured Promissory Note outstanding, $13.9 million aggregate principal amount of our 10% Senior Secured Notes outstanding (of which $3.0 million of principal was paid on October 7, 2004), $5.0 million aggregate amount of our Ohio Department of Development Loan outstanding and $107.7 million outstanding under our revolving credit facility. Our 11% Senior Secured Promissory Note bears interest at a fixed rate of 11% per year, our 10% Senior Secured Notes bear interest at a fixed rate of 10% per year and our Ohio Department of Development Loan bears interest at a rate of 3% per year, but the interest rate on additional borrowings under our existing credit facility may vary. As a result, our primary exposure to market risk for changes in interest rates relates to our revolving credit facility.

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Revolving loans under the revolving credit facilities will bear interest, at our option, either at a floating rate equal to the reserve adjusted London Interbank Offered Rate ("LIBOR") plus a margin of 2.75% per year, or the base rate equal to the higher of the prime rate as reported by The Wall Street Journal or the overnight federal funds rate plus 50 basis points plus a margin of 1.00% per year. Commencing on April 1, 2005, the margins may be adjusted based on the average availability quarterly on a prospective basis. The base rate margins may be reduced to an amount between 0.00% and 1.00%, and the LIBOR margins may be adjusted to an amount between 1.75% and 2.75%. As of September 30, 2004, prior to the amendment of our revolving credit facility, borrowings under the revolving credit facility are accruing interest at the rate of 4.8% per year. If the average interest rate for our borrowings under the revolving credit facility were to increase by 100 basis points, our interest expense on average borrowings of $120.0 million would increase by approximately $1.2 million annually and reduce our net earnings, if any.

After giving effect to the use of proceeds of this offering, we will have $ million aggregate principal amount of our Ohio Department of Development Loan
outstanding and $   million outstanding under our revolving credit facility in
excess of the current $   million minimum availability requirement.

Almost all of our transactions are denominated in U.S. dollars, and, as a result, we do not have material exposure to currency exchange-rate risks.

We do not currently engage in any interest rate, commodity price or foreign currency exchange rate hedging transactions, although we may do so in the future. We have purchased several call options which will allow us to purchase a portion of our natural gas at predetermined rates. These call options are for natural gas purchases made between December 2004 and March 2005. We have also prepaid a portion of our natural gas transportation costs for November 2004 to March 2005.

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Business

We are the leading domestic producer of special bar quality steel, or "SBQ," products with shipments of approximately 1.4 million tons for the nine months ended September 30, 2004 and we have an aggregate annual steel making capacity of 2.3 million tons. Through our predecessors, we have been producing SBQ products for over 100 years. We are the only U.S.-based SBQ producer to employ both electric arc furnace, or "EAF," and integrated blast furnace technology. We expect to begin installing equipment at our Canton facility by the end of 2004 which we expect will further enhance our EAF flexibility by the end of 2005. This addition will allow for significant manufacturing flexibility and enable us to proactively manage our product mix and more efficiently utilize raw material inputs.

We have long-standing customer relationships with nearly all of our more than 250 customers, including all leading domestic and U.S.-based Japanese transplant automotive and industrial equipment manufacturers and their first tier suppliers. We supply high quality, value-added SBQ products to our customers and provide the most complete range available in the industry. We offer over 5,000 combinations of grades, finishes, sizes, shapes and end uses, including hot-rolled bars, cold finished bars, semi-finished bars and tube rounds. Our SBQ products are used across a broad range of highly engineered end-user applications, including axles, hubs and crankshafts for automobiles and light trucks, machine tools and off-highway equipment.

As a result of our significant capital investments, we operate seven modern and well-maintained facilities in the U.S. and Canada. The proximity of our strategically located facilities to the majority of our customers provides us with a significant competitive advantage to other SBQ producers. These facilities include electric arc furnace and blast furnace melt shops located in Canton and Lorain, Ohio, respectively, hot-rolling and processing mills located in Canton and Lorain, Ohio and Lackawanna, New York, cold finishing facilities located in Massillon, Ohio, Gary, Indiana and Hamilton, Ontario, and a machine shop located in Massillon, Ohio. In addition to our steelmaking capacity, we have aggregate annual hot-rolling production capacity of approximately 1.5 million tons, tube casting semi-finished capacity of approximately 0.8 million tons and cold finishing production capacity of approximately 0.3 million tons. For the nine months ended September 30, 2004, our sales and operating income totaled $839.8 million and $32.6 million, respectively.

For more information regarding our history, including our predecessors' Chapter 11 filings, see "Management's discussion and analysis of financial condition and results of operations--The Acquisition" and "Management's discussion and analysis of financial condition and results of operations--Our Predecessors."

OUR COMPETITIVE STRENGTHS

We believe we have the following competitive strengths:

Leading market position and long-standing customer relationships. We believe we have maintained the leading market position in the SBQ steel industry for over 20 years. In 2003, we supplied approximately 30% and 85% of all high quality, critical safety application SBQ products consumed by domestic and U.S.-based Japanese transplant automotive manufacturers, respectively. Our leading market position, along with our long-standing customer relationships, is largely the result of our customer service, our comprehensive product offerings and our technology agreements with other international steel producers.

Higher value added products with enhanced margins and pricing policy that mitigates margin volatility. We actively focus our production on higher value added products that increase operating margins. The demand for our higher value added products has enabled us to implement a pricing

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policy that allows for annual price adjustments and stabilizes operating margins against raw material price fluctuations. Over 75% of our customer base is covered by pricing agreements, which are typically for one year. These agreements provide for certain raw material cost recoveries in the form of surcharges, some of which have been in place for over fifteen years. In the first six months of 2004, we enacted additional surcharges for key alloys and other key raw materials, providing further operating margin stability.

Flexible manufacturing operations. In conjunction with the two EAFs located in Canton, the planned additional caster at this facility and the blast furnace operation located in Lorain will provide us with the operational flexibility to alternate between EAF production and traditional integrated blast furnace production. This flexibility will allow us to respond to changes in raw material input prices and utilize the lowest production cost structure available.

Absence of onerous legacy liabilities. We have limited environmental legacy liabilities arising from facilities we currently own and are not liable for environmental liabilities of former or shut down facilities owned by our predecessor companies. In addition, under our labor agreements with the United Steelworkers of America, or "USWA," AFL-CIO and CLC, we do not have legacy pension plan or other post retirement benefit obligations. Coupled with the debt reduction expected from this transaction, we believe that the absence of legacy liabilities will provide us with one of the strongest balance sheets in the SBQ industry.

Favorable labor agreements. Our favorable labor agreements have enhanced our ability to maximize workforce flexibility and reduce costs by providing flexible scheduling of our workforce and eliminating contingency costs. We believe our labor agreements are among the best in the industry and allow us to maintain low cost labor operations.

Modern, well-maintained facilities with modest capital expenditures going forward. We believe our strategically located plants are among the most modern and well-maintained SBQ steelmaking facilities in North America. Over the past ten years, we have invested over $650 million to refurbish and modernize our existing facilities. On October 11, 2004, our Board of Directors approved the installation of a caster at our Canton facility which we estimate will cost approximately $50 million. As a result of these investments, we believe modest capital expenditures will be required to support our ongoing operations.

Strong and experienced management team and sponsor. Our senior management team has an average of approximately 25 years experience in both integrated and mini-mill steel production. Perry Capital, our equity sponsor, provides additional industry expertise through investments in other industrial portfolio companies as well as in-depth knowledge of and relationships with our customer end-markets.

OUR BUSINESS STRATEGY

Our principal business strategies include the following:

Enhance EAF production capability to provide additional operational flexibility. We plan to increase operating flexibility by installing a new caster at our Canton facility which should be completed by the end of 2005. This addition, in conjunction with our blast furnace capability, will allow us to allocate production more efficiently and minimize the cost of raw material inputs.

Focus on products with higher engineering content to command premium margins. We will continue to manage our product mix by focusing on higher-value added products with more engineering content and metallurgical specificity which command premium margins.

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Build upon our strong customer relationships.  We intend to strengthen our long-standing customer relationships by maintaining strong customer service and proactively responding to changing customer needs. We will continue to work with our customers to design and manufacture products to meet their specific needs and to create new, innovative product solutions.

Maintain financial flexibility. Through this offering, we expect to repay debt, increase liquidity and achieve one of the lowest debt to total capitalization levels in the SBQ industry. This flexible financial position will permit us to prudently invest in internal and external strategic growth opportunities. Looking forward, we will continue to focus on proactively managing our working capital needs and maintaining a conservative capital structure.

THE SBQ PRODUCTS INDUSTRY

The market in the U.S. for SBQ products totaled approximately eight million tons in 2003, based on data published by the American Iron and Steel Institute. SBQ products generally sell for substantially higher prices per net ton than merchant or commodity grade steel products and generally contain more alloys than merchant and commodity grade products. SBQ products are sold to customers who require precise metallurgical content and compliance with rigorous quality specifications. SBQ products are used across a broad range of highly engineered end-user applications, including critical safety applications in automobiles and light trucks, such as axles, hubs and crankshafts, machine tools and off-highway equipment. In most cases, SBQ producers need to satisfy rigorous prequalification requirements in order to sell their products. As a result of all of these factors, barriers to entry in this niche market are high, and imports have represented less of a threat than in the commodity steel sector. The SBQ market has experienced an increase in demand as the result of two trends: increased popularity in the automotive consumer market of light trucks and sport utility vehicles, the SBQ product content of which is generally 2 to 2.5x higher than in other passenger vehicles, and increased use by the legacy Big Three U.S. auto manufacturers of forged crankshafts as opposed to cast crankshafts as well as increased purchasing by domestic and U.S.-based Japanese transplant automotive manufacturers.

The SBQ market is divided into three categories, delineated by the quality and the end use of bar product: (i) hot-rolled engineered bar, (ii) cold finished engineered bar and (iii) rod. Hot-rolled and cold finished engineered bar are the highest quality areas of the SBQ product market. We produce various grades and sizes of finished hot-rolled and cold finished engineered bar and rod products and continue to operate only in this higher-quality end of the market.

Though the broader steel industry has only recently sought to mitigate volatility in raw materials prices by implementing surcharges to customers, SBQ producers, including us, have been using similar arrangements for over 15 years. Historically, a significant percentage of SBQ products have been sold to customers under base price arrangements. Typically, these arrangements are renewed annually and establish the base prices by which customers purchase SBQ products and, in most cases, include surcharge provisions which enable the producer to recover increases in the cost of raw materials such as scrap, alloys and, more recently, coke, iron ore pellets and natural gas.

OUR STEEL MANUFACTURING PROCESS

The manufacturing process for our hot-rolled engineered and cold finished engineered SBQ products involves a number of steps that are outlined below.

MELTING. Our production of steel begins at our electric furnace melt shop in Canton, Ohio and our blast furnaces in Lorain, Ohio. The Canton melt shop operates electric arc furnaces, which consume ferrous scrap as the primary raw material. Premium grade steel scrap is transported from a scrap yard to the Canton melt shop, where it is melted in two 220-ton electric arc furnaces. After the scrap

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reaches a molten state, it is poured from the furnace into ladles and further processed in a ladle refining furnace, where alloys, carbon and other materials are added to create the desired chemical, metallurgical and physical properties. During the scrap melting and refining process, impurities are removed from the molten steel. In addition, as part of the refining process, the molten steel is further processed in a vacuum degasser, which removes oxygen, hydrogen and nitrogen to produce clean, high-quality steel.

At our Canton, Ohio facility, the molten steel is formed into semi-finished bars in our continuous casting and rolling facility. The molten steel is poured into a four-strand continuous bloom caster where it is formed and solidified in molds to produce a solid semi-finished bar called a bloom. The blooms are cut to length, then rolled to a smaller cross-sectioned bar referred to as a billet. Blooms are square, rectangular, or round semi-finished shapes greater than 64 square inches in cross-sectional area and billets are less than 64 square inches in cross-sectional area. These semi-finished billets, having been produced to a specified chemical composition, size and quality, are then cooled and sent to our rolling mills for further processing into finished products or sold as semi-finished products.

Unlike our Canton electric furnace melt shop that relies on steel scrap, our Lorain, Ohio facility produces iron in a blast furnace, and later converts the iron to steel in an oxygen furnace by adding scrap. Currently, we operate one of two blast furnaces at our Lorain facility, due to the loss of the #3 blast furnace in 2003. See "Management's discussion and analysis of financial condition and results of operations--Our Predecessors." Our #4 blast furnace, currently in use at Lorain, has allowed us to operate at production levels that meet our business plan. The primary raw materials used in our Lorain blast furnace are (i) taconite pellets, which are a concentrated form of iron ore,
(ii) coke, which is a product produced by baking specific types of coal at high temperature, and (iii) limestone or other cleansing materials, which are necessary to remove impurities in the material. In addition, scrap material is often used in place of iron ore and pulverized coal is often used in place of coke. We were informed by US Steel that they did not intend to renew their current supply agreement with us, which expires at the end of December 2004. On October 22, 2004, we executed supply contracts with US Steel which will provide us with our iron ore requirements and a portion of our coke requirements from January 1, 2005 through June 30, 2005. We cannot assure you that we will be able to extend our agreements with US Steel beyond June 30, 2005. If we are unable to extend our supply agreements with US Steel beyond June 30, 2005, we will be forced to obtain iron ore and coke in the open market. The other materials discussed above are either produced at the facility or purchased from third parties.

Within the refractory brick-lined blast furnace chamber, the iron material consisting of taconite or other ores, the carbon material consisting of coke and pulverized coal and the cleansing or "flux" material are heated to temperatures in excess of 2,500 degrees Fahrenheit. The high temperature causes a chemical reaction between the iron and carbon creating pig iron or hot metal. The flux material combines with impurities to create a by-product called slag.

Special rail vehicles then transfer the hot metal in liquid form to the Lorain melt shop, which operates two 215-ton basic oxygen furnaces. Sulfur is removed from the hot metal and the hot metal is mixed with high quality scrap. This mixture is injected with oxygen that causes another chemical reaction that converts the pig iron or hot metal into molten steel, which is then poured into ladles. The ladles are transported to a ladle metallurgy facility where alloying agents and other refining materials may be added and blended into the steel. In addition, for some applications, the molten steel may be processed in a vacuum degasser to reduce oxygen, hydrogen and nitrogen.

The molten steel is then poured into either a five-strand continuous bloom caster or a six-strand billet caster through which the steel flows and cools. The cooled blooms or billets solidify, then are cut to length before further processing. The casters produce round blooms and billets that are feedstock for

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hot-rolled seamless tube products or rectangular blooms or square billets that are transported to one of three bar mills that convert the blooms or billets into finished cut-length or coiled bars for the marketplace.

OUR PRODUCTS AND PRODUCT MIX

Hot-Rolled Products. Our hot-rolled products are manufactured from liquid steel melted in our steel production facilities, which is direct cast into blooms or billets. Blooms and billets are processed into hot-rolled products by changing the internal physical properties, size, and shape of the steel. As a direct cast billet or bloom cast billet is reduced in size, the strength and integrity of the resulting bar or rod product is increased. Since blooms have a larger cross-sectional area than billets, a greater reduction to size occurs. Accordingly, hot-rolled product rolled from a cast bloom is generally stronger than a direct cast billet hot-rolled product of the same size and metallurgical content. Typically customers concerned about product quality and strength as related to reduction of area require bloom-based hot-rolled bar products.

Direct cast billet products are generally used for smaller special bar quality product sizes and for less demanding end-use applications. Our Canton, Ohio Caster and Continuous Rolling Facility and Lorain, Ohio melt shop facilities cast bloom-based products in a 10" by 13" or 12.5" by 14" size, respectively.

The completed hot-rolled products are coiled or are placed on a cooling bed and then cut to required lengths. The items are then stacked into coils or bundles and placed in warehouses from which they are shipped directly to the customer or to one of the Company's cold finishing mills for further processing.

The following table displays the major end-market applications of our hot-rolled products by size and shape:

           MAJOR END-MARKET APPLICATIONS BY PRODUCT SIZES AND SHAPES
--------------------------------------------------------------------------------
SIZE:      7/32" - 1 9/16" coil  3/4" - 3 1/4" cutlength   3 1/4"+ cutlength

ROUNDS:    Automotive fasteners  Bearings                  Crankshafts
           Coil springs          Transmission gears        Ring gears
           Specialty springs     Steering components       Off-highway equipment
                                 Constant velocity joints  Capital equipment
                                 Hubs and Spindles         Wheel hubs
                                 Axles

SQUARES:   Not Applicable        Not Applicable            Off-highway equipment
                                                           Crankshafts
                                                           Ordance

HEXAGONS:  Hose couplings and    Hose couplings and        Not Applicable
           Fittings              Fittings

Cold Finished Products. We produce cold finished SBQ products by improving the physical properties of hot-rolled products through value-added processes at our cold finishing plants. Cold finishing processes generate products with more precise size and straightness tolerances as well as a surface finish that provides customers with a more efficient means of producing a number of end products by often eliminating the first processing step in the customer's process. The four basic cold finishing processes are as follows:

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
               PROCESS                                         DESCRIPTION
               -------                                         -----------
Cold Drawing                           Hot-rolled products that have been descaled by blasting the surface with hardened steel shot or pickling with acid are
                                       (1) drawn or pulled through a tungsten carbide die, which
                                       compresses the surface, elongates the product and makes it smooth and shiny and (2) straightened.
Turning and Polishing                  Removing the surface of hot-rolled products with a revolving cutting tool, which is the turning process, then rotating
                                       the turned product through rollers that polish the surface and straighten the product.
Turning, Grinding and Polishing        The same processes as turning and polishing products, with the addition of a grinding process that yields very fine
                                       tolerances.

After the cold finished products are cut to length, they are stacked in bundles and transported to warehouses from which they are shipped to customers.

The following table displays the major end market applications of our cold finished products by shape without references to product size, which is less important for determining the end use of cold finished steel products:

                               MAJOR END-MARKET APPLICATIONS BY SHAPES
-----------------------------------------------------------------------------------------------------
ROUNDS:    Constant       Hydraulic hose  Steering    Water pump  Engine    Hydraulic      Shafts and
           velocity       couplings       rack gears  and motor   valves    cylinders for  gears for
           joints                                     shafts      and fuel  off-highway    appliance
                                                                  injector  and            industry
                                                                  parts     agricultural
                                                                            equipment
HEXAGONS:  Hose fittings  Spark plug      Nuts
                          shells
SQUARES:   Agricultural
           equipment
FLATS:     Machine tool   Office          Exercise    Agricultural
           fixtures       furniture       equipment   equipment

Seamless Tube Rounds. In connection with our current supply arrangement with US Steel Corporation, we produce semi-finished rounds at our Lorain, Ohio facility for purchase by US Steel's Lorain, Ohio and Fairfield, Alabama facilities under specified circumstances. On October 22, 2004, we entered into a supply agreement with US Steel pursuant to which we will continue to supply US Steel with semi-finished rounds through June 30, 2005. We cannot guarantee that we will extend this agreement beyond June 30, 2005. Depending on the desired end-use application for Lorain, these products are either cast to sizes of 6," 10.5," 11.6," 12.25" or 13.5" or bloom cast and then rolled at our primary rolling mill to sizes of 6" rounds. For the Fairfield facility, we produce semi-finished product in rounds at 11.6." Seamless tubes are used in oil and gas drilling and exploration applications.

Semi-Finished Steel Products. We also sell semi-finished products that are cast or rolled into round cornered squares. These products are typically sold for forging applications or to rolling mills operated by competitors that do not have melt shop facilities or to steel service centers or distributors, for further processing before they reach the ultimate end user. These products are sold in sizes ranging from 4"-8 1/2."

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SEASONALITY

Our business is subject to some degree of seasonality. The primary end markets for our products are the automotive and industrial equipment industries. Consequently, the special bar quality industry, including our company, typically experiences higher shipment volumes and revenues in the first and second quarters due to seasonality of the automotive and industrial equipment industries.

RAW MATERIALS

Scrap Metal. The major raw material for our electric arc furnace melt shops is ferrous scrap metal, which is generated from industrial, automotive, demolition and railroad sources. Scrap metal accounted for approximately 21% of our total manufacturing costs, excluding depreciation for the nine months ended September 30, 2004. The long-term demand for scrap metal and the importance of scrap metal to the domestic steel industry is expected to increase as steelmakers continue to expand scrap metal-based electric furnace capacity, with additions to, or replacements of, existing integrated steel manufacturing facilities that use iron ore, coke and limestone as their principal raw materials. The high quality of our products requires the use of premium grades of scrap metal, the supply of which is more limited. Prices for scrap metals vary based on numerous factors including quality, availability, freight costs, speculation by scrap brokers and other conditions beyond our control. However, we generally have not had difficulty purchasing adequate scrap metal of the required quality. We believe that adequate supplies of scrap metal will continue to be available in sufficient quantities for the foreseeable future. Recently, the price of scrap metal has increased significantly. We seek to mitigate the impact of fluctuations in the price of scrap metal by charging substantially all of our customers scrap metal surcharges based on the increase in the price of scrap metal above specified levels. For other customers, adjustments are made in selling prices if the price of scrap exceeds or drops below specified levels. These surcharges and price adjustments are determined on a monthly basis.

We purchase scrap in the open market through a number of brokers or directly from scrap dealers. We are not dependent on any single supplier to meet our scrap requirements. However, depending on the supply, price, terms and availability of scrap, we may change our purchase methods in the future by, for example, purchasing more scrap from fewer suppliers.

Coke and Iron Ore Pellets. Iron ore pellets and coke are the principal raw materials used in our blast furnaces. Iron ore pellets and coke accounted for approximately 14% of our total manufacturing costs, excluding depreciation, for the nine months ended September 30, 2004. We were informed by US Steel that they did not intend to renew their current supply agreement with us, which expires at the end of December 2004. On October 22, 2004, we executed supply contracts with US Steel which will provide us with our iron ore requirements and a portion of our coke requirements from January 1, 2005 through June 30, 2005. We cannot assure you that we will be able to extend our agreements with US Steel beyond June 30, 2005. If we are unable to extend our supply agreements with US Steel beyond June 30, 2005, we will be forced to obtain iron ore and coke in the open market. In 2003, we purchased $38.2 million, or 100% of our iron ore and $50.2 million, or 87.2% of our coke from US Steel, and in the nine months ended September 30, 3004, we purchased $40.7 million, or 100% of our iron ore and $55.1 million, or 92.1% of our coke from US Steel. For 2005, we will satisfy our needs for these raw materials through a combination of our arrangements with US Steel and through transactions in the open market.

Alloys and Fluxes. We purchase various materials such as nickel, chrome, molybdenum, vanadium, manganese, silicon, aluminum, titanium, sulfur, lead, lime and fluorspar for use as alloying agents and fluxing, or cleansing, materials. Historically, prices of many of these materials have fluctuated dramatically, and more recently, prices have increased considerably. From time to time, we have used price surcharges for alloys such as nickel and molybdenum in an attempt to protect profit margins

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from the effects of fluctuating prices on these commodities. During the nine months ended September 30, 2004, alloys and fluxes constituted approximately 13% of our total manufacturing costs.

Hot-Rolled Engineered Bars. Historically, REPH LLC purchased hot-rolled engineered bar from other steelmakers for use in production at its cold finishing facilities. We have continued this practice. We purchase from several suppliers and expect that grades of bar that we choose not to produce will be available for purchase.

ENERGY SOURCES

Our manufacturing facilities consume large amounts of electricity and natural gas. We did not have difficulty in obtaining adequate sources of electricity and natural gas in the past and we do not foresee any significant difficulties in the future. However, we anticipate higher natural gas prices in the remainder of 2004 and in 2005, which could adversely affect our future operating results. We have purchased several call options which will allow us to purchase a portion of our natural gas at predetermined rates. These call options are for natural gas purchases made between December 2004 and March 2005. We have also prepaid a portion of our natural gas transportation costs for November 2004 to March 2005.

Our primary use of electricity is at our electric arc furnace melt shop in Canton, Ohio and at our basic oxygen process melt shop facility in Lorain, Ohio. We currently have a long-term electricity contract in place for the Canton facility that expires in December 2005 and is renewable on a year-to-year basis. We currently have an electricity contract for the Lorain facility that expires in January 2005. We expect to extend or renew this contract on terms substantially similar to the existing contract. The rest of our facilities purchase their electricity from local utilities under various contracts and terms. We believe our electricity costs are competitive with other SBQ manufacturers.

The principal use of natural gas in our operations is for the billet reheating operations at our Lorain, Ohio and Lackawanna, New York hot-rolling mills and at the blast furnace and primary mill at our Lorain, Ohio melt shop facility. We purchase natural gas based on our anticipated requirements in the monthly futures market. We also have negotiated distribution contracts, storage contracts, primary firm transportation contracts and secondary firm transportation contracts where necessary, for cost effective, reliable natural gas deliveries. Each facility's delivery arrangement has been negotiated separately for the specific needs of that facility.

Our Lackawanna, New York facility relies on natural gas distribution systems and electrical equipment and other rights owned by the International Steel Group Inc. The right to utilize these systems is essential to the operation of the Lackawanna facility. See "Risk factors--Operations at our Lackawanna, New York facility depend on the rights to use pipelines, electrical equipment and other property and assets of an adjoining facility that is owned by the International Steel Group Inc. The termination of any of these rights could interrupt our operations and have a material adverse effect on our results of operations and financial condition by reducing cash flow and harming customer relationships."

CUSTOMERS

We primarily market our products to consumers of higher quality, critical safety application SBQ products. Customers in these targeted market areas require higher quality SBQ products for use in hot and cold metal-forming operations such as cold forge/extrusion, warm forge, hot forge and hot/cold heading processes, rather than traditional machining processes. Penetration of these targeted market areas depends on various factors, including the ability to achieve precise chemistry and manufacturing

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tolerances. Additionally, we must meet pre-qualification requirements to become approved suppliers for potential customers.

For customers in the automotive manufacturing industry and their suppliers, the most important form of certification is the QS-9000 certification, which sets forth a standard set of quality requirements for components and materials suppliers to the automotive industry. Certification requirements vary in scope and generally take between three and twelve months to achieve. Frequently, the qualification process requires a producer to supply one or more trial heats of SBQ products for customer evaluation, although some customers have longer pre-qualification requirements. Because of the high costs incurred by suppliers and customers and significant time that may be required to obtain qualifications, the qualification processes can create strong bonds and commitments between suppliers and customers.

The QS-9000 standard will no longer be a certification standard as of December 15, 2006. Suppliers currently certified under QS-9000 will need to update their certifications to comply with the ISO/TS 16949 standard. Republic is currently actively working toward transitioning to this standard. The ISO/TS 16949 standard, developed by the International Automotive Task Force, is the result of the harmonization of the supplier quality requirements of vehicle manufactures worldwide and provides for a single quality management system of continuous improvement, defect prevention and reduction of variation and waste in the supply chain.

ISO 14001 is an international standard that defines the organizational structure, responsibilities, procedures, processes and resources for implementing environmental management systems. Most of our automotive customers require that we have this certification. All of our U.S. facilities are currently ISO 14001 certified and we have implemented a program to certify our Hamilton, Ontario plant by December 31, 2004. Our ISO 14001-certified environmental management system helps reduce the risk of future environmental liabilities and reflects management's commitment to compliance, structure and discipline in the way in which we evaluate our business' potential environmental impact, with a focus on compliance improvement throughout the company.

For the nine months ended September 30, 2004, two of our customers, on an individual basis, each accounted for more than 10% of our sales. Direct sales to US Steel and American Axle & Manufacturing accounted for 10.9% and 10.4% of sales respectively, for the nine months ended September 30, 2004. REPH LLC's five largest customers accounted for 30.6% and 34.1% of total sales in the period from August 16, 2002 to December 31, 2002 and the period from January 1, 2003 to December 18, 2003, respectively. American Axle & Manufacturing (10.4%) was the only customer that accounted for 10% or more of our total sales during the period from August 16, 2002 to December 31, 2002. Lorain Tubular (10.7%) and American Axle & Manufacturing (10.4%) were the only customers that accounted for 10% or more of REPH LLC's total sales during the period from January 1, 2003 to December 18, 2003. RTI's five largest customers accounted for 30.2% and 30.5% of its total sales in the period from January 1, 2002 to August 15, 2002 and the year ended December 31, 2001. US Steel's affiliate, Lorain Tubular, was the only customer that accounted for 10% or more of RTI's total sales during these periods. It accounted for 12.0% and 10.7% during the period from January 1, 2002 to August 15, 2002 and the year ended December 31, 2001.

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Sales to major markets for the nine months ended September 30, 2004 was as follows on a percentage basis:

                                                              PERCENTAGE
                                                                OF SALES
------------------------------------------------------------------------
Automotive industry.........................................          28%
Machinery, industrial and tools industry....................          10%
Independent forgers.........................................          14%
Service centers and converters..............................          19%
Other (including semi-finished products and tube rounds)....          29%
                                                              ----------
                                                                     100%
                                                              ==========

Our major customers include leading automobile and industrial equipment manufacturers such as General Motors, Ford, DaimlerChrysler, Honda and Caterpillar, first tier suppliers to automobile and industrial equipment manufacturers such as American Axle & Manufacturing, Delphi, IT Spring Wire, Metaldyne, TRW, Visteon, forgers such as Jernberg Industries, service centers such as AM Castle, EM Jorgensen and Eaton Steel and tubular and pipe product manufacturers such as US Steel.

DISTRIBUTION

We market our SBQ products through a staff of professional sales representatives and sales technicians located in the major manufacturing centers of the Midwest, Great Lakes, and Southeast regions of the U.S.

Our facilities are strategically located to serve the majority of consumers of SBQ products in the U.S. We ship products between our mills and finished products to our customers by rail and truck. Customer needs and location dictate the type of transportation we use for deliveries. The proximity of our rolling mills and cold finishing plants to our customers allows us to provide competitive rail and truck freight rates and flexible deliveries in order to satisfy just-in-time and other customer manufacturing requirements. We believe that the ability to meet the product delivery requirements of our customers in a timely and flexible fashion is a key to attracting and retaining customers as more and more SBQ product consumers reduce their in-plant raw material inventory. We optimize freight costs by using our significantly greater scale of operations to maintain favorable transportation arrangements, continuing to combine orders in shipments whenever possible and utilizing "backhauling" of scrap and other raw materials.

COMPETITION

The domestic steel industry is highly competitive. We compete primarily with both domestic and import SBQ producers including mini-mills, which make steel by melting scrap metals in an electric arc furnace, and, to a lesser extent, integrated mills outside the U.S. which make steel by processing iron ore and other raw materials in a blast furnace.

Our domestic competition for hot-rolled engineered bar products is both large domestic steelmakers and specialized mini-mills. Our major competitors in the hot-rolled engineered bar market include Ispat Inland, Mac Steel (a division of Quanex), Charter Steel and Timken. Many of our competitors have greater financial resources and utilize modern technologies similar to some of the equipment and processes currently employed by us. In addition, foreign competition can be significant in segments of the SBQ market, particularly where certifications are not required, and during periods when the U.S. dollar is strong as compared with foreign currencies. This competition is exerting significant downward pressure on the price level of some of our products. See "Risk Factors--We face significant competition from other companies in the steel industry, many of which may have greater resources or lower cost structures than we have."

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The principal areas of competition in our markets are product quality and range, delivery reliability, service and price. Special chemistry and precise processing requirements characterize SBQ products. Maintaining high standards of product quality while keeping production costs competitive is essential to our ability to compete in our markets. We believe that we have the widest selection of product grades and sizes in our industry and in many cases provide "niche" products to our customer base that our domestic competitors cannot provide. The ability of a manufacturer to respond quickly to customer orders currently is, and is expected to remain, important as customers continue to reduce their in-plant raw material inventory.

BACKLOG

We do not believe that our backlog is a meaningful indicator of future sales activity. Orders are generally filled within three to 14 weeks of the order depending on the product, customer needs and other production requirements. Customer orders are generally cancelable without penalty prior to finish size rolling, and depend on customers' changing production schedules.

PATENTS, TRADEMARKS AND TRADE NAMES

We believe that we have the patents, trademarks and trade names necessary for the operation of our business as now conducted. We do not believe that the loss of any or all of these patents, trademarks and trade names would have a material adverse effect on our business. However, in recognition of these trademarks in the marketplace, we consider these intellectual property rights important to our business and intend to actively defend and enforce them as necessary.

EMPLOYEES

Our predecessor entered into a labor agreement with the USWA that covers the vast majority of our hourly employers, which we assumed in the acquisition. This labor agreement expires on August 15, 2007. As of September 30, 2004, we had approximately 2,000 hourly employees and approximately 465 salaried employees, which includes our employees at our plant in Hamilton, Ontario. We implemented a labor agreement with the USWA with substantially similar terms to those outlined below in relation to these Hamilton, Ontario employees.

Wage and benefit provisions under our collective bargaining agreements are specified until expiration of the agreement and will be subject to negotiations at that time. The labor agreement with the USWA also provides for the creation of a defined contribution program for retirement healthcare and pension benefits. The labor agreement with the USWA limits our obligations for pension and other post-retirement benefits, or OPEB, to a contribution of $3.50 per worker per hour worked which increases to $3.80 as of August 2005 for the remainder of the labor agreement. The funds are deposited in benefit trusts as directed by the USWA to provide pension benefits and/or retiree medical coverage for future eligible employees of our company and for retirees of REPL LLC and RTI. However, no contributions may be used for the purpose of providing medical coverage for the retirees of REPL LLC and RTI if they create, or result in, any liability whatsoever on the part of our company for any obligation of REPL LLC and RTI, or any independent obligation to the retirees of REPL LLC and RTI. These contributions constitute our sole obligation with respect to providing these benefits.

The labor agreement also provides that the USWA has the right to appoint one director to our Board of Directors so long as the USWA represents any of our hourly employees.

Our labor agreements have enhanced our ability to maximize workforce flexibility, reduced costs and allowed us to focus on attaining our business plan objectives by:

+ Eliminating guarantees regarding minimum pay or hours of work. Management is free to schedule production to fit the operating needs of our company, and to adjust the workforce

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   accordingly. Employees are paid for actual hours worked without any artificial or fixed hours or cost burden.

+ Reducing supplemental benefits costs payable to laid off employees. Under our labor agreements, employees that are laid off receive only state unemployment benefits; under a previous labor agreement with the USWA, the company provided supplemental unemployment benefits in addition to state unemployment benefits.

+ Potentially reducing overtime costs. Our labor agreements permit 10 hour or 12 hour scheduled shifts as compared to the maximum 8 hour shifts allowed under RTI's labor agreement without incurring overtime. Overtime is payable only in excess of the scheduled hours per day or 40 hours per week.

+ Establishing a cost competitive health care program. Our labor agreements provide for preferred provider organization coverage only, as compared to the costly traditional indemnity plan under RTI's labor agreement, with cost sharing by the employees. The new health care program provides comprehensive benefits with a better cost control structure.

+ Maintaining competitive wages. Our labor agreements provide for $.50 per hour wage increases effective August 16th of 2004, 2005, and 2006. We expect these base wage scales will allow us to remain competitive.

+ Profit-sharing plan. Our labor agreements call for the establishment of a profit sharing plan to which we will contribute 15% of our quarterly pre-tax income (as defined in the labor agreements) over $12.5 million. Twenty-five percent of these contributions will be divided among USWA-represented employees who are covered by our labor agreements based on the numbers of hours worked and the remaining 75% will be contributed to the benefits trust established to provide retiree medical coverage as described above. Contributions, if any, will be distributed to employees and the benefits trust within 45 days of the end of each fiscal quarter. During the nine months ended September 30, 2004, we incurred a $3.3 million profit sharing obligation under this plan.

+ Management's rights. In addition, our labor agreements include clear and definitive management's rights provisions to prevent disputes and provide better guidance and support. There are no carryover local agreements and no provisions for establishing binding local working conditions as a result of repeated similar actions.

+ Incentives tied to performance. Under our labor agreements, we have created an entirely new incentive system that is tied to performance criteria set forth in our business plan. We expect this incentive system will encourage employees to work together to meet common, clearly stated performance goals, as opposed to individual targets of measure that have no relation to the financial success of a plant or our overall business.

We have a defined contribution retirement plan that covers substantially all salary and nonunion hourly employees. Contributions to the plan are based on age and compensation. We fund contributions to this plan as incurred.

In 2004, we adopted a profit sharing plan for salary and non-union hourly employees excluding a select group of managers and executives. We will contribute 3% of our quarterly pre-tax income, as defined in the plan, in excess of $12.5 million. During the nine months ended September 30, 2004, we incurred a $0.7 million profit sharing obligation under this plan.

In 2004, we adopted a management bonus plan for a select group of managers and executives. Incentives are based upon achievement of specific annual corporate and individual objectives which include financial results, product yield improvement, energy utilization, quality, and safety.

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ENVIRONMENTAL MATTERS

We are subject to a broad range of environmental laws and regulations, including those governing the following:

+  discharges to the air, water and soil;

+  the handling and disposal of solid and hazardous wastes;

+ the release of petroleum products, hazardous substances, hazardous wastes, or toxic substances to the environment; and

+  the investigation and remediation of contaminated soil and groundwater.

We monitor our compliance with these laws and regulations through our environmental management system, and believe that we currently are in substantial compliance with them, although we cannot assure you that we will at all times operate in compliance with all such laws and regulations. If we fail to comply with these laws and regulations, we may be assessed fines or penalties which could have a material effect on us.

The prior owners of our facilities expended substantial amounts in the past to achieve or maintain compliance with environmental laws and regulations. The cost of compliance with environmental laws and regulations is an inherent part of our business and is included as a part of our operating and capital planning processes. Capital expenditures for environmental control facilities in 2004 were approximately $0.3 million through September 30, 2004. Costs associated with environmental control facilities are an integral part of our plan to install a new five-strand combination bloom/billet caster at our Canton facility and associated equipment beginning in late 2004 and continuing into 2005. Total costs for this planned project are expected to be $50.0 million, a portion of which includes necessary environmental control costs such as Best Available Technology for controlling air emissions. We do not currently anticipate any other material capital expenditures for environmental control projects in 2005 or 2006.

Future changes in the applicable environmental laws and regulations, or changes in the regulating agencies' approach to enforcement or interpretation of their regulations, could cause us to make additional capital expenditures beyond what we currently anticipate. We do not believe that any of our facilities are subject to the Maximum Achievable Control Technology standard for Iron & Steel Manufacturers, or the recently promulgated Maximum Achievable Control Technology standard for Industrial, Commercial and Institutional Boilers and Process Heaters, because they do not emit hazardous air pollutants above the regulatory threshold. However, it is possible that in the future the regulatory agency could disagree with our determination or that operations at one or more of our facilities will change such that the applicability threshold is exceeded. In that event, or under similar circumstances, we could incur additional costs of compliance.

In April 2004, Ohio EPA issued a Notice of Violation ("NOV") relating to the opacity of fugitive emissions from the basic oxygen process facility, or "BOP Shop," at our Lorain facility. We submitted a timely response to the NOV and completed the actions we believe are necessary to address the BOP Shop fugitive emissions. Ohio EPA performed a follow-up inspection on November 19, 2004. We are currently awaiting a response from Ohio EPA confirming compliance. Ohio EPA also issued a NOV in May 2004, relating to fugitive emissions from the No. 4 Blast Furnace casthouse in the Lorain plant. The items raised in this NOV have been addressed and we received a letter from Ohio EPA in August confirming the casthouse's return to compliance.

Our Lackawanna plant has experienced periodic exceedances at one of our outfalls of certain wastewater discharge limitations set forth in its wastewater discharge permit. The New York Department of Conservation ("NYDEC") inspected the plant in the summer of 2004 and proposed an administrative Order on Consent to memorialize the actions to be taken to address these periodic

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exceedances. We completed several actions and we anticipate that an Order will be agreed to in late 2004 or early 2005. We anticipate making certain upgrades as a result of the Order, but do not currently anticipate incurring material costs to comply with the Order.

We acquired our plants from REPL LLC in December 2003, which had previously acquired the plants from RTI in 2002. REPL LLC expressly excluded from its purchase those RTI plants that were either closed or scheduled to be closed, as well as significant portions of the purchased facilities that were used historically for waste disposal, slag management, and former manufacturing operations. REPL LLC assumed neither legacy environmental liabilities associated with the excluded plants and properties, nor off-site environmental liabilities associated with historic operations or waste disposal by the various prior owners. The U.S. Bankruptcy Court sale order approving REPL LLC's acquisition of assets in 2002 confirmed that REPL LLC's legacy environmental liabilities are limited to contamination at or from the property REPL LLC purchased from RTI. We received the benefit of this limitation upon our acquisition of assets from REPL LLC in 2003. However, we could be required to remediate contamination at our owned property, which could have a material adverse effect on us.

Our reserve to cover probable and estimable environmental remediation liabilities, including those associated with the remediation matters discussed below, was approximately $5.0 million as of September 30, 2004. We presently estimate that expenditures during the last quarter of 2004 and during 2005 for items covered by the reserve will be approximately $1.1 million. We are unable to predict precisely the nature, cost or timing of future remedial obligations at each of our facilities. We cannot assure you that our environmental reserves will be adequate to cover such liabilities or that our environmental expenditures will not differ significantly from our estimates or materially increase in the future.

We entered into an Administrative Order on Consent with U.S. EPA, effective August 2, 2004, to conduct correction action under the Resource Conservation and Recovery Act ("RCRA") at our Canton plant. The scope of this obligation is limited to our owned property at the Canton plant, and does not extend to those portions of the larger facility previously owned by RTI that we did not acquire. The correction action Order requires us to complete the investigation of solid waste management units ("SWMUS") begun by RTI and, if necessary, to remediate those areas identified during the investigation as presenting a risk to human health or the environment, if any.

In 1989, pursuant to its RCRA corrective action program, U.S. EPA conducted a Preliminary Review/Visual Site Inspection and issued a RCRA Facility Assessment
(RFA) for a portion of what is now our Massillon Plant. The RFA identified 15 SWMUs and areas of concern (AOCs). At approximately the same time, Ohio EPA inspected the facility and required the closure of two hazardous waste management areas. Closure of these two units was completed in 1996 by a prior owner. In October 2001, RTI received written notification from U.S. EPA that the agency had conducted an evaluation of the facility based on a file review and concluded that the Massillon Plant was subject to corrective action under RCRA. Following the written notification, U.S. EPA visited the Massillon Plant to continue the agency's evaluation of the site's status and potential applicability of site-wide corrective action. No further communications from U.S. EPA have been received since 2002, when the agency indicated it was still gathering information about the site in order to complete its evaluation.

Our Lorain Plant has been in operation for over 100 years under prior owners. Although environmental regulators have not required RCRA corrective action at our Lorain Plant, we could incur investigation and remediation costs in the future. In 1997, U.S. EPA conducted a multimedia inspection of what is now our Lorain Plant (then a part of the larger facility owned by USS/KOBE Steel Company) for compliance with applicable environmental regulations. RTI completed a number of compliance projects arising out of the inspection, including the sampling and removal of soil in response to the alleged unpermitted storage or disposal of hazardous baghouse dust from the No. 2

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Ladle Metallurgical Facility, one of the operating units that we acquired from
REPL LLC. Nonetheless, U.S. EPA could seek to impose facility-wide RCRA corrective action at our Lorain Plant.

Our Lackawanna Plant was once a part of the fully integrated Bethlehem Works. In 1988, U.S. EPA conducted a RCRA Facility Assessment of the Bethlehem Works, which included areas on what is now our Lackawanna Plant. In 1990, Bethlehem and U.S. EPA entered into a RCRA sec. 3008(h) Administrative Order on Consent, pursuant to which Bethlehem was conducting an investigation of the facility at the time of its bankruptcy filing. In 2003, International Steel Group ("ISG") purchased the Bethlehem Works out of bankruptcy. We are not certain of the current status of the investigation activities by ISG, but believe they are ongoing. In the event that neither Bethlehem nor ISG satisfy Bethlehem's corrective obligations with respect to the areas at our Lackawanna Plant, including potential groundwater contamination, U.S. EPA might look to us as the current property owner to fulfill such obligations.

Various federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials, or "ACMs." These laws and regulations may impose liability for the release of ACMs and may permit third parties to seek recovery from owners or operators of facilities at which ACMs were or are located for personal injury associated with exposure to ACMs. We are aware of the presence of ACMs at our facilities, but we believe that such materials are being properly managed and contained at this time.

OUR PROPERTIES

As of September 30, 2004, we owned six manufacturing locations and leased our corporate office located at Fairlawn, Ohio, at an approximate size of 23,000 square feet, and a machine shop in Massillon, Ohio at an approximate size of 35,000 square feet. The following table shows the locations, square footage and production capacity of our owned production facilities as of September 30, 2004.

                                                                                    PRODUCTION
                                                              APPROXIMATE SIZE    CAPACITY (1)
                                                               (SQUARE FEET IN   (IN THOUSANDS
LOCATION                                                            THOUSANDS)        OF TONS)
----------------------------------------------------------------------------------------------
Melt Shops/Caster Facilities:
  Canton, Ohio(2)...........................................          1,595               963
  Lorain, Ohio..............................................            688             1,380
Hot-Rolling and Processing Mills:
  Lorain, Ohio..............................................          1,247               900
  Lackawanna, New York......................................          1,020               588
Cold Finishing Facilities:
  Massillon, Ohio (Rose Avenue).............................            506               126
  Gary, Indiana (Dunes Highway).............................            266                84
  Hamilton, Ontario.........................................            139                65

------------
(1) Stated tons represent the production capacity of the individual facility only and do not represent our production capacity as a whole.

(2) This amount does not include 660,000 tons of additional production capacity approved on October 11, 2004 but not yet constructed.

LEGAL PROCEEDINGS

We are involved in various legal proceedings occurring in the ordinary course of business. It is the opinion of management, after consultation with legal counsel, that these matters will not materially affect our consolidated financial position, results of operations or cash flows.

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Management

EXECUTIVE OFFICERS AND DIRECTORS

Our Board of Directors directs our management and our day-to-day operations are managed by officers who are appointed by our Board of Directors. The following table sets forth the name, position and age of each of our executive officers and directors as of the consummation of the offering and the concurrent merger. Messrs. Lapinsky, Strickler, Kaczka, Thielens, Huettich, George and Willoughby have been appointed to serve as executive officers of PAV Republic and Mssrs. Lapinsky, Kasnet, Norton and Williams have been appointed to serve as directors of PAV Republic and will continue to serve in such respective capacities upon the consummation of this offering and the concurrent merger.

NAME                                        AGE                        POSITION
----------------------------------------------------------------------------------------------------
Joseph F. Lapinsky........................  55    President, Chief Executive Officer, Secretary and
                                                  Director
George E. Strickler.......................  56    Executive Vice President and Chief Financial
                                                  Officer
Joseph A. Kaczka..........................  57    Vice President--Finance and Controller
James T. Thielens, Jr. ...................  46    Vice President--Commercial
Noel Huettich.............................  58    Vice President--Corporate Operations
John B. George............................  58    Vice President--Purchasing & Integrated Supply
                                                  Chain Management
John A. Willoughby........................  56    Vice President--Human Resources & Corporate
                                                  Relations
Paul A. Leff..............................  43    Chairman of the Board
Richard C. Perry..........................  49    Director
E.J. Antonio III..........................  39    Director
Stephen G. Kasnet.........................  59    Director
Robert L. Norton..........................  57    Director
Lynn R. Williams..........................  80    Director

Joseph F. Lapinsky has over 30 years of experience in the steel industry. Mr. Lapinsky joined Republic Engineered Products, Inc. in December 2003 and currently serves as its and PAV Republic's President, Chief Executive Officer and Director. Prior to joining Republic Engineered Products, Inc., Mr. Lapinsky served as President and Chief Executive Officer and Managing Director of REPL LLC from August 2002 until December 2003. Prior to joining REPL LLC, Mr. Lapinsky held several positions at RTI and its predecessors. Mr. Lapinsky was a director and executive officer of REPL LLC at the time REPL LLC, its immediate parent company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Lapinsky earned a BS in Business Administration from Fairmont State College and a M.B.A. from Youngstown State University.

George E. Strickler joined Republic Engineered Products, Inc. in February 2004 and currently serves as its and PAV Republic's Executive Vice President and Chief Financial Officer. He joined Republic Engineered Products, Inc. from BorgWarner Inc. in Chicago where he served as executive vice president and CFO from February 2001 to November 2003. Prior to joining BorgWarner, he was executive vice president and CFO for Lake West Group, Cleveland. Mr. Strickler was employed with Akron-based Goodyear Tire and Rubber Co. for 30 years. Mr. Strickler has a CPA from the State Of Ohio and currently serves on the Board of Visitors for Smeal College at Pennsylvania State University.

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Mr. Strickler earned a bachelor of science degree in accounting from
Pennsylvania State University and a M.B.A. in finance from the University of Akron.

Joseph Kaczka joined Republic Engineered Products, Inc. in December 2003 and currently serves as its and PAV Republic's Vice President, Finance and Controller. Prior to joining Republic Engineered Products, Inc., Mr. Kaczka served as Chief Financial Officer, Controller and Secretary of REPL LLC from August 2002 until December 2003. Mr. Kaczka had been employed by RTI prior to joining REPL LLC from September 1999 to August 2002. Mr. Kaczka joined RTI after 27 years of service with USS/Kobe Steel Company and its predecessor companies. Mr. Kaczka was an executive officer of REPL LLC at the time REPL LLC, its immediate parent company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Kaczka earned a M.B.A. and a bachelor's degree from the University of Pittsburgh.

James T. Thielens, Jr. has over 24 years of experience in the steel industry. Mr. Thielens joined Republic Engineered Products, Inc. in December 2003 and currently serves as its and PAV Republic's Vice President, Commercial. Prior to joining Republic Engineered Products, Inc., Mr. Thielens served as Vice President, Marketing of REPL LLC from August 2002 until December 2003. Prior to joining REPL LLC, Mr. Thielens held several positions at RTI and its predecessors. Mr. Thielens was an executive officer of REPL LLC at the time REPL LLC, its immediate parent company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Thielens earned a B.S. in finance from Lehigh University.

Noel J. Huettich has over 33 years of experience in the steel industry. Mr. Huettich joined Republic Engineered Products, Inc. in December 2003 and currently serves as its and PAV Republic's Vice President, Corporate Operations. Prior to joining Republic Engineered Products, Inc., Mr. Huettich had been employed by REPL LLC as Vice President, Corporate Operations from May 2002 to December 2003. He had been employed by RTI prior to joining REPL LLC from August 1999 to April 2002. Mr. Huettich was an executive officer of REPL LLC at the time REPL LLC, its immediate parent company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Huettich earned a B.S. in Metallurgical Engineering from University of Nevada and a M.S. in Metallurgy and Materials Science from Lehigh University.

John B. George has over 35 years of experience in the steel industry. Mr. George joined Republic Engineered Products, Inc. in December 2003 and currently serves as its and PAV Republic's Vice President, Purchasing and Integrated Supply Chain Management. Prior to that, he was employed by REPL LLC as its Vice President, Purchasing and Integrated Supply Chain Management from March 2003 to December 2003 and as the Vice President, Finance and Treasurer of REPL LLC/RTI from 1998 to February 2003. Mr. George was an executive officer of REPL LLC at the time REPL LLC, its immediate parent company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. Mr. George earned a B.S. in accounting from Dyke College.

John A. Willoughby joined Republic Engineered Products, Inc. in December 2003 and currently serves as its and PAV Republic's Vice President, Human Resources and Corporate Relations. Prior to joining Republic Engineered Products, Inc., Mr. Willoughby served as the Vice President, Human Resources of REPL LLC from August 2002 until December 2003. He had been employed by RTI prior to joining REPL LLC. Previously, Mr. Willoughby had spent over 20 years at RTI's predecessor companies. Mr. Willoughby was an executive officer of REPL LLC at the time REPL LLC, its immediate parent company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Willoughby earned a J.D. from Case Western Reserve University and a B.A. in English from Ohio Wesleyan University.

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Paul A. Leff currently serves as Chairman of the Board of PAV Republic and
Republic Engineered Products, Inc. Mr. Leff is also currently Chairman of the Board of LaRoche Industries Inc. Mr. Leff also co-founded Perry Capital in 1988, and is currently a senior managing director. Prior to 1988, Mr. Leff was a Principal of Harvard Management, where he managed a special situations fund. He earned an M.S. in Finance and a B.B.A. in Finance and Economics at the University of Wisconsin. Mr. Leff also currently is a member of the Deans Advisory Board at the School of Business at the University of Wisconsin.

Richard C. Perry currently serves as a director of PAV Republic and as one of Republic Engineered Products, Inc.'s directors. Mr. Perry is the President of Perry Capital, which he co-founded in 1988. Mr. Perry is also a director of Endurance Specialty Insurance Ltd. and Radio & Records, Inc., and a member of the boards of trustees of the Allen Stevenson School, Milton Academy, Facing History and Ourselves, Harlem Children's Zone and the Wharton Undergraduate Executive Board. Mr. Perry received a Bachelor of Science from the Wharton School of the University of Pennsylvania and a Masters of Business Administration from New York University's Stern School of Business. Mr. Perry has also served as an Adjunct Associate Professor at New York University's Stern School of Business.

E.J. Antonio III currently serves as a director of PAV Republic and as one of Republic Engineered Products, Inc.'s directors. Mr. Antonio joined Perry Capital in May 2002. Mr. Antonio worked in Deutsche Bank's Corporate Finance and Mergers, Acquisitions and Corporate Advisory Group from 1998 to March 2002. Mr. Antonio also currently serves as a director of Simonds International Inc. and North American Energy Partners Inc. Prior to 1998, Mr. Antonio spent 13 years with General Motors and Delphi Corp. in various senior operating management and business development capacities in the U.S. and Europe. While working for General Motors, he earned an M.B.A. from the Harvard Business School, an M.S. in manufacturing systems engineering from The Pennsylvania State University and a B.S. in industrial engineering and operations research cum laude from Syracuse University.

Stephen G. Kasnet currently serves as a director of PAV Republic and as one of Republic Engineered Products, Inc.'s directors. Mr. Kasnet has been the President and Chief Executive Officer of Harbor Global Company, Ltd. since June 2000 and the President of PREA, LLC since 1996. Since June 2000, Mr. Kasnet has served as the President and Chief Executive Officer of Calypso Management LLC. From 1995 to 2000, he held various positions at The Pioneer Group, Inc., a financial services company. Mr. Kasnet currently serves as a director of PIOGLOBAL Asset Management (formerly, Pioneer First Management Company) and PIOGLOBAL Real Estate Investment Fund. He is also the President of Pioglobal Omega, LLC, PIOGlobal Corporation and Pioglobal First Russia, Inc. In addition, Mr. Kasnet serves as the Chairman of the Board of Directors of Rubicon Limited and as a director of Columbia Laboratories, Inc. He served as Chairman of the Board of Directors of Warren Bancorp and Warren Five Cents Savings Bank from 1986 to 2002. Mr. Kasnet received a Bachelor of Arts from the University of Pennsylvania.

Robert L. Norton currently serves as a director of PAV Republic and as one of Republic Engineered Products, Inc.'s directors. Prior to his retirement, Mr. Norton served as the Chairman of the Board and Chief Executive Officer of FTD, Inc. ("FTD") from June 2000 to May 2004, and held various positions at FTD since October 1996. From March 1993 until May 1996, Mr. Norton was Vice Chairman and Chief Financial Officer of JoAnn Stores, Inc., a retail chain of fabric and craft stores. In February 2000, Mr. Norton consented to the entry of an SEC administrative cease and desist order resolving certain allegations involving the financial statements of his predecessor employer, JoAnn Stores. Mr. Norton, without admitting or denying the allegations, consented to the entry of an order finding that he violated or caused violations of certain federal securities laws by signing and approving JoAnn Stores' Annual Report on Form 10-K for the fiscal year ended February 1, 1992, Form S-3 Registration Statement relating to a March 1992 public debt offering and Forms 10-Q for the first

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three quarters of fiscal year 1993. Mr. Norton received a Bachelor of Science from Cleveland State University.

Lynn R. Williams currently serves as a director of PAV Republic and as one of Republic Engineered Products, Inc.'s directors, nominated by the USWA under the terms of our labor agreements. From August 2002 to December 2003, Mr. Williams served as Managing Director of Republic Holdings LLC. Previously, Mr. Williams served as a Director of RTI. Mr. Williams has been retired since 1994. From 1983 until his retirement, Mr. Williams served as President of the USWA. Post-retirement, he served as the President of the Steelworkers Association of Active Retirees from 1997 to 2003. He is currently an internal auditor of the International Confederation of Free Trade Unions, in Brussels, Belgium. Mr. Williams has also served as a director of Wheeling Pittsburgh Corporation since August 2003.

COMPOSITION OF BOARD OF DIRECTORS

Republic Engineered Products, Inc.'s Board of Directors currently consists of seven individuals. Mssrs. Lapinsky, Kasnet, Norton and Williams have been appointed to serve as directors of PAV Republic and will continue to serve in such respective capacities upon the consummation of this offering and the concurrent merger. We expect to shift the composition of our Board of Directors as soon as practical to comply with the corporate governance rules of the Sarbanes-Oxley Act of 2002 and the Nasdaq National Market. Pursuant to the terms of our labor agreements, the USWA is entitled to designate and appoint one director and to remove and replace such individual at any time and from time to time, with or without cause. The person serving as chief executive officer, currently Mr. Lapinsky, will also serve as a director for so long as he or she serves as the chief executive officer or is removed by the Board of Directors, with or without cause, or until his or her resignation or death. We expect that our Board of Directors will from time to time designate a duly appointed officer of our company in addition to the chief executive officer to serve as a director, and such officer shall serve as a director until removed by the Board of Directors, with or without cause, or until his or her resignation or death.

Our directors are elected by our shareholders at an annual meeting. Nominees for director are designated by the then constituted Board of Directors and stockholders vote on whether each nominee should be elected as a director. Upon the completion of this offering, our Board of Directors will be divided into three staggered classes, with as nearly equal a number of directors in each class as possible. Starting with the directors elected in 2004, our directors will serve three-year terms.

We expect to adopt any changes recommended by the Board of Directors with respect to corporate governance policies and practices for us. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the Nasdaq National Market.

AUDIT COMMITTEE

Our Board of Directors has a standing audit committee which consists of Stephen
G. Kasnet, Lynn R. Williams and E.J. Antonio. The audit committee assists the Board of Directors in fulfilling its duties with respect to the integrity of financial statements, the financial reporting process, compliance with ethics policies and legal and other regulatory requirements, the independent auditors' qualifications and independence, systems of internal accounting and financial controls, the performance of the independent auditors and the internal audit function.

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COMPENSATION COMMITTEE

Our Board of Directors has a standing compensation committee which consists of Robert L. Norton, Joseph F. Lapinsky and Richard C. Perry. The compensation committee reviews, approves and makes recommendations to the Board of Directors concerning compensation practices, policies and procedures for executive officers. The compensation committee's duties include, among other things, establishing executive compensation policies and programs, reviewing and approving executive officer compensation, and recommending incentive compensation plans and equity-based plans.

EXECUTIVE COMMITTEE

Our Board of Directors has a standing executive committee which consists of Paul
A. Leff, Joseph F. Lapinsky and E.J. Antonio. The executive committee has the power to manage the business and affairs to the extent delegated to it by the Board of Directors, including, but not limited to:

+ borrowing money and issuing bonds, notes or other obligations and evidences of indebtedness;

+  determining questions of general policy with regard to the business;

+  making recommendations as to the declaration of dividends;

+ investing our funds in the purchase, acquisition, selling and disposing of stocks, bonds and other securities;

+  appointing agents; and

+  supervising financial affairs.

COMPENSATION OF DIRECTORS

During fiscal 2003, members of Republic Engineered Products, Inc.'s Board of Directors were not compensated for serving on the Board of Directors other than for travel or other expenses incurred in connection with their service, nor were they paid a retainer or additional compensation for attendance at board or committee meetings. Currently, Republic Engineered Products, Inc. compensates Stephen G. Kasnet, Lynn R. Williams and Robert L. Norton in the amount of $12,500 per year, paid quarterly, $750 for each Board of Directors meeting attended and $100 for participation in each Board of Directors telephonic call, as well as $400 for attendance or participation telephonically in committee meetings. The chairman of the audit and compensation committees of Republic Engineered Products, Inc.'s Board of Directors each receive an additional $12,500 per year. In addition, on October 5, 2004, Stephen G. Kasnet, Lynn R. Williams and Robert L. Norton were each granted an equity retainer of $20,000 worth of restricted stock of PAV Republic, Inc. pursuant to the 2004 Equity Incentive Plan. Restrictions on this stock will lapse on May 3, 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

Our compensation committee and the compensation committee of Republic Engineered Products, Inc. reviews and acts on matters relating to compensation levels and benefit plans for key executives. During fiscal 2003, prior to the formation of our compensation committee, Joseph F. Lapinsky, its president and chief executive officer, participated in deliberations of Republic Engineered Products, Inc.'s, our wholly-owned subsidiary, Board of Directors concerning executive compensation. Mr. Lapinsky has never served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the directors or on the compensation committee. Mr. Lapinsky currently serves on our compensation committee. No other member of the compensation committee has ever

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been an officer or employee of ours or any of our subsidiaries. We do not have any compensation committee interlocks.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for our chief executive officer and each of our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR    SALARY(1)     BONUS     COMPENSATION
---------------------------------------------------------------------------------------------
Joseph F. Lapinsky.............................  2003    $575,100     $56,250        $193,755(2)
  President and Chief Executive Officer
Noel J. Huettich...............................  2003    $237,781     $    --         $25,696(3)
  Vice President, Corporate Operations
John G. Asimou(4)..............................  2003    $236,291     $    --         $45,306(5)
  Director of Quality Assurance
Joseph A. Kaczka...............................  2003    $180,031     $    --         $37,153(6)
  Vice President, Finance and Controller
James T. Kuntz.................................  2003    $180,031     $    --         $39,978(8)
  Vice President, Purchasing and Material
  Management(7)

------------
(1) The salaries for Messrs. Lapinsky, Asimou, Huettich, Kaczka and Kuntz are shown on a combined basis with REPL LLC, since we did not commence operations until December 19, 2003.

(2) Consists of $91,005 of imputed income from term life insurance; $16,500 employer match and retirement contributions to the Retirement and Capital Accumulation Plan; and $86,250 employer contribution to the deferred compensation plan.

(3) Consists of $2,196 of imputed income from term life insurance and $23,500 employer match and retirement contributions to the Retirement and Capital Accumulation Plan.

(4) Prior to April 1, 2004, Mr. Asimou's title was Executive Vice President, Technology and Quality Assurance.

(5) Consists of $2,181 of imputed income from term life insurance; $19,500 employer match and retirement contributions to the Retirement and Capital Accumulation Plan; and $23,625 employer contribution to the deferred compensation plan.

(6) Consists of $1,600 of imputed income from term life insurance; $17,553 employer match and retirement contributions to the Retirement and Capital Accumulation Plan; and $18,000 employer contribution to the deferred compensation plan.

(7) In February 2003, Mr. Kuntz's title changed to Vice President and General Manager, Lorain Operations and Corporate Transportation. He retired effective May 31, 2004.

(8) Consists of $4,725 of imputed income from term life insurance; $20,253 employer match and retirement contributions to the Retirement and Capital Accumulation Plan; and $15,000 as a one time moving allowance.

We did not grant any options or stock appreciation rights in 2003. No executive officers exercised or held options or stock appreciation rights as of December 31, 2003.

EMPLOYMENT AGREEMENTS

We entered into an employment agreement with Mr. Lapinsky which became effective as of February 14, 2004. This agreement will continue in effect until December 31, 2007. The agreement may be terminated by either party upon written notice of termination on or before September 30th of any given year. If no such notice is given, the agreement automatically extends for an additional 12-month period ending December 31. Mr. Lapinsky's annual base salary is initially, and will not be less than, $575,000, subject to annual increases as determined by our Board of Directors. Mr. Lapinsky is also entitled to receive an annual bonus of not less than $150,000. Mr. Lapinsky's employment agreement also entitles him to receive a one time signing bonus for fiscal 2004 of

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$1,000,000 of which, as of September 30, 2004, $700,000 had been paid, and, subject to a vesting schedule, incentive compensation equal to approximately 4.5% of Republic's equity. Mr. Lapinsky's right to incentive compensation under the employment agreement has been fully satisfied by the grant of Republic stock options. Under the terms of the employment agreement, Mr. Lapinsky's stock options fully vest upon an initial public offering by Republic.

During Mr. Lapinsky's employment, we will provide Mr. Lapinsky with

+  term life insurance in an amount equal to four times his base salary;

+ payment of fees at one social, dining, athletic or country club that the Board of Directors has approved for use by Mr. Lapinsky for priority business entertainment purposes;

+  the right to participate in the 401(k) plan;

+  long-term disability coverage providing a monthly benefit of $22,500;

+  $1,000 annual allowance for tax return preparation expenses;

+ a one-time $1,000 allowance for legal fees incurred in reviewing Mr. Lapinsky's employment agreement; and

+  a two year renewable automobile lease.

We will also reimburse Mr. Lapinsky for all reasonable expenses incurred by Mr. Lapinsky in carrying out his duties. Pursuant to the employment agreement, Mr. Lapinsky is subject to non-competition and non-solicitation covenants during the term of his employment and for the period during which he receives his base salary.

Either party may terminate Mr. Lapinsky's employment at any time for any reason by written notice. If Mr. Lapinsky's employment is terminated (i) by us for any reason other than cause, disability or death or (ii) by Mr. Lapinsky for good reason, we will continue to pay Mr. Lapinsky's base salary for the remainder of the contracted term of employment. In addition, Mr. Lapinsky will, during the period that he continues to be compensated, continue participation and benefits under our health, dental, life insurance and long term disability plans. Notwithstanding anything to the contrary, Mr. Lapinsky will not be entitled to payment of his base salary and benefits for more than 36 months following any such termination. For this purpose, Mr. Lapinsky will have good reason to terminate his employment if his base salary is reduced, there is a substantial diminution or material change in his duties or reporting responsibilities or he is required to relocate by more than fifty miles from our current headquarters. In addition, if Mr. Lapinsky's employment is terminated within 12 months of an initial public offering of the common stock of Republic Engineered Products, Inc. by us for any reason other than cause, disability or death or by Mr. Lapinsky for good reason, all amounts due because of such termination shall be payable in one lump some payment.

George E. Strickler, Joseph A. Kaczka, James T. Thielens, Jr., Noel Huettich, John B. George and John A. Willoughby are participants in our Key Executive Severance Plan. Pursuant to the Key Executive Severance Plan, these executive officers are entitled to continued payments of their respective salaries for twelve months after a qualified termination of their employment. Under the Key Executive Severance Plan, a qualified termination is one that is initiated solely by us where the plan administrator, currently Joseph F. Lapinsky, determines in his discretion that a qualified termination has occurred, and where the termination was not the result of the officer's death or due to gross misconduct, gross neglect, or conviction of a felony. The amount an officer receives due to a qualified termination may be reduced by amounts received from another employer during the same time period during which the severance payments are made, unless the termination was due to a change of control and not because of gross misconduct, gross neglect, or conviction of a felony.

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2004 EQUITY INCENTIVE PLAN

On October 1, 2004 our Board of Directors adopted our 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, or "SARs," restricted stock, and performance awards based on our performance, the performance of one of our subsidiaries or the performance of the participant. Our directors, officers and employees, and other individuals performing services for us, and the directors, officers and employees, and other individuals performing services for our subsidiaries, may be selected by the compensation committee to receive benefits under the plan. As of October 15, 2004, options to purchase 4,167 shares of our common stock under the 2004 Equity Incentive Plan were outstanding. A total of 5,556 shares of our common stock may be issued pursuant to the 2004 Equity Incentive Plan.

The exercise price and term of our options is established by our compensation committee. Incentive stock options and options granted to employees covered by
Section 162 of the Internal Revenue Code of 1986 must have an exercise price of 100% or more of the market value of our common stock on the date of grant. Absent a provision in any grant to the contrary, the 2004 Equity Incentive Plan provides that the options will vest and become exercisable as to 33 1/3% of the underlying shares on the date of the grant and in three equal installments on each of the first three successive anniversaries of the date of grant, provided that the participant remains a director or employee at such time.

In the event of a reorganization, recapitalization, stock split, stock dividend, or combination of shares, the compensation committee may make appropriate adjustments in the number and kind of shares or other property available for issuance, in the number and kind of options, SARs, shares or other property covered by grants previously made, and in the exercise price of outstanding options and SARs. The board of directors or the compensation committee may amend the 2004 Equity Incentive Plan at any time, unless stockholder approval is required by law, in which case such approval must be obtained before effectiveness of the amendment or termination. The terms of any outstanding award may be amended from time to time by the compensation committee, but we must obtain the written consent of any participant who would be adversely affected by such amendment. The compensation committee must also seek stockholder approval to reduce the exercise price of any options or SARs awarded under the Plan.

In addition, on May 3, 2004 our Board of Directors adopted a management bonus plan for a select group of managers and executives. Incentives are based upon achievement of specific corporate and individual objectives which will include financial results, product yield improvement, energy utilization, quality, and safety.

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Related party transactions

STOCKHOLDERS AGREEMENT

PAV Republic and certain of its shareholders have entered into a stockholders agreement. Under the terms of such stockholders agreement, if Perry Partners and Perry International propose to transfer any shares of stock, each shareholder of PAV Republic may participate in such transfer on a pro rata basis. In the event Perry Partners and Perry International propose and the Board of Directors approves of a transfer of a majority of assets or a majority of the company's outstanding stock to an unaffiliated third party, each stockholder will be obligated to sell their shares in connection with such a transaction. We anticipate that the stockholders agreement will be terminated in connection with this offering.

11% SENIOR SECURED PROMISSORY NOTE DUE 2009

Perry Principals Investments, L.L.C., an affiliate of Perry Capital, our principal stockholder, is the holder of our 11% Senior Secured Promissory Note due August 20, 2009. We intend to use a portion of the net proceeds of this offering to repay the $61.8 million outstanding under our 11% Senior Secured Promissory Note, plus a 3% prepayment premium, as required under the terms of the 11% Senior Secured Promissory Note.

10% SENIOR SECURED NOTES DUE 2009

As of September 30, 2004 Perry Principals, L.L.C., an affiliate of Perry Capital, our principal stockholder, was the holder of $1.6 million of our 10% Senior Secured Notes due August 31, 2009. As of September 30, 2004, $13.9 million was outstanding under our 10% Senior Secured Notes (of which, $3.0 million of principal was paid on October 7, 2004). We intend to use a portion of the proceeds of this offering to repay the $10.9 million outstanding under our 10% Senior Secured Notes.

TRANSACTION FEES

On December 19, 2003, we paid a transaction fee of $1.5 million to Perry Partners in connection with our revolving working capital credit and guaranty agreement with Perry Partners.

We made a payment of $0.3 million to Perry Partners during the nine months ended September 30, 2004 to reimburse Perry Partners, for expenses it incurred in connection with the acquisition in December 2003.

On May 20, 2004, we agreed to pay a transaction fee of $1.8 million to Perry Principals Investments, L.L.C., an affiliate of Perry Capital, in connection with our $61.8 million senior secured promissory note and guaranty agreement with Perry Principals Investments, L.L.C.

On May 20, 2004, we agreed to pay a transaction fee of $0.2 million to Perry Principals Investments, L.L.C., an affiliate of Perry Capital, in connection with our $8.4 million senior subordinated promissory note and guaranty agreement with Perry Principals Investments, L.L.C.

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Description of indebtedness

11% SENIOR SECURED PROMISSORY NOTE DUE 2009

On May 20, 2004, our wholly-owned subsidiary Republic Engineered Products, Inc. issued a Senior Secured Promissory Note due August 20, 2009 in the amount of $61.8 million in favor of Perry Principals Investments, L.L.C. We intend to redeem the senior secured promissory note with the proceeds of this offering. See "Use of Proceeds."

Interest. Interest on the senior secured promissory note accrues at the rate of 11% per annum and is payable on the last day of each month, in arrears. Interest on overdue principal and interest or upon the occurrence of an event of default accrues at a rate that is 2% higher than the then applicable interest rate on the note.

Guarantees. Republic Engineered Products, Inc.'s obligations under the senior secured promissory note are unconditionally, jointly and severally guaranteed by us, Republic N&T Railroad, Inc. and Republic Machine LLC.

Security. The senior secured promissory note is secured by a lien on certain personal property or other assets of each of the company, Republic Engineered Products, Inc., Republic N&T Railroad, Inc. and Republic Machine LLC as specified in the security agreement executed in connection with the issuance of the senior secured promissory note.

Mandatory Payments. The senior secured promissory note is subject to mandatory payments upon the occurrence of the following events: (i) an initial public offering of Republic Engineered Products, Inc.'s common stock, (ii) the issuance of not less than $125.0 million of high yield notes on terms specified in the purchase agreement governing the senior secured promissory note and (iii) indebtedness permitted by the revolving credit facility.

Optional Redemption. Republic Engineered Products, Inc. may redeem the senior secured promissory note at any time, subject to certain terms and conditions, at a redemption price that equals 103% of the then-outstanding principal amount of the note.

Certain Covenants. The purchase agreement governing the senior secured promissory note contains covenants that, among other things, limit Republic Engineered Products, Inc.'s ability and the ability of its restricted subsidiaries to:

+  pay dividends on, redeem or repurchase capital stock;

+  make investments and other restricted payments;

+  incur additional indebtedness or issue preferred stock;

+  create liens;

+  permit dividend or other payment restrictions on restricted subsidiaries;

+ sell all or substantially all of its assets or consolidate or merge with or into other companies;

+  engage in transactions with affiliates; and

+  engage in sale-leaseback transactions.

These limitations are subject to a number of important qualifications and exceptions as described in the purchase agreement governing the senior secured promissory note.

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OUR REVOLVING CREDIT FACILITY

The following description does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is available from us upon request.

On May 20, 2004, Republic Engineered Products, Inc. entered into its revolving credit facility with General Electric Capital Corporation. On November 10, 2004, we and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million and to provide for a possible further increase in borrowing capacity of $100.0 million in the future. In addition, the amended revolving credit facility contains a lower interest rate than our original revolving credit facility. Republic Engineered Products, Inc.'s senior credit facility consists of a 5-year revolving credit facility of up to $50.0 million (containing sub-facilities available for the issuance of letters of credit of up to $25.0 million and a swing line of up to $25.0 million) and requires it to maintain borrowing availability of at least $25.7 million. The revolving credit facility may be terminated at any time, and if it is terminated prior to May 20, 2008, the termination may result in certain early termination fees. After giving effect to our use of the proceeds of this offering, the amount available under the
revolving credit facility is expected to be approximately $     million.
Concurrent with this offering and upon the consummation of the merger of Republic Engineered Products, Inc. into PAV Republic, Inc., we will assume Republic Engineered Products, Inc.'s obligations under the revolving credit facility.

All of the obligations under the revolving credit facility are unconditionally guaranteed on a senior secured basis by each of Republic Engineered Products, Inc.'s domestic subsidiaries and by us. The obligations under the senior credit facility (including the guarantees) are secured by a first priority lien on substantially all of Republic Engineered Products, Inc.'s and the guarantors' accounts receivable and inventory and by a second priority lien on all of Republic Engineered Products, Inc.'s property, plants and equipment, subject to certain exceptions.

Revolving loans under the senior credit facilities bear interest, at Republic Engineered Products, Inc.'s option, either at a floating rate equal to the reserve adjusted London Interbank Offered Rate ("LIBOR") plus a margin of 2.75% per year, or the base rate equal to the higher of the prime rate as reported by The Wall Street Journal or the overnight federal funds rate plus 50 basis points plus a margin of 1.00% per year. Commencing on April 1, 2005, the margins may be adjusted based on the average availability quarterly on a prospective basis. The base rate margins may be reduced to an amount between 0.00% and 1%, and the LIBOR margins may be adjusted to an amount between 1.75% and 2.75%. In addition, the lenders under the revolving credit facility are paid a monthly fee on a proportion of the unused commitments under that facility at a rate of 0.50% per annum. For so long as any default under the credit agreement continues, interest on the revolving loans will increase by 2.00% per year.

The credit agreement contains customary representations and warranties and customary covenants restricting Republic Engineered Products, Inc.'s and its subsidiaries' ability to, among other things and subject to various exceptions,
(i) alter the nature of its business, (ii) engage in mergers, acquisitions and asset sales, (iii) permit the creation of any security interests on any of its assets, (iv) incur additional indebtedness, (v) declare dividends, make distributions or redeem or repurchase capital stock, (vi) prepay, redeem or repurchase other debt, (vii) make loans and investments, or (viii) conduct transactions with affiliates. Republic Engineered Products, Inc. and its subsidiaries also are required to comply with specified financial covenants and customary affirmative covenants.

Events of default under the credit agreement include, but are not limited to,
(i) failure to pay principal, interest, fees or other amounts under the credit agreement when due or after expiration of a grace period, (ii) covenant defaults, (iii) any representation or warranty proving to have been materially

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incorrect when made, (iii) the revocation or purported revocation of any guarantee by any of the guarantors, (v) unsatisfied final judgments over a threshold, (vi) bankruptcy events, (vii) the invalidity or impairment of any loan document or any security interest, (viii) a cross default to certain other debt, (ix) a change of control, and (x) certain ERISA defaults.

10% SENIOR SECURED NOTES DUE 2009

On December 19, 2003, Republic Engineered Products, Inc. issued $21.0 million aggregate principal amount of 10% Senior Secured Notes due August 31, 2009. We intend to redeem all of the outstanding senior secured notes with the proceeds of this offering. See "Use of Proceeds."

Interest. Interest on the senior secured notes accrues at the rate of 10% per annum is payable quarterly on March 31, June 30, September 30 and December 31. Interest on overdue principal and interest accrues at a rate that is 2% higher than the then applicable interest rate on the senior secured notes. Republic Engineered Products, Inc. makes each interest payment to the holders of record on the immediately preceding March 15, June 15, September 15 and December 15.

Guarantees. Republic Engineered Products, Inc.'s obligations under the senior secured notes are unconditionally, jointly and severally guaranteed by us, Republic N&T Railroad, Inc. and Republic Machine LLC.

Security. The senior secured notes are secured by (i) a first priority interest in the real estate and fixtures related to the Canton cast roll facility and related properties, rights and assets subject to the mortgage under the related security agreement and (ii) 50% of business interruption insurance proceeds related to the loss events at the Lorain facility greater than $5.0 million and less than $25.0 million provided that such security interest in business interruption insurance proceeds shall in no event exceed $10.0 million.

Amortization. Pursuant to the terms of the senior secured notes, provided that it has not repaid at least $1.0 million of principal under the senior secured notes, on the last day of each quarter up to and including June 30, 2009, Republic Engineered Products, Inc. is required to pay 0.25% of the original principal amount (or such lesser principal amount as shall then be outstanding) of the senior secured notes at par and without payment of any premium. In addition, pursuant to the terms of the senior secured notes, 50% of any insurance proceeds related to the loss events at the Lorain facility greater than $5.0 million and less than $25.0 million must be directly applied toward the reduction of the aggregate principal amount of the senior secured notes upon receipt of such proceeds. As of September 30, 2004, Republic Engineered Products, Inc. had applied $7.0 million of such proceeds toward reduction of the principal amount of the senior secured notes. Subsequent to September 30, 2004 Republic Engineered Products, Inc. had applied $3.0 million of such proceeds toward reduction of the principal amount of the senior secured notes and, therefore, is no longer required to make any repayments of principal under the senior secured notes until August 31, 2009.

Optional Redemption. Republic Engineered Products, Inc. may redeem all or an amount not less than 10% of the aggregate principal amount of the senior secured notes then outstanding at any time, subject to certain terms and conditions, at a redemption price that is 100% of the then-outstanding principal amount of the senior secured notes.

Certain Covenants. The purchase agreement governing the senior secured notes contains covenants that, among other things, limit Republic Engineered Products, Inc.'s ability and the ability of its restricted subsidiaries to:

+  pay dividends on, redeem or repurchase capital stock;

+  make investments and other restricted payments;

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+  incur additional indebtedness or issue preferred stock;

+  create liens;

+  permit dividend or other payment restrictions on restricted subsidiaries;

+ sell all or substantially all of its assets or consolidate or merge with or into other companies;

+  engage in transactions with affiliates; and

+  engage in sale-leaseback transactions.

These limitations are subject to a number of important qualifications and exceptions as described in the purchase agreement governing the senior secured notes.

OHIO DEPARTMENT OF DEVELOPMENT LOAN

On June 6, 2003, the Ohio Department of Development provided a loan for a principal amount of $5.0 million. The term of the loan is five years, and the interest rate is 3%, payable monthly. Principal payments begin on August 6, 2005. The Loan is collateralized by the 20" mill modernization project at the Lorain facility with a first priority lien to the extent of the principal amount of the loan.

PRELIMINARY OHIO DEPARTMENT OF DEVELOPMENT LOAN

Pursuant to a preliminary commitment of assistance dated November 5, 2004, the Ohio Department of Development is prepared to grant us a loan of up to $2.0 million. This financing is contingent upon us meeting certain program guidelines, our capital investment in a new caster at our Canton facility, completion of due diligence, satisfactory review of our financial statements and the approval the Development Financing Advisory Council and the State Controlling Board. This commitment is also based on certain assumptions such as the creation of new jobs and the maintenance of certain existing jobs by us. In addition, through the Ohio Investment in Training Program, the State of Ohio has offered a preliminary commitment of up to $350,000 to help us with specific training and other workforce development needs. This commitment is contingent upon the future appropriations to this program by the Ohio General Assembly.

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                                                                              75

--------------------------------------------------------------------------------

Principal stockholders

The following table sets forth, as of September 30, 2004 and as adjusted to reflect the sale of the shares of common stock in this offering, certain information regarding beneficial ownership of our outstanding stock by:

+ each person or entity who is known by us to own beneficially more than 5 percent of our outstanding common stock;

+  each member of our Board of Directors;

+  each of our executive officers named in the Summary Compensation Table; and

+  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days after November 1, 2004. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of beneficial ownership is based on 50,060 shares of common stock outstanding as of November 1, 2004 and shares of common stock outstanding after completion of this offering in each case, together with applicable stock options, if any, for such stockholder. Such stock options are deemed outstanding for computing the percentage of ownership of the person holding such stock options, and for all directors and officers as a group, but are not deemed outstanding for computing the percentage of any other person. Fractional shares have been rounded to the nearest whole number. The table assumes no exercise of the underwriter's over-allotment option. If the underwriter's over-allotment option is exercised
in full, we will sell up to an aggregate of           additional shares of
common stock, and up to           shares of common stock will be outstanding
after the completion of this offering.

                                                                      PERCENTAGE BENEFICIALLY OWNED
                                                SHARES BENEFICIALLY   -----------------------------
                                                  OWNED PRIOR TO         BEFORE           AFTER
NAME OF BENEFICIAL OWNER                           THE OFFERING         OFFERING        OFFERING
---------------------------------------------------------------------------------------------------
Perry Partners, L.P./Perry Partners
  International, Inc.(1)......................         48,225.0              96.3%
EXECUTIVE OFFICERS AND DIRECTORS(2)
E.J. Antonio III..............................               --                  *
Noel J. Huettich(3)...........................             46.3                  *
Stephen G. Kasnet.............................             20.0                  *
Joseph F. Lapinsky(4).........................          2,500.0               4.8%
Joseph A. Kaczka(5)...........................             46.3                  *

------------
 *  Less than 1%

(1) Perry Corp. is the general partner of Perry Partners, and the investment manager of Perry Partners International. The address of Perry Corp. is 599 Lexington Avenue, New York, New York 10022.

(2) Unless otherwise indicated, the address for each of our executive officers and directors is c/o Republic Engineered Products, Inc., 3770 Embassy Parkway, Fairlawn, Ohio 44333-8367.

(3) Represents options to purchase shares of our common stock, which are currently exercisable.

(4) Represents options to purchase shares of our common stock, 833 of which are currently exercisable and 1,667 of which will vest upon completion of this offering.

(5) Represents options to purchase shares of our common stock, which are currently exercisable.

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 76

PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------

                                                                      PERCENTAGE BENEFICIALLY OWNED
                                                SHARES BENEFICIALLY   -----------------------------
                                                  OWNED PRIOR TO         BEFORE           AFTER
NAME OF BENEFICIAL OWNER                           THE OFFERING         OFFERING        OFFERING
---------------------------------------------------------------------------------------------------
John G. Asimou................................               --                  *
James T. Kuntz................................               --                  *
Paul A. Leff..................................               --                  *
Robert L. Norton..............................             20.0                  *
Richard C. Perry(6)...........................         48,225.0               96.3%
Lynn R. Williams..............................             20.0                  *
All directors and officers as a group (15
  persons)....................................         51,340.6               96.7%

------------
*  Less than 1%

(6) Represents shares of our common stock held of record by Perry Partners and Perry Partners International. Mr. Perry is the president of Perry Corp., which is the general partner of Perry Partners and the investment manager of Perry Partners International. Richard Perry disclaims any beneficial ownership interest of the shares of common stock held by any funds for which Perry Corp. acts as the general partner and/or investment manager, except for that portion of such shares that relates to his economic interest in such shares.

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                                                                              77

--------------------------------------------------------------------------------

Description of capital stock

The following description of our common stock and preferred stock and the relevant provisions of our amended and restated certificate of incorporation and amended and restated bylaws as will be in effect upon the closing of this offering are summaries and are qualified by reference to these documents. Forms have been filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part.

Upon the closing of this offering, our authorized capital stock will consist of
          shares of common stock, par value $.01 per share and           shares
of preferred stock, par value $.01 per share, the rights and preferences of which may be established from time to time by our Board of Directors.

COMMON STOCK

Immediately following the completion of this offering, there will be
shares of common stock outstanding held of record by      stockholders. Based
upon the number of shares outstanding as of that date and giving effect to the sale of shares of common stock in this offering, assuming no exercise of the underwriter's over-allotment option and no exercise of outstanding options after
October 15, 2004, there will be approximately           shares of common stock
outstanding at the closing of this offering.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available for the payment of dividends, subject to the preferences that apply to any outstanding preferred stock. See "Dividend Policy." Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after giving effect to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive or conversion rights and no additional subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The shares issued in this offering will be fully paid and nonassessable.

PREFERRED STOCK

In order to comply with the terms of our labor agreement with the USWA going forward, prior to this offering and the merger transaction, we will issue one share of preferred stock of PAV Republic, Inc. to the USWA. This share of preferred stock in the surviving corporation will confer no rights upon the USWA other than the right to elect, remove and replace one member of our board of directors going forward. This share of preferred stock will not have any distribution rights and will terminate on the date that the USWA is no longer the collective bargaining representative of any of our employees. In addition, this share of preferred stock will automatically convert into a single share of our common stock upon transfer to any person or entity other than the USWA.

Following the completion of this offering, our certificate of incorporation will authorize the Board of Directors, without stockholder action, to designate and issue from time to time shares of preferred stock in one or more series. The Board of Directors may designate the price, rights, preferences and privileges of the shares of each series of preferred stock, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock until the Board of Directors determines the specific

--------------------------------------------------------------------------------
 78

DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

rights of the preferred stock. However, possible effects of issuing preferred stock with voting and conversion rights include:

+  restricting dividends on common stock;

+  diluting the voting power of common stock;

+  impairing the liquidation rights of the common stock;

+  delaying or preventing a change of control of us without stockholder action;
   and

+  harming the market price of common stock.

Upon the closing of this offering, no shares of our preferred stock will be outstanding. We have no present plans to issue any shares of preferred stock.

REGISTRATION RIGHTS

Beginning 180 days after the date of this offering, Perry Capital may require that we use our best efforts to register the sale of their shares under the Securities Act, under the terms of an agreement between us, Perry Capital and Contrarian Funds LLC. Perry Capital will be entitled to demand that we register their shares under the Securities Act, subject to various limitations. Contrarian Funds LLC, a holder of shares of our common stock after this offering, will have piggyback rights for the registration of their shares with respect to the demands made by Perry Capital. In addition, in the event we propose to register any shares of common stock under the Securities Act, whether in connection with a primary or secondary offering, Perry Capital and Contrarian Funds LLC may request that we effect a registration of their shares under the Securities Act. All registration expenses must be borne by us.

RESTRICTIVE PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS OR DELAWARE
LAW
Certificate of Incorporation. Upon the closing of this offering, our certificate of incorporation will provide that:

+  our Board of Directors may issue, without further action by the stockholders,
   up to           shares of undesignated preferred stock;

+ any action to be taken by our stockholders must be effected at a duly called annual or special meeting and not by a consent in writing;

+ our Board of Directors shall be divided into three classes, with each class serving for a term of three years; and

+ vacancies on the board, including newly created directorships, can be filled by a majority of the directors then in office.

Our certificate of incorporation will also include a provision stating that we have elected not to be governed by section 203 of the Delaware General Corporation Law which would have imposed additional requirements regarding mergers and other business combinations with significant stockholders.

Bylaws. Our bylaws will provide that stockholders seeking to bring business before an annual meeting of stockholders must provide timely notice to us in writing. To be timely, a stockholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that less than 70 days' notice of the date of the annual meeting is given to the stockholders, notice by the stockholder, to be timely, must be received not later than the 10th day following the date on

--------------------------------------------------------------------------------

DESCRIPTION OF CAPITAL STOCK
--------------------------------------------------------------------------------

which such notice of the date of the annual meeting was mailed or the public announcement of the meeting was made.

Our bylaws will provide that stockholders seeking to nominate candidates for election as directors at a meeting of stockholders must provide timely notice to us in writing. To be timely, a stockholder's notice must be received at our principal executive offices:

+ in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder, to be timely, must be received not later than the 10th day following the earlier of the day on which such notice of the date of the annual meeting was mailed or public disclosure of the meeting was made.

+ in the case of a special meeting, not later than the 10th day following the earlier of the day on which such notice of the date of the annual meeting was mailed or public disclosure of the meeting was made.

Our bylaws will also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders. In addition, a two-thirds supermajority vote of stockholders will be required to amend certain provisions of our amended and restated bylaws, including the requirements for notice discussed above.

Our bylaws will also provide that directors may be removed only for cause by the affirmative vote of the holders of at least a majority of our voting stock.

The provisions in our certificate of incorporation and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of us. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control of us. They may also have the effect of preventing changes in our management.

We are also subject to certain provisions of Delaware law which could delay, deter or prevent us from entering into a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their stock.

TRANSFER AGENT

The transfer agent and registrar for our common stock is           .

LISTING

We intend to apply for the quotation of our common stock on the Nasdaq National Market under the symbol "RSBQ."

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 80

--------------------------------------------------------------------------------

Shares eligible for future sale

Upon completion of this offering, we will have           shares of common stock
outstanding. Of these shares, all of the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is
defined in Rule 144 under the Securities Act. The remaining           shares of
common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act, described below. Subject
to such restrictions and applicable law, the holders of           shares of
common stock will be free to sell any and all shares of common stock they beneficially own at various times commencing 180 days after the date of this prospectus. Upon the consummation of our offering, the holders of shares of common stock will be free to sell any shares of common stock they beneficially own under Rule 144.

We cannot make any predictions as to the number of shares that may be sold in the future or the effect, if any, that sales of these shares, or the availability of these shares for future sale, will have on the prevailing market prices of our common stock. Sales of a significant number of shares of our common stock in the public market, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and could impair our ability to raise equity capital in the future.

LOCK-UP AGREEMENTS

We, our executive officers, directors and each holder of our common stock or any security convertible into or exercisable or exchangeable for our common stock, or any warrant or any other right to purchase our common stock or any such security have agreed that, subject to limited exceptions, each will not, for a period of 180 days after the date of this prospectus: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with respect to our common stock, securities convertible into or exercisable or exchangeable for our common stock or warrants or other rights to purchase our common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), without the prior written approval of UBS Securities LLC. UBS Securities LLC may release all or a portion of the shares subject to this lock-up agreement at any time without prior notice.

RULE 144

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

+  1% of the number of shares of common stock then outstanding, which will equal
   approximately           shares immediately after this offering; or

+ the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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                                                                              81

SHARES ELIGIBLE FOR FUTURE SALE
--------------------------------------------------------------------------------

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, of Rule 144. Any of our employees, officers, directors or consultants who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell their shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

We intend to file a Registration Statement on Form S-8 registering shares of common stock subject to outstanding options or reserved for future issuance under our 2004 Equity Incentive Plan. As of October 15, 2004, options to purchase a total of 4,167 shares were outstanding and 5,556 shares may be issued under the plan. Once the Registration Statement on Form S-8 is filed, our common stock issued upon exercise of outstanding vested options, other than common stock issued to our affiliates, will be available for immediate resale in the open market.

REGISTRATION RIGHTS

Beginning 180 days after the date of this offering, Perry Capital will be able to require us to conduct a registered public offering of their shares, and Contrarian Funds LLC will have piggyback rights related to such registrations. In addition, Perry Capital and Contrarian Funds LLC will be entitled to have their shares included for sale in subsequent registered offerings of our common stock. See "Description of Capital Stock--Registration Rights." Registration of such shares under the Securities Act would, except for shares purchased by affiliates, result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration.

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 82

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Material US federal tax considerations to non-US holders

The following is a general discussion of the material US federal income and estate tax consequences of the ownership and disposition of common stock by a beneficial owner that is a "non-US holder" and that does not own, and is not deemed to own, more than 5% of our common stock. A "non-US holder" is a person or entity that, for US federal income tax purposes, is a:

+  non-resident alien individual, other than certain former citizens and

+  resident of the US subject to tax as an expatriate,

+ foreign corporation (or entity treated as a foreign corporation for US federal income tax purposes), or

+  foreign estate or foreign trust.

The term "non-US holder" does not include a holder of common stock that is an entity classified as a partnership for US federal income tax purposes. In the case of a holder of common stock that is classified as a partnership for US federal income tax purposes, the tax treatment of holding common stock to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership that holds common stock, then you should consult your own tax advisors.

The term "non-US holder" also does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for US federal income tax purposes. Such an individual is urged to consult his or her own tax advisors regarding the US tax consequences of the sale, exchange or other disposition of common stock.

Special rules may apply to certain non-US holders, such as:

+  controlled foreign corporations,

+  passive foreign investment companies,

+  foreign personal holding companies,

+  corporations that accumulate earnings to avoid US federal income tax, and

+  non-US holders that are engaged in the conduct of a US trade or business.

Such non-US holders should consult their own tax advisors to determine the US federal, state, local and other tax consequences that may be relevant to them.

This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. This discussion does not address all aspects of US federal income and estate taxation that may be relevant to non-US holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

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                                                                              83

MATERIAL US FEDERAL TAX CONSIDERATIONS TO NON-US HOLDERS
--------------------------------------------------------------------------------

DIVIDENDS

As discussed under "Dividend policy" above, we do not currently expect to pay dividends. If we do pay dividends, dividends paid to a non-US holder of common stock will be subject to withholding of US federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If a non-US holder wishes to claim the benefit of an applicable treaty rate for dividends (and to avoid backup withholding tax as discussed below) the non-US holder will be required to:

+ complete the applicable IRS Form W-8 (or suitable substitute form) and certify, under penalties of perjury, that it is not a US person, or

+ if the shares of our common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

Special certification and other requirements apply to certain non-US holders other than individuals. The withholding tax does not apply to dividends paid to a non-US holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-US holder's conduct of a trade or business within the US. Instead, the effectively connected dividends will be subject to regular US income tax as if the non-US holder were a US resident. A non-US corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

GAIN ON DISPOSITION OF COMMON STOCK

A non-US holder generally will not be subject to US federal income tax on gain realized on a sale or other disposition of common stock unless:

+ the gain is effectively connected with a trade or business of the non-US holder,

+ the non-US holder is an individual and present in the United States for 183 or more days in the taxable year of the sale or other disposition, or

+ we are or have been a US real property holding corporation; and if our stock is traded on an established securities market, the non-US holder's beneficial and constructive ownership of our common stock exceeds 5% of the total fair market value of our common stock (see the discussion below under "--Foreign Investment in Real Property Tax Act").

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

Under the Foreign Investment in Real Property Tax Act, any person who acquires a "United States real property interest" (as described below) from a non-US holder must deduct and withhold a tax equal to 10% of the amount realized by the non-United States transferor unless such non-US holder qualifies for an exemption or reduction in withholding. In addition, a non-US holder who disposes of a United States real property interest generally is required to recognized gain or loss that is subject to US federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a US corporation unless it is established that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." We believe that we are currently not a United States real property holding corporation and that we have not been a United States real property holding corporation. We do no anticipate becoming a United States real property holding corporation in the future.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

The amount of dividends paid to a non-US holder and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS. Copies of the information returns reporting

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 84

MATERIAL US FEDERAL TAX CONSIDERATIONS TO NON-US HOLDERS
--------------------------------------------------------------------------------

such dividends and withholding of tax may also be made available to the tax authorities in the country in which the non-US holder resides under the provisions of an applicable income tax treaty. Backup withholding tax may be required with respect to payments made by us or any paying agent or broker to a non-US holder unless such holder provides an appropriate IRS Form W-8 claiming exempt status (provided that neither we nor the paying agent, broker or other person relying on such form have actual knowledge or reason to know that such person is a US person).

Information reporting, and, depending on the circumstances, backup withholding tax will apply to the proceeds of a sale of our common stock within the United States or conducted through US-related financial intermediaries unless an appropriate Form W-8, as described above, has been received (and neither we nor a paying agent, broker or other person relying on such form have actual knowledge or reason to know that such person is a US person) or such non-US holder otherwise establishes an exemption. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-US holder's US federal income tax liability, provided that the required information is furnished to the IRS.

FEDERAL ESTATE TAX

Common stock actually or beneficially held (other than through a foreign corporation) by a non-US holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to US federal estate tax unless otherwise provided in an applicable estate tax treaty.

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                                                                              85

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Underwriting

We are offering the shares of our common stock described in this prospectus through the underwriter named below. We have entered into an underwriting agreement with UBS Securities LLC. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of shares of common stock listed next to its name in the following table:

                                                              NUMBER OF
UNDERWRITER                                                     SHARES
------------------------------------------------------------------------
UBS Securities LLC..........................................
                                                              ----------
  Total.....................................................
                                                              ==========

The underwriting agreement provides that the underwriter must buy all of the shares if it buys any of them. However, the underwriter is not required to take or pay for the shares covered by the underwriter's over-allotment option described below.

Our common stock is offered subject to a number of conditions, including:

+  receipt and acceptance of the common stock by the underwriter, and

+  the underwriter's right to reject orders in whole or in part.

In connection with this offering, the underwriter or certain securities dealers may distribute prospectuses electronically.

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Sales of shares made outside of the U.S. may be made by affiliates of the underwriter.

OVER-ALLOTMENT OPTION

We have granted the underwriter an option to buy up to           additional
shares of our common stock. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriter has 30 days from the date of this prospectus to exercise this option.

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any shares sold by the
underwriter to securities dealers may be sold at a discount of up to $     per
share from the public offering price. Any of these securities dealers may resell any shares purchased from the underwriter to other brokers or dealers at a
discount of up to $     per share from the public offering price. If all the
shares are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

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
UNDERWRITING
--------------------------------------------------------------------------------

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriter, assuming both no exercise and full exercise of the underwriter's option to purchase up to an additional shares:

                                                              PAID BY US                           TOTAL
                                            NO EXERCISE    FULL EXERCISE    NO EXERCISE    FULL EXERCISE
--------------------------------------------------------------------------------------------------------
Per share.................................    $               $               $               $
  Total...................................    $               $               $               $

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately
$     million.

NO SALES OF SIMILAR SECURITIES

We, our executive officers, directors and each holder of our common stock or any security convertible into or exercisable or exchangeable for our common stock, or any warrant or any other right to purchase our common stock or any such security have agreed that, subject to limited exceptions, each will not, for a period of 180 days after the date of this prospectus: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with respect to our common stock, securities convertible into or exercisable or exchangeable for our common stock or warrants or other rights to purchase our common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), without the prior written approval of UBS Securities LLC. UBS Securities LLC may release all or a portion of the shares subject to this lock-up agreement at any time without prior notice.

NASDAQ NATIONAL MARKET QUOTATION

We intend to apply for the quotation of our common stock on the Nasdaq National Market under the trading symbol "RSBQ."

PRICE STABILIZATION, SHORT POSITIONS

In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

+  stabilizing transactions;

+  short sales;

+  purchases to cover positions created by short sales;

+  imposition of penalty bids; and

+  syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be "covered short sales," which are short positions in an amount not greater than the

--------------------------------------------------------------------------------

UNDERWRITING
--------------------------------------------------------------------------------

underwriter's over-allotment option referred to above, or may be "naked short sales," which are short positions in excess of that amount.

The underwriter may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which it may purchase shares through the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. The underwriter may carry out these transactions on The Nasdaq National Market, in the over-the-counter market or otherwise.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our common stock. The initial public offering price will be determined by negotiation between us and the underwriter. The principal factors to be considered in determining the initial public offering price include:

+ the information set forth in this prospectus and otherwise available to the underwriter;

+ our history and prospects and the history of, and prospects for, the industry in which we compete;

+ our past and present financial performance and an assessment of our management;

+  our prospects for future earnings and the present state of our development;

+  the general condition of the securities markets at the time of this offering;

+ the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

+  other factors deemed relevant by the underwriter and us.

AFFILIATIONS

The underwriter and its affiliates have in the past provided and may from time to time provide certain commercial banking, financial advisory, investment banking and other services for us for which it was and will be entitled to receive separate fees.

The underwriter and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

An affiliate of UBS Securities LLC is a lender, syndication agent and joint lead arranger under our revolving credit facility and receives interest on such indebtedness as well as customary fees for performing these services. See "Description of our indebtedness." A portion of the net proceeds from this offering will be used to repay indebtedness under our revolving credit facility. As such, an affiliate of UBS Securities LLC would receive its proportionate share of any such proceeds used to repay indebtedness under our revolving credit facility.

--------------------------------------------------------------------------------
 88

--------------------------------------------------------------------------------

Legal matters

Kirkland & Ellis LLP, New York, New York will pass upon the validity of the issuance of the common stock being sold in this offering. Certain legal matters will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

Experts

The consolidated financial statements and schedule of PAV Republic, Inc. and subsidiaries as of December 31, 2003 and for the period October 7, 2003 (inception) through December 31, 2003, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, Independent Registered Public Accounting Firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, members' interest, cash flows and schedule of REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings LLC) for the period from January 1, 2003 though December 18, 2003, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, Independent Registered Public Accounting Firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated statements of operations, members' interest, and cash flows of REPH LLC and subsidiaries for the period from January 1, 2003 though December 18, 2003 contains an explanatory paragraph that states that as of December 19, 2003, REPH LLC sold substantially all of its operating assets to PAV Republic, Inc. and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets.

The consolidated financial statements of REPH LLC (formerly known as Republic Engineered Products Holdings LLC) and subsidiaries as of December 31, 2002 and for the period from August 16, 2002 to December 31, 2002 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm, as stated in their reports appearing herein and elsewhere in the registration statement (which reports express an unqualified opinion and include an explanatory paragraph describing matters that raise substantial doubt about REPH LLC's ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP has also audited the consolidated financial statements of Republic Technologies International Holdings, LLC and subsidiaries for the period from January 1, 2002 to August 15, 2002 (liquidation basis) and for the year ended December 31, 2001 (going concern basis) included in this prospectus and the related financial statement schedule included elsewhere in the registration statement, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Where you can find additional information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock we are offering. This prospectus contains all information about Republic and our common stock that may be material to an investor. The registration statement includes exhibits and schedules to which you should refer for additional information about us.

You may inspect a copy of the registration statement and the exhibits and schedules to the registration statement without charge at the offices of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. You can also inspect our registration statement on this web site.

We currently are not required to file reports with the Securities and Exchange Commission. Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and web site of the Securities and Exchange Commission referred to above.

--------------------------------------------------------------------------------
 90

--------------------------------------------------------------------------------

Index to financial statements

                                                              PAGE
                                                              ----
PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND
  SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED
  PRODUCTS HOLDINGS LLC)
PAV Republic, Inc. and Subsidiaries (the Company)
  Consolidated Balance Sheets as of September 30, 2004
  (unaudited) and December 31, 2003 (audited)...............   F-3
PAV Republic, Inc. and Subsidiaries Consolidated Statement
  of Operations for the nine months ended September 30, 2004
  (unaudited) and REPH LLC and Subsidiaries (REPH LLC)
  Consolidated Statement of Operations for the nine months
  ended September 30, 2003 (unaudited)......................   F-5
PAV Republic, Inc. and Subsidiaries Consolidated Statement
  of Stockholders' Equity for the period from October 7,
  2003 (inception) to December 31, 2003 (audited) and for
  the nine months ended September 30, 2004 (unaudited)......   F-6
PAV Republic, Inc. and Subsidiaries Consolidated Statement
  of Cash Flows for the nine months ended September 30, 2004
  (unaudited) and REPH LLC and Subsidiaries Consolidated
  Statement of Cash Flows for the nine months ended
  September 30, 2003 (unaudited)............................   F-7
Notes to Consolidated Financial Statements..................   F-8

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND
  SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED
  PRODUCTS HOLDINGS LLC) (DEBTOR-IN-POSSESSION AS OF OCTOBER
  6, 2003)
Report of Independent Registered Public Accounting Firm.....  F-29
Report of Independent Registered Public Accounting Firm.....  F-30

PAV Republic, Inc. and Subsidiaries Consolidated Balance
  Sheet as of December 31, 2003.............................  F-31

PAV Republic, Inc. and Subsidiaries (the Company)
  Consolidated Statement of Operations for the period from
  October 7, 2003 (inception) through December 31, 2003 and
  REPH LLC and Subsidiaries (REPH LLC) Consolidated
  Statement of Operations for the period from January 1,
  2003 through December 18, 2003............................  F-32
PAV Republic, Inc. and Subsidiaries Consolidated Statement
  of Stockholders' Equity for the period from October 7,
  2003 (inception) through December 31, 2003 and REPH LLC
  and Subsidiaries Consolidated Statement of Members'
  Interest for the period from January 1, 2003 through
  December 18, 2003.........................................  F-33
PAV Republic, Inc. and Subsidiaries Consolidated Statement
  of Cash Flows for the period from October 7, 2003
  (inception) through December 31, 2003 and REPH LLC and
  Subsidiaries Consolidated Statement of Cash Flows for the
  period from January 1, 2003 through December 18, 2003.....  F-34
Notes to Consolidated Financial Statements..................  F-35

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC
  ENGINEERED PRODUCTS HOLDINGS LLC) AND REPUBLIC
  TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC AND SUBSIDIARIES
  (DEBTOR-IN-POSSESSION)

Report of Independent Registered Public Accounting Firm.....  F-51

--------------------------------------------------------------------------------

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
REPH LLC and Subsidiaries Consolidated Statement of
  Operations for the Period from August 16, 2002 to December
  31, 2002 and Republic Technologies International Holdings,
  LLC and Subsidiaries (Debtor-in-Possession) Consolidated
  Statement of Changes in Net Liabilities in Liquidation
  (Liquidation Basis) for the Period from January 1, 2002 to
  August 15, 2002 and Consolidated Statement of Operations
  (Going Concern Basis) for the Year Ended December 31,
  2001......................................................  F-52
REPH LLC and Subsidiaries Consolidated Balance Sheet at
  December 31, 2002.........................................  F-53
REPH LLC and Subsidiaries Consolidated Statement of Member's
  Interest for the Period from August 16, 2002 to December
  31, 2002 and Republic Technologies International Holdings,
  LLC and Subsidiaries (Debtor-in-Possession) Consolidated
  Statement of Members' Interest (Liquidation Basis) for the
  Period from January 1, 2002 to August 15, 2002............  F-55
REPH LLC and Subsidiaries Consolidated Statement of Cash
  Flows for the Period from August 16, 2002 to December 31,
  2002 and Republic Technologies International Holdings, LLC
  and Subsidiaries (Debtor-in-Possession) Consolidated
  Statement of Cash Flows (Liquidation Basis) for the Period
  from January 1, 2002 to August 15, 2002 and Consolidated
  Statement of Cash Flows (Going Concern Basis) for the Year
  Ended December 31, 2001...................................  F-56
Notes to Consolidated Financial Statements..................  F-58

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES
Consolidated balance sheets
(In thousands of dollars)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2004            2003
------------------------------------------------------------------------------------------
                                                                (UNAUDITED)      (AUDITED)


ASSETS
Current assets:
  Cash and cash equivalents.................................    $      25       $  5,672
  Accounts receivable, less allowances of $13,837 and
     $10,026, respectively..................................      151,858         64,585
  Inventories (Note 5)......................................      180,990        132,940
  Deferred income taxes (Note 12)...........................           --          1,175
  Prepaid expenses and other current assets.................       15,321         11,998
                                                                ---------      ---------
          Total current assets..............................      348,194        216,370
Property, plant and equipment:
  Land and improvements.....................................           83          2,053
  Buildings and improvements................................        1,315          8,425
  Machinery and equipment...................................        8,475         29,131
  Construction-in-progress..................................          764            169
                                                                ---------      ---------
          Total property, plant and equipment...............       10,637         39,778
Accumulated depreciation....................................         (261)          (234)
                                                                ---------      ---------
          Net property, plant and equipment.................       10,376         39,544
Intangible assets, net of accumulated amortization of $491
  and $54 (Note 6)..........................................        7,003          1,471
Deferred income taxes (Note 12).............................          477             --
Other assets (Note 9, Note 16)..............................        4,682         15,027
                                                                ---------      ---------
Total assets................................................    $ 370,732      $ 272,412
                                                                =========      =========

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES
Consolidated balance sheets (continued)
(In thousands of dollars, except for per share amounts)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2004            2003
------------------------------------------------------------------------------------------
                                                               (UNAUDITED)     (AUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................       $ 56,479       $  7,112
  Accrued compensation and benefits.........................         29,454         19,594
  Accrued interest..........................................            472            337
  Accrued income taxes (note 12)............................            423            131
  Other accrued liabilities.................................         13,743         11,878
  Deferred income taxes (Note 12)...........................          4,361             --
                                                              -------------   ------------
          Total current liabilities.........................        104,932         39,052
Long-term debt (Note 8).....................................         80,719        105,948
Revolving credit facility (Note 8)..........................        107,686         91,904
Accrued environmental liabilities (Note 15).................          5,048          5,222
Other long-term liabilities (Note 16).......................          2,764             --
Long-term capital lease.....................................            199             --
Deferred income taxes (Note 12).............................            456          1,044
                                                              -------------   ------------
          Total liabilities.................................        301,804        243,170
Stockholders' Equity:
          Common stock, $0.01 par value. Authorized, issued,
             and outstanding 50,000 and 30,000 shares
          Additional paid in capital (Note 1)...............         50,000         30,000
          Retained earnings (deficit).......................         18,928           (758)
                                                              -------------   ------------
                 Total stockholders' equity.................         68,928         29,242
                                                              -------------   ------------
Total liabilities and stockholders' equity..................       $370,732       $272,412
                                                              =============   ============

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES
Consolidated statement of operations
for the nine months ended September 30, 2004
REPH LLC AND SUBSIDIARIES
(FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated statement of operations
for the nine months ended, September 30, 2003
(In thousands of dollars, except per share and per members' interest amounts)


                                                       PAV REPUBLIC                   REPH LLC
                                                           2004                         2003
-------------------------------------------------------------------------------------------------------
                                                        (UNAUDITED)                  (UNAUDITED)
Net sales......................................                   $839,844                    $ 560,734
Cost of goods sold.............................                    771,332                      547,394
                                                 -------------------------    -------------------------
Gross profit...................................                     68,512                       13,340
Selling, general and administrative expense....                     32,656                       30,045
Depreciation and amortization expense..........                        260                        7,168
Goodwill Impairment charge.....................                         --                       58,910
Other operating expense, net...................                      2,972                        5,198
                                                 -------------------------    -------------------------
Operating income (loss)........................                     32,624                      (87,981)
Interest expense, net..........................                     14,734                       17,286
Reorganization items...........................                         --                          209
                                                 -------------------------    -------------------------
Income (loss) before income taxes..............                     17,890                     (105,476)
Provision for income taxes.....................                      6,624                           --
                                                 -------------------------    -------------------------
Net income (loss) before extraordinary gain....                     11,266                     (105,476)
                                                 -------------------------    -------------------------
Extraordinary gain, net of tax due to purchase
  price accounting.............................                      8,420                           --
                                                 -------------------------    -------------------------
Net income (loss)..............................                   $ 19,686                   $ (105,476)
                                                 =========================    =========================
Income per share:
     Income before extraordinary gain, net of
       tax due to purchase price accounting....                   $ 283.20
     Extraordinary gain, net of tax due to
       purchase price accounting...............                     211.66
                                                 -------------------------
     Net income per share......................                   $ 494.86
                                                 =========================
Weighted average shares outstanding............                     39,781
                                                 =========================
Loss per members' interest:
  Loss per members' interest...................                                              $ (105,476)
                                                                              =========================
Weighted average members' interest
  outstanding..................................                                                   1,000
                                                                              =========================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES
Consolidated statement of stockholders' equity for the period from October 7, 2003 (inception) to December 31, 2003 and for the nine months ended September 30, 2004
(In thousands of dollars, except for per share amounts)

                                                              STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------
Inception, October 7, 2003..................................         $     --
Issuance of 30,000 shares of Common Stock, December 19,
  2003......................................................               --
Additional paid in capital..................................           30,000
Retained deficit............................................             (758)
                                                                  -----------
Stockholders' equity December 31, 2003 (audited)............          $29,242
                                                                  -----------
Additional paid in capital (unaudited)......................           20,000
Net income (unaudited)......................................           19,686
                                                                  -----------
Stockholders' equity September 30, 2004 (unaudited).........          $68,928
                                                                  ===========

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES
Consolidated statement of cash flows
for the nine months ended September 30, 2004
REPH LLC AND SUBSIDIARIES
(FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated statement of cash flows
For the nine months ended September 30, 2003
(In thousands of dollars)

                                                                PAV REPUBLIC                  REPH LLC
                                                                    2004                        2003
---------------------------------------------------------------------------------------------------------------
                                                                 (UNAUDITED)                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................                   $ 19,686                   $(105,476)
  Adjustments to reconcile net cash provided by (used
    in) operating activities:
  Extraordinary gain, net of tax due to purchase price
    accounting..........................................                     (8,420)                         --
  Depreciation and amortization.........................                        260                       7,168
  Deferred income taxes.................................                      4,471
  Goodwill impairment charge............................                         --                      58,910
  Amortization of deferred financing cost...............                      1,003                         508
  Changes in operating assets and liabilities:
    Increase in accounts receivable.....................                    (86,951)                     (2,092)
    (Increase) decrease in inventory....................                    (48,050)                     64,326
    Decrease in prepaid and other assets................                     41,295                       2,362
    Increase (decrease) in accounts payable.............                     48,476                      (1,744)
    Increase (decrease) in accrued compensation and
      benefits..........................................                      9,535                      (3,863)
    Decrease in accrued environmental liabilities.......                       (224)                       (511)
    Increase in other current liabilities...............                     (2,141)                      7,570
  Other.................................................                      1,124                        (162)
                                                          -------------------------   -------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.....                    (19,936)                     26,996
                                                          -------------------------   -------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................                     (8,804)                     (6,809)
                                                          -------------------------   -------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.....                     (8,804)                     (6,809)
                                                          -------------------------   -------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..........................                     70,165                       5,000
  Net proceeds under revolving credit facilities........                     15,782                     (20,391)
  Repayment of long-term debt...........................                    (75,394)                         --
  Capital lease.........................................                        199                          --
  Equity contribution...................................                     20,000                          --
  Financing costs.......................................                     (7,659)                     (2,322)
                                                          -------------------------   -------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.....                     23,093                     (17,713)
                                                          -------------------------   -------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....                     (5,647)                      2,474
Cash and cash equivalents--beginning of period..........                      5,672                       2,107
                                                          -------------------------   -------------------------
Cash and cash equivalents--end of period................                   $     25                   $   4,581
                                                          =========================   =========================
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest..................................                   $ 12,041                   $  13,871
                                                          =========================   =========================
Cash paid for income taxes..............................                   $  7,244                   $      --
                                                          =========================   =========================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND
REPH LLC AND SUBSIDIARIES

Notes to consolidated financial statements
(In thousands of dollars, except as otherwise noted)
All information is unaudited, unless otherwise noted

(1)  NATURE OF OPERATIONS, ORGANIZATION AND OTHER RELATED INFORMATION

PAV Republic, Inc. (PAV Republic or the Company) is a Delaware corporation, which owns 100% of the outstanding common stock of Republic Engineered Products, Inc. On January 21, 2004, the articles of incorporation were amended to increase the total number of shares from 100 to 30,000. On January 21, 2004, the Company's Board of Directors approved the issuance of a 300 for 1 stock split. All share information has been adjusted to reflect the 300 for 1 stock split. As of December 31, 2003, there were 30,000 shares issued and outstanding of PAV Republic, Inc. stock, of which, Perry Partners LP (Perry) owned 15,300 shares and Perry Partners International, Inc. (Perry International) owned 14,700 shares. The following table sets forth certain information with respect to the beneficial ownership of the stock of PAV Republic, Inc. for the period from January 21, 2004 to May 19, 2004.

                                                               NUMBER OF
                                                                SHARES
                        SHAREHOLDERS                          (UNAUDITED)   PERCENTAGE
--------------------------------------------------------------------------------------
Perry Partners LP...........................................   14,756.85       49.19%
Perry Partners International, Inc. .........................   14,178.15       47.26%
Contrarian Funds LLC........................................    1,065.00        3.55%
                                                               ---------      ------
  Total.....................................................   30,000.00      100.00%
                                                               =========      ======

On May 20, 2004, the articles of incorporation were amended and the Company increased the total number of shares which the company has the authority to issue to 50,000 shares. The following table sets forth certain information with respect to the beneficial ownership of the stock of PAV Republic, Inc. for the period from May 20, 2004 to June 14, 2004.

                                                               NUMBER OF
                                                                SHARES
                        SHAREHOLDERS                          (UNAUDITED)   PERCENTAGE
--------------------------------------------------------------------------------------
Perry Partners LP...........................................   24,956.85       49.91%
Perry Partners International, Inc. .........................   23,978.15       47.96%
Contrarian Funds LLC........................................    1,065.00        2.13%
                                                               ---------      ------
  Total.....................................................   50,000.00      100.00%
                                                               =========      ======

On June 15, 2004 the Company cancelled 48,935 outstanding shares and also reissued 48,935 shares. The following table sets forth certain information with respect to the beneficial ownership of the stock of PAV Republic, Inc. for the period from June 15, 2004 to September 30, 2004.

                                                               NUMBER OF
                                                                SHARES
                        SHAREHOLDERS                          (UNAUDITED)   PERCENTAGE
--------------------------------------------------------------------------------------
Perry Partners LP...........................................   24,594.75       49.19%
Perry Partners International, Inc. .........................   23,630.25       47.26%
Contrarian Funds LLC........................................    1,775.00        3.55%
                                                               ---------      ------
  Total.....................................................   50,000.00      100.00%
                                                               =========      ======

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

On October 1, 2004 the articles of incorporation were amended and the Company increased the total number of shares which the Company has the authority to issue to 60,000 shares. On October 5, 2004, the Company issued sixty shares to certain directors.

Republic Engineered Products, Inc., a Delaware corporation, which was incorporated on December 15, 2003 (Republic Inc.), produces special bar quality steel products. Special bar quality steel products are high quality hot-rolled and cold-finished carbon and alloy steel bars and rods used primarily in critical applications in automotive and industrial equipment. Special bar quality steel products are sold to customers which require precise metallurgical content and quality characteristics. Special bar quality steel products generally contain more alloys, and sell for substantially higher prices, than merchant and commodity steel bar and rod products. Republic Inc. produces a wide range of special bar quality steel products and supplies a diverse customer base that includes leading automobile and industrial equipment manufacturers and their first tier suppliers.

Republic Machine, LLC, Republic N&T Railroad, Inc., and Republic Canadian Drawn, Inc. are wholly owned subsidiaries of Republic Inc. Republic Machine, LLC is a Delaware limited liability company and its sole assets include all assets associated with operations at 4135 Commerce Drive SW, Massillon, Ohio 44646. Republic N&T Railroad, Inc. is a Delaware corporation and operates the railroad assets located at Republic Inc.'s Canton and Lorain Ohio facilities. Republic Canadian Drawn, Inc. is an Ontario, Canada corporation which operates the cold-finishing plant located in Hamilton, Ontario.

The Company commenced operations in December 2003 after acquiring substantially all of the operating assets of REPH LLC (formerly known as Republic Engineered Products Holdings LLC) in a sale of assets under Section 363 of the United States Bankruptcy Code. The Company also acquired the following property: assets located on the premises of REPH LLC's machine shop located in Massillon, Ohio; assets located on the premises of REPH LLC's corporate headquarters located in Akron, Ohio; all permits used in the business in conjunction with the purchased assets; all intellectual property used in connection with the business; certain contracts; books, files and records used in the business; all inventory wherever located; all accounts receivable; and an option to purchase certain assets for nominal consideration and assume certain liabilities associated with Republic Technologies International LLC's (RTI or Republic Technologies) cold-finishing plant located in Hamilton, Ontario. This option was exercised on January 29, 2004.

The Company incurred significant indebtedness in connection with the consummation of the acquisition, including $80.0 million aggregate principal amount of 10% Senior Secured Notes (senior notes) which were redeemed in whole on May 20, 2004 at 75% of the aggregate principal amount, $21.0 million aggregate principal amount of 10% Senior Bank Notes (bank notes), and initial borrowings of $74.9 million (which includes $1.5 million in deferred loan fees) under the Company's revolving working capital agreement.

On May 20, 2004, Republic Inc. entered into a new $200.0 million revolving credit agreement with General Electric Capital Corporation, as Lender and Agent for Lenders, (GE Capital), a new $61.8 million senior secured promissory note with Perry Principals Investments, L.L.C. and a new $8.4 million senior subordinated promissory note with Perry Principals Investments, L.L.C. Republic Inc. received $20.0 million equity contribution from Perry Partners LP, repaid its outstanding revolving working capital agreement (Perry credit facility) and exercised its option to redeem its $80.0 million 10% Senior Secured Notes for 75% of the aggregate principal amount. On November 10, 2004, the Company and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

PAV Republic's five largest customers accounted for 32.1% of total sales for the nine months ended September 30, 2004. For this period, two customers, on an individual basis, each accounted for more than 10% of the Company's total sales. Direct sales to US Steel and American Axle & Manufacturing accounted for 10.9% and 10.4% of sales, respectively, for the nine months ended September 30, 2004.

(2)  BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the consolidated financial statements of PAV Republic and its subsidiaries for the nine months ended September 30, 2004. In the accompanying consolidated financial statements of the Company, transactions and balances are presented on a new cost basis reflecting purchase accounting adjustments. In addition, the consolidated statements of operations and cash flows of REPH LLC and its subsidiaries for the nine months ended September 30, 2003 have been prepared on a historical cost basis. All significant intercompany balances and transactions have been eliminated in consolidation.

As a result of applying purchase accounting in connection with the December 19, 2003 acquisition, the financial statements of the Company are not comparable to REPH LLC's financial statements. In addition, the Company has elected January 1, 2004 to change its method of accounting for inventory valuation to last-in, first-out (LIFO) because the Company has experienced inflation in raw material prices for the commodities purchased and used to produce steel products. The Company has adopted the LIFO method to more accurately match revenues with current costs. This change in accounting method may affect the comparability of the costs of sales for the nine months ended September 30, 2004 to the nine months ended September 30, 2003.

On December 16, 2003, REPH LLC received U.S. Bankruptcy Court approval to sell all of its operating assets to PAV Republic. PAV Republic assigned the right to acquire the operating assets of REPH LLC to Republic Inc. On December 19, 2003, Republic Inc. acquired substantially all of the operating assets of REPH LLC and its subsidiaries. Prior to the sale, REPH LLC recorded an asset impairment charge in the amount of $53.9 million in the accompanying statement of operations to reduce the value of property, plant, and equipment. As of December 19, 2003, REPH LLC sold all of its operating assets to PAV Republic and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements of REPH LLC do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  CASH AND CASH EQUIVALENTS
The Company considers all short-term investments with maturities at the date of purchase of three months or less to be cash equivalents.

(B)  INVENTORIES
As of September 30, 2004, the Company valued inventories at the lower of cost or market applied on a last-in, first-out (LIFO) method of inventory costing which was adopted by the Company as of January 1, 2004. As of September 30, 2004, approximately 99% of inventories were valued under this method.

As of December 31, 2003, the Company valued inventories at the lower of cost or market applied on a first-in, first-out (FIFO) method for finished and semi-finished goods, and a weighted average method for raw materials. Inventory standards are set based on this methodology and periodically reviewed to determine that the standards approximate actual costs.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

Slow moving and inactive inventories are also identified and their value is decreased to approximate the recoverable scrap value.

(C)  PROPERTY, PLANT, AND EQUIPMENT
The Company's property, plant, and equipment are stated at cost and include improvements that significantly extend the useful lives of existing plant and equipment. The Company provides for depreciation of property, plant, and equipment on the straight-line method based upon the estimated useful lives of the assets. The range of estimated useful lives of the Company's assets are as follows:

Buildings and improvements..................................    10-25 years
Land improvements...........................................    10-25 years
Machinery and equipment.....................................     3-20 years

In accordance with FASB Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long-lived Assets, the Company reviews the carrying value of long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the undiscounted future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amounts or fair values less costs to sell, and are no longer depreciated.

Repairs and maintenance costs are expensed as incurred. Capital expenditures that cannot be put into use immediately are included in construction-in-progress. As these projects are completed, they are transferred to depreciable assets. Net gains or losses related to asset dispositions are recognized in the Company's operating results in the period in which the disposition occurs.

(D)  GOODWILL
Goodwill represents the excess of costs over fair values of assets of businesses acquired. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Negative goodwill is created by the fair values of net assets of businesses acquired exceeding the purchase prices. Accordingly, the negative goodwill created should be first allocated to the remaining non-current assets acquired which are principally property, plant, and equipment. Any remaining unallocated negative goodwill is written off as an extraordinary gain.

(E)  IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets, consisting of property, plant, and equipment and intangible assets, are reviewed by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the recovery amount or fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell and are no longer depreciated.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

(F)  INCOME TAXES
The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G)  ENVIRONMENTAL COSTS
The Company and other steel companies have in recent years become subject to increasingly stringent environmental laws and regulations. It is the policy of the Company to endeavor to comply with applicable environmental laws and regulations. The Company established a liability for an amount which the Company believes is appropriate, based on information currently available, to cover costs of remedial actions it deems probable to comply with existing environmental laws and regulations.

The recorded amounts represent estimates of the environmental remediation costs associated with future events confirming the costs that, in management's judgment, are probable. These estimates are based on currently available facts, existing technology and presently enacted laws and regulations, and take into consideration the likely effects of inflation and other societal and economic factors. The precise timing of such events cannot be reliably determined at this time due to the absence of any deadlines for remediation under the applicable environmental laws and regulations pursuant to which such remediation costs will be expended. No claims for recovery are netted against the stated amount.

(H)  REVENUE RECOGNITION
The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the related receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed and determinable. The Company's customers have no rights to return product, other than for defective materials. As sales are recognized, reserves for defective materials are recorded as a percentage of sales. This percentage is based on historical experience. The adequacy of reserve estimates is reviewed by comparison to actual experience.

(I)  ALLOWANCES FOR DOUBTFUL ACCOUNTS
Allowances for doubtful accounts are maintained to provide for estimated losses resulting from the inability of customers to make required payments. If the financial condition of these customers deteriorates, resulting in their inability to make payments, additional allowances may be required. The Company also records allowance for accounts receivable for all other customers based on a variety of factors, including pricing adjustments, length of time the receivables are past due, and historical experience.

(J)  COMPENSATION COSTS
Incentive compensation costs are significant expense categories that are highly dependent upon management estimates and judgments, particularly at each interim reporting date. In arriving at the amount of expense to recognize, management believes it makes reasonable estimates and judgments using all significant information available. Incentive compensation costs are accrued on a monthly basis, and the ultimate determination is made after our year-end results are finalized; thus, estimates are subject to change.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

(K)  USE OF ESTIMATES
The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements included herein were prepared with the use of estimates. The Company has made significant accounting estimates with respect to the preliminary allocation of the purchase price of the acquisition of assets from REPH LLC, the allowance for doubtful accounts, claims reserves, inventory market and obsolescence adjustments, long-lived assets, and accrued environmental liabilities. REPH LLC made significant accounting estimates with respect to the allocation of the purchase price of the acquisition of assets from RTI, the allowance for doubtful accounts, claims reserves, inventory market and obsolescence adjustments, impairment of goodwill and other long-lived assets, and accrued environmental liabilities.

(L)  INCOME PER SHARE/LOSS PER MEMBERS' INTEREST
Basic income per share for PAV Republic is calculated by dividing net income attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period.

Basic loss per members' interest for REPH LLC is calculated by dividing net loss attributable to members' interest by the weighted average number of members' interest outstanding during the period.

REPH LLC has one class of members' interest consisting of 1,000 units.

(M)  NEW ACCOUNTING PRONOUNCEMENTS
In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. SFAS No. 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after December 15, 2002. The adoption of SFAS No. 143 did not have any impact on the Company's consolidated financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities. The scope of SFAS No. 146 includes (1) costs to terminate contracts that are not capital leases; (2) costs to consolidate facilities or relocate employees; and (3) termination benefits provided to employees who are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. The provisions of this Statement became effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 did not impact the Company's consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123. SFAS No. 148 provides

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

alternative methods of transition from a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not impact the Company's consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation No. 46 as revised in December 2003, requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. It is based on the concept that companies that control another entity through interests other than voting interests should consolidate the controlled entity. Interpretation No. 46 and its revision did not impact the Company's consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an effect on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares of stock in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an effect on the Company's consolidated financial statements.

In December 2003, the FASB revised SFAS No. 132 (revised 2003), Employers' Disclosures about Pensions and Other Postemployment Benefits. SFAS No. 132 (revised 2003) requires additional disclosure on the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans in the notes to consolidated financial statements. The disclosures include describing the types of plan assets, investment strategy, measurement dates, plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. The Company adopted SFAS No. 132 (revised 2003) in the fourth quarter of 2003. This Statement requires changes in disclosure only.

(4)  ACQUISITIONS

On December 19, 2003, the Company, through a wholly owned subsidiary, acquired all of the operating assets of REPH LLC and its subsidiaries. The total adjusted purchase price was $198.2 million (consisting of $101.3 million paid to REPH LLC, $2.1 million in acquisition fees and expenses, the issuance of $60.0 million in senior secured notes, the issuance of $21.0 million in bank notes, and an extraordinary gain of $8.4 million, net of tax of $5.4 million). The total purchase price was allocated to the assets acquired and liabilities assumed, based on a preliminary estimate of their respective fair values. The final purchase accounting adjustments of the Company to reflect the fair value of the assets acquired, liabilities assumed are subject to change.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at December 19, 2003, as determined based on independent appraisals and other estimates made by management. The Company adjusted the initial purchase price allocation in the nine month period ended September 30, 2004. The more significant adjustments were a result of an independent appraisal of the fair value of the senior secured notes issued and the option acquired related to the Hamilton, Ontario location and for $31.5 million in insurance proceeds received. This resulted in negative goodwill which was initially allocated to non-current assets and the remainder resulted in the recognition of $8.4 million in extraordinary gain, net of tax $5.4 million. As the fair values are estimates, the allocation of the purchase price is subject to adjustment while the Company finalizes assumptions relating to the transaction.

Current assets..............................................  $201,419
Property, plant, and equipment..............................       234
Other assets................................................    46,533
                                                              --------
  Total assets..............................................   248,186
                                                              --------
Current liabilities.........................................    39,784
Long-term liabilities.......................................    10,222
                                                              --------
  Total liabilities.........................................    50,006
                                                              --------
  Net assets acquired.......................................  $198,180
                                                              ========

On December 19, 2003, the Company purchased an option to acquire certain assets for nominal consideration and assume certain liabilities associated with Republic Technologies International LLC's cold-finishing plant located in Hamilton, Ontario. The Company exercised this option on January 29, 2004. The total value of the option was $1.2 million. The total value of the option was allocated to the assets acquired and the liabilities assumed based on independent appraisals and other preliminary estimate of their respective fair values.

The final purchase accounting adjustments of the Company to reflect the fair value of the assets acquired and liabilities assumed are subject to change.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at January 29, 2004, as determined based on independent appraisals and other estimates made by management. As the fair values are estimates, the allocation of the purchase price is subject to adjustment while the Company finalizes assumptions relating to the transaction.

Current assets..............................................    $144
Property, plant, and equipment..............................   1,719
                                                              ------
  Total assets..............................................   1,863
                                                              ------
Current liabilities.........................................     643
Long-term liabilities.......................................      50
                                                              ------
  Total liabilities.........................................     693
                                                              ------
  Net assets acquired.......................................  $1,170
                                                              ======

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

(5)  INVENTORIES

The components of inventories are as follows:

                                            SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                               (UNAUDITED)           (AUDITED)
----------------------------------------------------------------------------------
Raw materials..............................            $49,496             $14,341
Semi-finished and finished goods...........            168,789             118,599
                                            ------------------   -----------------
                                                       218,285             132,940
LIFO reserve...............................            (37,295)                 --
                                            ------------------   -----------------
  Total....................................           $180,990            $132,940
                                            ==================   =================

The Company has elected to change its method of accounting for inventory to last-in, first-out (LIFO) effective January 1, 2004 because the Company has experienced inflation in raw material prices for the commodities it purchases and uses to produce steel products. The Company has adopted the LIFO method to more accurately match revenues with current costs.

On September 30, 2004, inventories are valued at the lower of cost or market applied on a last-in, first-out (LIFO) method of accounting for inventory. This inventory method is used to value approximately 99% of the Company's inventory.

As of December 31, 2003, inventories were valued at the lower of cost or market applied on a first-in, first-out (FIFO) method for finished and semi-finished goods, and a weighted average method for raw materials. The weighted average method for raw materials approximates cost.

Inventories acquired from REPH LLC were revalued to fair value on December 19, 2003. The fair value exceeded the cost of production by $6.8 million, which under FIFO increases cost of goods sold as the inventory is sold. For the period from December 19, 2003 to December 31, 2003, $0.8 million of the $6.8 million was recorded as an increase to cost of goods sold.

(6)  INTANGIBLE ASSETS

On September 30, 2004, the Company's intangible assets consisted of $7.0 million in deferred loan fees, net of accumulated amortization. The deferred fees were incurred in relation to the new debt items discussed in Note 8. The Company amortizes these assets over the term of the new debt agreements, which will expire in May and August of 2009.

The intangible assets as of December 31, 2003 consisted of $1.5 million in deferred loan fees, net of accumulated amortization, relating to the Company's revolving working capital credit agreement with Perry Partners L.P. (Perry credit facility). The assets were amortizing over the term of the agreement which would have expired December 19, 2004, but was extended to March 31, 2005. However, in May 2004, the Perry credit facility was repaid in full and the Company entered into a new agreement with GE Capital. Concurrent with the repayment of the Perry credit facility, the remaining $1.1 million of these assets were written off by the Company.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

The components of intangible assets are as follows:

                                                              (UNAUDITED)
Net intangible assets as of December 31, 2003...............    $1,471
Amortization................................................    (1,003)
Write-off...................................................    (1,124)
Fees related to new debt items (Note 8).....................     7,659
                                                                ------
Net intangible assets as of September 30, 2004..............    $7,003
                                                                ======

(7)  GOODWILL

The fair values of identifiable net assets of REPH LLC exceeded the purchase price. Accordingly, this difference was proportionately allocated to reduce the value of acquired non-current assets, which are principally property, plant, and equipment.

In 2003, REPH LLC, as a result of a fire and explosion, lost its #3 blast furnace located in Lorain, Ohio. The Company acquired the right to any insurance proceeds resulting from the damage incurred to the #3 blast furnace under the terms of the asset purchase agreement pursuant to which the Company acquired substantially all of REPH LLC's operating assets. During the nine months ended September 30, 2004, the Company received $31.5 million from insurance proceeds. The insurance proceeds were recorded as a $17.7 million reduction of the remaining opening property, plant and equipment and a $8.4 million extraordinary gain, net of tax of $5.4 million.

(8)  REVOLVING CREDIT FACILITIES AND LONG-TERM DEBT

On December 19, 2003, the Company, through a wholly owned subsidiary, Republic Inc., incurred an aggregate of $175.9 million in debt obligations in connection with its acquisition of substantially all of the operating assets of REPH LLC, including $74.9 million (which includes $1.5 million in deferred loan fees) of borrowings under its Perry credit facility, and the issuance of $80.0 million in senior secured notes which were redeemed in whole on May 20, 2004 at 75% of the aggregate face amount and $21.0 million in bank notes. In addition, the Company assumed a $5.0 million loan from the Ohio Department of Development.

On May 20, 2004, Republic Inc. entered into a $200.0 million revolving credit agreement with GE Capital, a new $61.8 million senior secured promissory note with Perry Principals Investments, L.L.C. and a new $8.4 million senior subordinated promissory note with Perry Principals Investments, L.L.C., which was repaid in full during July 2004. Republic Inc., received $20.0 million equity contribution from Perry Partners LP, repaid its outstanding Perry credit facility and exercised its option to redeem its $80.0 million 10% senior secured notes for 75% of the aggregate face amount. Republic Inc. has significant debt repayment obligations under the credit facility and senior secured promissory note.

REVOLVING CREDIT FACILITY

The Company's revolving credit facility with General Electric Capital Corporation (GE credit facility) consists of a senior secured credit facility with a commitment of up to $200.0 million. At September 30, 2004, Republic Inc. had $107.7 million outstanding under the GE credit facility. Republic Inc. is required to pay an unused facility fee of one-half of one percent per annum on the average daily unused total commitment. The amount available to be borrowed at any time is limited by a borrowing base, as defined in the credit facility as the sum of 85% of eligible accounts receivable plus 65% of eligible inventory. The Company is also required to maintain a borrowing availability of at least $25.7 million. The amount available under the GE credit facility was approximately $59.3 million in excess of the $25.7 million minimum availability requirement at September 30, 2004.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

On November 10, 2004, the Company and General Electric Capital Corporation, as lender and agent for the lenders, amended the revolving credit facility to expand the borrowing capacity under the revolving credit facility from $200.0 million to $250.0 million.

Borrowings under the GE credit facility are secured by a first priority perfected security interest in all of Republic Inc.'s presently owned and subsequently acquired inventory and accounts receivable. The obligations under the GE credit facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by Republic Inc.'s subsidiaries.

Borrowings under the credit facility bear interest, at Republic Inc.'s option, at either an index rate equal to the higher of the "prime rate" announced from time to time by The Wall Street Journal, plus the applicable margin, or the federal funds rate plus 50 basis points per annum, plus the applicable margin; or a LIBOR rate, plus the applicable margin. The applicable margin on index rate loans initially is 1.0% and on LIBOR loans is 2.75%. Commencing on April 1, 2005, the margins may be adjusted based on the average availability quarterly on a prospective basis. The base rate margins may be reduced to an amount between 0.00% and 1.00%, and the LIBOR margins may be adjusted to an amount between 1.75% and 2.75%. As of September 30, 2004, prior to the amendment of the GE credit facility, borrowings under the GE credit facility are accruing interest at the rate of 6.0% per year for index rate loans and 4.77% for LIBOR loans.

The credit facility contains negative covenants and provisions that restrict, among other things, the ability to incur additional indebtedness or guarantee the obligations of others, grant liens, make investments, pay dividends, repurchase stock or make other forms of restricted payments, merge, consolidate and acquire assets or stock, engage in sale and leaseback transactions or dispose of assets and make capital expenditures exceeding $25.0 million during any fiscal year. The November 10, 2004 amendment to the GE credit facility increased the capital expenditure limit not to exceed $40.0 million during any fiscal year.

Prior to May 20, 2004, Republic Inc. maintained a credit facility with Perry Partners L.P. Republic Inc. entered into the Perry credit facility on December 19, 2003. Under the terms of the agreement, the facility was to mature on December 19, 2004. The Perry credit facility consisted of a senior secured credit facility with a commitment of up to $150.0 million. On March 31, 2004 the facility was amended to increase the commitment to $165.0 million and extend the maturity date to March 31, 2005. Republic Inc. was required to pay an unused facility fee of one-half of one percent per annum on the average daily unused total commitment. The amount available to be borrowed at any time was limited by a borrowing base, as defined in the Perry credit facility as the sum of 85% of eligible accounts receivable plus 60% of eligible inventory.

Borrowings under the Perry credit facility were secured by a first priority perfected security interest in all of Republic Inc.'s presently owned and subsequently acquired inventory and accounts receivable. The obligations under the Perry credit facility were secured and were unconditionally and irrevocably guaranteed jointly and severally by Republic Inc.'s subsidiaries.

Borrowings under the Perry credit facility bore interest, at Republic Inc.'s option, at either a base rate equal to the higher of the "prime rate" announced from time to time by Citibank, N.A. at its principal office in New York, New York or the weighted average of rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus the applicable margin; or a Eurodollar rate on deposits for one or three month periods, plus the applicable margin. The applicable margin on base rate loans initially was 1.5% and on Eurodollar loans was 4.5%.

The Perry credit facility contained negative covenants and provisions that restricted, among other things, the ability to incur additional indebtedness or guarantee the obligations of others, grant liens, make investments, pay dividends, repurchase stock or make other forms of restricted payments, merge, consolidate and acquire assets or stock, engage in sale and leaseback transactions or dispose of assets,

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

make capital expenditures in excess of $19.4 million for 2004, engage in transactions with Republic Inc.'s affiliates, and prepay or amend Republic Inc.'s senior secured notes.

LONG-TERM DEBT
Republic Inc.'s $61.8 million senior secured promissory note was issued under a senior secured note purchase agreement dated as of May 20, 2004 among Republic Engineered Products, Inc., as borrower, and Perry Principals Investments, LLC, as Term 2 Noteholder. In the absence of an Event of Default, interest on the notes will accrue at the rate of 11% per annum and is payable on the last day of each calendar month until the loan matures on August 20, 2009. The notes require a 3% prepayment penalty and are secured by personal property and other assets of Republic Inc. as set forth by the security agreement to the senior secured promissory note.

Republic Inc.'s $8.4 million senior subordinated promissory note was issued under a senior secured note purchase agreement dated as of May 20, 2004 among Republic Engineered Products, Inc., as borrower, and Perry Principals Investments, LLC, as Term 1 Noteholder. In the absence of an Event of Default, interest on the notes will accrue at the rate of 7% per annum and is payable on the last day of each calendar month until the loan matures on August 20, 2009. This debt was repaid during July of 2004. The note was secured by personal property and other assets of Republic Inc. as set forth by the security agreement to the senior secured promissory note.

In connection with the December 19, 2003 acquisition, Republic Inc. issued $21.0 million of 10% senior secured bank notes (bank notes). Republic Inc.'s bank notes require quarterly interest payments on March 31, June 30, September 30 and December 31 of each year. The note purchase agreement in respect to the bank notes requires Republic Inc. to redeem the notes with certain proceeds from asset sales of any collateral that secures the notes. The note purchase agreement also contains significant affirmative and negative covenants including separate provisions imposing restrictions on additional borrowings, certain investments, certain payments, sale or disposal of assets, payment of dividends and change of control provisions, in each case subject to certain exceptions. The bank notes are secured, subject to exceptions and limitations, by (1) a first priority lien on, and security interest in real estate and fixtures related to the Canton C-R(TM) facility and (2) fifty percent of any proceeds greater than $5.0 million but less than $25.0 million received by the Company after December 5, 2003 for business interruption coverage relating to the loss events experienced by REPH LLC at the Lorain, Ohio facility in January, June and August of 2003; provided that such security interests in business interruption insurance proceeds shall in no event exceed $10.0 million in the aggregate. Republic Inc. was required, on December 31, 2003 and on the last day of each calendar quarter until maturity or until a maximum amount of $1.0 million in the aggregate is paid, to prepay 0.25% of the original principal amount or such lesser principal amount as shall then be outstanding. This requirement was discharged for all future periods during June 2004 as a result of the payment from insurance proceeds discussed below. Republic Inc.'s obligations under the bank notes are unconditionally and fully guaranteed jointly and severally by each of Republic Inc.'s subsidiaries.

Republic Inc. received insurance proceeds during the nine months ended September 30, 2004. According to the security interest limitations set forth in the bank notes, $7.0 million was applied to the outstanding principal balance of the bank notes. The outstanding principal balance of the bank notes as of September 30, 2004 was $13.9 million. During October of 2004, an additional $3.0 million of insurance proceeds were applied to the outstanding principal balance of the bank notes.

In connection with the December 19, 2003 acquisition, Republic Inc. assumed from REPH LLC a $5.0 million loan from the Ohio Department of Development. This loan accrues interest at the rate of 3.25% per annum payable on the first day of each calendar month until the loan matures in July

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

2008. Principal payments begin on August 6, 2005 in the amount of $0.67 million, $1.64 million, $1.69 million and $1.0 million in the years 2005 to 2008, respectively. The loan is collateralized by the 20" mill modernization project at Lorain on a pari passu basis with the 10% senior secured notes.

Prior to their early redemption, Republic Inc.'s 10% senior secured notes were senior secured obligations of Republic Inc. and certain of its subsidiaries, aggregating $80.0 million of principal amount, and were scheduled to mature on December 19, 2009. The senior secured notes were redeemed, in whole, on May 20, 2004 at 75% of the aggregate face amount. The security interest of the bondholders was released and previously encumbered funds included in other assets were released to the Company.

Republic Inc.'s senior secured notes were issued under an indenture dated as of December 19, 2003 among Republic Engineered Products, Inc., as issuer, PAV Republic, Inc., PAV Railroad, Inc., and PAV Machine, LLC, as guarantors, and U.S. Bank National Association, as trustee and collateral agent. The indenture governing these notes required Republic Inc. to redeem the senior secured notes with certain proceeds from asset sales of any collateral that secures the notes and contained significant affirmative and negative covenants including separate provisions imposing restrictions on additional borrowings, certain investments, certain payments, sale or disposal of assets, payment of dividends and change of control provisions, in each case subject to certain exceptions. The notes were secured, subject to exceptions and limitations, by (1) a first priority lien on, and security interest in, substantially all of Republic Inc.'s existing assets other than the Canton C-R(TM) facility, inventory, accounts receivable and intellectual property and related assets, and (2) a first priority interest in Republic Inc.'s capital stock and other equity interests. Republic Inc.'s obligations under the senior secured notes were unconditionally and fully guaranteed jointly and severally on a senior secured basis by each of its direct subsidiaries.

The assets acquired from REPH LLC and its subsidiaries include assets that previously had secured REPH LLC's 10% senior secured notes due 2009. As part of the consideration for the assets of REPH LLC, Republic Inc. agreed to deposit $80.0 million in aggregate principal amount of REPH LLC's 10% senior secured notes due 2009 into the Republic Liquidating Trust, a newly formed liquidating trust, for the benefit of the holders of the 10% senior secured notes as of 5:00 p.m., Eastern Time, on December 19, 2003 (record date). Beneficial interests were attributed to participants in the Depository Trust Company, or DTC, as nominees according to the DTC security position listing report for the 10% senior secured notes as of the record date as nominees of the beneficial owners of the 10% senior secured notes as of the record date.

(9)  INSURANCE PROCEEDS

In 2003, REPH LLC's operations were negatively impacted by the loss of one of two blast furnaces located in Lorain, Ohio. The loss of the blast furnace resulted from (a) an outage of the Lorain, Ohio #3 blast furnace in the first fiscal quarter of 2003 caused by debris from the Black River which damaged barrier screens that protect cooling water intake; (b) a second outage of the Lorain, Ohio #3 blast furnace in June 2003 associated with cooling circuits throughout the blast furnace failing at a rate in excess of normal; and (c) fire and explosion at the Lorain, Ohio #3 blast furnace on August 14, 2003. REPH LLC has filed business interruption and property damage insurance claims. During the nine months ended September 30, 2003, REPH LLC received $17.0 million for business interruption insurance, which was recorded as a reduction to cost of goods sold. The Company acquired the right to reimbursement from insurance claims for damage incurred to the #3 blast furnace under the terms of the asset purchase agreement. During the nine months ended September 30, 2004, the Company received $31.5 million from business interruption insurance. Reimbursements from the business interruption insurance claims up to $25.0 million are subject to the security interest maintained by the

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

Company's bank noteholders as discussed in Note 8. Subsequent to this reporting period, the Company has received and additional $2.7 million in insurance proceeds. The Company will continue to seek reimbursement on the full amount of the business interruption and property damage insurance claims.

In October 2003, REPH LLC received $14.7 million representing a partial recovery of the claims made for property damage to the Lorain, Ohio #3 blast furnace, which were encumbered by the indenture governing the senior secured notes. As of December 31, 2003, $13.9 million was included in other assets on the consolidated balance sheet. As of May 20, 2004, when the Company's 10% senior secured notes were redeemed (Note 8), these funds became available to the Company.

(10)  BENEFIT PLANS

In August 2002 REPH LLC implemented a new collective bargaining agreement with the United Steelworkers of America (USWA). The Company assumed this labor agreement as part of the acquisition of the operating assets of REPH LLC. The USWA supported the acquisition and assumption of the labor agreement. The labor agreement expires on August 15, 2007.

Wage and benefit provisions under this collective bargaining agreement are specified until expiration of the agreement and will be subject to negotiations at that time. The labor agreement provides for the creation of a defined contribution program for retirement healthcare and pension benefits. The Company is required to make a contribution for every hour worked. The contribution amount was $3.00 for every hour worked until August 16, 2004. At that time, the contribution amount increased to $3.50 for every hour worked. Effective August 16, 2005 and until the expiration of the labor contract, the contribution increases to $3.80 for every hour worked. Contributions are directed by the USWA to provide either pension benefits and/or retiree medical coverage for future eligible employees of Republic Inc. and for retirees of REPH LLC. However, no contributions may be used for the purpose of providing medical coverage for the retirees of REPH LLC if they create, or result in, any liability whatsoever on the part of the Company for any obligation of REPH LLC, or any independent obligation to the retirees of REPH LLC. Republic Inc.'s contributions to the benefits trust constitute its sole obligation with respect to providing these benefits.

The labor agreement also establishes a profit sharing plan to which the Company is required to contribute 15% of its quarterly pre-tax income, as defined in the labor agreement, in excess of $12.5 million. Twenty-five percent of these contributions will be divided among USWA-represented employees who are covered by the labor agreement based on the numbers of hours worked and the remaining 75% will be contributed to the benefits trust described above. Contributions, if any, will be distributed to employees and the benefits trust within 45 days of the end of each fiscal quarter. During the nine months ended September 30, 2004 the Company incurred a $3.3 million profit sharing obligation under this plan.

The Company has a defined contribution retirement plan that covers substantially all salary and nonunion hourly employees. Contributions to the plan are based on age and compensation. The Company funds contributions to this plan as incurred.

In 2004, Republic Inc. adopted a profit sharing plan for salary and non-union hourly employees excluding a select group of managers and executives. The Company is required to contribute 3% of its quarterly pre-tax income, as defined in the plan, in excess of $12.5 million. During the nine months ended September 30, 2004 the Company incurred a $0.7 million profit sharing obligation under this plan.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

In 2004, Republic Inc. adopted a management bonus plan for a select group of managers and executives. Incentives are to be based upon achievement of specific corporate and individual objectives which will include financial results, product yield improvement, energy utilization, quality, and safety.

(11)  SEGMENT INFORMATION

The Company operates in two reportable segments: hot-rolled and cold finished. The Company manages the reportable segments as separate strategic business units. The Company measures segment performance based on earnings before net interest expense, income taxes and depreciation and amortization expense (EBITDA).

(A)  HOT-ROLLED
Hot-rolled bars and rods are processed from blooms and billets on rolling mills to change the internal physical properties, size or shape of the steel. Desirable characteristics of hot-rolled products include internal soundness, uniformity of chemical composition and freedom from surface imperfection. The Company's hot-rolled products include rounds, squares and hexagons in both cut lengths and coils. Customers for hot-rolled products include manufacturers of automotive parts, industrial equipment, independent forgers, steel service centers, and converters. The Company's hot-rolled products are used in the manufacture of end-use products such as automotive drivetrains, engine and transmission parts, bearings and tractor components.

(B)  COLD FINISHED
Cold finishing is a value-added process which improves the physical properties of hot-rolled bars and rods. Cold finished products are produced from hot-rolled bars by cold-drawing, turning, grinding, thermal treating or a combination of these processes. The manufacturing process allows for production of products with more precise size and straightness tolerances, as well as improved strength and surface finish, that provides customers with a more efficient means of producing a number of end products by often eliminating processing steps in the customers' use of the products. The Company's cold finished products include rounds, squares, hexagons, and flats, all of which can be further processed by turning, grinding or polishing, or a combination thereof. Customers for cold finished products include manufacturers of automotive parts, industrial equipment, steel service centers and distributors. The Company's cold finished products are used in the manufacture of end-use products such as automotive steering assemblies, electrical motor shafts, ball and roller bearings, valves and hand tools.

Inter-segment sales are made at an agreed-upon transfer cost which is adjusted quarterly, and are eliminated in consolidation. Selling, general and administrative and other costs are allocated 90% to hot-rolled and 10% to cold finished for the Company.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------


                                                             PAV REPUBLIC
                                 --------------------------------------------------------------------
                                                 NINE MONTHS ENDED SEPTEMBER 30, 2004
                                 --------------------------------------------------------------------
                                                                         INTER-SEGMENT
                                                               TOTAL     ELIMINATION/
                                 HOT-ROLLED   COLD FINISHED   SEGMENTS       OTHER       CONSOLIDATED
                                 ----------   -------------   --------   -------------   ------------
Net sales......................   $806,538       113,081      919,619       (79,775)       839,844
Depreciation...................        160           100          260            --            260
Segment profit (EBITDA)........     40,448           856       41,304            --         41,304
Capital expenditures...........      8,605           199        8,804            --          8,804
Segment assets.................    315,851        54,881      370,732            --        370,732



                                                               REPH LLC
                                 --------------------------------------------------------------------
                                                 NINE MONTHS ENDED SEPTEMBER 30, 2003
                                 --------------------------------------------------------------------
                                                                         INTER-SEGMENT
                                                               TOTAL     ELIMINATION/
                                 HOT-ROLLED   COLD FINISHED   SEGMENTS       OTHER       CONSOLIDATED
                                 ----------   -------------   --------   -------------   ------------
Net sales......................   $522,105        95,940      618,045       (57,311)       560,734
Depreciation and
  amortization.................      6,588           580        7,168            --          7,168
Segment profit (loss)
  (EBITDA).....................    (18,772)       (3,131)     (21,903)           --        (21,903)
Capital expenditures...........      6,543           266        6,809            --          6,809
Segment assets.................    318,510        39,330      357,840            --        357,840



A reconciliation of EBITDA of the Company and REPH LLC to Income (loss) before income taxes as follows:



                                                              PAV REPUBLIC      REPH LLC
                                                              -------------   -------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2004            2003
                                                              -------------   -------------
Segment profit (loss) (EBITDA for the Company and REPH
  LLC)......................................................     $41,304         (21,903)
Goodwill impairment charge..................................          --          58,910
Depreciation and amortization expense.......................         260           7,168
Interest expense............................................      14,734          17,286
Reorganization items........................................          --             209
Extraordinary gain, net of tax..............................       8,420              --
                                                                 -------        --------
  Income (loss) before income taxes.........................     $17,890        (105,476)


--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

(12)  INCOME TAXES

The components of the income tax provision (benefit) for the Company are as follows (in thousands):

                                                                SEPTEMBER 30, 2004
----------------------------------------------------------------------------------
                                                                       (UNAUDITED)
Current:
  Federal...................................................                $1,459
  Foreign...................................................                   527
  State and local...........................................                   167
                                                                ------------------
     Total current..........................................                 2,153
                                                                ------------------
Deferred:
  Federal...................................................                 3,603
  Foreign...................................................                   456
  State and local...........................................                   412
                                                                ------------------
     Total deferred.........................................                 4,471
                                                                ------------------
     Total..................................................                $6,624
                                                                ==================

The following is a reconciliation of the Company's effective income tax rate to the Federal statutory rate:

                                                                                SEPTEMBER 30, 2004
--------------------------------------------------------------------------------------------------
                                                                                       (UNAUDITED)
Statutory rate..............................................................                  35.0%
Provision for state and local taxes.........................................                   4.0%
Valuation allowance and other...............................................                  (2.0)%
                                                                                ------------------
  Effective income tax rate.................................................                  37.0%
                                                                                ==================

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

Deferred tax assets and liabilities are presented below (in thousands):

                                                          SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                          ------------------    -----------------
                                                                 (UNAUDITED)          (UNAUDITED)
Deferred tax assets:
  Capitalized inventory costs...........................            $  5,906              $   230
  Allowance for doubtful accounts.......................               1,703                  147
  Accrued expenses......................................               2,992                5,795
  Intangible assets.....................................                  --                   16
                                                          ------------------    -----------------
     Total deferred tax assets..........................              10,601                6,188
  Less valuation allowance..............................                  --                 (353)
                                                          ------------------    -----------------
     Total net deferred tax assets......................              10,601                5,835
                                                          ------------------    -----------------
Deferred tax liabilities:
  Inventory.............................................             (12,905)                  --
  Prepaid expenses......................................                  --               (3,665)
  Property, plant, and equipment........................              (2,036)                  --
  Other.................................................                  --               (2,039)
                                                          ------------------    -----------------
     Total deferred tax liabilities.....................             (14,941)              (5,704)
                                                          ------------------    -----------------
     Net deferred tax (liabilities) assets..............            $ (4,340)             $   131
                                                          ==================    =================

The fair values of the net assets of REPH LLC acquired by the Company on December 19, 2003 exceeded the purchase price. Accordingly, this difference was proportionately allocated to reduce the tax values otherwise assigned to prepaid expenses, property, plant, equipment, and other assets. The final purchase price allocation is still in progress and subject to change. The deferred tax assets and liabilities as of December 31, 2003 reflect adjustments to the original purchase price allocation.

Deferred taxes are provided on the differences between the tax basis of assets and liabilities and their reported amounts in the Company's consolidated financial statements. As of the date of acquisition there were differences between the tax basis of certain assets and liabilities and their reported amounts. The differences between the tax basis of the acquired assets and their reported amounts were equal to the differences between the tax basis of the liabilities assumed and their reported amounts. Therefore, the net deferred tax assets and liabilities at the date of acquisition were zero.

During the period from December 19, 2003 to December 31, 2003, certain deferred tax assets and liabilities reversed, resulting in a net deferred tax asset at December 31, 2003 of $484,000. Based upon the lack of objective available evidence due to the Company's initial year of operations and the historical performance of REPH LLC, management believes that it is more likely than not the benefits of the deferred tax assets will not be realized, other than through carryback provisions. Management believes these carryback provisions will allow for the realization of $131,000 of net deferred tax assets.

During the period from January 1, 2004 to September 30, 2004, certain deferred tax assets and liabilities reversed, resulting in a net deferred tax liability at September 30, 2004 of $4,340,000. Management believes the timing of the reversal of the deferred tax liabilities will enable the realization of the deferred tax assets, and accordingly, no valuation allowance is required at September 30, 2004.

REPH LLC was a limited liability company that was treated as a partnership for federal and state income tax purposes and, accordingly, in the nine months ended September 30, 2003, no tax provisions were recorded.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

(13)  RELATED PARTY TRANSACTIONS

(A)  PAV REPUBLIC
PAV Republic, Inc. and certain of its stockholders have entered into a stockholders agreement. Under the terms of such stockholders' agreement, if Perry and Perry International propose to transfer any shares of stock, each stockholder of PAV Republic may participate in such transfer on a pro rata basis. In the event Perry and Perry International propose and the Board of PAV Republic approves of a transfer of a majority of assets or a majority of the Company's outstanding stock to an unaffiliated third party, each stockholder will be obligated to sell its shares in connection with such transaction.

On December 19, 2003, the Company paid a transaction fee of $1.5 million to Perry Partners LP in connection with its revolving working capital credit and guaranty agreement between Republic Engineered Products, Inc. and Perry Partners LP (see Note 6).

The Company made a payment of $0.3 million to Perry Partners LP during the nine months ended September 30, 2004 to reimburse Perry Partners LP for expenses it incurred in connection with the acquisition in December 2003.

On May 20, 2004, the Company agreed to pay a transaction fee of $1.8 million to Perry Principals Investments, L.L.C., an affiliate of Perry, in connection with its $61.8 million senior secured promissory note and guaranty agreement between Republic Engineered Products, Inc. and Perry Principals Investments, L.L.C. (see
Note 8).

On May 20, 2004, the Company agreed to pay a transaction fee of $0.2 million to Perry Principals Investments, L.L.C., an affiliate of Perry, in connection with its $8.4 million senior subordinated promissory note and guaranty agreement between Republic Engineered Products, Inc. and Perry Principals Investments, L.L.C. (see Note 8). This note was repaid in full during July of 2004.

On September 30, 2004, Perry Principals, L.L.C., an affiliate of Perry Capital, the Company's principal stockholder, was the holder of $1.6 million of the outstanding 10% Senior Secured Notes due August 31, 2009.

On September 30, 2004, Contrarian Funds LLC, a stockholder of the Company, was the holder of $2.5 million of the outstanding 10% Senior Secured Notes due August 31, 2009.

(B)  REPH LLC
A Management Services Agreement dated as of August 16, 2002 between Blue Bar, L.P. and REPH LLC provided that Blue Bar, L.P. would provide certain ongoing advisory and management services to REPH LLC as requested by REPH LLC from time to time. Republic was to have paid Blue Bar, L.P. a quarterly fee of $250,000 for such services and reimbursed Blue Bar, L.P. and its affiliates for all reasonable costs and expenses incurred by them in providing such advisory and management services. As part of the restructuring, Blue Bar, L.P. assigned to Blue Bar Holdings its interests and obligations under the Management Services Agreement. REPH LLC's obligation to make such payments was to terminate when Blue Bar, L.P. ceased to own any membership interests in REPH LLC.

(14)  COMMITMENTS AND CONTINGENCIES
The Company, in the ordinary course of business, is the subject of or party to various pending or threatened legal and environmental actions. The Company provides for the costs related to these matters when a loss is probable and the amount is reasonably estimable. Based on information presently known to the Company, management believes that any ultimate liability resulting from these actions will not have a material adverse affect on its consolidated financial position, results of operations or cash flows.

US Steel is the Company's primary supplier of iron ore and coke. The Company was informed by US Steel that it did not intend to renew its current supply agreement, which expires at the end of

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

December 2004. On October 22, 2004, the Company and U.S. Steel finalized transition supply agreements which will provide iron ore and a portion of the Company's coke requirements from January 1, 2005 through June 30, 2005. The Company is working to develop additional sources for these raw materials.

The Company also uses certain operating lease arrangements to supplement its financing activities. At September 30, 2004, total minimum lease payments under noncancelable operating leases are $0.5 million for the fourth quarter 2004, $1.6 million in 2005, $1.2 million in 2006, $0.6 million in 2007, $0.6 million in 2008 and $0.5 million thereafter. The Company is operating on a month to month basis for certain leases previously entered into by REPH LLC. The Company is currently in the process of negotiating new leases for various equipment.

(15)  ENVIRONMENTAL MATTERS
As is the case with most steel producers, the Company could incur significant costs related to environmental issues in the future, including those arising from environmental compliance activities and remediation stemming from historical waste management practices at the Company's facilities acquired in December 2003 from REPH LLC. The reserve to cover probable environmental liabilities as well as anticipated compliance activities was approximately $5.0 million as of September 30, 2004. The Company is not otherwise aware at this time of any significant environmental compliance and remediation costs with respect to our facilities for which the establishment of an additional reserve would be appropriate at this time. To the extent the Company incurs any such additional future costs, these costs will most likely be incurred over a number of years. However, future regulatory action regarding historical waste management practices at the Company's facilities and future changes in the existing regulatory programs may require the Company to incur significant costs that may have a material adverse effect on the Company's future financial performance.

(16)  OBLIGATION TO ADMINISTER USWA BENEFITS

In 2004 the Company entered into an agreement with the USWA to administer health insurance benefits to the Company's USWA employees while on layoff status and to administer payment of monthly contributions to the Steelworker's Pension Trust on behalf of local union officials while on union business. To fund this program the USWA provided a cash contribution of $3.0 million. As of September 30, 2004, the balance of this cash account totaled $2.8 million. Expenditures from this account were used to provide health insurance to laid off USWA employees. The Company has agreed to continue to administer this program until the fund is exhausted. The Company will provide the USWA with periodic reports regarding the financial status of the fund. The cash account of $2.8 million is recorded as an other asset and the related liability is recorded as an other long-term liability.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements
--------------------------------------------------------------------------------

(17) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

(A)  CASH AND CASH EQUIVALENTS
The carrying amount approximates fair value because of the short maturity of these investments.

(B)  REVOLVING CREDIT FACILITIES
Since these borrowings are based on short-term interest notes available to the Company, the estimated fair values of these financials instruments approximate their recorded carrying amounts.

(C)  LONG-TERM DEBT
The fair values of the Company's long-term debt obligations are estimated based upon quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities. The estimated fair values of the Company's financial instruments are as follows:

                                                               SEPTEMBER 30, 2004
                                                              CARRYING
                                                               AMOUNT    FAIR VALUE
-----------------------------------------------------------------------------------
                                                                   (UNAUDITED)
Cash and cash equivalents...................................  $     25    $     25
Revolving credit facilities.................................   107,686     107,686
Long-term debt..............................................    80,719      80,719

(18)  SUBSEQUENT EVENT

On October 1, 2004 PAV Republic's Board of Directors adopted the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, or "SARs," restricted stock, and performance awards based on PAV Republic's performance, the performance of one of PAV Republic's subsidiaries or the performance of the participant. PAV Republic's directors, officers and employees, and other individuals performing services for the Company, and the directors, officers and employees, and other individuals performing services for PAV Republic's subsidiaries, may be selected by the compensation committee to receive benefits under the plan. We may issue a total of 5,556 shares of PAV Republic's common stock under the 2004 Equity Incentive Plan. As of October 15, 2004, options to purchase 4,167 shares of PAV Republic's common stock under the 2004 Equity Incentive Plan were outstanding. A total of 5,556 shares of PAV Republic's common stock may be issued pursuant to the 2004 Equity Incentive Plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PAV Republic, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of PAV Republic, Inc. and subsidiaries (the Company) as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from October 7, 2003 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PAV Republic, Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the period from October 7, 2003 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Cleveland, Ohio
April 1, 2004, except as to Note 1 and 3(k) for which the date is November 23, 2004

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
REPH LLC and Subsidiaries
(formerly known as Republic
Engineered Products Holdings LLC):

We have audited the accompanying consolidated statements of operations, members' interest, and cash flows of REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings LLC) (REPH LLC) for the period from January 1, 2003 through December 18, 2003. These consolidated financial statements are the responsibility of REPH LLC's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, REPH LLC's, results of operations, members' interest and their cash flows for the period from January 1, 2003 through December 18, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that REPH LLC will continue as a going concern. As of December 19, 2003, REPH LLC sold substantially all of their operating assets to PAV Republic, Inc. (see note 2) and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets.

/s/ KPMG LLP

Cleveland, Ohio
April 1, 2004, except as to Note 1 and 3(k) for which the date is November 23, 2004

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES
Consolidated balance sheet
December 31, 2003
(In thousands of dollars, except per share information)

ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,672
  Accounts receivable, less allowance of $10,026............    64,585
  Inventories (note 5)......................................   132,940
  Deferred income taxes (note 11)...........................     1,175
  Prepaid expenses and other current assets.................    11,998
                                                              --------
     Total current assets...................................   216,370
                                                              --------
Property, plant, and equipment:
  Land and improvements.....................................     2,053
  Buildings and improvements................................     8,425
  Machinery and equipment...................................    29,131
  Construction-in-progress..................................       169
                                                              --------
     Total property, plant, and equipment...................    39,778
Accumulated depreciation....................................      (234)
                                                              --------
     Net property, plant and equipment......................    39,544
Intangible assets, net of accumulated amortization of $54
  (note 6)..................................................     1,471
Other assets (note 10)......................................    15,027
                                                              --------
     Total assets...........................................  $272,412
                                                              ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  7,112
  Accrued compensation and benefits.........................    19,594
  Accrued interest..........................................       337
  Accrued income taxes (note 11)............................       131
  Other accrued liabilities.................................    11,878
                                                              --------
     Total current liabilities..............................    39,052
Long-term debt (note 8).....................................   105,948
Revolving credit facility (note 8)..........................    91,904
Accrued environmental liabilities (note 16).................     5,222
Deferred income taxes (note 11).............................     1,044
                                                              --------
     Total liabilities......................................   243,170
                                                              --------
Stockholders' equity:
  Common stock, $0.01 par value. Authorized, issued, and
     outstanding 30,000 shares..............................        --
  Additional paid in capital................................    30,000
  Retained deficit..........................................      (758)
                                                              --------
     Total stockholders' equity.............................    29,242
                                                              --------
     Total liabilities and stockholders' equity.............  $272,412
                                                              ========

See accompanying Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND
REPH LLC AND SUBSIDIARIES
(FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
(DEBTOR-IN-POSSESSION AS OF OCTOBER 6, 2003)

Consolidated statements of operations
(In thousands of dollars, except per share and per members' interest amounts)

                                                                 PAV REPUBLIC       REPH LLC
                                                                  PERIOD FROM    PERIOD FROM
                                                              OCTOBER 7, 2003     JANUARY 1,
                                                               (INCEPTION) TO        2003 TO
                                                                 DECEMBER 31,   DECEMBER 18,
                                                                         2003           2003
--------------------------------------------------------------------------------------------
Net sales...................................................          $11,688   $    723,730
Cost of goods sold..........................................           10,321        698,672
                                                              ---------------   ------------
  Gross profit..............................................            1,367         25,058
Selling, general, and administrative expense................              894         38,006
Depreciation and amortization expense.......................              234          9,467
Goodwill impairment charge (note 7).........................               --         58,910
Asset impairment charge (note 2)............................               --         53,885
Property insurance recoveries, net (note 10)................               --        (14,616)
Other operating expense, net................................              380          7,072
                                                              ---------------   ------------
  Operating loss............................................             (141)      (127,666)
Interest expense, net.......................................              617         24,356
Reorganization items--expense, net (note 9).................               --          9,704
                                                              ---------------   ------------
  Loss before income taxes..................................             (758)      (161,726)
Provision for income taxes..................................               --             --
                                                              ---------------   ------------
  Net loss..................................................           $ (758)  $   (161,726)
                                                              ===============   ============
Loss per share:
  Net loss per share........................................          $(25.27)
                                                              ===============
Weighted average numbers of shares outstanding..............           30,000
                                                              ===============
Loss per members' interest:
  Net loss per members' interest............................                    $   (161,726)
                                                                                ============
Weighted average number of members' interest outstanding....                           1,000
                                                                                ============

See accompanying notes to consolidated financial statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND
REPH LLC AND SUBSIDIARIES
(FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
(DEBTOR-IN-POSSESSION AS OF OCTOBER 6, 2003)
Consolidated statements of stockholders' equity/members' interest
(In thousands of dollars, except per share amounts)

                                                                 PAV REPUBLIC       REPH LLC
                                                                STOCKHOLDERS'       MEMBERS'
                                                                       EQUITY       INTEREST
                                                                  PERIOD FROM    PERIOD FROM
                                                              OCTOBER 7, 2003     JANUARY 1,
                                                               (INCEPTION) TO        2003 TO
                                                                 DECEMBER 31,   DECEMBER 18,
                                                                         2003           2003
--------------------------------------------------------------------------------------------
Balance, December 31, 2002..................................                       $  31,189
Net loss....................................................                        (161,726)
                                                                                ------------
Balance, December 18, 2003..................................                       $(130,537)
                                                                                ============
Inception, October 7, 2003..................................          $    --
Issuance of 30,000 shares of common stock, December 19,
  2003......................................................               --
Additional paid in capital..................................           30,000
Retained deficit............................................             (758)
                                                              ---------------
Stockholders' equity, December 31, 2003.....................          $29,242
                                                              ===============

See accompanying notes to consolidated financial statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND
REPH LLC AND SUBSIDIARIES
(FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
(DEBTOR-IN-POSSESSION AS OF OCTOBER 6, 2003)
Consolidated statements of cash flows
(In thousands of dollars)

                                                                 PAV REPUBLIC       REPH LLC
                                                                  PERIOD FROM    PERIOD FROM
                                                              OCTOBER 7, 2003     JANUARY 1,
                                                               (INCEPTION) TO        2003 TO
                                                                 DECEMBER 31,   DECEMBER 18,
                                                                         2003           2003
--------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss..................................................     $    (758)      $(161,726)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................           234           9,467
     Amortization of deferred financing cost................            54           2,501
     Deferred income taxes..................................          (131)             --
     Goodwill impairment charge.............................            --          58,910
     Asset impairment charge (note 2).......................            --          53,885
     Reorganization items...................................            --           9,704
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable...........         6,753          11,707
       (Increase) decrease in inventory.....................       (14,540)         59,244
       (Increase) decrease in prepaid and other assets......        (2,601)        (12,259)
       Increase (decrease) in accounts payable..............          (815)        (12,761)
       Increase (decrease) in accrued compensation and
          benefits..........................................        (1,015)         (3,762)
       Increase (decrease) in accrued environmental
          liabilities.......................................            --            (110)
       Increase (decrease) in other current liabilities.....           720             686
                                                                 ---------       ---------
          Net cash (used in) provided by operating
            activities......................................       (12,099)         15,486
                                                                 ---------       ---------
Cash flows from investing activities:
  Capital expenditures......................................           (24)         (8,032)
  Acquisitions, net of $846 cash acquired...................      (102,532)             --
                                                                 ---------       ---------
          Net cash used in investing activities.............      (102,556)         (8,032)
                                                                 ---------       ---------
Cash flows from financing activities:
  Net (payments) proceeds under revolving credit
     facilities.............................................        91,904          (8,967)
  Proceeds from long-term debt..............................            --           5,000
  Repayments of long-term debt..............................           (52)             --
  Financing costs...........................................        (1,525)         (4,748)
  Proceeds from issuance of common stock....................        30,000              --
                                                                 ---------       ---------
          Net cash provided by (used in) financing
            activities......................................       120,327          (8,715)
                                                                 ---------       ---------
          Net increase (decrease) in cash and cash
            equivalents.....................................         5,672          (1,261)
Cash and cash equivalents--beginning of period..............            --           2,107
                                                                 ---------       ---------
Cash and cash equivalents--end of period....................     $   5,672       $     846
                                                                 =========       =========
Supplemental cash flow information:
  Cash paid for interest....................................     $     245       $  18,432
  Cash paid for income taxes................................            --              --

See accompanying notes to consolidated financial statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND
REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC) (DEBTOR-IN-POSSESSION AS OF OCTOBER 6, 2003)
Notes to consolidated financial statements
(In thousands of dollars, except as otherwise noted)

(1)  NATURE OF OPERATIONS, ORGANIZATION AND OTHER RELATED INFORMATION

PAV Republic, Inc. (PAV Republic or the Company) is a Delaware corporation, which owns 100% of the outstanding common stock of Republic Engineered Products, Inc. On January 21, 2004, the articles of incorporation were amended to increase the total number of shares from 100 to 30,000. On January 21, 2004, the Company's Board Directors approved the issuance of a 300 for 1 stock split. All share information has been adjusted to reflect the 300 for 1 stock split. The following table sets forth certain information with respect to the beneficial ownership of the stock of PAV Republic, Inc. as of December 31, 2003.

                                                               NUMBER OF
SHAREHOLDERS                                                    SHARES       PERCENTAGE
----------------------------------------------------------------------------------------
                                                                     (UNAUDITED)
Perry Partners LP (Perry)...................................       15,300          51.00%
Perry Partners International, Inc. (Perry International)....       14,700          49.00%
                                                              -----------    -----------
  Total.....................................................       30,000         100.00%
                                                              ===========    ===========

The following table sets forth certain information with respect to the beneficial ownership of the stock of PAV Republic, Inc. as of January 21, 2004.

                                                              NUMBER OF
SHAREHOLDERS                                                   SHARES      PERCENTAGE
--------------------------------------------------------------------------------------
                                                                    (UNAUDITED)
Perry Partners LP...........................................  14,756.85          49.19%
Perry Partners International, Inc. .........................  14,178.15          47.26%
Contrarian Funds LLC........................................   1,065.00           3.55%
                                                              ---------    -----------
  Total.....................................................  30,000.00         100.00%
                                                              =========    ===========

Republic Engineered Products, Inc., a Delaware corporation, which was incorporated on December 15, 2003, (Republic Inc.) produces special bar quality steel products. Special bar quality steel products are high quality hot-rolled and cold-finished carbon and alloy steel bars and rods used primarily in critical applications in automotive and industrial equipment. Special bar quality steel products are sold to customers who require precise metallurgical content and quality characteristics. Special bar quality steel products generally contain more alloys, and sell for substantially higher prices, than merchant and commodity steel bar and rod products. The Company produces a wide range of special bar quality steel products and supplies a diverse customer base that includes leading automobile and industrial equipment manufacturers and their first tier suppliers.

Republic Machine, LLC and Republic N&T Railroad, Inc. are wholly owned subsidiaries of Republic Engineered Products, Inc. Republic Machine, LLC is a Delaware limited liability company and its sole assets include all assets associated with operations at 4135 Commerce Drive SW Massillon, Ohio 44646. Republic N&T Railroad, Inc. is a Delaware corporation and operates the railroad assets located at the Company's Canton and Lorain Ohio facilities.

The Company commenced operations in December 2003 after acquiring all of the operating assets of REPH LLC (formerly known as Republic Engineered Products Holdings LLC) in a sale of assets under

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

Section 363 of the United States Bankruptcy Code. The Company also acquired the following property: assets located on the premises of REPH LLC's machine shop located in Massillon, Ohio; assets located on the premises of REPH LLC's corporate headquarters located in Akron, Ohio; all permits used in the business in conjunction with the purchased assets; all intellectual property used in connection with the business; certain contracts; books, files and records used in the business; all inventory wherever located; all accounts receivable; and an option to purchase certain assets for nominal consideration and assume certain liabilities associated with Republic Technologies International LLC's (RTI or Republic Technologies) cold-finishing plant located in Hamilton, Ontario. This option was subsequently exercised on January 29, 2004.

The Company incurred significant indebtedness in connection with the consummation of the acquisition, including $80.0 million aggregate principal amount of 10% Senior Secured Notes (senior notes), $21.0 million aggregate principal amount of 10% Senior Bank Notes (bank notes), and initial borrowings of $74.9 million (which includes $1.5 million in deferred loan fees) under our new credit facility.

The Company hired all of the active employees of REPH LLC.

REPH LLC's five largest customers accounted for 34.1% of total sales in the period January 1, 2003 to December 18, 2003. Two customers individually accounted for more than 10% of Republic LLC's total sales during the period from January 1, 2003 to December 18, 2003. These customers accounted for 10.7% and 10.4% of REPH LLC's total sales, respectively.

The Company's five largest customers accounted for 40.0% of total sales in the period from December 19, 2003 (date of acquisition) to December 31, 2003. One customer individually accounted for 10% or more of the Company's total sales during the period from December 18, 2003 to December 31, 2003. This customer accounted for 23.3% of the Company's total sales.

(2)  BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the consolidated financial statements of PAV Republic and its subsidiaries for the period October 7, 2003 (inception) to December 31, 2003. In the accompanying consolidated financial statements of the Company, transactions and balances are presented on a new cost basis reflecting purchase accounting adjustments. In addition, the consolidated financial statements of REPH LLC and its subsidiaries for the period January 1, 2003 to December 18, 2003 have been prepared on a historical cost basis. As a result of applying purchase accounting in connection with the December 19, 2003 acquisition, the financial statements of the Company are not comparable to REPH LLC's financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.

On December 16, 2003, REPH LLC received U.S. Bankruptcy Court approval to sell all of its operating assets to PAV Republic. PAV Republic assigned the right to acquire the operating assets of REPH LLC to Republic Inc. On December 19, 2003, Republic Inc. acquired substantially all of the operating assets of REPH LLC and its subsidiaries. Prior to the sale, REPH LLC recorded an asset impairment charge in the amount of $53.9 million in the accompanying statement of operations to reduce the value of property, plant, and equipment. As of December 19, 2003, REPH LLC sold substantially all of its operating assets to PAV Republic and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements of REPH LLC do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  CASH AND CASH EQUIVALENTS
The Company and REPH LLC consider all short-term investments with maturities at the date of purchase of three months or less to be cash equivalents.

(B)  INVENTORIES
PAV Republic and REPH LLC value inventories at the lower of cost or market applied on a first-in, first-out (FIFO) method for finished and semi-finished goods, and a weighted average method for raw materials. Inventory standards are set based on this methodology and periodically reviewed to determine that the standards approximate actual costs. Slow moving and inactive inventories are also identified and their value is decreased to approximate the recoverable scrap value.

(c)  PROPERTY, PLANT, AND EQUIPMENT
The Company's and REPH LLC's property, plant, and equipment are stated at cost and include improvements that significantly extend the useful lives of existing plant and equipment. The Company and REPH LLC provides for depreciation of property, plant, and equipment on the straight-line method based upon the estimated useful lives of the assets. The range of estimated useful lives of the Company's and REPH LLC's assets are as follows:

Buildings and improvements..................................  10-15 years
Land improvements...........................................  10-20 years
Machinery and equipment.....................................   3-30 years

In accordance with FASB Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment or Disposal of Long-lived Assets, the Company reviews the carrying value of long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the undiscounted future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair values less costs to sell, and are no longer depreciated.

Repairs and maintenance costs are expensed as incurred. Capital expenditures that cannot be put into use immediately are included in construction-in-progress. As these projects are completed, they are transferred to depreciable assets. Net gains or losses related to asset dispositions are recognized in the Company's and REPH LLC's operating results in the period in which the disposition occurs.

(d)  GOODWILL
Goodwill represents the excess of costs over fair value of assets of businesses acquired. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Goodwill arose for REPH LLC from the acquisition of a substantial portion of the operating assets of RTI. Goodwill was not amortized, but was periodically reviewed for impairment. REPH LLC was required to test goodwill for impairment on an annual basis and whenever changes in circumstances

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

indicate that the carrying amount of goodwill may be impaired. Impairment charges are recorded, if necessary, based on management's review and analysis of the estimated fair value as compared to the carrying amount of goodwill.

Negative goodwill is created by the fair value of net assets of business acquired exceeding the purchase price. Accordingly, the difference should be allocated to the remaining non-current assets acquired which are principally property, plant and equipment.

(e)  IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets, consisting of property, plant, and equipment and intangible assets, are reviewed by the Company and REPH LLC for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the recovery amount or fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

(f)  INCOME TAXES
The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

REPH LLC was a limited liability company that was treated as a partnership for federal and state income tax purposes and, accordingly, had no income tax provision or deferred income tax assets or liabilities related to these jurisdictions.

(g)  ENVIRONMENTAL COSTS
The Company, REPH LLC and other steel companies have in recent years become subject to increasingly stringent environmental laws and regulations. It is the policy of the Company and REPH LLC to endeavor to comply with applicable environmental laws and regulations. The Company and REPH LLC established a liability for an amount which the Company believes is adequate, based on information currently available, to cover costs of remedial actions it deems probable to comply with existing environmental laws and regulations.

The recorded amounts represent an estimate of the environmental remediation costs associated with future events confirming the costs that, in management's judgment, are probable. This estimate is based on currently available facts, existing technology and presently enacted laws and regulations, and it takes into consideration the likely effects of inflation and other societal and economic factors. The precise timing of such events cannot be reliably determined at this time due to the absence of any deadlines for remediation under the applicable environmental laws and regulations pursuant to which such remediation costs will be expended. No claims for recovery are netted against the stated amount.

(h)  REVENUE RECOGNITION
The Company and REPH LLC recognize revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

evidence of an arrangement exists and the sales price is fixed and determinable. The Company's and REPH LLC's customers have no rights to return product, other than for defective materials. As sales are recognized, reserves for defective materials are recorded as a percentage of sales. This percentage is based on historical experience. The adequacy of reserve estimates is periodically reviewed by comparison to actual experience.

(i)  ALLOWANCES FOR DOUBTFUL ACCOUNTS
Allowances for doubtful accounts are maintained to provide for estimated losses resulting from the inability of customers to make required payments. If the financial condition of these customers deteriorates, resulting in their inability to make payments, additional allowances may be required.

(j)  USE OF ESTIMATES
The preparation of consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements included herein were prepared with the use of estimates. The Company has made significant accounting estimates with respect to the preliminary allocation of the purchase price of the acquisition of assets from REPH LLC, the allowance for doubtful accounts, claims reserves, inventory market and obsolescence adjustments, long-lived assets, and accrued environmental liabilities. REPH LLC made significant accounting estimates with respect to the allocation of the purchase price of the acquisition of assets from RTI, the allowance for doubtful accounts, claims reserves, inventory market and obsolescence adjustments, impairment of goodwill and other long-lived assets, and accrued environmental liabilities.

(K)  LOSS PER SHARE/LOSS PER MEMBERS' INTEREST
Basic loss per share for PAV Republic is calculated by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period.

Basic loss per members' interest for REPH LLC is calculated by dividing net loss attributable to members' interest by the weighted average number of members' interest outstanding during the period.

REPH LLC has one class of members' interest consisting of 1,000 units.

(L)  NEW ACCOUNTING PRONOUNCEMENTS
In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. SFAS No. 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after December 15, 2002. The adoption of SFAS No. 143 did not have any impact on REPH LLC's and the Company's consolidated financial statements.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities. The scope of SFAS No. 146 includes (1) costs to terminate contracts that are not capital leases; (2) costs to consolidate facilities or relocate employees; and (3) termination benefits provided to employees who are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. The provisions of this Statement became effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 did not have any impact on REPH LLC's and the Company's consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation No. 46, as revised in December 2003, requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. It is based on the concept that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The Company will evaluate the impact of Interpretation No. 46 and its revision on the Company's consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an effect on REPH LLC's and the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares of stock in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an effect on REPH LLC's and the Company's consolidated financial statements.

In December 2003, the FASB revised SFAS No. 132 (revised 2003), Employers' Disclosures about Pensions and Other Postemployment Benefits. SFAS No. 132 (revised 2003) requires additional disclosure on the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans in the notes to consolidated financial statements. The disclosures include describing the types of plan assets, investment strategy, measurement dates, plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. The Company adopted SFAS No. 132 (revised 2003) in the fourth quarter of 2003 and since this Statement requires changes in disclosure only, it did not have any effect on the Company's consolidated financial statements.

(4)  ACQUISITIONS

On December 19, 2003, the Company, through a wholly owned subsidiary, acquired all of the operating assets of REPH LLC and its subsidiaries. The total purchase price was $204.4 million

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

(consisting of $101.3 million paid to REPH LLC, $2.1 million in acquisition fees and expenses, the issuance of $80.0 million in senior secured notes and the issuance of $21.0 million in bank notes). The total purchase price was allocated to the assets acquired and liabilities assumed, based on a preliminary estimate of their respective fair values. The final purchase accounting adjustment of the Company to reflect the fair value of the assets acquired, liabilities assumed and the $80 million in new senior notes will be based upon appraisals by independent parties and other estimates of fair values that are still in progress, and are subject to change.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at December 19, 2003, as determined based on independent appraisals and other estimates made by management. As the fair values are estimates, the allocation of the purchase price is subject to adjustment while the Company finalizes assumptions relating to the transaction.

Current assets..............................................  $199,982
Property, plant, and equipment..............................    39,755
Other assets................................................    15,027
                                                              --------
  Total assets..............................................   254,764
                                                              --------
Current liabilities.........................................    40,163
Long-term liabilities.......................................    10,222
                                                              --------
  Total liabilities.........................................    50,385
                                                              --------
  Net assets acquired.......................................  $204,379
                                                              ========

As discussed in note 1, the Company also acquired an option to purchase certain assets for nominal consideration and assume certain liabilities associated with Republic Technologies International LLC's cold-finishing plant located in Hamilton, Ontario. This option was subsequently exercised on January 29, 2004.

(5)  INVENTORIES

The components of inventories as of December 31, 2003 are as follows:

Raw materials...............................................  $ 14,341
Semi-finished and finished goods............................   118,599
                                                              --------
  Total.....................................................  $132,940
                                                              ========

Inventories are valued at the lower of cost or market applied on a first-in, first-out (FIFO) method for finished and semi-finished goods, and a weighted average method for raw materials. The weighted average method for raw materials approximates cost.

Inventories acquired from REPH LLC were revalued to fair value on December 19, 2003. The fair value exceeded the cost of production by $6.8 million, which will increase cost of goods sold as the inventory is sold. For the period from December 19, 2003 to December 31, 2003, $0.8 million of the $6.8 million was recorded as an increase to costs of goods sold.

Inventories are reduced by $3.9 million at December 31, 2003 due to obsolescence. At December 31, 2003, the inventory value included a fair value purchase accounting adjustment of $6.0 million.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

(6)  INTANGIBLE ASSETS

Intangible assets of the Company on December 31, 2003 consisted of $1.5 million in deferred loan fees, net of accumulated amortization. The asset is amortized over the term of the revolving working capital credit agreement, which originally expired December 19, 2004. The amortization recorded for the period from December 19, 2003 to December 31, 2003 was $54. Subsequently, the revolving working capital credit agreement was extended to March 31, 2005.

(7)  GOODWILL

During 2003, REPH LLC recognized a noncash impairment charge of $58.9 million related to the write-off of its goodwill balance. REPH LLC's operations were negatively impacted by unplanned outages during 2003 at its Lorain, Ohio #3 blast furnace. The first outage occurred in January 2003 when debris from the Black River damaged barrier screens that protect the cooling water intake at the #3 blast furnace. A second outage of the #3 blast furnace occurred in June 2003 when cooling circuits throughout the blast furnace failed at a rate in excess of normal. The most recent outage was caused by a fire and explosion at the #3 blast furnace on August 14, 2003. On October 6, 2003, REPH LLC and certain of its subsidiaries filed petitions for reorganizations under Chapter 11. On November 5, 2003, the United States Bankruptcy Court approved PAV Republic, Inc., a newly formed affiliate of Perry Strategic Capital Inc., as the lead bidder to purchase all the operating assets of REPH LLC. Based on the value of the Company's offer, the sale of all of the REPH LLC's operating assets was deemed to be insufficient to recover the then outstanding goodwill balance. Accordingly, the carrying value of REPH LLC's goodwill balance was reduced to zero.

The acquisition by the Company of the fair values of identifiable net assets of REPH LLC exceeded the purchase price. Accordingly, this difference was proportionately allocated to acquired non-current assets which are principally property, plant and equipment.

(8)  REVOLVING CREDIT FACILITIES AND LONG-TERM DEBT

The Company, through a wholly owned subsidiary Republic Inc., incurred an aggregate of $175.9 million in debt obligations in connection with its acquisition of the assets of REPH LLC, including $74.9 million (which includes $1.5 million in deferred loan fees) of borrowings under its credit facility with Perry Partners L.P., of which the amount of which borrowings had increased to $91.9 million by December 31, 2003, and the issuance of $80.0 million in senior secured notes and $21.0 million in bank notes. In addition, the Company assumed a $5.0 million loan from the Ohio Department of Development for total indebtedness of $197.8 million as of December 31, 2003. Republic Inc. has significant debt repayment obligations under the credit facility and the senior secured notes.

Republic Inc.'s outstanding 10% senior secured notes are senior secured obligations of Republic Inc. and certain of its subsidiaries, aggregating $80.0 million of principal amount, and are scheduled to mature on December 19, 2009. The senior secured notes may be redeemed, in whole but not in part, at any time and at a redemption price equal to 100% of the aggregate principal amount or 75% of the aggregate principal amount if redeemed prior to June 30, 2004 or 77.5% of the aggregate principal amount if redeemed prior to September 3, 2004. In the absence of an Event of Default, interest on the notes will accrue at the rate of 10% per annum and is payable quarterly in cash on each March 31, June 30, September 30, and December 31 of each year.

Republic Inc.'s senior secured notes were issued under an indenture dated as of December 19, 2003 among Republic Engineered Products, Inc., as issuer, PAV Republic, Inc., PAV Railroad, Inc., and PAV

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

Machine, LLC, as guarantors, and U.S. Bank National Association, as trustee and collateral agent. The indenture governing these notes requires Republic Inc. to redeem the senior secured notes with certain proceeds from asset sales of any collateral that secures the notes and contains significant affirmative and negative covenants including separate provisions imposing restrictions on additional borrowings, certain investments, certain payments, sale or disposal of assets, payment of dividends and change of control provisions, in each case subject to certain exceptions. The notes are secured, subject to exceptions and limitations, by (1) a first priority lien on, and security interest in, substantially all of Republic Inc.'s existing assets other than the Canton C-R(TM) facility, inventory, accounts receivable and intellectual property and related assets, and (2) a first priority interest in Republic Inc.'s capital stock and other equity interests. Republic Inc.'s obligations under the senior secured notes are unconditionally and fully guaranteed jointly and severally on a senior secured basis by each of its direct subsidiaries.

The assets acquired from REPH LLC and its subsidiaries include assets that previously had secured REPH LLC's 10% senior secured notes due 2009. As part of the consideration for the assets of REPH LLC, Republic Inc. agreed to cause the deposit of $80.0 million in aggregate principal amount of REPH LLC's 10% senior secured notes due 2009 into the Republic Liquidating Trust, a newly formed liquidating trust, for the benefit of the holders of the 10% senior secured notes as of 5:00 p.m., Eastern Time, on December 19, 2003 (record date). Beneficial interests are attributed to participants in the Depository Trust Company, or DTC, as nominees according to the DTC security position listing report for the 10% senior secured notes as of the record date as nominees of the beneficial owners of the 10% senior secured notes as of the record date.

Republic Inc.'s bank notes require quarterly interest payments on March 31, June 30, September 30 and December 31 of each year. The note purchase agreement in respect of the bank notes requires Republic Inc. to redeem the notes with certain proceeds from asset sales of any collateral that secures the notes. The note purchase agreement also contains significant affirmative and negative covenants including separate provisions imposing restrictions on additional borrowings, certain investments, certain payments, sale or disposal of assets, payment of dividends and change of control provisions, in each case subject to certain exceptions. The bank notes are secured, subject to exceptions and limitations, by (1) a first priority lien on, and security interest in real estate and fixtures related to the Canton C-R(TM) facility and (2) fifty percent of any proceeds greater than $5.0 million but less than $25.0 million received by the Company after December 5, 2003 for business interruption coverage relating to the loss events experienced by REPH LLC at the Lorain, Ohio facility in January, June and August of 2003; provided that such security interests in business interruption insurance proceeds shall in no event exceed $10.0 million in the aggregate. On December 31, 2003 and on the last day of each calendar quarter until maturity, Republic Inc. is required to prepay 0.25% of the original principal amount or such lesser principal amount as shall then be outstanding. Republic Inc.'s obligations under the bank notes are unconditionally and fully guaranteed jointly and severally by each of Republic Inc.'s subsidiaries.

In connection with the December 19, 2003 acquisition, Republic Inc. assumed from REPH LLC a $5.0 million loan from the Ohio Department of Development. This loan accrues interest at the rate of 3.25% per annum payable on the first day of each calendar month until the loan matures in July 2008. Principal payments begin on August 6, 2005 in the amount of $0.67 million, $1.64 million, $1.69 million and $1.0 million in the years 2005 to 2008, respectively. The loan is collateralized by the 20" mill modernization project at Lorain on a pari passu basis with the 10% senior secured notes.

Republic Inc. entered into its credit facility with Perry Partners L.P. on December 19, 2003. Under the terms of the agreement, the facility was to mature on December 19, 2004. The credit facility consisted

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

of a senior secured credit facility with a commitment of up to $150.0 million. On March 31, 2004 the facility was amended to increase the commitment to $165.0 million and extend the maturity date to March 31, 2005. At December 31, 2003, Republic Inc. had $91.9 million outstanding under the existing credit facility. Republic Inc. is required to pay an unused facility fee of one-half of one percent per annum on the average daily unused total commitment. The amount available to be borrowed at any time is limited by a borrowing base, as defined in the credit facility as the sum of 85% of eligible accounts receivable plus 60% of eligible inventory. The amount available under the existing credit facility was approximately $30.5 million at December 31, 2003. During the first quarter of 2004, Republic Inc. continued to increase its borrowings under its credit facility to fund increases in its working capital. Republic Inc. is entitled to draw amounts under the existing credit facility to finance working capital and capital expenditures and for other general corporate purposes.

Borrowings under the credit facility are secured by a first priority perfected security interest in all of Republic Inc.'s presently owned and subsequently acquired inventory and accounts receivable. The obligations under the existing credit facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by Republic Inc.'s subsidiaries.

Borrowings under the credit facility bear interest, at Republic Inc.'s option, at either a base rate equal to the higher of the "prime rate" announced from time to time by Citibank, N.A. at its principal office in New York, New York or the weighted average of rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus the applicable margin; or a Eurodollar rate on deposits for one or three month periods, plus the applicable margin. The applicable margin on base rate loans initially is 1.5% and on Eurodollar loans is 4.5%. As of December 31, 2003, borrowings under the existing credit facility are accruing interest at the rate of 5.50% per year for base rate loans. If the average interest rate for Republic Inc.'s borrowings under the existing credit facility were to increase by 100 basis points, Republic Inc.'s interest expense on average borrowings of $110.0 million would increase by approximately $1.1 million.

The credit facility contains negative covenants and provisions that restrict, among other things, the ability to incur additional indebtedness or guarantee the obligations of others, grant liens, make investments, pay dividends, repurchase stock or make other forms of restricted payments, merge, consolidate and acquire assets or stock, engage in sale and leaseback transactions or dispose of assets, make capital expenditures in excess of $19.4 million for 2004, engage in transactions with Republic Inc.'s affiliates, and prepay or amend Republic Inc.'s senior secured notes.

(9)  REORGANIZATION ITEMS

REPH LLC's reorganization items consisted of expenses directly incurred or realized as a result of the Chapter 11 case and were segregated from normal operations. Reorganization expense included in the consolidated statements of operation for REPH LLC for the period January 1, 2003 to December 18, 2003 includes the following:

Professional fees and administrative items, net.............  $6,312
Write-off of deferred financing costs related to the REPH
  LLC revolving credit facility.............................   2,087
Write-off of deferred financing costs related to the REPH
  LLC senior secured notes and Ohio Department of
  Development loan..........................................   1,305
                                                              ------
       Total................................................  $9,704
                                                              ======

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

(10)  INSURANCE PROCEEDS

In 2003, REPH LLC's operations were negatively impacted by the loss of one of two blast furnaces located in Lorain, Ohio. The loss of the blast furnace resulted from (a) an outage of the Lorain, Ohio #3 blast furnace in the first fiscal quarter of 2003 caused by debris from the Black River which damaged barrier screens that protect cooling water intake; (b) a second outage of the Lorain, Ohio #3 blast furnace in June 2003 associated with cooling circuits throughout the blast furnace failing at a rate in excess of normal; and (c) fire and explosion at the Lorain, Ohio #3 blast furnace on August 14, 2003. REPH LLC has filed business interruption and property damage insurance claims. During 2003, REPH LLC received $17.0 million for business interruption insurance, which was recorded as a reduction to cost of goods sold. Any future reimbursements from the business interruption insurance claims will be subject to the security interest maintained by the Company's bank noteholders as discussed in note 8. The Company acquired the right to reimbursement from business interruption and property insurance claims for damage incurred to the #3 blast furnace under the terms of the asset purchase agreement. The Company will continue to seek reimbursement on the full amount of the business interruption and property damage insurance claims.

In October 2003, REPH LLC received $14.7 million representing a partial recovery of the claims made for property damage to the Lorain, Ohio #3 blast furnace, which are encumbered by the indenture governing the senior secured notes. As of December 31, 2003, $13.9 million is included in other assets on the consolidated balance sheet.

(11)  INCOME TAXES

The components of the income tax provision (benefit) for the Company for the period October 7, 2003 (inception) to December 31, 2003 are as follows (in thousands):

Current:
  Federal...................................................  $ 118
  State and local...........................................     13
                                                              -----
     Total current..........................................    131
                                                              -----
Deferred:
  Federal...................................................   (118)
  State and local...........................................    (13)
                                                              -----
     Total deferred.........................................   (131)
                                                              -----
     Total..................................................  $  --
                                                              =====

The following is a reconciliation of the Company's effective income tax rate to the Federal statutory rate:

Statutory rate..............................................    35.0%
Provision for state and local taxes.........................     4.0%
Valuation allowance and other...............................   (39.0)%
                                                              ------
     Effective income tax rate..............................     0.0%
                                                              ======

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

Deferred tax assets and liabilities as of December 31, 2003 are presented below (in thousands):

Deferred tax assets:
  Capitalized inventory costs...............................  $    230
  Allowance for doubtful accounts...........................       147
  Accrued expenses..........................................     5,662
  Intangible assets.........................................        16
  Long-term debt............................................     7,800
                                                              --------
     Total deferred tax assets..............................    13,855
  Less valuation allowance..................................      (261)
                                                              --------
     Total net deferred tax assets..........................  $ 13,594
                                                              --------
Deferred tax liabilities:
  Prepaid expenses..........................................  $ (2,752)
  Property, plant, and equipment............................    (6,311)
  Other.....................................................    (4,400)
                                                              --------
     Total deferred tax liabilities.........................   (13,463)
                                                              --------
     Net deferred tax assets................................  $    131
                                                              ========

The Company commenced operations on December 19, 2003 in a transaction accounted for as an asset acquisition for tax purposes. The fair values of the net assets of REPH LLC acquired by the Company exceeded the purchase price. Accordingly, this difference was proportionately allocated to reduce the tax values otherwise assigned to prepaid expenses, property, plant, equipment, and other assets based on their relative fair values. The final purchase price allocation is still in progress and subject to change.

Deferred taxes are provided on the differences between the tax basis of assets and liabilities and their reported amounts in the Company's consolidated financial statements. As of the date of acquisition there were differences between the tax basis of certain assets and liabilities and their reported amounts. The differences between the tax basis of the acquired assets and their reported amounts were equal to the differences between the tax basis of the liabilities assumed and their reported amounts. Therefore, the net deferred tax assets and liabilities at the date of acquisition were zero.

During the period from December 19, 2003 to December 31, 2003, certain deferred tax assets and liabilities reversed, resulting in a net deferred tax asset before the valuation allowance at December 31, 2003 of $392,000. Based upon the lack of objective available evidence due to the Company's initial year of operations and the historical performance of REPH LLC, management believes that it is more likely than not the benefits of the deferred tax assets will not be realized, other than through carryback provisions. Management believes these carryback provisions will allow for the realization of $131,000 of net deferred tax assets.

(12)  BENEFIT PLANS

In August 2002 REPH LLC implemented a new collective bargaining agreement with the United Steelworkers of America (USWA). The Company assumed this labor agreement as part of the acquisition of the operating assets of REPH LLC. The USWA supported the acquisition and assumption of the labor agreement. The labor agreement expires on August 15, 2007.

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

Wage and benefit provisions under this collective bargaining agreement are specified until expiration of the agreement and will be subject to negotiations at that time. The labor agreement also provided for the creation of a benefits trust. The contract required REPH LLC to make a contribution of $3.00 for every hour worked by an employee who is covered by the labor agreement. The Company assumed this labor agreement as part of the acquisition. Effective August 16, 2004, the Company's contribution increases to $3.50 for every hour worked and effective August 16, 2005 it increases to $3.80 for every hour worked. Contributions are directed by the USWA to provide either pension benefits and/or retiree medical coverage for future eligible employees of Republic Inc. and for retirees of REPH LLC. However, no contributions may be used for the purpose of providing medical coverage for the retirees of REPH LLC if they create, or result in, any liability whatsoever on the part of the Company for any obligation of REPH LLC, or any independent obligation to the retirees of REPH LLC. Republic Inc.'s contributions to the benefits trust constitute its sole obligation with respect to providing these benefits.

REPH LLC recorded $10.4 million of expense and made contributions of $11.8 million related to this provision in the labor agreement during the period from January 1, 2003 to December 18, 2003. The Company recorded $0.3 million of expense related to the provisions in the labor agreement during the period December 19, 2003 to December 31, 2003.

The labor agreement also calls for the establishment of a profit sharing plan to which the Company and REPH LLC will contribute 15% of its quarterly pre-tax income, as defined in the labor agreement, over $12.5 million. 25% of these contributions will be divided among USWA-represented employees who are covered by the labor agreement based on the numbers of hours worked and the remaining 75% will be contributed to the benefits trust described above. Contributions, if any, will be distributed to employees and the benefits trust within 45 days of the end of each fiscal quarter. During the period from January 1, 2003 to December 18, 2003, REPH LLC did not meet the criteria discussed above and was not required to make a contribution under this agreement.

The Company and REPH LLC have a defined contribution retirement plan that covers substantially all salary and nonunion hourly employees. Contributions to the plan are based on age and compensation. The Company and REPH LLC fund contributions to this plan as incurred. Contributions to this plan by REPH LLC were $2.1 million for the period from January 1, 2003 to December 18, 2003. The Company made a $0.1 million contribution for the period from December 19, 2003 to December 31, 2003.

(13)  SEGMENT INFORMATION

The Company operates, and REPH LLC operated, in two reportable segments: hot-rolled and cold finished. The Company manages, and REPH LLC managed, the reportable segments as separate strategic business units. Differences between the segments include manufacturing techniques and equipment, competition and end-users. The Company measures, and REPH LLC measured, segment performance based on earnings before net interest expense, income taxes, and depreciation and amortization expense (EBITDA).

(A)  HOT-ROLLED
Hot-rolled bars and rods are processed from blooms and billets on rolling mills to change the internal physical properties, size or shape of the steel. Desirable characteristics of hot-rolled products include internal soundness, uniformity of chemical composition and freedom from surface imperfection. The Company's hot-rolled products include rounds, squares and hexagons in both cut lengths and coils. Customers for hot-rolled products include manufacturers of automotive parts, industrial equipment, independent forgers, steel service centers, and converters. The Company's hot-rolled products are used

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

in the manufacture of end-use products such as automotive drivetrains, engine and transmission parts, bearings and tractor components.

(B)  COLD FINISHED
Cold finishing is a value-added process which improves the physical properties of hot-rolled bars and rods. Cold finished products are produced from hot-rolled bars by cold-drawing, turning, grinding, thermal treating or a combination of these processes. The manufacturing process allows for production of products with more precise size and straightness tolerances, as well as improved strength and surface finish, that provides customers with a more efficient means of producing a number of end products by often eliminating processing steps in the customers' use of the products. The Company's cold finished products include rounds, squares, hexagons, and flats, all of which can be further processed by turning, grinding or polishing, or a combination thereof. Customers for cold finished products include manufacturers of automotive parts, industrial equipment, steel service centers and distributors. The Company's cold finished products are used in the manufacture of end-use products such as automotive steering assemblies, electrical motor shafts, ball and roller bearings, valves and hand tools.

Inter-segment sales are made at an agreed-upon transfer cost which is adjusted quarterly, and are eliminated in consolidation. Selling, general and administrative and other costs are allocated 90% to hot-rolled and 10% to cold finished for the Company and REPH LLC. Pension costs are allocated by the predecessor based on the amount of payroll incurred by each segment (in thousands).

                                                               PAV REPUBLIC
                                  ----------------------------------------------------------------------
                                       PERIOD FROM OCTOBER 7, 2003 (INCEPTION) TO DECEMBER 31, 2003
                                  ----------------------------------------------------------------------
                                                                           INTER-SEGMENT
                                                                TOTAL      ELIMINATION/
                                  HOT-ROLLED   COLD FINISHED   SEGMENTS        OTHER        CONSOLIDATED
                                  ----------   -------------   --------   ---------------   ------------
Net sales.......................   $ 11,955        1,179        13,134         (1,446)         11,688
Depreciation and amortization...        211           23           234             --             234
Segment profit (loss)(EBITDA)...        522         (429)           93             --              93
Capital expenditures............         24           --            24             --              24
Segment assets..................    235,738       36,674       272,412             --         272,412

                                                                REPH LLC
                                 -----------------------------------------------------------------------
                                            PERIOD FROM JANUARY 1, 2003 TO DECEMBER 18, 2003
                                 -----------------------------------------------------------------------
                                                                           INTER-SEGMENT
                                                                TOTAL      ELIMINATION/
                                 HOT-ROLLED   COLD FINISHED   SEGMENTS         OTHER        CONSOLIDATED
                                 ----------   -------------   ---------   ---------------   ------------
Net sales......................   $673,695       121,982        795,677       (71,947)         723,730
Depreciation and
  amortization.................      8,713           754          9,467            --            9,467
Segment loss (EBITDA)(1).......   (111,228)      (16,675)      (127,903)           --         (127,903)
Capital expenditures...........      7,766           266          8,032            --            8,032

---------------

(1) Included in EBITDA for the period of January 1, 2003 to December 18, 2003, are the following:
    (a) goodwill impairment charge (58,910) (note 7), (b) asset impairment change (53,885) (note 2),
    (c) property insurance recoveries (14,616) (note 10), and (d) reorganization items (9,704) (note 9).

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

A reconciliation of EBITDA of the Company and REPH LLC to loss before income taxes is as follows:

                                                               PAV REPUBLIC       REPH LLC
                                                              ---------------   ------------
                                                                PERIOD FROM     PERIOD FROM
                                                              OCTOBER 7, 2003    JANUARY 1,
                                                              (INCEPTION) TO      2003 TO
                                                               DECEMBER 31,     DECEMBER 18,
                                                                   2003             2003
                                                              ---------------   ------------
Segment profit (loss) (EBITDA for the Company and REPH
  LLC)......................................................     $      93        (127,903)
Depreciation and amortization expense.......................           234           9,467
Interest expense............................................           617          24,356
                                                                 ---------       ---------
          Loss before income taxes..........................     $    (758)       (161,726)
                                                                 =========       =========

(14)  RELATED PARTY TRANSACTIONS

(A)  PAV REPUBLIC
PAV Republic, Inc. and certain of its stockholders have entered into a stockholders' agreement. Under the terms of such stockholders' agreement, if Perry and Perry International propose to transfer any shares of stock, each stockholder of PAV Republic may participate in such transfer on a pro rata basis. In the event Perry and Perry International propose and the Board of PAV Republic approves of a transfer of a majority of assets or a majority of the Company's outstanding stock to an unaffiliated third party, each stockholder will be obligated to sell its shares in connection with such transaction.

On December 19, 2003, the Company paid a one-time transaction fee of $1.5 million to an affiliate of Perry in connection with its revolving working capital credit and guaranty agreement between Republic Engineered Products, Inc. and Perry Partners LP (see note 6).

(B)  REPH LLC
A Management Services Agreement dated as of August 16, 2002 between Blue Bar, L.P. and REPH LLC provided that Blue Bar, L.P. would provide certain ongoing advisory and management services to REPH LLC as requested by REPH LLC from time to time. REPH LLC was to have paid Blue Bar, L.P. a quarterly fee of $250,000 for such services and reimbursed Blue Bar, L.P. and its affiliates for all reasonable costs and expenses incurred by them in providing such advisory and management services. Blue Bar, L.P. assigned to Blue Bar Holdings its interests and obligations under the Management Services Agreement. REPH LLC's obligation to make such payments was to terminate when Blue Bar, L.P. ceased to own any membership interests in REPH LLC.

(15)  COMMITMENTS AND CONTINGENCIES

The Company, in the ordinary course of business, is the subject of or party to various pending or threatened legal and environmental actions. The Company provides for the costs related to these matters when a loss is probable and the amount is reasonably estimable. Based on information presently known to the Company, management believes that any ultimate liability resulting from these actions will not have a material adverse affect on its consolidated financial position, results of operations or cash flows.

The Company also uses certain lease arrangements to supplement its financing activities. At December 31, 2003, total minimum lease payments under noncancelable operating leases are $1.0 million in 2004, $0.9 million in 2005, $0.6 million in 2006, $0.4 million in 2007, $0.4 million in 2008 and $0.4 million thereafter. The Company is currently operating on a month to month basis for

--------------------------------------------------------------------------------

PAV REPUBLIC, INC. AND SUBSIDIARIES AND REPH LLC AND SUBSIDIARIES--
Notes to consolidated financial statements--(continued)
--------------------------------------------------------------------------------

certain leases previously entered into by REPH LLC. The Company is currently negotiating new leases for these arrangements for various equipment.

Rent expense of $0.7 million was recorded for the period January 1, 2003 to December 18, 2003 for REPH LLC.

(16)  ENVIRONMENTAL MATTERS

As is the case with most steel producers, the Company could incur significant costs related to environmental issues in the future, including those arising from environmental compliance activities and remediation stemming from historical waste management practices at the Company's facilities acquired in December 2003 from REPH LLC. The reserve to cover probable environmental liabilities as well as anticipated compliance activities was approximately $5.2 million as of December 31, 2003. The Company is not otherwise aware at this time of any significant environmental compliance and remediation costs with respect to our facilities for which the establishment of an additional reserve would be appropriate at this time. To the extent the Company incurs any such additional future costs, these costs will most likely be incurred over a number of years. However, future regulatory action regarding historical waste management practices at the Company's facilities and future changes in the existing regulatory programs may require the Company to incur significant costs that may have a material adverse effect on the Company's future financial performance.

(17) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

(A)  CASH AND CASH EQUIVALENTS
The carrying amount approximates fair value because of the short maturity of these investments.

(B)  REVOLVING CREDIT FACILITIES
Since these borrowings are based on short-term interest notes available to the Company, the estimated fair values of these financials instruments approximate their recorded carrying amounts.

(C)  LONG-TERM DEBT
The fair value of the Company's long-term debt obligations, except for the $80 million senior notes, are estimated based upon quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities. The fair value of the $80 million senior notes is subject to finalization of the allocation of the purchase price in connection with the acquisition of REPH LLC (see note 4).

The estimated fair values of the Company's financial instruments are as follows:

                                                                   DECEMBER 31, 2003
                                                              CARRYING
                                                                AMOUNT    FAIR VALUE
------------------------------------------------------------------------------------
Cash and cash equivalents...................................  $  5,672     $  5,672
Revolving credit facilities.................................    91,904       91,904
Long-term debt..............................................   105,948      105,948

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers
REPH LLC

We have audited the accompanying consolidated balance sheet of REPH LLC (formerly known as Republic Engineered Products Holdings LLC) and subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations, member's interest, and cash flows for the period from August 16, 2002 to December 31, 2002. We have also audited the consolidated statement of changes in net liabilities in liquidation, members' interest, and cash flows for the period from January 1, 2002 to August 15, 2002 (liquidation basis), and the related consolidated statements of operations, members' interest, and cash flows for the year ended December 31, 2001 (going concern basis) of the Predecessor, Republic Technologies International Holdings, LLC and subsidiaries (Debtor-in-Possession). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the period from August 16, 2002 to December 31, 2002, and the results of operations and of cash flows of the Predecessor for the period from January 1, 2002 to August 15, 2002 and the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's net losses from operations and the Company's limited available liquidity from existing credit resources raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The Company's consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
March 31, 2003
(November 23, 2004 as to Note 3)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated statement of operations
for the period from August 16, 2002 to December 31, 2002 and

REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
Consolidated statement of changes in net liabilities in liquidation (liquidation basis) for the period from January 1, 2002 to August 15, 2002 and

Consolidated statement of operations (going concern basis) for the Year Ended December 31, 2001

                                                            THE COMPANY                                 THE PREDECESSOR
                                             --------------------------   ---------------------------------------------
                                                            PERIOD FROM            PERIOD FROM
                                                        AUGUST 16, 2002        JANUARY 1, 2002
                                                   TO DECEMBER 31, 2002     TO AUGUST 15, 2002               YEAR ENDED
                                                                                                      DECEMBER 31, 2001
                                                                           (LIQUIDATION BASIS)    (GOING CONCERN BASIS)
                                             (In thousands of dollars,
                                                                          (In thousands of dollars,
                                              except per unit amounts)              except per unit amounts)
-----------------------------------------------------------------------------------------------------------------------
Net sales..................................                    $300,131               $611,983                 $993,707
Cost of goods sold.........................                     293,824                588,841                  985,640
                                             --------------------------   --------------------   ----------------------
Gross profit...............................                       6,307                 23,142                    8,067
Selling, general and administrative
  expense..................................                      15,558                 23,401                   44,440
Depreciation and amortization expense......                       2,586                 28,345                   56,846
Special charges (Note 9)...................                          --                 10,541                   11,633
Other operating expense, net...............                         423                    615                    5,145
                                             --------------------------   --------------------   ----------------------
Operating loss.............................                     (12,260)               (39,760)                (109,997)
Interest expense, net......................                       8,551                 17,721                   56,052
Reorganization items--expense, net (Note
  8).......................................                          --                  2,377                   16,031
                                             --------------------------   --------------------   ----------------------
Loss before income taxes...................                     (20,811)               (59,858)                (182,080)
Provision for income taxes.................                          --                     45                       18
                                             --------------------------   --------------------   ----------------------
Loss from continuing operations............                     (20,811)               (59,903)                (182,098)
Loss from disposition of discontinued
  operations (Note 14).....................                          --                     --                      457
                                             --------------------------   --------------------   ----------------------
Net loss...................................                    $(20,811)               (59,903)               $(182,555)
                                             ==========================                          ======================
Net liabilities at January 1, 2002 (going
  concern basis)...........................                                           (671,132)
Adjustment to liquidation basis (Note 2)...                                           (458,371)
Foreign currency translation adjustment....                                                230
                                                                          --------------------
Net liabilities in liquidation at August
  15, 2002.................................                                        $(1,189,176)
                                                                          ====================
LOSS PER UNIT OF MEMBERS' INTEREST:
Loss per unit from continuing operations...                    $(20,811)           $   (59,903)               $(182,569)
Loss per unit from discontinued
  operations...............................                          --                     --                     (457)
                                             --------------------------   --------------------   ----------------------
Net loss per unit..........................                    $(20,811)           $   (59,903)               $(183,026)
                                             ==========================   ====================   ======================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated balance sheet
at December 31, 2002

                                                              (In thousands of dollars)
---------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents.................................                     $2,107
  Accounts receivable, less allowance of $10,875............                     82,984
  Inventories (Note 5)......................................                    170,282
  Prepaid expenses and other current assets.................                     14,134
                                                              -------------------------
Total current assets........................................                    269,507
Property, plant and equipment:
  Land and improvements.....................................                      4,326
  Buildings and improvements................................                     22,247
  Machinery and equipment...................................                     95,704
  Construction-in-progress..................................                     24,318
                                                              -------------------------
Total property, plant and equipment.........................                    146,595
Accumulated depreciation....................................                     (2,586)
                                                              -------------------------
Net property, plant and equipment...........................                    144,009
Deferred loan and bond fees, net of accumulated amortization
  of $48....................................................                      1,144
Goodwill (Note 6)...........................................                     58,680
Other assets................................................                      1,058
                                                              -------------------------
Total assets................................................                   $474,398
                                                              =========================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated balance sheet (Continued)
at December 31, 2002

                                                              (In thousands of dollars)
---------------------------------------------------------------------------------------
LIABILITIES AND MEMBER'S INTEREST
Current liabilities:
  Revolving credit facility (Note 7)........................                   $268,378
  Accounts payable..........................................                     43,276
  Accrued compensation and benefits.........................                     25,101
  Accrued interest..........................................                      1,434
  Other accrued liabilities.................................                     19,688
                                                              -------------------------
Total current liabilities...................................                    357,877
Long-term debt (Note 7).....................................                     80,000
Accrued environmental liabilities (Note 17).................                      5,332
                                                              -------------------------
Total liabilities...........................................                    443,209
Member's interest...........................................                     31,189
                                                              -------------------------
Total liabilities and member's interest.....................                   $474,398
                                                              =========================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated statement of member's interest for the period from August 16, 2002 to December 31, 2002 and REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC AND SUBSIDIARIES Consolidated statement of members' interest
(liquidation basis)
for the period from January 1, 2002 to August 15, 2002 and

Consolidated statement of members' interest
(going concern basis)
for the year ended December 31, 2001

                              THE COMPANY                                   THE PREDECESSOR
                           -----------------   -------------------------------------------------------------------------
                                                                           ACCUMULATED
                           MEMBER'S INTEREST      MEMBERS' INTEREST           OTHER             TOTAL
                                                 CLASS B        CLASS C   COMPREHENSIVE       MEMBERS'     COMPREHENSIVE
                                                  UNITS          UNITS    INCOME (LOSS)       INTEREST     INCOME (LOSS)
                                                             (In thousands of dollars)
------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2001..                       $(435,689)     $32,125         $(2,649)       $(406,213)
Accrual of preferred
  return..................                            (471)         375              --              (96)
Net loss..................                        (182,555)          --              --         (182,555)    $(182,555).
Other comprehensive
  income:
  Foreign currency
    translation
    adjustment............                              --           --            (861)            (861)         (861)
  Minimum pension
    liability adjustment..                              --           --         (85,107)         (85,107)      (85,107).
                                               -----------      -------   -------------      -----------     ---------
Balance, December 31, 2001                        (618,715)      32,500         (88,617)        (674,832)    $(268,523).
                                               -----------      -------   -------------      -----------     =========
Accrual of preferred
  return..................                              --           --              --               --
Net loss..................                         (59,903)          --              --          (59,903)    $ (59,903).
Other comprehensive
  income:
  Foreign currency
    translation
    adjustment............                              --           --             230              230           230
  Adjustment to
    liquidation basis
    (Note 2)..............                        (458,371)          --              --         (458,371)     (458,371).
                                               -----------      -------   -------------      -----------     ---------
Balance, August 15, 2002..                     $(1,136,989)     $32,500        $(88,387)     $(1,192,876)    $(518,044).
                                               ===========      =======   =============      ===========     =========
Capital contribution,
  August 16, 2002.........           $52,000
Net loss..................           (20,811)
                           -----------------
Balance, December 31,
  2002 ...................           $31,189
                           =================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated statement of cash flows
for the period from August 16, 2002 to December 31, 2002 and REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
Consolidated statement of cash flows
(liquidation basis)
for the period from January 1, 2002 to August 15, 2002 and

Consolidated statement of cash flows
(going concern basis)
for the year ended December 31, 2001

                                                             THE COMPANY                 THE PREDECESSOR
                                                         ---------------   -------------------------------------------
                                                             PERIOD FROM           PERIOD FROM
                                                         AUGUST 16, 2002       JANUARY 1, 2002              YEAR ENDED
                                                         TO DECEMBER 31,         TO AUGUST 15,            DECEMBER 31,
                                                                    2002                  2002                    2001
                                                                           (LIQUIDATION BASIS)   (GOING CONCERN BASIS)
                                                                           (In thousands of dollars)
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................         $(20,811)             $(59,903)              $(182,555)
  Adjustments to reconcile net cash provided by (used
    in) operating activities:
  Depreciation and amortization........................            2,586                28,345                  56,846
  Amortization of deferred financing cost..............               48                 2,607                   5,352
  Gain on sale of fixed assets.........................               --                (4,190)                 (1,782)
  Restructuring charges................................               --                   687                   3,650
  Accretion of original issue discount.................               --                    --                     693
  Reorganization items.................................               --                 2,377                  16,031
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable.........           24,355                (5,294)                 28,510
    Increase in inventory..............................           15,842                37,872                  63,290
    (Increase) decrease in prepaid and other assets....          (10,355)                5,815                  (2,750)
    Increase (decrease) in accounts payable............           11,269                (6,901)                 29,699
    Decrease in accrued compensation and benefits......           (5,826)                 (328)                   (573)
    Increase in defined benefit pension obligations....               --                19,422                  24,829
    Increase (decrease) in other postretirement
      benefits.........................................               --                 6,550                  (2,754)
    Decrease in accrued environmental liabilities......               --                  (103)                 (3,060)
    Increase (decrease) in other current liabilities...            6,709               (15,733)                (22,462)
  Other................................................               --                 6,666                  (5,092)
                                                         ---------------   -------------------   ---------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............           23,817                17,889                   7,872
                                                         ---------------   -------------------   ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................          (17,297)               (8,180)                 (3,589)
  Acquisition, net of $1,972 cash acquired.............         (323,599)                   --                      --
  Disposition of property, plant and equipment.........               --                 7,005                   5,913
                                                         ---------------   -------------------   ---------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES....         (340,896)               (1,175)                  2,324
                                                         ---------------   -------------------   ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (payments)/proceeds under revolving credit
    facilities.........................................          268,378               (17,118)                 (3,382)
  Proceeds from long-term debt.........................               --                    --                   2,000
  Repayments of long-term debt.........................               --                (3,600)                   (289)
  Redemption of class A members' interest..............               --                    --                    (100)
  Payment of preferred return..........................               --                    --                     (73)
  Financing costs......................................           (1,192)                   --                  (3,541)
  Proceeds from capital contributions..................           52,000                    --                      --
                                                         ---------------   -------------------   ---------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES....          319,186               (20,718)                 (5,385)
                                                         ---------------   -------------------   ---------------------
Effect of exchange rate changes on cash................               --                   231                    (861)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC)
Consolidated statement of cash flows (continued) for the period from August 16, 2002 to December 31, 2002 and REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
Consolidated statement of cash flows (continued)
(liquidation basis)
for the period from January 1, 2002 to August 15, 2002 and

Consolidated statement of cash flows (continued)
(going concern basis)
for the year ended December 31, 2001

                                                             THE COMPANY                 THE PREDECESSOR
                                                         ---------------   -------------------------------------------
                                                             PERIOD FROM           PERIOD FROM
                                                         AUGUST 16, 2002       JANUARY 1, 2002              YEAR ENDED
                                                         TO DECEMBER 31,         TO AUGUST 15,            DECEMBER 31,
                                                                    2002                  2002                    2001
                                                                           (LIQUIDATION BASIS)   (GOING CONCERN BASIS)
                                                                           (In thousands of dollars)
----------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...            2,107                (3,773)                  3,950
Cash and cash equivalents -- beginning of period.......               --                 5,745                   1,795
                                                         ---------------   -------------------   ---------------------
Cash and cash equivalents -- end of period.............           $2,107               $ 1,972                 $ 5,745
                                                         ===============   ===================   =====================
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest.................................           $6,537               $11,150                 $58,000
                                                         ===============   ===================   =====================
Cash paid for income taxes.............................            $  --                $   --                  $  619
                                                         ===============   ===================   =====================

The accompanying notes are an integral part of these statements.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPH LLC AND SUBSIDIARIES (FORMERLY KNOWN AS REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC) AND
REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
Notes to consolidated financial statements
(In thousands of dollars, except as otherwise noted)

NOTE 1.  NATURE OF OPERATIONS, ORGANIZATION AND OTHER RELATED INFORMATION

REPH LLC and subsidiaries (formerly known as Republic Engineered Products Holdings LLC), a Delaware limited liability company ("REPH", and together with its subsidiaries, the "Company") produces special bar quality steel products. Special bar quality steel products are high quality hot-rolled and cold-finished carbon and alloy steel bars and rods used primarily in critical applications in automotive and industrial equipment. Special bar quality steel products are sold to customers who require precise metallurgical content and quality characteristics. Special bar quality steel products generally contain more alloys, and sell for substantially higher prices, than merchant and commodity steel bar and rod products. The Company produces a wide range of special bar quality steel products and supplies a diverse customer base that includes leading automobile and industrial equipment manufacturers and their first tier suppliers.

REPH holds all of the outstanding membership interests of Republic Engineered Products LLC ("Republic"). Blue Steel Capital Corp., N&T Railway Company LLC and 2011448 Ontario Limited are wholly owned subsidiaries of Republic. Blue Steel Capital Corp. is a Delaware corporation formed for the sole purpose of issuing notes (see Note 7) and holds no assets. N&T Railway Company LLC is a Delaware limited liability company and operates the railroad assets located at the Canton and Lorain, Ohio facilities. 2011448 Ontario Limited is an Ontario corporation and its sole asset is an option to acquire the assets and properties associated with Republic Technologies' Hamilton, Ontario cold-finishing facility.

KPS Special Situations Fund, L.P., a Delaware limited partnership ("KPS"), together with certain of its affiliates, may be deemed to beneficially own the membership interests in Republic held of record by REPH. Blue Steel Corporation, a Delaware corporation controlled by KPS, is the sole general partner and a limited partner of Blue Bar Holdings, L.P., a Delaware limited partnership and the sole member of REPH ("Blue Bar Holdings"), and holds an 80.8% economic interest in such partnership. Hunt Investment Group. L.P., a Delaware limited partnership ("Hunt"), together with certain of its affiliates, may be deemed to beneficially own the membership interests held of record by REPH. HIG-Steel Investors, L.P., a Delaware limited partnership, is a limited partner of Blue Bar Holdings and holds a 19.2% economic interest in such partnership.

The Company commenced operations on August 16, 2002 after it acquired a substantial portion of the operating assets of Republic Technologies International, LLC and its subsidiaries ("Republic Technologies" or "the Predecessor") in a sale of assets under Section 363 of the United States Bankruptcy Code. The acquired operating assets accounted for all of Republic Technologies' steel melting capacity, over one-half of its hot-rolling capacity and approximately two-thirds of its cold-finishing production capacity. Management plans to create a more efficient, higher quality network of production facilities operated by a smaller and more flexible workforce. The transaction eliminated significant liabilities that had been associated with the business acquired from Republic Technologies. The Company also acquired an option to purchase the assets associated with Republic Technologies' cold-finishing plant located in Hamilton, Ontario on or prior to August 16, 2003 for nominal consideration and the assumption of certain liabilities. The Company incurred significant indebtedness in connection with the consummation of the acquisition, including $80.0 million aggregate principal amount of senior secured notes and borrowings of $301.9 million under the credit facility (see
Note 7).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Company hired approximately 2,400 of the approximately 3,700 employees of Republic Technologies and entered into a new labor agreement with the United Steelworkers of America ("USWA"), which covers most of the hourly employees and has a five-year term. In comparison to the labor agreement between Republic Technologies and the USWA, the new labor agreement reduces the number of employees and employment costs and provides increased staffing flexibility.

In order to facilitate the orderly transfer of the special bar quality steel product business from Republic Technologies to the Company, Republic Technologies entered into a transition services agreement with the Company (the "Transition Services Agreement"). Under the Transition Services Agreement, Republic Technologies provided the Company with the ability to maintain an interim supply of certain inventory to sell to customers while the Company modernized its Lorain facility. Specifically, Republic Technologies continued to operate certain facilities that the Company did not acquire. These facilities included the operation of the 12" mill at Lorain until September 2002, the finishing operation at Canton until October 2002 and the Massillon 18' mill until December 2002. Republic Technologies' railroad company, Nimishillen & Tuscarawas, LLC, operated until December 31, 2002, at which time it's operations were acquired by Republic. Canadian Drawn Steel Company, Inc., a subsidiary of Republic Technologies, continues to operate under the Transition Services Agreement (Note 15). In addition, the parties supplied other services to each other to ensure the smooth transition of Republic Technologies' business to the Company and the wind down of the Republic Technologies' bankruptcy estate. The Company was also obligated to pay $5.0 million to Republic Technologies for its operation of assets it retained. This fee was paid in five $1.0 million monthly installments which commenced on September 15, 2002. The final payment was paid on January 16, 2003. Under the terms of the Transition Services Agreement, the Company paid these fees to The Bank of New York for the benefit of the holders of Republic Technologies 13 3/4% senior secured notes.

The Company reimburses Republic Technologies for costs it incurs from providing the services under the terms of the Transition Services Agreement, including the costs of operating the assets, costs associated with materials owned or acquired that are necessary to provide the services and costs of the employees involved in providing the services. Other costs, including those related to environmental compliance, are the sole responsibility of Republic Technologies.

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's performance since December 2002 has been below expectations, negatively affecting liquidity. The Company's liquidity position has also been negatively impacted by an unplanned outage at the Lorain #3 blast furnace resulting from property damage and greater than expected increases in the cost of natural gas during the first quarter of 2003. The Company's net availability on its revolving credit facility at March 28, 2003 was $11.8 million. These factors raise substantial doubt about the Company's ability to continue as a going concern and, therefore, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business.

Management has sought to improve the Company's liquidity position by taking a number of actions, including reducing its planned capital expenditures from $20 million to $6 million for 2003, pursuing additional financing from the State of Ohio, seeking reimbursement from business interruption and property insurance for damage incurred to the #3 blast furnace at the Lorain facility, and seeking to negotiate possible extensions to June 30, 2003 contractual reductions in borrowing capacity under its senior revolving credit facility (see Note 7). There can be no assurance that any of such actions will be successful. Notwithstanding these efforts, the Company may need to obtain additional financing to meet its cash flow requirements, including financing through the sale of additional debt or equity securities. In light of the Company's liquidity, its ability to raise additional capital is negatively

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

impacted. Restrictive covenants included in revolving credit facility and senior secured notes limit the Company's ability to incur additional indebtedness or sell assets (all of which are pledged), and may otherwise limit the operational and financial flexibility of the Company.

NOTE 2.  BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements contain results for REPH for the period from August 16, 2002 to December 31, 2002 and Republic Technologies International Holdings, LLC for the period from January 1, 2002 to August 15, 2002, which reflects the transition to the liquidation basis of accounting as of June 30, 2002, and for the year ended December 31, 2001, which have been prepared under the going concern basis of accounting.

On July 11, 2002, the Predecessor received U.S. Bankruptcy Court approval to sell a substantial portion of its assets to the Company and liquidate the remaining assets. Accordingly, the accompanying consolidated financial statements for the period from January 1, 2002 to August 15, 2002 were prepared to reflect the transition to the liquidation basis of accounting as of June 30, 2002. Under this basis of accounting, assets and liabilities are stated at their net realizable value, and estimated costs through the liquidation date are provided to the extent reasonably determinable. The liquidation basis of accounting requires the determination of significant estimates and judgments. Adjustments to report certain assets and liabilities at net realizable value have been recorded based on actual information derived from the asset purchase agreement between Republic Technologies and the Company and independent appraisals. All assets and liabilities were revalued to liquidation value with the exception of certain liabilities, primarily consisting of liabilities subject to compromise which will continue to be subject to further adjustment in the bankruptcy proceedings of the Predecessor. Members' interest has been eliminated to be consistent with the reporting requirements under the liquidation basis of accounting, as all members' interest is now classified as "net liabilities in liquidation". The amount of accrued costs to liquidate the Predecessor is not material. Actual liquidation values may differ from the amounts estimated. The Predecessor's adjustment required to convert from the going concern (historical cost) basis to the liquidation basis of accounting includes:

Decrease to reflect net realizable value of property, plant
  and equipment.............................................  $433,748
Write-off of deferred financing costs.......................    22,192
Decrease to reflect the net realizable value of goodwill....     2,431
                                                              --------
  Net decrease in carrying value............................  $458,371
                                                              ========

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS
The Company considers all short-term investments with maturities at the date of purchase of three months or less to be cash equivalents.

INVENTORIES
Inventories are carried at the lower of cost or market (net realizable value). Cost is determined using the first-in, first-out (FIFO) method.

The Company establishes obsolescence reserves for slow-moving and inactive inventories. Obsolescence reserves reduce the carrying value of slow-moving and inactive inventories to their estimated net realizable value, which generally approximates the recoverable scrap value. The Company also periodically evaluates its inventory carrying value to ensure that the amounts are stated at lower of cost or market.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are stated at cost and include improvements that significantly extend the useful lives of existing plant and equipment. The Company and its Predecessor provides for depreciation of property, plant and equipment on the straight-line method based upon the estimated useful lives of the assets. The range of estimated useful lives of the Company's and its Predecessor's assets are as follows:

Buildings and improvements..................................  15-40 years
Land improvements...........................................  10-20 years
Machinery and equipment.....................................   3-30 years

Repairs and maintenance costs are expensed as incurred. Capital expenditures that cannot be put into use immediately are included in construction-in-progress. As these projects are completed, they are transferred to depreciable assets. Net gains or losses related to asset dispositions are recognized in the Company's operating results in the period in which the disposition occurs.

GOODWILL
Goodwill has arisen from the acquisition of a substantial portion of the operating assets of Republic Technologies. Goodwill is not amortized, but is periodically reviewed for impairment. The Company is required to test goodwill for impairment on an annual basis and whenever changes in circumstances indicate that the carrying amount of goodwill may be impaired. The Company intends to use July 1 (first day of third quarter) as its annual measurement date. Impairment charges are recorded, if necessary, based on management's review and analysis of the estimated fair value as compared to the carrying amount of goodwill. Goodwill of $58,680 has been assigned to the hot-rolled and cold finishing segments in the amounts of $52,812 and $5,868, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets, consisting of property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the recovery amount or fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

INCOME TAXES
The Company is a limited liability company that is treated similar to a partnership for U.S. federal and state income tax purposes and, accordingly, has no income tax provision or deferred income tax assets or liabilities related to these jurisdictions.

The Predecessor was a limited liability company that was treated similar to a partnership for U.S. federal and state income tax purposes and, accordingly, had no income tax provision or deferred income tax assets or liabilities related to those jurisdictions. Amounts for income taxes consisted primarily of a provision for foreign taxes relating to the Predecessor's Canadian subsidiary, Canadian Drawn Steel Company, Inc.

ENVIRONMENTAL COSTS
The Company and other steel companies have in recent years become subject to increasingly stringent environmental laws and regulations. It is the policy of the Company to endeavor to comply with applicable environmental laws and regulations. The Company established a liability for an amount which the Company believes is adequate, based on information currently available, to cover costs of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

remedial actions it will likely be required to take to comply with existing environmental laws and regulations.

The recorded amounts represent an estimate of the environmental remediation costs associated with future events triggering or confirming the costs that, in management's judgment, are likely to occur. This estimate is based on currently available facts, existing technology and presently enacted laws and regulations, and it takes into consideration the likely effects of inflation and other societal and economic factors. The precise timing of such events cannot be reliably determined at this time due to the absence of any deadlines for remediation under the applicable environmental laws and regulations pursuant to which such remediation costs will be expended. No claims for recovery are netted against the stated amount.

MEMBERS' INTEREST
REPH is a Delaware limited liability company with one class of member interests consisting of 1,000 units.

Republic Technologies had three classes of member interest units: Class A, Class B and Class C. Class A units, which were mandatorily redeemable and initially consisted of 1,100 units, had a stated value of $5,000 per unit and carried a preferred return of $350 per unit, which was paid quarterly. Class B units, consisting of 1,000 units, had no stated value and were allocated all net income/loss after preferred returns had been allocated. Class C units, consisting of 30,000 units had a stated value of $1,000 per unit and carried a preferred return of 5% of stated value which was payable in kind or cash at the Predecessor's option. The accumulated and unpaid preferred return was $3.1 million at April 2, 2001, the date on which the Predecessor filed for bankruptcy protection (the "Petition Date"). The Predecessor ceased accruing preferred return at the Petition Date. Both Class A and C units had distribution and dissolution preferences ahead of Class B units. The mandatory redemption feature of the Class A units caused it to be classified in the consolidated balance sheets outside of the members' interest section. During 2001, Republic Technologies redeemed $0.1 million of Class A members' interest.

REVENUE RECOGNITION
The Company recognizes revenue upon shipment where there is a contract or purchase order, the sales price is fixed or determinable and collectability of the resulting receivable is reasonably assured. The Company's customers have no rights to return product, other than for defective materials. As sales are recognized, reserves for defective materials are recorded as a percentage of sales. This percentage is based on historical experience. The adequacy of reserve estimates is periodically reviewed by comparison to actual experience.

ALLOWANCES FOR DOUBTFUL ACCOUNTS
Allowances for doubtful accounts are maintained to provide for estimated losses resulting from the inability of customers to make required payments. If the financial condition of these customers deteriorates, resulting in their inability to make payments, additional allowances may be required. Claims reserves are maintained to provide for known and estimated customer claims for defective materials.

FOREIGN CURRENCY TRANSLATION
Asset and liability accounts of Republic Technologies' foreign operations are translated into U.S. dollars using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Translation adjustments are reflected as a component of members' interest.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Transaction gains and losses are included in the consolidated statements of operations as incurred. These amounts were not significant in all periods presented.

USE OF ESTIMATES
The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements included herein were prepared with the use of estimates. The Company has made significant accounting estimates with respect to the allocation of the purchase price of the acquisition of assets from Republic Technologies, the allowance for doubtful accounts, claims reserves, inventory market and obsolescence reserves, impairment of goodwill and other long-lived assets, and accrued environmental liabilities. The Predecessor used estimates for, among other things, defined benefit pension obligations, other postretirement benefit obligations, environmental remediation, shutdown reserves, liabilities subject to compromise, impairment of long-lived assets, and loss from disposition of discontinued operations, all of which are significant to the consolidated financial statements taken as a whole.

LOSS PER UNIT OF MEMBERS' INTEREST
Loss per unit of member's interest is computed by dividing the net loss attributable to REPH's one class of member's interest, or in the case of Republic Technologies, the net loss attributable to Class B members' interest, by the weighted-average number of members' interest units outstanding during the period. Per unit amounts are calculated as follows:

                                              THE COMPANY                   THE PREDECESSOR
                                          --------------------   --------------------------------------
                                                   PERIOD FROM          PERIOD FROM
                                               AUGUST 16, 2002      JANUARY 1, 2002          YEAR ENDED
                                          TO DECEMBER 31, 2002   TO AUGUST 15, 2002   DECEMBER 31, 2001
-------------------------------------------------------------------------------------------------------
COMPUTATION OF LOSS PER UNIT OF MEMBERS'
  INTEREST:
Loss from continuing operations.........              $(20,811)            $(59,903)          $(182,098)
Preferred return on Class A and
  Class C units.........................                    --                   --                (471)
                                          --------------------   ------------------   -----------------
Loss from continuing operations
  attributable to members' interest.....               (20,811)             (59,903)           (182,569)
Loss from discontinued operations.......                    --                   --                (457)
                                          --------------------   ------------------   -----------------
Net loss attributable to members'
  interest..............................              $(20,811)            $(59,903)          $(183,026)
                                          ====================   ==================   =================
Weighted-average members' units
  outstanding...........................                 1,000                1,000               1,000
                                          ====================   ==================   =================
LOSS PER UNIT OF MEMBERS' INTEREST:
Loss per unit from continuing
  operations............................              $(20,811)            $(59,903)          $(182,569)
Loss per unit from discontinued
  operations............................                    --                   --                (457)
                                          --------------------   ------------------   -----------------
Net loss per unit.......................              $(20,811)            $(59,903)          $(183,026)
                                          ====================   ==================   =================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NEW ACCOUNTING PRONOUNCEMENTS
In June 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 eliminates the amortization of goodwill and certain intangible assets upon adoption and also requires an initial goodwill impairment assessment in the year of adoption and annual impairment tests thereafter. Republic Technologies adopted this accounting standard effective January 1, 2002 and has reported accordingly for the consolidated financial statements included herein.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. SFAS No. 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after December 15, 2002. The Company anticipates an immaterial impact, if any, of SFAS No. 143 on its financial statements.

In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposals of Long-Lived Assets". This statement establishes a single accounting model for long-lived assets to be disposed of by sale and provides additional implementation guidance for assets to be held and used and assets to be disposed of other than by sale. There was no financial statement implication related to the adoption of this Statement by Republic Technologies effective January 1, 2002.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities. The scope of SFAS No. 146 includes (1) costs to terminate contracts that are not capital leases; (2) costs to consolidate facilities or relocate employees; and (3) termination benefits provided to employees who are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. The provisions of this Statement will be effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The Company anticipates an immaterial impact, if any, of SFAS No. 146 on its financial statements.

NOTE 4.  ACQUISITION
On August 16, 2002, Republic acquired a substantial portion of the operating assets of Republic Technologies and its subsidiaries. The total purchase price was $410.6 million, which consists of $10.0 million paid to Republic Technologies, $13.7 million in acquisition fees and expenses, and indebtedness totaling $386.9 million, which included $301.9 million under a senior revolving credit facility, the issuance of $80.0 million in senior secured notes, and $5.0 million under a transition services agreement between the Company and its Predecessor. The total purchase price was allocated to the assets acquired and liabilities assumed, based on a preliminary estimate of their respective fair values. The final purchase accounting adjustment of the Company to reflect the fair value of the assets acquired and liabilities assumed, will be based upon appraisals by independent parties and other estimates of fair values that are still in progress, and are subject to change.

As a result of the acquisition of a substantial portion of the operating assets from Republic Technologies, the Company has become the largest domestic producer of special bar quality steel products. In connection with the acquisition, the Company was able to select the assets and properties of Republic Technologies and negotiate a modified successor labor contract that it expects will enable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

it to create a more efficient, higher quality network of production facilities operated by a smaller and more flexible workforce.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at August 16, 2002, as determined based on independent appraisals, and also reflects subsequent adjustments to the estimated fair values through December 31, 2002. As the fair values are estimates, the allocation of the purchase price is subject to adjustment while Republic finalizes plans and assumptions relating to the transaction.

Current assets..............................................  $299,898
Property, plant and equipment...............................   129,298
Goodwill....................................................    58,680
Other assets................................................       376
                                                              --------
     Total assets...........................................   488,252
Current liabilities.........................................    72,059
Long-term liabilities.......................................     5,622
                                                              --------
     Total liabilities......................................    77,681
                                                              --------
     Net assets acquired....................................  $410,571
                                                              ========

As discussed in Note 1, the Company also acquired an option to purchase the assets associated with Republic Technologies' cold-finishing plant located in Hamilton, Ontario on or prior to August 16, 2003 for nominal consideration and the assumption of certain liabilities. If the Company decides to purchase the cold-finishing plant, the purchase price allocation will be adjusted accordingly.

NOTE 5.  INVENTORIES

The components of inventories are as follows:

                                                              DECEMBER 31, 2002
-------------------------------------------------------------------------------
Raw materials...............................................            $14,368
Semi-finished and finished goods............................            155,914
                                                              -----------------
Total.......................................................           $170,282
                                                              =================

Inventories are reported net of obsolescence reserves of $5.6 million at December 31, 2002. Inventories acquired from Republic Technologies were revalued to fair value on August 16, 2002. During the period from August 16, 2002 to December 31, 2002, $10.3 million of the fair value purchase accounting adjustment increased cost of goods sold as this inventory was relieved.

NOTE 6.  GOODWILL

The Company has recorded goodwill of $58.7 million in connection with the acquisition of a substantial portion of the operating assets of Republic Technologies (See Note 4).

NOTE 7.  REVOLVING CREDIT FACILITIES AND LONG-TERM DEBT

On August 16, 2002, Republic entered into a credit facility, which matures on June 30, 2007, with Fleet Capital Corporation, as administrative agent, and other lenders. The credit facility consists of a senior revolving credit facility with a total commitment of up to $336.0 million. This total commitment will automatically reduce by $5.0 million on the first day of each quarter commencing the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

fiscal quarter that begins on July 1, 2003 until such time as the total commitment is reduced to $275.0 million. Availability under the credit facility is limited to a borrowing base as defined in the credit facility. The borrowing base equals 85% of eligible accounts receivable plus the sum of 70% of the net book value of eligible inventory plus the eligible fixed asset component which is currently $100.0 million. Under the current contractual terms of the senior revolving credit facility the borrowing base, effective June 30, 2003, will be reduced to 85% of eligible accounts receivable plus the sum of 60% of the net book value of the eligible fixed asset component which will be $92.0 million. The Company is seeking to negotiate possible extensions to this contractual reduction to the borrowing base. The Company borrowed an aggregate of $301.9 million in connection with the closing of the acquisition of assets of Republic Technologies, and the Company is entitled to draw amounts under the new credit facility to finance working capital and capital expenditures, and for other general corporate purposes. The availability under the credit facility at December 31, 2002 was $15.2 million.

The borrowings under the credit facility are secured by a first priority perfected security interest in the capital stock and other equity interests of each direct and indirect subsidiary of Republic Holdings and all of the Company's presently owned and subsequently acquired inventory, accounts receivable, intellectual property and related assets (other than those of Republic Holdings) and the real estate and fixed assets comprising, and the intellectual property relating to, the Canton, Ohio Caster and Continuing Rolling Facility, or Canton CR(TM).

Borrowings under the credit facility bear interest, at the Company's option, at either a base rate equal to the higher of the "prime rate" by Fleet National Bank, the weighted average of rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus the applicable margin, or a Eurodollar rate on deposits for one, two, three or six month periods, plus the applicable margin. The Company's credit facility balance as of December 31, 2002 was $268.4 million and the average interest rate for the Company's credit facility for the period from August 16, 2002 to December 31, 2002 was approximately 4.76%.

The credit facility contains negative covenants and provisions that restrict, among other things, the ability to incur additional indebtedness or guarantee the obligations of others, grant liens, make investments, pay dividends, repurchase stock or make other forms of restricted payments, merge, consolidate and acquire assets or stock, engage in sale and leaseback transactions or dispose of assets, make capital expenditures in excess of specified annual amounts, engage in transactions with the affiliates, and prepay or amend the senior secured notes. The credit facility also requires the Company to meet financial covenants and ratios, particularly a minimum fixed charge coverage ratio based on operating cash flow to total debt service to be tested quarterly commencing on March 31, 2004.

The outstanding notes are senior secured obligations of the issuers, aggregating $80.0 million of principal amount, and will mature on August 16, 2009. Interest on the notes accrues at the rate of 10% per annum and is payable quarterly in cash on each March 31, June 30, September 30 and December 31, commencing September 30, 2002.

The notes were issued under an indenture dated as of August 16, 2002 among Republic and Blue Steel Capital Corp., as issuers, N&T Railway Company LLC and Blue Bar, L.P., as guarantors, and LaSalle Bank National Association, as trustee. As described in Note 18, the indenture was amended pursuant to the First Supplemental Indenture among Republic, Blue Steel Capital Corp., N&T Railway Company LLC, Republic Holdings and LaSalle Bank National Association. The indenture governing the notes requires the Company to secure the notes and contains significant affirmative and negative covenants including separate provisions imposing restrictions on additional borrowings, certain investments, certain payments, sale or disposal of assets, payment of dividends and change of control provisions, in each case, subject to certain exceptions. The notes are secured, subject to exceptions and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

limitations, by (1) a first priority lien on, and security interest in, substantially all of the existing assets of the Company and its subsidiaries, other than the Canton CR(TM), inventory, accounts receivable and intellectual property and related assets, and (2) a first priority interest in the capital stock and other equity interests of each direct and indirect subsidiary of Republic Holdings, other than 2011448 Ontario Limited. Each of Republic Holdings and N&T Railway Company LLC has jointly and severally guaranteed the notes on a senior secured basis, and each guarantee is full and unconditional. 2011448 Ontario Limited does not currently guarantee the notes, but it must become a guarantor of the notes in order to exercise its option to acquire the assets and properties associated with the Hamilton, Ontario cold-finishing plant owned by Canadian Drawn Steel Company, Inc., a subsidiary of Republic Technologies. Any domestic subsidiary that Republic may form or acquire in the future will guarantee the notes on a joint and several and full and unconditional basis. See
Note 18.

The expression of substantial doubt about the Company's ability to continue as a going concern in the Independent Auditor's Report, for the period ended December 31, 2002, constitutes a covenant violation and a default under our revolving credit facility which would result in an event of default on April 15, 2003.

During March 2003 the Company notified the Agents and the lenders that the Company will not comply with the requirement of the senior revolving credit facility with respect to the annual audited financial statements for the fiscal year ended December 31, 2002 as a result of an expression of uncertainty about the Company's ability to continue as a going concern. Failure to comply constitutes a default and following a fifteen day grace period, an Event of Default. The Company has received a limited waiver to permit non-compliance of this requirement until April 30, 2003.

NOTE 8.  REORGANIZATION ITEMS

The Predecessor's reorganization items consist of expenses directly incurred or realized as a result of the Chapter 11 cases and have been segregated from normal operations. Reorganization expense included in the Predecessor's consolidated statements of operations includes the following:

                                                              PERIOD FROM
                                                           JANUARY 1, 2002 TO       YEAR ENDED
                                                            AUGUST 15, 2002      DECEMBER 31, 2001
--------------------------------------------------------------------------------------------------
Professional fees and administrative items, net........                $2,377               $8,652
Write-down of deferred financing costs related to the
  revolving credit facility............................                    --                7,379
                                                           ------------------    -----------------
Total..................................................                $2,377              $16,031
                                                           ==================    =================

NOTE 9.  SPECIAL CHARGES

The Predecessor maintained a Master Collective Bargaining Agreement and settlement agreement (collectively, the "Master CBA") with employees represented by the USWA which required Republic Technologies to offer Early Retirement Buyouts ("ERBs") to at least 1,000 employees and permitted Republic Technologies International, LLC to offer a Voluntary Severance Plan ("VSP"). The purpose of these programs was to reduce the hourly workforce by a net reduction of over 1,900 hourly employees over four years. These programs were substantially voluntary in nature. Accordingly, the costs associated with these workforce reductions were being recognized as the offers were accepted by the employees and intended to be awarded by the Predecessor. During the period from January 1, 2002 to August 15, 2002 there were 43 ERB's accepted amounting to $8.8 million. In the year ended December 31, 2001 there were 64 ERB's amounting to $8.0 million.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

As an outcome of restructuring activities, Republic Technologies took several actions resulting in the need to record certain asset impairments and restructuring reserves, including shutting down the Johnstown, Pennsylvania melt shop facility, the Canton, Ohio 12" rolling mill facility, and the Willimantic, Connecticut cold-finishing facility. As a result of these actions, the Predecessor recorded restructuring charges of $3.6 million during the year ended December 31, 2001. The $3.6 million of charges for the year ended December 31, 2001 includes $0.9 million for severance costs relating to administrative staff reductions, $1.5 million related to employment security provisions in the labor agreement with the USWA, $0.3 million in environmental remediation required as a result of the Willimantic facility closure, and $1.2 million related to facility closure costs in Johnstown. These charges were offset in 2001 by a $0.3 million reduction to previously recorded reserves. During the period from January 1, 2002 to August 15, 2002, the Predecessor recorded $1.9 million of severance-related costs for administrative staff reductions and $0.6 million of miscellaneous facility closure costs. A gain of $0.8 million as a result of the Predecessor's Willimantic plant sale and the reversal of the Predecessor's related shutdown reserve offset these charges.

The activity impacting the Predecessor's accruals for restructuring during the year ended December 31, 2001 based on available information, is summarized in the table below:

                                                       LABOR AND           FACILITY
                                                       SEVERANCE      CLOSURE COSTS         TOTAL
-------------------------------------------------------------------------------------------------
JANUARY 1, 2001..................................        $18,568             $6,385       $24,953
Provision........................................          2,353                300         2,653
Amount utilized..................................         (5,609)            (2,500)       (8,109)
Charged against defined benefit obligation.......         (7,223)                          (7,223)
Adjustments......................................           (203)             2,745         2,542
                                                       ---------      -------------      --------
DECEMBER 31, 2001................................         $7,886             $6,930       $14,816
                                                       =========      =============      ========

NOTE 10.  BENEFIT PLANS

In connection with the Company's acquisition of assets from Republic Technologies, it entered into a new labor agreement with the USWA that covers the vast majority of the Company's hourly employees. This labor agreement expires on August 15, 2007.

Wage and benefit provisions under this collective bargaining agreement are specified until expiration of the agreement and will be subject to negotiations at that time. The labor agreement also provides for the creation of a benefits trust. The Company made an initial contribution of $3.0 million and will contribute $3.00 for every hour worked by an employee who is covered by the new labor agreement. In year three of the labor agreement, the contribution increases to $3.50 for every hour worked and in years four and five it increases to $3.80 for every hour worked. The allocation of the funds is directed by the USWA to provide pension benefits and/or retiree medical coverage for future eligible employees of the Company and/or medical coverage for retirees of Republic Technologies. However, no contributions may be used for the purpose of providing medical coverage for the retirees of Republic Technologies if they create, or result in, any liability whatsoever on the part of the Company for any obligation of Republic Technologies, or any independent obligation to the retirees of Republic Technologies. The Company's contributions to the benefits trust constitute its sole obligation with respect to providing these benefits. The Company recorded $4.3 million of expense and made contributions of $2.3 million related to this provision in the labor agreement during the period from August 16, 2002 to December 31, 2002.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The new labor agreement also calls for the establishment of a profit sharing plan to which the Company will contribute 15% of its quarterly pre-tax income, as defined in the labor agreement, over $12.5 million. Twenty-five percent of these contributions will be divided among USWA-represented employees who are covered by the new labor agreement based on the numbers of hours worked and the remaining 75% will be contributed to the benefits trust described above. Contributions, if any, will be distributed to employees and the benefits trust within 45 days of the end of each fiscal quarter. During the period from August 16, 2002 to December 31, 2002, the Company did not meet the criteria discussed above and was not required to make a contribution under this agreement.

The Company has a defined contribution retirement plan that covers substantially all salary and non-union hourly employees. Contributions to the plan are based on age and compensation. The Company funds contributions to this plan as accrued. Contributions to this plan by the Company were $0.8 million for the period from August 16, 2002 to December 31, 2002.

NOTE 11.  PREDECESSOR'S DEFINED CONTRIBUTION BENEFIT PLANS

The Predecessor had a defined contribution retirement plan that covered substantially all salary and non-union hourly employees. Contributions to the plan were based on age and compensation. Prior to March 1, 2001, the Predecessor provided a defined contribution retirement plan for the former Bar Technologies Inc. United Steel Worker's of America ("USWA") employees. The Predecessor contribution was seventy cents for every hour worked. This plan was discontinued March 1, 2001 and the participants merged into the defined benefit plan (see
Note 12). The former Republic Engineered Steels, Inc. USWA employees were covered under a defined contribution retirement plan, which was discontinued September 8, 1998 under the terms of the Master CBA and the assets merged into the defined benefit plan (see Note 12). The Predecessor funded contributions to these plans as accrued. Contributions to these plans by the Predecessor were $3.4 million for the year ended December 31, 2001.

The Predecessor had a profit sharing plan covering all of its USWA employees. Amounts provided to the profit sharing pool were based on percentages of the consolidated excess cash flows of the Company, as defined in the Master CBA. There was no expense relating to this plan for any of the periods presented.

NOTE 12.  PREDECESSOR'S DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT
BENEFITS

The Master CBA covering all of the former Republic Engineered Steels, Inc., Bar Technologies and USS/Kobe facilities with employees represented by the USWA was entered into with the USWA. The Master CBA provided for improvements in the existing defined benefit pension plans covering employees at former Republic Engineered Steels, Inc. facilities, former USS/Kobe facilities and the former Bliss & Laughlin Harvey, Illinois facility, and the creation of a defined benefit pension plan obligation covering employees at former Bar Technologies facilities. The Master CBA was modified by the Modified Labor Agreement ("MLA"), effective January 1, 2002. On January 24, 2002 the USWA ratified the MLA modifying the Master CBA. The MLA provided interim support designed to permit the Predecessor to continue operating at its current level while working to secure the financing necessary to emerge from Bankruptcy. Under the terms of the MLA all employee wages were reduced 15% for the period of January 1, 2002 to May 31, 2002. Other modifications included immediate elimination of 125 jobs and modifications to the employment security plan allowing the Predecessor to layoff employees as business conditions and operational requirements dictated.

The following is a general description of the Predecessor's defined benefit plans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPUBLIC ENGINEERED STEELS, INC.
The Predecessor maintained a defined benefit "floor offset" plan, which covered all former Republic Engineered Steels, Inc. USWA employees. The plan, when combined with benefits from an LTV Steel Defined Benefit Pension Plan, provided a minimum level of pension benefits for USWA employees. Benefits were based on a combination of employees' age and years of service. The Predecessor's policy was to fund this plan based on legal requirements and tax considerations. As a result of the Chapter 11 filing, the Predecessor has not funded this plan since the Petition Date.

The Predecessor entered into a memorandum of understanding with the PBGC on November 2, 1998, pursuant to which (1) the PBGC agreed to forebear from instituting proceedings to terminate the USWA Defined Benefit Plan as a result of the acquisition of Republic Engineered Steels, Inc. or the prospective combination with Bar Technologies Inc., (2) in January 1999, Republic Engineered Steels, Inc. funded the pension plan with an approximate $27.0 million initial contribution and (3) Republic Engineered Steels, Inc. made an additional contribution to such pension plan in the amount of $20.0 million on July 1, 1999. The agreement with the PBGC contemplated additional quarterly contributions commencing October 1, 1999 in accordance with the following schedule: $7.5 million per quarter for the first four payments, $7.625 million per quarter for the next four payments, $9.075 million per quarter for the next four payments and $8.475 million per quarter for the final four payments.

The Predecessor amended the memorandum of understanding with the PBGC on July 14, 2000. According to this Amendment, the Predecessor agreed to the following terms with PBGC:

(a) During the year 2000, the Predecessor was to pay $2.0 million of the $7.5 million required contribution, due in January, April and July, deferring the balance of the contributions.

(b) During the year 2000, the Predecessor was to pay $2.0 million of the $7.625 million required contribution, due in October, deferring the balance of the contribution.

(c) During the year 2001, the Predecessor was to pay $2.0 million of the $7.625 million required contribution, due in January, April and July, deferring the balance of the contribution.

(d) During the year 2001, the Predecessor was to pay $2.0 million of the $9.075 million required contribution, due in October, deferring the balance of the contribution.

(e) The Predecessor was to pay the total deferred amount of approximately $46.1 million (items a thru d above) in eight equal quarterly installments commencing on January 1, 2002 and continuing through October 1, 2003. The amount of each deferred installment of the required contributions was to be added to the amount of each of the required contributions the Predecessor was obligated to make in the years 2002 and 2003.

As a result of the Chapter 11 filings, the Predecessor defaulted on the required pension funding for this plan.

The Predecessor also sponsored postretirement plans for health care and life insurance that cover most full-time employees. The plans pay stated percentages of most necessary medical expenses incurred by retirees, after subtracting payments by Medicare or other providers and after a stated deductible has been met. Hourly employees became eligible for benefits after completing 15 years of service and reaching age 60. Salary employees became eligible for benefits if they retired after reaching age 65.

BAR TECHNOLOGIES INC.
Bliss & Laughlin ("BLI") maintained a defined benefit pension plan covering substantially all hourly employees of its Harvey, Illinois plant. As of January 1, 2000, the plan and covered employees were merged into the pension plan described above. Employees at the Cartersville, Georgia plant were non-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

union hourly employees and were not covered under a defined benefit pension plan. Canadian Drawn Steel Corporation ("CDSC") maintained pension plans covering substantially all employees. Benefits for the CDSC salaried employees' plans were based on an average salary for the five most recent years prior to retirement. Benefits for the CDSC bargaining unit employees' plans were based on years of service. Republic Technologies' policy was to fund pension cost in accordance with the requirements of the Employee Retirement Income Security Act of 1974 in the United States and local regulations in Canada.

CDSC also sponsored postretirement plans for health care and life insurance that covered most full-time employees. The plans paid stated percentages of most necessary medical expenses incurred by retirees, after subtracting payments by other providers and after a stated deductible has been met. Participants became eligible for benefits if they retired from CDSC after reaching age 55 with 10 or more years of service. BLI employees at its Harvey, Illinois plant were covered under the Republic Engineered Steels, Inc post-retirement plan for health and life insurance.

USS/KOBE
The Predecessor sponsored two noncontributory defined benefit plans covering substantially all former USS/Kobe employees. Benefits under these plans were based upon years of service and final average pensionable earnings, or a minimum benefit based upon years of service, whichever was greater. Assets held by the plans were invested primarily in corporate equity and debt securities and interest bearing cash accounts. In addition, pension benefits from USS/Kobe's two defined contribution plans, which covered participating employees, were based upon years of service and career earnings.

Republic Technologies International, LLC agreed with the PBGC to maintain a specified level of funding for the USS/Kobe Union Eligible Pension Plan, a defined benefit plan for union employees, based on statutory funding requirements. The agreement with the PBGC with respect to this plan contemplated that contributions would be made as follows: for the year 2000, an amount necessary to avoid an accumulated funding deficiency plus $4.0 million; for 2001, an amount so that the December 31, 2001 credit balance equaled that of December 31, 2000 with interest plus $2.0 million; for 2002, an amount so that the December 31, 2002 credit balance equaled that of December 2001 with interest plus $2.0 million; and for 2003, an amount so that the December 31, 2003 credit balance equaled that of December 31, 2002 with interest plus $2.0 million. The agreement with the PBGC further contemplated that, beginning with 2004, the Predecessor would make contributions to maintain the December 31, 2003 credit balance with interest. As security for such obligation, Republic Technologies International, LLC provided the PBGC with a $5.0 million letter of credit. As a result of the Chapter 11 filings, the Predecessor defaulted on the required pension funding. The PBGC accordingly presented the letter of credit for payment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

During the period from January 1, 2002 to August 15, 2002, the Predecessor recorded net periodic pension costs of $13.2 million. The components of the Predecessor's net periodic pension costs for the year ended December 31, 2001 is summarized as follows:

                                                                YEAR ENDED
                                                              DECEMBER 31,
                                                                      2001
--------------------------------------------------------------------------
Service cost................................................       $10,230
Interest cost on projected benefit obligations..............        21,479
Expected return on plan assets..............................       (18,598)
Amortization of prior service cost..........................           100
Recognized net actuarial loss...............................            56
Curtailment (gain)..........................................           (66)
                                                              ------------
Net periodic pension cost...................................       $13,201
                                                              ============

During the period from January 1, 2002 to August 15, 2002, the Predecessor recorded net periodic postretirement benefit costs of $13.1 million. The components of the Predecessor's net periodic postretirement benefit cost for the year ended December 31, 2001 included the following components:

                                                                YEAR ENDED
                                                              DECEMBER 31,
                                                                      2001
--------------------------------------------------------------------------
Service cost of benefit earned..............................        $1,707
Interest on accumulated postretirement benefit
  obligations...............................................        15,843
Amortization of prior service cost..........................             6
Recognized net actuarial (gain).............................            --
                                                              ------------
Net periodic postretirement cost............................       $17,556
                                                              ============

NOTE 13.  SEGMENT INFORMATION

The Company operates in two reportable segments: hot-rolled and cold finished. The Predecessor operated its Specialty Steel division as a third segment, however, as discussed in Note 14, the Specialty Steel division was accounted for as a discontinued operation. As such, the following information related to the Predecessor does not reflect the Specialty Steel division as a reportable segment. The Company manages the reportable segments as separate strategic business units. Differences between the segments include manufacturing techniques and equipment, competition and end-users. The Company measures segment performance based on earnings before net interest expense, income taxes, and depreciation and amortization expense ("EBITDA"). The Predecessor measured segment performance based on earnings before interest, taxes, depreciation and amortization, other post-retirement benefits ("OPEB"), workforce reduction charges, restructuring charges, monitoring fees, gain or loss from the sale of fixed assets, and reorganization items ("EBITDA, as defined").

HOT-ROLLED
Hot-rolled bars and rods are processed from blooms and billets on rolling mills to change the internal physical properties, size or shape of the steel. Desirable characteristics of hot-rolled products include internal soundness, uniformity of chemical composition and freedom from surface imperfection. The Company's hot-rolled products include rounds, squares and hexagons, in both cut lengths and coils. Customers for hot-rolled products include manufacturers of automotive parts, industrial equipment, independent forgers, steel service centers, and converters. The Company's hot-rolled products are used

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

in the manufacture of end-use products such as automotive drivetrains, engine and transmission parts, bearings and tractor components.

COLD FINISHED
Cold finishing is a value-added process which improves the physical properties of hot-rolled bars and rods. Cold finished products are produced from hot-rolled bars by cold-drawing, turning, grinding, thermal treating or a combination of these processes. The manufacturing process allows for production of products with more precise size and straightness tolerances, as well as improved strength and surface finish, that provides customers with a more efficient means of producing a number of end products by often eliminating processing steps in the customers' use of the products. The Company's cold finished products include rounds, squares, hexagons, and flats, all of which can be further processed by turning, grinding or polishing, or a combination thereof. Customers for cold finished products include manufacturers of automotive parts, industrial equipment, steel service centers and distributors. The Company's cold finished products are used in the manufacture of end-use products such as automotive steering assemblies, electrical motor shafts, ball and roller bearings, valves and hand tools.

Inter-segment sales are made at an agreed upon transfer cost which is adjusted quarterly and are eliminated in consolidation. Selling, general and administrative and other costs are allocated 90% to hot-rolled and 10% to cold finished for the Company and 80% to hot-rolled and 20% to cold finished for the Predecessor. Pension costs are allocated by the Predecessor based on the amount of payroll incurred by each segment.

                                   THE COMPANY FOR THE PERIOD FROM AUGUST 16, 2002 TO DECEMBER 31, 2002
                                 ------------------------------------------------------------------------
                                                 COLD        TOTAL       INTER-SEGMENT
                                 HOT-ROLLED    FINISHED    SEGMENTS    ELIMINATION/OTHER    CONSOLIDATED
                                 ----------    --------    --------    -----------------    ------------
Net sales......................   $288,237      $44,736    $332,973         $(32,842)         $300,131
Depreciation and
  amortization.................      2,341          245       2,586               --             2,586
Segment (loss) (EBITDA)........     (5,843)      (3,831)     (9,674)              --            (9,674)
Capital expenditures...........     17,195          101      17,297               --            17,297
Segment Assets.................   $420,091      $54,307    $474,398               --          $474,398

                                  THE PREDECESSOR FOR THE PERIOD FROM JANUARY 1, 2002 TO AUGUST 15, 2002
                                 ------------------------------------------------------------------------
                                                 COLD        TOTAL       INTER-SEGMENT
                                 HOT-ROLLED    FINISHED    SEGMENTS    ELIMINATION/OTHER    CONSOLIDATED
                                 ----------    --------    --------    -----------------    ------------
Net sales......................   $558,290     $117,863    $676,153         $(64,170)         $611,983
Depreciation and
  amortization.................     25,840        2,505      28,345               --            28,345
Segment profit (loss) (EBITDA,
  as defined)..................     17,456       (9,276)      8,180               --             8,180
Capital expenditures...........   $  7,253            -    $  7,253               --          $  7,253

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THE PREDECESSOR FOR THE YEAR ENDED DECEMBER 31, 2001
                              ---------------------------------------------------------------------
                                             COLD       TOTAL        INTER-SEGMENT
                              HOT-ROLLED   FINISHED    SEGMENTS    ELIMINATION/OTHER   CONSOLIDATED
                              ----------   --------    --------    -----------------   ------------
Net sales...................   $896,249    $213,845   $1,110,094       $(116,387)       $  993,707
Depreciation and
  amortization..............     51,815       5,031       56,846              --            56,846
Segment profit (loss)
  (EBITDA, as defined)......    (20,850)     (4,165)     (25,015)             --           (25,015)
Capital expenditures........      3,257         332        3,589              --             3,589
Segment assets..............   $918,943    $115,244   $1,034,187       $  15,372        $1,049,559

                                                              THE
                                                            COMPANY           THE PREDECESSOR
                                                          ------------   -------------------------
                                                                           PERIOD
                                                          PERIOD FROM       FROM
                                                           AUGUST 16,    JANUARY 1,
                                                            2002 TO       2002 TO      YEAR ENDED
                                                          DECEMBER 31,   AUGUST 15,   DECEMBER 31,
                                                              2002          2002          2001
                                                          ------------   ----------   ------------
Segment profit (loss) (EBITDA for the Company and
  EBITDA, as defined, for the Predecessor)..............    $ (9,674)     $  7,998     $ (25,015)
Depreciation and amortization expense...................       2,586        28,345        56,846
Interest expense........................................       8,551        17,721        56,052
Special charges.........................................          --        10,541        11,633
OPEB expense............................................          --        13,062        17,285
Monitoring fees.........................................          --            --         1,000
Gain from sale of fixed assets..........................          --        (4,190)       (1,782)
Reorganization items....................................          --         2,377        16,031
                                                            --------      --------     ---------
Loss before income taxes................................    $(20,811)     $(59,858)    $(182,080)
                                                            ========      ========     =========

NOTE 14.  DISCONTINUED OPERATIONS

The Predecessor historically reported its Specialty Steel division as a discontinued operation. Certain assets of the Baltimore plant were sold in January 2001. The assets of the Canton plant, representing a substantial portion of the remaining assets, were sold on September 5, 2002.

A reserve for the estimated operating losses of the Specialty Steel division was made as part of the accounting for the discontinued operations and periodically revised as part of the periodic reassessment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

of the carrying values of the net assets relating to the discontinued operations. In the period from January 1, 2002 to August 15, 2002, no provision was recorded for any gain or loss from the disposition of the discontinued operations. The Predecessor recorded an additional provision of approximately $0.5 million in 2001.

Sales and related losses for the discontinued operations were as follows (net loss on discontinued operations were reflected in the Predecessor's financial statements as a reduction in the accrual for losses on the discontinued operations that was provided as part of the estimated loss on disposition):

                                                                   PERIOD FROM
                                                            JANUARY 1, 2002 TO          YEAR ENDED
                                                               AUGUST 15, 2002   DECEMBER 31, 2001
--------------------------------------------------------------------------------------------------
Net sales.................................................             $10,111             $23,696
Gross loss................................................              (6,243)             (2,525)
Loss before income taxes..................................              (6,672)             (3,459)
Provision for income taxes................................                  --                  --
                                                            ------------------   -----------------
Net loss..................................................             $(6,672)            $(3,459)
                                                            ==================   =================

As part of the acquisition of substantially all of the assets of Republic Technologies, the Company purchased $1.9 million of inventory which was related to the Predecessor's specialty steels division facilities.

NOTE 15.  RELATED PARTY TRANSACTIONS

THE COMPANY
A Management Services Agreement dated as of August 16, 2002 between Blue Bar, L.P. and Republic provides that Blue Bar, L.P. will provide certain ongoing advisory and management services to Republic as requested by Republic from time to time. Republic pays Blue Bar, L.P. a quarterly fee of $250,000 for such services and reimburses Blue Bar, L.P. and its affiliates for all reasonable costs and expenses incurred by them in providing such advisory and management services. Republic's obligation to make such payments will terminate upon the first to occur of (i) August 16, 2012, or (ii) the end of the fiscal year in which Blue Bar, L.P., or any of its affiliates, directly or indirectly, ceases to own any membership interests in Republic. As part of the restructuring described in Note 18, Blue Bar, L.P. assigned to Blue Bar Holdings its interests and obligations under the Management Services Agreement.

On August 16, 2002, Republic paid one-time transaction fees of $3.2 million to an affiliate of KPS Special Situations Fund, L.P. and $0.8 million to an affiliate of Hunt Investment Group, which together owned all of the equity of Blue Bar, L.P., the predecessor of REPH. These transaction fees were paid out of the proceeds of the capital contribution made by Blue Bar, L.P. to Republic contemporaneously with the Company's acquisition of assets from Republic Technologies.

THE PREDECESSOR
The Predecessor had a monitoring agreement with Blackstone, Veritas, USX and Kobe, where the parties were to receive an aggregate annual fee of $4.0 million. This agreement was stayed due to the Chapter 11 proceedings, therefore, the Predecessor accrued only $1.0 million under this agreement in 2001.

During the period from January 1, 2002 to August 15, 2002, and the year ended December 31, 2001, the Predecessor had approximately $50.4 million and $77.9 million, respectively, of net sales to American Axle & Manufacturing, a company controlled by Blackstone.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Predecessor also had entered into the following agreements with USX, Kobe and FirstEnergy Service Corp. ("FirstEnergy") (another equity investor in the Predecessor's indirect parent) or their affiliates:

ROUND SUPPLY AGREEMENT
The Predecessor entered into a five-year supply agreement with USX and the new tubular company owned by USX, which provides for the tubular joint venture purchasing all of its requirements for steel rounds at its Lorain, Ohio pipemill from the Predecessor up to a maximum of 400,000 tons per year for a price equal to the Predecessor's production costs plus an agreed upon margin per ton. The tubular company also had the right to purchase up to an additional 200,000 tons per year for a price equal to the Predecessor's fixed production costs plus an agreed upon margin per ton. If the tubular company was unable to purchase at least 400,000 tons of steel rounds per year for its Lorain, Ohio pipemill, USX was required to purchase any shortfall, under specified circumstances, to satisfy the steel round requirements of its Fairfield, Alabama pipemill facility that could not be satisfied from USX's internal production of steel rounds. The Predecessor sold $73.7 and $106.1 million of seamless rounds to USX in the period from January 1, 2002 to August 15, 2002, and the year ended December 31, 2001, respectively.

COKE SUPPLY AGREEMENT
The Predecessor entered into a five-year supply agreement with USX, which provided that Republic Technologies purchase substantially all of its requirements for coke for use in its Lorain, Ohio blast furnace from USX. The purchase price for coke was based on market prices and adjusted annually, subject to most favored nations provisions for price and other conditions, which allowed the Predecessor to receive the most favorable terms that USX granted to any of its coke customers. The Predecessor purchased $39.0 million of coke from USX in the period from January 1, 2002 to August 15, 2002 and $51.2 million in the year ended December 31, 2001.

PELLET SUPPLY AGREEMENT
Under this agreement, the Predecessor agreed to purchase all of its iron ore pellet requirements for its Lorain, Ohio blast furnace from USX for a period of five years. The purchase price for pellets were generally based on market prices and were adjusted annually, subject to most favored nations provisions for price and other conditions, which allowed the Predecessor to receive the most favorable terms that USX granted to any of its pellet customers. The Predecessor purchased $47.1 million of iron ore pellets from USX in the period from January 1, 2002 to August 15, 2002 and $59.9 million in the year ended December 31, 2001.

SAFE HARBOR LEASE MATTERS AGREEMENT
Pursuant to the master restructuring agreement, the Predecessor received certain property formerly owned by USS/Kobe that qualified as "Safe Harbor Lease Property," thus affording USX and Kobe with tax benefits. The Safe Harbor Lease Matters Agreement contained covenants and warranties to ensure that the property remain qualified as Safe Harbor Lease Property and to ensure the continuation of the tax benefits.

ENERGY MANAGEMENT AGREEMENT
The Predecessor entered into an agreement with FirstEnergy under which it appointed FirstEnergy as its exclusive representative for the procurement of energy supply and services. FirstEnergy purchased $30.0 million of the Series C convertible preferred stock of Republic Technologies International, Inc. (the Predecessor's ultimate parent).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Predecessor also entered into an agreement with the new tubular steel company owned by USX regarding the provision of various utilities and an agreement with USX regarding the provision of various transitional services. In addition, the Predecessor entered into an agreement with USX regarding payment of certain payables owed by USS/KOBE to USX.

NOTE 16.  COMMITMENTS AND CONTINGENCIES

The Company, in the ordinary course of business, is the subject of or party to various pending or threatened legal and environmental actions. The Company provides for the costs related to these matters when a loss is probable and the amount is reasonably estimable. Based on information presently known to the Company, management believes that any ultimate liability resulting from these actions will not have a material adverse affect on its consolidated financial position, results of operations or cash flows.

In connection with the closing of the asset purchase transaction with Republic Technologies, the USWA took the position that the Company's new labor agreement did not apply to the unionized employees of Canadian Drawn Steel Company, Inc., a Canadian subsidiary of Republic Technologies. In light of the USWA's position and rather than delay consummation of the entire transaction, the parties negotiated the first amendment to the Asset Purchase Agreement, which among various other matters included the inventory and receivables of Canadian Drawn Steel in the assets the Company acquired and gave the Company a one-year option to purchase the other assets of Canadian Drawn Steel for nominal additional consideration, without adjustment to the overall purchase price. Under the option, if the business of Canadian Drawn Steel is sold to a third party, Republic Technologies will pay the net proceeds of that sale to the Company.

On August 30, 2002, the USWA filed a motion with the Bankruptcy Court seeking to compel the sale to the Company of substantially all of the assets of Canadian Drawn Steel. On September 17, 2002, the Company and Republic Technologies filed separate objections to the USWA's motion, asserting among other things that the USWA had breached the agreement with Republic Technologies with respect to the unionized employees of Canadian Drawn Steel and was attempting to force the Company to assume additional liabilities for legacy costs which the Company did not agree to assume under the Asset Purchase Agreement. In addition, Republic Technologies asserted various procedural defenses against the USWA and the Company objected to several of the factual assumptions underlying the USWA's proposed orders.

The USWA withdrew its motion described above and on October 21, 2002 filed a complaint with the Bankruptcy Court seeking similar relief as in the motion. The complaint alleged, among other things, that because the Company did not purchase substantially all of the assets of Canadian Drawn Steel, (i) Republic Technologies breached a shutdown agreement with the USWA, (ii) the Company breached a letter agreement with the USWA, (iii) the Company breached the Asset Purchase Agreement and (iv) the Company and Republic Technologies violated an order of the Bankruptcy Court which approved the sale of assets by Republic Technologies to the Company. In the complaint, the USWA requested the Bankruptcy Court to compel the sale to the Company of substantially all of the assets of Canadian Drawn Steel. On December 4, 2002, the Company and Republic Technologies filed separate answers to the USWA's complaint in which the Company and Republic Technologies denied the principal allegations of the USWA and asserted various defenses and counterclaims. The Company expects to vigorously pursue this litigation.

The Company also uses certain lease arrangements to supplement its financing activities. Rental expense under operating leases was approximately $4.2 million for the period from August 16, 2002 to December 31, 2002. At December 31, 2002, total minimum lease payments under non-cancelable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

operating leases are $9.3 million in 2003, $6.5 million in 2004, $3.2 million in 2005, $2.5 million in 2006, $1.3 million in 2007 and $1.7 million thereafter.

NOTE 17.  ENVIRONMENTAL MATTERS

As is the case with most steel producers, the Company could incur significant costs related to environmental issues in the future. The Company's operations are subject to federal, state and local environmental laws and regulations that in the event of environmental contamination could result in the Company incurring significant liabilities.

The Company continuously monitors its compliance with applicable environmental laws and regulations and believes that it currently is in substantial compliance with them. The Company anticipates that its expenditures for environmental control measures during the next 12-month period will be approximately $0.3 million. The Company currently believes that estimated aggregate cost to resolve environmental contingencies are likely to be in the range of $3.9 million to $8.4 million over the lives of its facilities. The Company's reserve to cover probable environmental liabilities was approximately $5.6 million as of December 31, 2002. To the extent the Company incurs any such remediation costs, these costs will most likely be incurred over a number of years; however, future regulatory action regarding historical disposal practices at the Company's facilities, as well as continued compliance with environmental requirements, may require it to incur significant costs that may have a material adverse effect on its future financial performance.

NOTE 18.  RESTRUCTURING

Republic effected a restructuring so that the presentation of the consolidated financial statements of REPH will satisfy the financial reporting obligations of each of the issuers and guarantors of the notes. As part of the restructuring, Blue Bar, L.P., a Delaware limited partnership and the present parent company of Republic, merged with and into REPH. In addition, the indenture governing the Company's notes was amended so that the guarantee of REPH, as successor by merger of Blue Bar, L.P., is full and unconditional. The indenture was also amended to permit REPH to satisfy Republic's reporting obligations under the indenture so long as REPH holds 100% of Republic's membership interests and has no material business operations, assets or liabilities of its own. REPH was formed on January 28, 2003. The consolidated financial statements presented give effect to the common control merger of Blue Bar, L.P. with REPH (successor to Blue Bar L.P.) that was completed on February 10, 2003 as part of the restructuring.

NOTE 19. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND CASH EQUIVALENTS
The carrying amount approximates fair value because of the short maturity of those investments.

REVOLVING CREDIT FACILITIES
Since these borrowings are based on short-term interest notes available to the Company and the Predecessor, the estimated fair values of these financials instruments approximate their recorded carrying amounts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

LONG-TERM DEBT
The fair value of the Company's and the Predecessor's long-term debt obligations are estimated based upon quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities. The fair value of the Predecessor's senior secured notes was determined using quoted market prices. The fair value of the Predecessor's Industrial Revenue Bond approximated book value. Fair values for the Predecessor's remaining economic development financing could not be determined and have been reflected in the table as zero.

The estimated fair values of the Company's financial instruments are as follows:
(in thousands)

                                                                      THE COMPANY
                                                                DECEMBER 31, 2002
                                                              CARRYING       FAIR
                                                                AMOUNT      VALUE
---------------------------------------------------------------------------------
Cash and cash equivalents...................................    $2,107     $2,107
Revolving credit facilities.................................   268,378    268,378
Long-term debt..............................................    80,000     80,000

--------------------------------------------------------------------------------

               Modern, Well-Maintained SBQ Steelmaking Facilities

            [Photo of electric arc furnace at Canton, OH facility.]

          [Photo of four-strand bloom caster at Canton, OH facility.]


                       Producer of Value-Added SBQ Steel

        [Photo of cold finishing operations at Massillon, OH facility.]

             [Photo of cold drawing process at Gary, IN facility.]


        Highly Engineered and Critical Performance Customer Applications

                     [Graphic of SBQ vehicle applications.]

     [Photo of machine components manufactured from Republic SBQ product.]

--------------------------------------------------------------------------------

                      (REPUBLIC ENGINEERED PRODUCTS LOGO)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses (other than underwriting discounts and commissions and the underwriter's non-accountable expense allowance) payable in connection with the sale of the common stock offered in this Registration Statement are as follows:

Securities and Exchange Commission registration fee.........  $14,570.50
NASD filing fee.............................................   30,500.00
Nasdaq National Market listing fee..........................           *
Printing and engraving expenses.............................           *
Legal fees and expenses.....................................           *
Accounting fees and expenses................................           *
Blue Sky fees and expenses (including legal fees)...........           *
Transfer agent and rights agent and registrar fees and
  expenses..................................................           *
Miscellaneous...............................................           *
                                                              ----------
  Total.....................................................  $        *
                                                              ==========

------------
*  To be filed by amendment

All expenses are estimated except for the SEC fee and the NASD fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, associate or agent of Republic may and, in certain cases, must be indemnified by Republic against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Republic. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, associate or agent is liable to Republic, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Article 8, Section 1 of Republic's certificate of incorporation provides that Republic shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Republic's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Reference is made to Section 9 of the underwriting agreement to be filed as
Exhibit 1.1 hereto, pursuant to which the underwriter has agreed to indemnify officers and directors of Republic against certain liabilities under the Securities Act.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

Republic has entered into indemnification agreements with each director and certain officers of Republic, a form of which is filed as Exhibit 10.24 to this registration statement. Pursuant to such agreements, Republic will be obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of Republic or assumed certain responsibilities at the direction of Republic. Republic also intends to purchase directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

CERTAIN SALES OF SECURITIES.

Except as set forth below, in the three years preceding the filing of this registration statement, the registrant has not issued any securities that were not registered under the Securities Act.

In the past three years, we have issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

The following is a summary of sales of securities by our subsidiaries during the past three years involving securities that were not registered under the Securities Act of 1933:

+ On December 19, 2003, we issued 100 shares of restricted common stock, par value $0.01 per share, to Perry Capital for an aggregate purchase price of $30,000,000. On January 21, 2004, we effected a 300-to-1 stock split of these shares.

+ On December 19, 2003, we issued $21.0 million aggregate principal amount of 10% Senior Secured Notes due August 31, 2009 in favor of certain accredited investors.

+ On May 20, 2004, we issued 20,000 shares of restricted common stock, par value $0.01 per share, to Perry Capital for an aggregate purchase price of $20,000,000.

+ On May 20, 2004, we issued a Senior Subordinated Note due August 20, 2009 in the amount of $8,365,367 in favor of Perry Principals Investments, L.L.C.

+ On May 20, 2004, we issued a 11% Senior Secured Promissory Note due August 20, 2009 in the amount of $61.8 million in favor of Perry Principals Investments, L.L.C.

+ On October 5, 2004, we issued 20 shares of restricted common stock, par value $0.01 per share, to each of Stephen G. Kasnet, Lynn R. Williams and Robert L. Norton as an equity retainer for their service on the Board of Directors. The shares had a value of $1,000 per share, and an aggregate value of $60,000.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.


 1.1   Form of Underwriting Agreement.*
 3.1   Form of Amended and Restated Certificate of Incorporation
       (to be filed with the Delaware Secretary of State immediately prior to the closing of the offering covered by this Registration Statement).*
 3.2 Form of Amended and Restated Bylaws (to be adopted immediately prior to the closing of the offering covered by this Registration Statement).*
 4.1   Specimen common stock certificate.*
 5.1   Opinion of Kirkland & Ellis LLP.*
10.1   Employment Agreement dated March 2, 2004 by and between
       Republic Engineered Products, Inc. and Joseph F. Lapinsky.*
10.2   Credit Agreement dated as of May 20, 2004, among Republic
       Engineered Products, Inc., as borrower, the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation as agent and lender, GECC Capital Markets Group, Inc. and UBS
       Securities, LLC as lead arrangers, UBS Securities, LLC as syndication agent and Bank One, NA (Main Office Chicago) and
       Merrill Lynch Capital, a division of Merrill Lynch Business
       Financial Services Inc. as documentation agents.*
10.3   First Amendment to Credit Agreement dated as of November 10,
       2004, among Republic Engineered Products, Inc., as borrower, the other credit parties signatory thereto, the lenders signatory thereto from time to time and General Electric
       Capital Corporation as agent and lender.*
10.4 Senior Secured Purchase Agreement dated as of May 20, 2004, among Republic Engineered Products, Inc. as borrower, the other note parties signatory thereto and Perry Principals
       Investments, L.L.C. as Term 2 noteholder and its successors and assigns.*
10.5   Security Agreement dated as of May 20, 2004, among Republic
       Engineered Products, Inc. as borrower, Republic N&T
       Railroad, Inc. and Republic Machine, LLC as grantors and
       Perry Principals Investments, L.L.C. as agent for Term 2
       Noteholder and its successors and assigns.*
10.6   Form of 11% Senior Secured Promissory Note due August 20,
       2009.*
10.7   Note Purchase Agreement dated as of December 19, 2003 among
       Republic Engineered Products, Inc. as issuer and PAV
       Republic, Inc., PAV Railroad, Inc. and PAV Machine, LLC as guarantors, and the purchasers named in Schedule A thereto relating to Republic Engineered Products, Inc.'s 10% Senior
       Secured Notes due 2009.*
10.8   Security Agreement, dated as of December 19, 2003, between
       Republic Engineered Products, Inc. and Fleet Capital
       Corporation, as collateral agent for itself and other holders of notes.*
10.9   Form of 10% Senior Secured Notes due August 31, 2009
       (included in Exhibit 10.6).*
10.10 Loan Agreement dated as of March 20, 2003, by and between The Director of Development of the State of Ohio acting on behalf of the State of Ohio as lender and Republic
       Engineered Products, LLC as borrower.*
10.11  Security Agreement dated as of December 19, 2003, between
       Republic Engineered Products, Inc. as debtor and The
       Director of Development of the State of Ohio as secured party.*
10.12 Intercreditor Agreement dated as of December 19, 2003, between Republic Engineered Products, Inc. as borrower and The Director of Development of the State of Ohio acting on behalf of the State of Ohio as lender U.S. Bank National
       Association as indenture trustee and PAV Republic, Inc., PAV
       Railroad, Inc. and PAV Machine, LLC as guarantors.*

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


10.13  2004 Equity Incentive Plan.*
10.14  Republic Engineered Products LLC Deferred Compensation
       Plan.*
10.15  Republic Engineered Products LLC Key Executive Severance
       Plan.*
10.16  Republic Engineered Products LLC Retirement and Capital
       Accumulation Plan.*
10.17  2004 Key Employee Bonus Plan Description.*
10.18  Purchase Order dated as of October 13, 2004 by and between
       Republic Engineered Products, LLC, Republic Technologies
       International and American Axle and Manufacturing Inc.
       (Portions of this exhibit have been omitted pursuant to a
       confidential treatment request submitted under C.F.R.
       Sections 200.80(b)(4), 200.83 and 230.406)
10.19  Rounds Supply Agreement by and between Republic Engineered
       Products, Inc. and United States Steel Corporation dated
       October 22, 2004. (Portions of this exhibit have been
       omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.20  Pellet Supply Agreement by and between Republic Engineered
       Products, Inc. and United States Steel Corporation dated
       October 22, 2004. (Portions of this exhibit have been
       omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.21  Coke Supply Agreement by and between Republic Engineered
       Products, Inc. and United States Steel Corporation dated
       October 22, 2004. (Portions of this exhibit have been
       omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.22  Coke Supply Agreement by and between Republic Engineered
       Products, LLC and United States Steel Corporation dated as of August 16, 2002. (Portions of this exhibit have been
       omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.23  Pellet Supply Agreement by and between Republic Engineered
       Products, LLC and United States Steel Corporation dated as of August 16, 2002. (Portions of this exhibit have been
       omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.24  Rounds Supply Agreement among Republic Engineered Products,
       LLC, Lorain Pipe Mills and United States Steel Corporation
       dated as of August 16, 2002. (Portions of this exhibit have been omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.25  Contract dated as of August 16, 2002 by and between Ohio
       Power Company dba American Electric Power and Republic
       Engineered Products, LLC. (Portions of this exhibit have
       been omitted pursuant to a confidential treatment request
       submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
       230.406)
10.26  Product Supply Agreement dated as of July 31, 2002 by and between Praxair, Inc. and Republic Engineered Products, LLC.
       (Portions of this exhibit have been omitted pursuant to a
       confidential treatment request submitted under C.F.R.
       Sections 200.80(b)(4), 200.83 and 230.406)
10.27  Supply Agreement dated as of September 20, 2002 by and between Praxair, Inc. and Republic Engineered Products, LLC.
       (Portions of this exhibit have been omitted pursuant to a
       confidential treatment request submitted under C.F.R.
       Sections 200.80(b)(4), 200.83 and 230.406)

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------



10.28 Asset Purchase Agreement dated as of December 19, 2003 by and among PAV Republic, Inc., as purchaser and Republic
       Engineered Products, LLC, N&T Railway Company LLC and Blue
       Steel Capital Corp. as sellers.*
21.1   List of subsidiaries.*
23.1   Consent of Deloitte & Touche LLP.
23.2   Consent of KPMG LLP with respect to PAV Republic, Inc.
23.3   Consent of KPMG LLP with respect to REPH LLC.
23.4   Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).*
24.1 Power of Attorney (contained in the signature page to this Registration Statement).


------------
* To be filed by amendment.

(b) Financial Statement Schedules


All information for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is either included in the financial statements, is not required under the related instructions or are inapplicable, and therefore have been omitted, or is included below:



VALUATION AND QUALIFYING ACCOUNTS


PAV REPUBLIC, INC. AND SUBSIDIARIES


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (UNAUDITED) AND


THE PERIOD FROM OCTOBER 7, 2003 (INCEPTION) TO DECEMBER 31, 2003


REPH LLC AND SUBSIDIARIES


FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 18, 2003



                                                                    CHARGED
                             BALANCE AT   CHARGED TO                TO OTHER    DEDUCTIONS   BALANCE AT
                             BEGINNING    COSTS AND                ACCOUNTS--      FROM        END OF
                              OF YEAR      EXPENSES    ADDITIONS    DESCRIBE     RESERVES       YEAR
        DESCRIPTION                                       ($ in thousands)
-------------------------------------------------------------------------------------------------------
ALLOWANCE FOR DOUBTFUL
  ACCOUNTS AND FOR OTHER
  ACCOUNTS RECEIVABLE
  ALLOWANCES
1/1/2004 to 9/30/2004
  (unaudited)..............     $10,026      $14,141     $   --       $   --      $10,330      $13,837
10/7/03 (inception) to
  12/31/2003...............          --          453      9,588           --           15       10,026
-------------------------------------------------------------------------------------------------------
1/1/2003 to 12/18/2003.....      10,875       15,335         --           --       16,622        9,588


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                                                                           II- 5

PART II
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VALUATION AND QUALIFYING ACCOUNTS


REPH LLC AND SUBSIDIARIES


FOR THE PERIOD FROM AUGUST 16, 2002 TO DECEMBER 31, 2002 AND


REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC AND SUBSIDIARIES


FOR THE PERIOD FROM JANUARY 1, 2002 TO AUGUST 15, 2002


AND FOR THE YEAR ENDED DECEMBER 31, 2001



                                                       ADDITIONS
                                          ------------------------------------
                                                                     CHARGED
                             BALANCE AT   CHARGED TO                 TO OTHER    DEDUCTIONS   BALANCE AT
                             BEGINNING    COSTS AND                 ACCOUNTS--      FROM        END OF
                              OF YEAR      EXPENSES    RECOVERIES    DESCRIBE     RESERVES       YEAR
        DESCRIPTION                                       ($ in thousands)
--------------------------------------------------------------------------------------------------------
ALLOWANCE FOR DOUBTFUL
  ACCOUNTS
8/16/2002 to 12/31/2002....     $12,262         $308         $--          $--       $5,556       $7,014
--------------------------------------------------------------------------------------------------------
1/1/2002 to 8/15/2002......       9,422        6,016          --           --        3,176       12,262
2001.......................      19,332        7,770          --           --       17,680        9,422


ITEM 17.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (1) to provide to the underwriter at the closing specified in the standby underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser; (2) that for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (3) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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II- 6

PART II
--------------------------------------------------------------------------------

Signatures


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairlawn, Ohio, on November 24, 2004.



                                          PAV REPUBLIC, INC.



                                          By:      /s/ JOSEPH F. LAPINSKY

                                            ------------------------------------
                                                  Chief Executive Officer

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                                                                           II- 7

PART II
--------------------------------------------------------------------------------

Power of attorney

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Joseph F. Lapinsky and E.J. Antonio III or either of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                     SIGNATURE                                   TITLE                    DATE
-----------------------------------------------------------------------------------------------------
                   /s/ JOSEPH F. LAPINSKY            President, Chief Executive     November 24, 2004
---------------------------------------------------  Officer, Secretary and
                Joseph F. Lapinsky                   Director (Principal Executive
                                                     Officer)

                  /s/ GEORGE E. STRICKLER            Chief Financial Officer        November 24, 2004
---------------------------------------------------  (Principal Financial and
                George E. Strickler                  Accounting Officer)

                      /s/ PAUL A. LEFF               Chairman of the Board and      November 24, 2004
---------------------------------------------------  Directors
                   Paul A. Leff

                    /s/ RICHARD C. PERRY             Director                       November 24, 2004
---------------------------------------------------
                 Richard C. Perry

                    /s/ E.J. ANTONIO III             Director                       November 24, 2004
---------------------------------------------------
                 E.J. Antonio III

                   /s/ STEPHEN G. KASNET             Director                       November 24, 2004
---------------------------------------------------
                 Stephen G. Kasnet

                    /s/ ROBERT L. NORTON             Director                       November 24, 2004
---------------------------------------------------
                 Robert L. Norton

                    /s/ LYNN R. WILLIAMS             Director                       November 24, 2004
---------------------------------------------------
                 Lynn R. Williams


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Exhibit index

 1.1    Form of Underwriting Agreement.*
 3.1    Form of Amended and Restated Certificate of Incorporation
        (to be filed with the Delaware Secretary of State immediately prior to the closing of the offering covered by this Registration Statement).*
 3.2 Form of Amended and Restated Bylaws (to be adopted immediately prior to the closing of the offering covered by this Registration Statement).*
 4.1    Specimen common stock certificate.*
 5.1    Opinion of Kirkland & Ellis LLP.*
10.1    Employment Agreement dated March 2, 2004 by and between
        Republic Engineered Products, Inc. and Joseph F. Lapinsky.*
10.2    Credit Agreement dated as of May 20, 2004, among Republic
        Engineered Products, Inc., as borrower, the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation as agent and lender, GECC Capital Markets Group, Inc. and UBS
        Securities, LLC as lead arrangers, UBS Securities, LLC as syndication agent and Bank One, NA (Main Office Chicago) and
        Merrill Lynch Capital, a division of Merrill Lynch Business
        Financial Services Inc. as documentation agents.*
10.3    First Amendment to Credit Agreement dated as of November 10,
        2004, among Republic Engineered Products, Inc., as borrower, the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric
        Capital Corporation as agent and lender.*
10.4 Senior Secured Purchase Agreement dated as of May 20, 2004, among Republic Engineered Products, Inc. as borrower, the other note parties signatory thereto and Perry Principals
        Investments, L.L.C. as Term 2 noteholder and its successors and assigns.*
10.5    Security Agreement dated as of May 20, 2004, among Republic
        Engineered Products, Inc. as borrower, Republic N&T
        Railroad, Inc. and Republic Machine, LLC as grantors and
        Perry Principals Investments, L.L.C. as agent for Term 2
        Noteholder and its successors and assigns.*
10.6    Form of 11% Senior Secured Promissory Note due August 20,
        2009.*
10.7    Note Purchase Agreement dated as of December 19, 2003 among
        Republic Engineered Products, Inc. as issuer and PAV
        Republic, Inc., PAV Railroad, Inc. and PAV Machine, LLC as guarantors, and the purchasers named in Schedule A thereto relating to Republic Engineered Products, Inc.'s 10% Senior
        Secured Notes due 2009.*
10.8    Security Agreement, dated as of December 19, 2003, between
        Republic Engineered Products, Inc. and Fleet Capital
        Corporation, as collateral agent for itself and other holders of notes.*
10.9    Form of 10% Senior Secured Notes due August 31, 2009
        (included in Exhibit 10.6).*
10.10 Loan Agreement dated as of March 20, 2003, by and between The Director of Development of the State of Ohio acting on behalf of the State of Ohio as lender and Republic
        Engineered Products, LLC as borrower.*
10.11   Security Agreement dated as of December 19, 2003, between
        Republic Engineered Products, Inc. as debtor and The
        Director of Development of the State of Ohio as secured party.*
10.12 Intercreditor Agreement dated as of December 19, 2003, between Republic Engineered Products, Inc. as borrower and The Director of Development of the State of Ohio acting on behalf of the State of Ohio as lender U.S. Bank National
        Association as indenture trustee and PAV Republic, Inc., PAV
        Railroad, Inc. and PAV Machine, LLC as guarantors.*
10.13   2004 Equity Incentive Plan.*
10.14   Republic Engineered Products LLC Deferred Compensation
        Plan.*

--------------------------------------------------------------------------------

EXHIBIT INDEX
--------------------------------------------------------------------------------

10.15   Republic Engineered Products LLC Key Executive Severance
        Plan.*
10.16   Republic Engineered Products LLC Retirement and Capital
        Accumulation Plan.*
10.17   2004 Key Employee Bonus Plan Description.*
10.18   Purchase Order dated as of October 13, 2004 by and between
        Republic Engineered Products, LLC, Republic Technologies
        International and American Axle and Manufacturing Inc.
        (Portions of this exhibit have been omitted pursuant to a
        confidential treatment request submitted under C.F.R.
        Sections 200.80(b)(4), 200.83 and 230.406)
10.19   Rounds Supply Agreement by and between Republic Engineered
        Products, Inc. and United States Steel Corporation dated
        October 22, 2004. (Portions of this exhibit have been
        omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.20   Pellet Supply Agreement by and between Republic Engineered
        Products, Inc. and United States Steel Corporation dated
        October 22, 2004. (Portions of this exhibit have been
        omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.21   Coke Supply Agreement by and between Republic Engineered
        Products, Inc. and United States Steel Corporation dated
        October 22, 2004. (Portions of this exhibit have been
        omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.22   Coke Supply Agreement by and between Republic Engineered
        Products, LLC and United States Steel Corporation dated as of August 16, 2002. (Portions of this exhibit have been
        omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.23   Pellet Supply Agreement by and between Republic Engineered
        Products, LLC and United States Steel Corporation dated as of August 16, 2002. (Portions of this exhibit have been
        omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.24   Rounds Supply Agreement among Republic Engineered Products,
        LLC, Lorain Pipe Mills and United States Steel Corporation
        dated as of August 16, 2002. (Portions of this exhibit have been omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.25   Contract dated as of August 16, 2002 by and between Ohio
        Power Company dba American Electric Power and Republic
        Engineered Products, LLC. (Portions of this exhibit have
        been omitted pursuant to a confidential treatment request
        submitted under C.F.R. Sections 200.80(b)(4), 200.83 and
        230.406)
10.26   Product Supply Agreement dated as of July 31, 2002 by and
        between Praxair, Inc. and Republic Engineered Products, LLC.
        (Portions of this exhibit have been omitted pursuant to a
        confidential treatment request submitted under C.F.R.
        Sections 200.80(b)(4), 200.83 and 230.406)
10.27   Supply Agreement dated as of September 20, 2002 by and
        between Praxair, Inc. and Republic Engineered Products, LLC.
        (Portions of this exhibit have been omitted pursuant to a
        confidential treatment request submitted under C.F.R.
        Sections 200.80(b)(4), 200.83 and 230.406)
10.28   Asset Purchase Agreement dated as of December 19, 2003 by
        and among PAV Republic, Inc., as purchaser and Republic
        Engineered Products, LLC, N&T Railway Company LLC and Blue
        Steel Capital Corp. as sellers.*
21.1    List of subsidiaries.*
23.1    Consent of Deloitte & Touche LLP.

--------------------------------------------------------------------------------

EXHIBIT INDEX
--------------------------------------------------------------------------------

23.2    Consent of KPMG LLP with respect to PAV Republic, Inc.
23.3    Consent of KPMG LLP with respect to REPH LLC.
23.4    Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).*
24.1 Power of Attorney (contained in the signature page to this Registration Statement).

---------------
* To be filed by amendment.

--------------------------------------------------------------------------------